Exhibit 96.2

Moblan Technical Report Summary, Quebec,
Canada

Moblan Technical Report Summary, Quebec, Canada
DOCUMENT ISSUES AND APPROVALS

Document Information

Project:	Moblan Deposit S-K 1300 Technical Report Summary
Document Name:	OMS_2024_Sayona_Moblan_TRS_Final_241216_v2
Title:	S-K 1300 Technical Report Summary for Mineral Resource and Mineral Reserves at Moblan Deposit
Client:	Sayona
Date:	16th December 2024
Report Effective Date:	30th June 2024

Contributors

	Name	Position	Signature
Prepared by:	Tony O’Connell M AusIMM	Principal Mining Engineer (Optimal Mining Solutions)	/s/ Tony O’Connell
	Steve Andrews M AusIMM	Principal Consultant - Corporate Advisory (Measured Group)	/s/ Steve Andrews
	Alan Hocking M AusIMM	Principal Consultant (Xenco Services)	/s/ Alan Hocking
	Simon O’Leary M AusIMM	Principal Process Engineer (Wave International)	/s/ Simon O’Leary
Approved by:	Tony O’Connell M AusIMM	Principal Mining Engineer (Optimal Mining Solutions)	/s/ Tony O’Connell

2

Moblan Technical Report Summary, Quebec, Canada
TABLE OF CONTENTS

1.	EXECUTIVE SUMMARY	25
1.1	Introduction and Terms of Reference	25
1.1	Forward Looking Notice	25
1.2	Property Description and Ownership	26
1.3	Geology and Mineralization	27
1.4	Exploration Status	28
1.5	Mineral Resources Estimate	28
1.6	Mining Operation	30
1.6.1	Hydrogeology	32
1.7	Mineral Reserves Estimate	33
1.8	Metallurgical Testing and Mineral Processing	34
1.9	Project Infrastructure	35
1.10	Environmental Studies, Permitting, and Social or Community Impact	36
1.11	Overburden, Waste Rock and Tailings Management	37
1.12	Economic Analysis	37
1.13	Interpretation and Conclusions	39
1.13.1	Geology and Mineral Resources Estimate	39
1.13.2	Mineral Reserves Estimate	40
1.13.3	Mineral processing and metallurgical testing	40
1.13.4	Project infrastructure	40
1.13.5	Tailings facilities	40
1.13.6	Water management	41
1.13.7	Environment	41
1.13.8	Financial analysis	42
1.14	Recommendations	43
1.14.1	Geology and Mineral Resources	43
1.14.2	Hydrogeology	43
1.14.3	Geomechanical data	44
1.14.4	Mining technologies	44

Moblan Technical Report Summary, Quebec, Canada
1.14.5	Bulk sample	44
1.14.6	Process	45
1.14.7	Surface infrastructure	45
1.14.8	Water management	46
1.14.9	Environment	46
2.	INTRODUCTION	47
2.1	Terms of Reference and Purpose of the Report	47
2.2	Qualifications of Qualified Persons/Firms	48
2.2.1	Contributing Authors	48
2.2.2	Site Visit	48
2.3	Source of information	49
2.4	Units of Measure & Glossary of Terms	49
2.5	Previous Technical Report Summaries	55
2.6	Effective Dates	55
3.	PROPERTY DESCRIPTION	56
3.1	Property Location, Country, Regional and Government Setting	56
3.2	Mineral Tenure, Agreement and Royalties	58
3.2.1	Surface Rights	58
3.2.2	Mineral Rights and Permitting	59
3.2.3	Agreements and Royalties	60
3.3	Environmental Liabilities and Other Permitting Requirements	61
3.4	Other Significant Factors and Risks	61
4.	ACCESSIBILITY, CLIMATE, PHYSIOGRAPHY, LOCAL RESOURCES, AND INFRASTRUCTURE	62
4.1	Accessibility	62
4.2	Topography, Elevation, Vegetation and Climate	63
4.2.1	Climate	63
4.2.2	Topography	63
4.2.3	Vegetation	64
4.3	Local Infrastructure and Resources	65
4.3.1	Airports, Rail Terminals, and Bus Services	65
4.3.2	Local Workforce	66

Moblan Technical Report Summary, Quebec, Canada
4.3.3	Additional Services and Resources	66
5.	HISTORY	67
5.1	General	67
5.2	Historical Exploration and Drill Programs	67
6.	GEOLOGICAL SETTING, MINERALIZATION AND DEPOSIT	70
6.1	Regional Geology	70
6.1.1	Structure and Metamorphism	72
6.1.1	Mineralization	73
6.2	Property Geology	76
6.2.1	Local Geology and Structure	76
6.2.2	Mineralization	77
6.3	Deposit Types	81
6.3.1	Pegmatite-Hosted Deposits	81
6.3.2	Other Deposit Types	83
7.	EXPLORATION	85
7.1	Field Mapping and Sampling	85
7.2	Exploration Drilling and Trenching	87
7.2.1	Historical	88
7.2.2	Sayona 2022 Winter Program	89
7.2.3	Sayona 2022 Summer-Fall Program	92
7.2.4	Sayona 2022 Engineering Drilling	94
7.3	Drilling Procedures	95
7.3.1	Collar Surveys	95
7.3.2	Downhole Surveys	95
7.4	Core Logging Procedures	95
8.	SAMPLE PREPARATION, ANALYSES, AND SECURITY	96
8.1	Core handling, sampling and security	96
8.2	Analytical Laboratory Procedures	97
8.2.1	Laboratory accreditation and certification	97
8.2.2	Laboratory preparation and assays	97
8.3	QA/QC (Analytical) Procedures	98

Moblan Technical Report Summary, Quebec, Canada
8.3.1	Certified reference materials (standards)	98
8.3.2	Blank Samples	99
8.3.3	Duplicates	101
8.3.4	Qualified Person’s Opinion	102
9.	DATA VERIFICATION	103
9.1	Project Database	103
9.1.1	Drillhole Locations	103
9.1.2	Down-hole Surveys	103
9.1.3	Assay Certificates	103
9.2	Site Visit	103
9.3	Independent Resampling	105
9.4	Qualified Person’s Opinion	107
10.	MINERAL PROCESSING AND METALLURGICAL TESTING	108
10.1	Sample Representation	108
10.2	Phase 1 Compositing	111
10.3	Phase 2 Compositing	112
10.4	Surface Sampling	112
10.5	Variability Composite Samples Drill Hole Details – Phase 1	113
10.6	Variability Composite Samples Drill Hole Details – Phase 2	115
10.7	Testwork Scope for Spodumene Concentrator	115
10.7.1	Surface Sample: 1st and 2nd phase composite sample head grade variability	116
10.7.2	Sample Mineralogy Variability	119
10.7.3	2022 Composite Testwork	121
10.8	Comminution Test Results	121
10.9	Proposed Flowsheet	122
10.10	Ore Sorting (TOMRA and Steinert 2022)	123
10.11	Reflux Classification	124
10.12	HLS Test Program Flowsheet (SGS 2011-2023)	125
10.12.1	Heavy Liquid Separation (HLS) (2012-2022)	126
10.12.2	Impact of Crush Size	127
10.12.3	Impact of HLS SG	128

Moblan Technical Report Summary, Quebec, Canada
10.12.4	Impact of dilution/feed grade	129
10.12.5	Impact of iron feed grade	129
10.13	Dense Media Separation (SGS 2022)	131
10.14	Magnetic Separation (SGS 2022)	135
10.15	Mica and Spodumene Flotation (SGS 2011-2022)	135
10.15.1	Batch Tests	136
10.15.2	Batch Tests – spodumene circuit	137
10.15.3	Locked-cycle flotation tests	139
10.16	Thickening	139
10.17	Filtration	140
10.18	Recovery Calculation	141
10.18.1	Recovery Assumption	142
10.19	Conclusions and Testwork Recommendations	144
10.20	Qualified Person’s Opinion	145
11.	MINERAL RESOURCE ESTIMATES	146
11.1	Methodology	146
11.2	Project Database	147
11.3	Geological Interpretation and Domaining	148
11.4	Exploratory Data Analysis	149
11.5	Bulk Density Estimation	149
11.6	Geostatistics and Grade Estimation	150
11.6.1	Variography	150
11.6.2	Block Model	152
11.6.3	Grade Interpolation	153
11.6.4	Block Model Validation	155
11.7	Mineral Resource Classification	157
11.8	RPEEE Consideration and Cut-Off Grade	157
11.9	Mineral Resource Statement	159
11.10	Tonnage – Grade Distribution and Sensitivity Analysis	161
11.11	Iron Content in the MRE	163
11.12	Uncertainty	164

Moblan Technical Report Summary, Quebec, Canada
11.13	Qualified Person’s Opinion	165
12.	MINERAL RESERVES ESTIMATES	166
12.1	Reserve Estimate Methodology, Assumptions, and Parameters	166
12.1.1	Resource Model	166
12.1.2	Pit Optimization Methodology	166
12.1.3	Pit Optimization Parameters	167
12.1.4	Analysis of Pit Optimization Results	168
12.2	Mineral Reserve Estimate	174
12.3	Assumptions and Reserve Estimate Risks	176
13.	MINING METHODS	177
13.1	Mine Design	177
13.1.1	Overview	177
13.1.2	Geomechanical Considerations	177
13.1.3	Discontinuities Model	177
13.1.4	Rock Mass Characterization	178
13.1.5	Stability Assessment	179
13.1.6	Overburden Stability	181
Hydrogeology		182
13.1	Pit Design Parameters	183
13.1.1	Pit Walls	183
13.1.2	Ramp Design Parameters	185
13.1.1	Final Pit Designs	186
13.1.1	Main Pit Phase Designs	188
13.2	Ore Definition	189
13.2.1	Optimized Ore Shapes	189
13.2.2	Excluded Ore Shapes	191
13.2.3	Calculated Loss and Dilution	192
13.3	Mine Operating Strategy	192
13.4	Life-of-Mine Plan	193
13.4.1	LOM Sequence and Periods	193
13.5	Mining sequence	195

Moblan Technical Report Summary, Quebec, Canada
13.6	Mining Activities	198
13.6.1	Drilling and Blasting	198
13.6.2	Excavation	199
13.6.3	Haulage	199
13.6.4	ROM and Process Feed	199
13.6.5	Dewatering	200
13.6.6	Grade Control and Ore Control	201
13.6.7	Road Maintenance	202
13.6.8	Technical services	202
13.6.9	Mobile Mining Equipment	202
13.6.10	Mine Personnel	203
14.	PROCESSING AND RECOVERY METHODS	205
14.1	Plant Description	205
14.2	Process Design Criteria	205
14.3	Process Description	210
14.3.1	Coarse ore crushing	210
14.3.2	Dense media separation	211
14.3.3	Reflux classification	211
14.3.4	DMS fines dewatering and handling	212
14.3.5	Spodumene processing plant – grinding	212
14.3.6	Mica flotation	212
14.3.7	Spodumene flotation	212
14.3.8	Spodumene flotation concentrate dewatering and handling	213
14.3.9	Flotation tailings dewatering and handling	213
14.4	Reagents	213
14.5	Utilities	214
14.5.1	Fresh Water	214
14.5.2	Process Water	215
14.5.3	Gland Water	215
14.5.4	Potable Water	215
14.5.5	Air	216

Moblan Technical Report Summary, Quebec, Canada
14.5.6	Power	216
14.5.7	Control systems	216
15.	INFRASTRUCTURE	217
15.1	Existing infrastructure	217
15.2	Planned infrastructure	219
15.3	Land utiliZation	220
15.4	General Site Layout	221
15.4.1	Co-Disposal Area	222
15.4.2	Process Area	223
15.4.3	Accommodation area	224
15.4.4	Site Preparation	225
15.4.5	Site access and maintenance roads	225
15.4.6	Mine Haul Roads	225
15.5	Geotechnical Investigations and Design Recommendations	226
15.6	Power Supply	228
15.6.1	Substation 161 kV/25 kV	229
15.6.2	Plant Site Surface Electrical Installation, Distribution and Consumption	230
15.6.3	Electrical Supply – Building Services	231
15.7	Civil	232
15.7.1	Structure and Foundations	232
15.7.2	HVAC and Plumbing	233
15.7.3	Mine Site Entrances/Guardhouses	234
15.7.4	Multi-Service Buildings	235
15.7.5	Maintenance Shop and Warehouse	235
15.7.6	Personnel Accommodation	237
15.7.7	Permanent camp	237
15.7.8	Construction camp	238
15.7.9	First Aid / Emergency Services	238
15.7.10	Explosives Storage	238
15.7.11	Fuel Storage and Delivery	238
15.7.12	Fire Water and Fresh Water Area	240

Moblan Technical Report Summary, Quebec, Canada
15.8	Personnel Transportation	242
15.9	Communications and IT	242
15.9.1	Wide area network (WAN)	242
15.9.2	Fiber-optic link	242
15.9.3	Microwave Link	244
15.9.4	Wireless Communication	245
15.9.5	Moblan site Backbone Infrastructure	245
15.9.6	IT network architecture	246
15.9.7	Telephony	246
15.9.8	Horizontal structured cabling and network access	246
15.9.9	Physical Security	246
15.9.10	Video Surveillance	247
15.9.11	Access control	247
15.9.12	Interphone system	247
15.10	Potable Water	248
15.11	Sewage Treatment	248
15.12	Industrial Water Management	248
15.13	Garbage, Hazardous Waste and Other Waste	249
15.13.1	Garbage disposal and landfill	249
15.13.2	Hazardous materials	249
15.13.3	Other waste	249
15.14	Process Plant Complex	249
15.14.1	Plant power distribution	250
15.14.2	ROM pad and crushing area	250
15.14.3	Crushing area	251
15.14.4	Wet plant area	252
15.14.5	Wet plant area power	252
15.14.6	Tailings and Concentrate Transportation and Loading Facility	253
15.14.7	Tailings and Concentrate Power	254
15.14.8	Civils (pathways or rolling surfaces)	254
15.14.9	Communication	254

Moblan Technical Report Summary, Quebec, Canada
15.14.10	Laboratories	255
15.15	Logistics	255
15.16	Concentrate Storage, Handling and Transport	256
15.17	Surface Water Management	257
15.17.1	General	257
15.17.2	Contact Water Collection Basin	259
15.17.3	Contact Water Collection Ditches	259
15.17.4	Pumping Stations	260
15.17.5	Annual Contact Water Balance	262
15.17.6	Water treatment	264
15.18	Tailings Storage Facilities and Reclaim	265
15.19	Co-disposal pile operation	266
16.	MARKET STUDIES AND CONTRACTS	272
16.1	Market Balance	272
16.2	Demand Forecast	273
16.3	Supply Forecast	274
16.4	Product Pricing	275
16.5	Contract Sales	275
16.6	Packaging and Transportation	276
16.7	Risks and Uncertainties	276
17.	ENVIRONMENTAL STUDIES, PERMITTING, SOCIAL OR COMMUNITY IMPACTS	277
17.1	Environmental Studies	277
17.2	Waste and Tailings Disposal	278
17.2.1	Geochemical assessment	278
17.2.2	Waste rock and tailings management	280
17.2.3	Water Management	280
17.3	Project Permitting	282
17.4	LOCAL GROUP INTERACTIONS AND PROCUREMENT	285
17.5	Mine Closure and Reclamation Plan	286
17.6	Qualified person’s Opinion	286
18.	CAPITAL AND OPERATING COSTS	287

Moblan Technical Report Summary, Quebec, Canada
18.1	Summary of Capital Cost Estimate	287
18.1.1	Basis of estimate, assumptions, and exclusions	289
18.1.2	CAPEX Summary	290
18.1.3	Design contingency	292
18.1.4	Global contingency	292
18.1.5	Total contingency	294
18.1.6	Mine site	295
18.1.7	Mobile equipment	296
18.1.8	Process plant (concentrator)	298
18.1.9	General site-wide and services	300
18.1.10	Overall site water management and treatment	300
18.1.11	Electrical and communication	301
18.1.12	Overburden, waste rock and tailings management	302
18.1.13	Infrastructure	303
18.1.14	Tailings and water management	304
18.1.15	Capitalized Operating Cost	305
18.1.16	Construction indirect costs	306
18.2	Operating Cost	308
18.2.1	Summary OPEX	308
18.3	OPEX estimation	310
18.3.1	General and Administration	310
18.3.2	Mining	311
18.3.3	Process plant (concentrator)	312
18.3.4	Environment	313
18.3.5	Mine maintenance	314
18.3.6	Services	314
18.3.7	Accommodation Complex	315
18.3.8	Overburden, waste rock, water and tailings management	316
18.3.9	Workforce and contractors	317
18.3.10	Equipment	320
18.3.11	Consumables	322

Moblan Technical Report Summary, Quebec, Canada
18.3.12	Electricity	323
18.3.13	Fuel	324
18.3.14	Other consumables	325
19.	ECONOMIC ANALYSIS	327
19.1	Financial Analysis Summary	327
19.2	Production Over LOM	327
19.2.1	Revenue	331
19.2.2	Exchange rate	331
19.2.3	Transport cost	331
19.2.4	Royalties	332
19.2.5	Refining and mint costs	333
19.2.6	Revenue calculation	334
19.2.7	Closure cost and financial guarantee	334
19.2.8	Other environmental costs	335
19.2.9	Social cost – compensation for Cree land use	336
19.2.10	Salvage value	336
19.2.11	Costs not included	336
19.3	Financial analysis results	336
19.3.1	Pre-tax financial results	336
19.3.2	Taxation	337
19.3.3	Post-tax financial results	338
19.3.4	Financial Sensitivity Analysis	341
20.	ADJACENT PROPERTIES	346
21.	OTHER RELEVANT DATA AND INFORMATION	348
21.1	Execution Plan	348
21.1.1	Project Management	348
21.1.2	Engineering Management	348
21.1.3	Engineering Services	349
21.1.4	Other Support Services	349
21.1.5	Contracting Model	349
21.1.6	Construction Infrastructure	349

Moblan Technical Report Summary, Quebec, Canada
21.2	Project Risks	350
21.3	Project Opportunities	354
22.	INTERPRETATION AND CONCLUSIONS	357
22.1	Geology and Mineral Resources Estimate	357
22.2	Mineral Reserves Estimate	357
22.3	Mineral Processing and Metallurgical Testing	358
22.4	Project Infrastructure	358
22.5	Tailings Facilities	358
22.6	Water Management	359
22.7	Environment	359
22.8	Financial Analysis	360
23.	RECOMMENDATIONS	361
23.1	Recommended Work Program	361
23.1.1	Geology and Mineral Resources Aspects	361
23.1.2	Hydrogeology	361
23.1.3	Mining	362
23.1.4	Processing	363
23.1.5	Surface Infrastructure	363
23.1.6	Water Management	363
23.1.7	Tailings and Waste Rock Management	364
23.1.8	Environment	365
23.2	Cost Estimate for Recommended Work	366
24.	REFERENCES	368
25.	RELIANCE ON INFORMATION SUPPLIED BY REGISTRANT	399
25.1	General	399
25.2	Mineral Claims and Surface Rights	399

Moblan Technical Report Summary, Quebec, Canada
LIST OF TABLES

Table 1‑1 Moblan Mineral resources estimate, exclusive of mineral reserves, as at June 30, 2024	29
Table 1‑2 Moblan mineral reserves estimate, as at June 30, 2024	33
Table 1‑3 Key results for the financial analysis	38
Table 2‑1 – Chapter contributions	48
Table 2‑2 – List of abbreviations and units of measurement	50
Table 2‑3 – List of units of measurement	53
Table 2‑4 – List of conversion factors	54
Table 3‑1 – Moblan mining titles	58
Table 5‑1 – Moblan historical exploration	67
Table 6‑1: Summary of the mineralised occurrences on the Moblan James Bay Property Group	74
Table 6‑2: Summary of lithium pegmatite domains included in the MRE	78
Table 7‑1 Summary of pre-Sayona drilling and trenching programs	89
Table 7‑2 Best drill intersections obtained from the 2022 winter drilling program	91
Table 7‑3 Moblan Property – Best intersections of the 2022 summer-fall drilling program	93
Table 8‑1 Results of standards used during the 2022 Winter and Summer-Fall programs	99
Table 9‑1 Results from the independent re-sampling program	106
Table 10‑1 Composite sample drill hole data (2022) – 1st phase	114
Table 10‑2 Composite sample drill hole data (2022) – 1st phase Gabbro	114
Table 10‑3 Composite sample drill hole data (2022) NZ (2-5)	115
Table 10‑4 Composite variations (ore and host rock transition)	117
Table 10‑5 Composite head grade (2022 test data calculation)	118
Table 10‑6 Composite mineralogy	120
Table 10‑7 Comminution test data (2011-2023)	122
Table 10‑8 Ore sorting results (bulk sample)	124
Table 10‑9 HLS SC6 vs crush size (testwork 2012-2018)	127
Table 10‑10 DMS Testwork (2022 SGS)	133
Table 10‑11 Flotation test average summary (MG sample – 2022 SGS)	138

Moblan Technical Report Summary, Quebec, Canada
Table 10‑12 Thickening test summary	139
Table 10‑13 Filtration test summary	140
Table 11‑1 Basic statistics for the raw assays and composites	149
Table 11‑2 Variogram model parameters	151
Table 11‑3 Block model properties	153
Table 11‑4 Estimation parameters	154
Table 11‑5 Input parameters used to calculate the cut-off grade for the open pit base case	158
Table 11‑6 Moblan mineral resources estimate, exclusive of mineral reserves - June 30, 2024	159
Table 11‑7 Mineral resources exclusive of mineral reserves – cut-off sensitivity	163
Table 11‑8 Raw assay iron content, by lithology and pegmatite dyke domain	164
Table 12‑1 Summary of key pit optimization parameters	167
Table 12‑2 Summary Moblan Lithium Project – 2024 mineral reserves estimate	175
Table 13‑1 - Intact rock strength based on Hoek-Brown criterion	178
Table 13‑2 - Geomechanical classifications	179
Table 13‑3 – Recommended pit dimensions	181
Table 13‑4 – Pit design parameters	184
Table 13‑5 – Stope optimizer parameters	189
Table 13‑6 – Mining quantities by pit and phase	193
Table 13‑7 – Drill and blast parameters	198
Table 13‑8 – Mobile Mining Equipment List	203
Table 13‑9 – Mine personnel list	204
Table 15‑1 Site structural types	229
Table 15‑2 Power load	231
Table 15‑3 Hydrological parameters for average, wet and dry years	263
Table 15‑4 Annual water balance for average, wet and dry years	263
Table 16‑1 Li2O concentrate price over LOM	275
Table 17‑1 Discharge criteria applicable to the Moblan Project, according to Directive 019 (MDDEP, 2012)	281
Table 17‑2 Discharge criteria applicable to the Moblan Project according to the federal Metal and Diamond Mining Effluent Regulations (SOR/2002-222)	281

Moblan Technical Report Summary, Quebec, Canada
Table 17‑3 Summary of environmental permits applicable to the Moblan Project	284
Table 18‑1 – Summary of items included in capital and sustaining capital costs	287
Table 18‑2 – Summary of total LOM CAPEX/SUSEX by area	290
Table 18‑3 – Detailed yearly capex by area (Construction)	291
Table 18‑4 – Detailed yearly capex by area (construction)	293
Table 18‑5 – Contingencies applied to CAPEX and SUSEX	294
Table 18‑6 – CAPEX details – Mine site	295
Table 18‑7 – Financial parameters for mobile equipment fleet leasing	296
Table 18‑8 – Mobile equipment list site-wide	296
Table 18‑9 – CAPEX details – Concentrator	299
Table 18‑10 – CAPEX details – general site-wide	300
Table 18‑11 – CAPEX details – Infrastructure	303
Table 18‑12 – CAPEX details – tailings and water management	304
Table 18‑13 – CAPEX details – owner’s costs by expense type	306
Table 18‑14 – CAPEX details – indirect cost by expense type	308
Table 18‑15 – Summary of OPEX by area	309
Table 18‑16 – Summary of OPEX cost by type	310
Table 18‑17 – Summary of general and administration – OPEX	310
Table 18‑18 – Summary of mining – OPEX	311
Table 18‑19 – Summary of concentrator – OPEX	313
Table 18‑20 – Summary of environment – OPEX	313
Table 18‑21 – Summary mine maintenance – OPEX	314
Table 18‑22 – Summary general site-wide – OPEX	315
Table 18‑23 – Summary accommodation complex – OPEX	315
Table 18‑24 – Summary tailings and water management – OPEX	317
Table 18‑25 – Summary tailings and water management – OPEX	317
Table 18‑26 – LOM manpower cost and number of employees by department	320
Table 18‑27 – LOM mobile equipment OPEX cost by area	321
Table 18‑28 – LOM mobile equipment OPEX cost by area	321

Moblan Technical Report Summary, Quebec, Canada
Table 18‑29 – LOM consumables OPEX by area	322
Table 18‑30 – Summary of project energy unit cost	323
Table 18‑31 – LOM electrical consumption breakdown by area	323
Table 18‑32 – LOM electrical cost by area	324
Table 18‑33 – LOM fuel consumption by area	324
Table 18‑34 – LOM fuel cost by area	325
Table 18‑35 – LOM other consumable cost by area	326
Table 19‑1 – Key results and assumptions for the financial analysis	328
Table 19‑2 – Key results and assumptions for the financial analysis	331
Table 19‑3 – Concentrate transport assumptions	332
Table 19‑4 – Summary of mining titles constituting the Moblan James Bay Property Group	333
Table 19‑5 – Royalties cost to LRC over the Moblan Project LOM	333
Table 19‑6 – Revenue over LOM for Moblan project	334
Table 19‑7 – Summary of project closure and other environmental costs	335
Table 19‑8 – Pre-tax financial results over LOM for the Moblan Project	337
Table 19‑9 – Tax costs over LOM for the Moblan Project	338
Table 19‑10 – Post-tax financial results over LOM for the Moblan Project	339
Table 19‑11 – Sensitivity analysis factors	341
Table 19‑12 – Sensitivity analysis results for post-tax NPV @ 8% discount rate (CA$m)	341
Table 19‑13 – Sensitivity analysis results for post-tax IRR	344
Table 19‑14 – Average annual spodumene price sensitivities	345
Table 19‑15 – NPV sensitivity analysis results for recovery	345
Table 21‑1 Summary of Moblan Project internal risks	351
Table 21‑2 Summary of Moblan Project opportunities	354
Table 23‑1 Cost estimate of recommended work items	366

Moblan Technical Report Summary, Quebec, Canada
TABLE OF FIGURES

Figure 1‑1 –Site layout	31
Figure 3‑1 – Moblan regional location	56
Figure 3‑2 – Moblan district location	57
Figure 3‑3 – Moblan mining titles	59
Figure 4‑1 – Moblan location and accessibility	62
Figure 4‑2 – Climate normals temperature and precipitation graph at Chapais station	63
Figure 4‑3 – Moblan terrain	64
Figure 4‑4 – Landform variation and northern vegetation on Moblan Property	65
Figure 6‑1 – Location of the Moblan Lithium Project in the Opatica Subprovince of the Superior Province. Mosaic map from Percival (2007).	71
Figure 6‑2 – Regional geological map of the Moblan James Bay Property Group	72
Figure 6‑3: Local geology of the Moblan Property showing the Main, Inter, South and Moleon pegmatite domains	77
Figure 6‑4: Moblan lithium-bearing pegmatites, Main pegmatites	79
Figure 6‑5: Moblan Li-bearing pegmatites, Main, South and Moleon pegmatites	80
Figure 6‑6: Iron distribution in Moblan’s lithium pegmatites	80
Figure 6‑7 Geological sections of favourable Li-rich pegmatite setting	82
Figure 6‑8 P-T forming environment and emplacement processes within a pegmatite group of the LCT pegmatites form along the upper margin of a pluton	83
Figure 7‑1 Sample locations, Moleon domain	85
Figure 7‑2 Structural map of pegmatite dyke fabrics	86
Figure 7‑3 Geological map showing the location of measured pegmatite dykes	86
Figure 7‑4 Field observations and structural measurements, Moblan Property	87
Figure 7‑5 Surface map showing pre-Sayona drill holes and trenches on the Moblan Property	88
Figure 7‑6 2022 winter drilling activities and campsite	90
Figure 7‑7 Surface map showing the location of the 2022 winter drill holes	90
Figure 7‑8 Surface map showing the location of the 2022 summer-fall drill holes on the Moblan Property	92

Moblan Technical Report Summary, Quebec, Canada
Figure 7‑9 Surface map showing the location of 2022 metallurgical and geotechnical drill holes on the Moblan Property	94
Figure 8‑1 Winter 2022 drilling program – SOQUEM’s drill core logging and storage facilities	97
Figure 8‑2 Chart illustrating blank results from SOQUEM’s 2022 Winter program	100
Figure 8‑3 Chart illustrating blank results from Sayona’s 2022 Summer-Fall program	101
Figure 9‑1 drill core review of lithium pegmatites (Main Dyke domain) in holes 1331-10-40 and 1331-22-122	104
Figure 9‑2 QP field validation	105
Figure 9‑3 Scatterplot diagram – Li2O (%) grades of original versus duplicate samples	106
Figure 10‑1 Composite sample distribution (3D)	109
Figure 10‑2 Composite sample distribution (elevation)	110
Figure 10‑3 Surface sample locations on outcrop #1	112
Figure 10‑4 Distribution of Phase 1 and Phase 2 variability composites	119
Figure 10‑5 Moblan conceptual flowsheet	123
Figure 10‑6 HLS test program (SGS Report 2012)	125
Figure 10‑7 Lithia data HLS test program (2012-2022)	126
Figure 10‑8 Impact of Fe2O3 on sinks Li2O grade HLS test program (2012-2022)	127
Figure 10‑9 Impact of SG on HLS recovery and concentrate grade post magnetic separation (test program 2022)	128
Figure 10‑10 HLS lithia distribution in relation to feed grade	129
Figure 10‑11 Impact of Fe2O3 feed grade – a) Sinks Fe2O3 grade	130
Figure 10‑12 Impact of Fe2O3 feed grade – b) Sinks Li2O grade	130
Figure 10‑13 DMS separation test program flowsheet (magnetic separation on concentrate) (SGS 2022)	132
Figure 10‑14 DMS data compared with HLS trends (2022)	134
Figure 10‑15 DMS data compared with HLS data (2022)	134
Figure 10‑16 DMS data compared with HLS data (2022) (extract from Fig 10-14)	135
Figure 10‑17 Relationship of Fe grade in mica feed on mica concentrate grades and mica con mass pull	136
Figure 10‑18 2022 bench test (MG sample) – mica flotation Fe:Li ratio	137
Figure 10‑19 Spodumene flotation – impact of iron grade with/without magnetic separation	138

Moblan Technical Report Summary, Quebec, Canada
Figure 10‑20 Spodumene recovery curve composite head grade variability	141
Figure 10‑21 Spodumene recovery loss variability - testwork data	142
Figure 10‑22 Calculation curve based on recovery model	143
Figure 11‑1 Plan view of deposit showing the diamond drill holes used for the MRE	147
Figure 11‑2 Plan and sectional views (looking north) of the deposit, showing pegmatite domains	148
Figure 11‑3 Graphical representation of the relationship between SG ((g/cm3) and Li2O (%)	150
Figure 11‑4 Variograms for the main lithium pegmatite dykes	152
Figure 11‑5 Visual validation comparing drill hole composites and block model grade values (example of Peg1 from the Main Lithium Pegmatites)	155
Figure 11‑6 Swath plot comparison of block estimates along the X-axis (Main Lithium Pegmatites)	156
Figure 11‑7 Swath plot comparison of block estimates along the Y-axis (Main Lithium Pegmatites)	156
Figure 11‑8 Plan and sectional views of the deposit, showing the classification of the mineral resources constrained by the optimized pit shells	160
Figure 11‑9 Plan and sectional views of the deposit, showing the grade distribution of the mineral resources constrained by the optimized pit shells	161
Figure 11‑10 MRE cumulative tonnage and grade distribution by grade bins	162
Figure 12‑1 Revenue factor 0.40 pit shell	169
Figure 12‑2 Revenue factor 0.50 pit shell	169
Figure 12‑3 Revenue factor 0.60 pit shell	170
Figure 12‑4 Revenue factor 0.70 pit shell	170
Figure 12‑5 Revenue factor 0.80 pit shell	171
Figure 12‑6 Revenue factor 0.90 pit shell	171
Figure 12‑7 Revenue factor 1.00 pit shell	172
Figure 12‑8 Revenue factor 1.10 pit shell	172
Figure 12‑9 Revenue factor 1.20 pit shell	173
Figure 12‑10 Revenue factor quantities	173
Figure 12‑11 Final pit design and revenue factor 0.50 shell	174
Figure 13‑1 - Major structures relative to Main and Moleon pits	178
Figure 13‑2 - Main pit geomechanical sectors	180
Figure 13‑3 - Moleon pit geomechanical sectors	180

Moblan Technical Report Summary, Quebec, Canada
Figure 13‑4 – Overburden horizon wall profiles	183
Figure 13‑5 - Main pit wall profiles	184
Figure 13‑6 – Double-lane road profile	185
Figure 13‑7 – Single-lane road profile	185
Figure 13‑8 – Main pit final pit plan view	186
Figure 13‑9 – Main pit final pit isometric view	187
Figure 13‑10 – Moleon pit final pit plan view	187
Figure 13‑11 – Moleon pit final pit isometric view	188
Figure 13‑12 – Main pit phase 1 designs	189
Figure 13‑13 –Main pit optimized ore shapes	190
Figure 13‑14 –Moleon pit optimized ore shapes	190
Figure 13‑15 –Main pit optimized ore shapes	191
Figure 13‑16 –Moleon pit optimized ore shapes	191
Figure 13‑17 –Site layout	192
Figure 13‑18 Tonnage per year by material type and stripping ratio	194
Figure 13‑19 - Mining per year by mining location	194
Figure 13‑20 - End of preproduction	195
Figure 13‑21 - End of year 2029	196
Figure 13‑22 - End of year 2034	196
Figure 13‑23 - End of year 2036	196
Figure 13‑24 - End of year 2039	197
Figure 13‑25 - End of year 2044	197
Figure 13‑26 - End of year 2046	198
Figure 13‑27 - Drill and blast pattern	199
Figure 13‑28 - Process tonnage and feed grade	200
Figure 13‑29 - Pits dewatering lines and collecting water pond	201
Figure 13‑30 - Crossed-legged sampling pattern	202
Figure 14‑1: Process plant water balance	208
Figure 14‑2 - Concentrator simplified flowsheet	209

Moblan Technical Report Summary, Quebec, Canada
Figure 15‑1 Map of Moblan site access and existing infrastructure	218
Figure 15‑2 Map showing the locations of the proposed infrastructure in relation to the property boundaries and the Route du Nord highway	221
Figure 15‑3 Site layout	222
Figure 15‑4 Co-disposal area site layout	223
Figure 15‑5 Process area site layout	224
Figure 15‑6 Accommodation area site layout	224
Figure 15‑7 Typical section – site access and maintenance road	225
Figure 15‑8 Typical section – mine haul road	226
Figure 15‑9 Selected route for transmission line	228
Figure 15‑10 Mine site entrance and guard house	234
Figure 15‑11 Multi-service modular buildings	235
Figure 15‑12 Maintenance shop and warehouse	236
Figure 15‑13 Permanent camp	237
Figure 15‑14 Fuel system storage and dispensing	239
Figure 15‑15 Fire water and fresh water	240
Figure 15‑16 Fire water and fresh water – plan view	241
Figure 15‑17 Fibre optic cable path and interconnection point	243
Figure 15‑18 Fibre optic demarcation point	244
Figure 15‑19 Tower location	245
Figure 15‑20 Plant layout (ROM and crushing)	251
Figure 15‑21 Plant layout (wet plant)	252
Figure 15‑22 Concentrate storage	254
Figure 15‑23 Concentrate transport route	256
Figure 15‑24 Contact water management block flow diagram	258
Figure 15‑25 Typical cross-section of contact water collection basin	259
Figure 15‑26 Typical cross-section of collection ditches	260
Figure 15‑27 Contact and treated water pumping station – isometric view	261
Figure 15‑28 Contact and treated water pumping sStation – plan view	262
Figure 15‑29 Location of the WTP and collection basins	267

Moblan Technical Report Summary, Quebec, Canada
Figure 15‑30 Contact water management process flow diagram	268
Figure 15‑31 Preliminary WTP process flow diagram	269
Figure 15‑32 Plan view of co-disposal facility	270
Figure 15‑33 Conceptual cross-section of the co-disposal pile	271
Figure 16‑1 – Lithium market balance forecast 2026 - 2040	273
Figure 18‑1 – CAPEX expenses over the construction period and SUSEX over LOM	291
Figure 18‑2 – Mobile equipment fleet over LOM	298
Figure 18‑3 – Manpower requirements over LOM	318
Figure 18‑4 – Maximum employees on-site over LOM	319
Figure 19‑1 – Production and recovery rate over LOM	330
Figure 19‑2 – Cash flow over LOM	340
Figure 19‑3 – Sensitivity analysis on NPV at 8% discount rate	342
Figure 19‑4 – Sensitivity analysis on post-tax IRR at 8% discount rate	344
Figure 20‑1 Moblan James Bay property group and adjacent ground	347

Moblan Technical Report Summary, Quebec, Canada
1.	EXECUTIVE SUMMARY

1.1	INTRODUCTION AND TERMS OF REFERENCE

This S-K §229.1300 compliant Technical Report Summary (“TRS” or “the report”) was prepared at the request of Sayona Inc.  (“Sayona”), based on an existing Technical Report compiled according to the Canadian Institute of Mining, Metallurgy and Petroleum (CIM) reporting guidelines as used in National Instrument 43-101 standards (NI 43-101), with an effective date of January 24th, 2024, which was published and filed by Sayona Inc. on February 19th, 2024.

This report was prepared by Optimal Mining Solutions Pty Ltd (“Optimal Mining”) for Sayona’s Moblan Lithium Project (“Moblan” or “the Project”) and is based on a previously completed definitive feasibility study (“DFS”) whose results were released to the Australian Securities Exchange (“ASX”) on February 20th 2024.

1.1	FORWARD LOOKING NOTICE

Sections of the report contain estimates, projections and conclusions that are forward-looking information within the meaning of applicable securities laws.  Forward-looking statements are based upon the responsible QP’s opinion at the time that they are made but, in most cases, involve significant risk and uncertainty.  Although the responsible QP has attempted to identify factors that could cause actual events or results to differ materially from those described in this report, there may be other factors that cause events or results to not be as anticipated, estimated, or projected.  None of the QPs undertake any obligation to update any forward-looking information.  There can be no assurance that forward-looking information in any section of the report will prove to be accurate in such statements or information.

Accordingly, readers should not place undue reliance on forward-looking information.

This report also includes methodologies behind the derivation of mineral resources and ore reserves, as defined under the United States Securities and Exchange Commission (SEC), through the consideration of geological, mining, and environmental factors. Proven and probable Mineral reserves, derived from measured and indicated resources respectively, both of which are assessed in this report, ultimately contribute to revenues and profits in a hypothetical business plan which aligns with Sayona Quebec’s mining plan of the subject property as of June 30th 2024, the effective date of this report.  Certain information set forth in this report contains “forward-looking information”, including production of reserves, associated productivity rates, operating costs, capital costs, sales prices, and other assumptions.  These statements are not guarantees of future performance and undue reliance should not be placed on them.  The assumptions used to develop the forward-looking information and the risks that could cause the actual results to differ materially are detailed in the body of this report.

Moblan Technical Report Summary, Quebec, Canada
IMPORTANT NOTICE

This document is not for filing or distribution in Canada.

1.2	PROPERTY DESCRIPTION AND OWNERSHIP

The Project, which is a joint venture between Sayona Nord Inc. (60%), a wholly owned subsidiary of Sayona Inc., and Investissement Québec (40%), is situated in the Eeyou Istchee James Bay territory in the northwestern part of the province of Quebec, Canada. The Project lies approximately 100km north northwest of Chibougamau and approximately 85km northwest of the Cree (First Nations) community of Mistissini. It is accessible year‐round via the Route du Nord, a regional gravel highway.

The deposit consists of 20 claims covering 433 ha or 4.3 km2 held 60% by Sayona Nord and 40% by Investissement Québec (40%). The status of all mining titles were verified using GESTIM, the Government of Quebec’s online claim management system.

Moblan is subject to a 1.5 to 2.5% Gross Overriding Revenue (“GOR”) royalty payable to Lithium Royalty Corporation (“LRC”).

Moblan Technical Report Summary, Quebec, Canada
1.3	GEOLOGY AND MINERALIZATION

Geology of the Moblan Property is dominated by a large northeast-southwest trending gabbro (‘mafic intrusive rocks’).   Other rock units include lithium pegmatite dykes, mafic volcanic rocks, intermediate volcanic rocks, felsic volcanic rocks and metasedimentary rocks. The gabbro hosts the Main pegmatites, South pegmatites and Inter pegmatites located within the Property. The Moleon pegmatites are hosted by adjacent mafic volcanic rocks.

At total of 75 discrete lithium pegmatite dykes have been identified by mapping and drilling within the Property, these are mainly hosted within the gabbro unit.  The lithium pegmatites are grouped into four domains, with each domain consisting of a series of stacked dykes of varying thicknesses, as summarized below:

•	Main,
•	South,
•	Inter, and
•	Moleon.

Boundaries between the Main, South, Inter, and Moleon pegmatite domains are defined by their orientations and geological continuity between sections.

The Main pegmatite domain comprises 21 lithium pegmatite dykes that trend E-W and dip slightly to the north (N280°/-20 to -30°). The domain spans 1,500m E-W and 500m N-S, with three dykes containing an average intercept length greater than 10m.

The South pegmatite domain includes 20 lithium pegmatite dykes, oriented E-W and horizontal or dipping slightly to the south (N080°/-10°). The domain extends 750m E-W and 500m N-S, with five dykes containing an average intercept length greater than 10m.

The Inter pegmatite domain consists of 17 lithium pegmatite dykes that trend E-NE and dip moderately to the north (N260°/-20°). The domain extends 750m E-W and 300m N-S, with one dyke containing an average intercept length greater than 10m.

The Moleon pegmatite domain includes 17 lithium pegmatite dykes, oriented N-S and dipping steeply to the west (N180°/-70°). The domain spans 750m N-S and 250m E-W, with two dykes in this group containing an average intercept length greater than 10m.

Moblan Technical Report Summary, Quebec, Canada
1.4	EXPLORATION STATUS

The Project has been the subject of significant exploration drilling, currently amounting to 572 holes (95,577m). Of this total, 366 holes (53,088m) were used for the 2023 MRE, along with 13,830 raw Li2O assays. The Project has been the subject of historical studies, recent metallurgical testing, and ongoing engineering studies. This report presents the current mineral resource and mineral reserve estimates.

1.5	MINERAL RESOURCES ESTIMATE

The Moblan mineral resource estimate (MRE) was initially prepared in accordance with NI 43-101 guidance and presented in an NI 43-101 technical report titled “NI 43-101 Technical Report and mineral resource estimate for the Moblan Lithium Project, Moblan James Bay Group of Properties, Eeyou Istchee James Bay territory, Quebec, Canada” (Nadeau-Benoit et al., 2023) with an effective date of March 21, 2023 and a filing date of April 14, 2023 (available on SEDAR+ at www.sedarplus.ca).

The initial MRE was reviewed as part of this report by Measured Group, an independent Australian-based geological and engineering consultancy, who confirmed that the MRE has been generated according to S-K §229.1300 standards.

The MRE occupies an area measuring 2,500 meters in strike by 900 meters in width. The MRE extends to a maximum depth of 350 meters below the surface. The MRE is based on diamond drill holes completed between 2002 and 2022, trench samples completed in 2004 and 2009 and a litho-structural model developed using Leapfrog Geo software v.2022.1.1 (“Leapfrog”) with the Edge Extension (“Edge”).

Leapfrog was utilized to model the lithologies and the mineralized pegmatite dykes, while the estimation itself involved 3D block modelling and grade interpolation, carried out in Edge. Statistical studies.  Variography was conducted using Snowden Supervisor v.8.14 (“Supervisor”) and Microsoft Excel.

The methodology for completing the MRE included the following steps:

•	Compilation and validation of the diamond drill hole data to build a Project database.
•	Modelling of bedrock and fault surfaces, followed by interpretation of lithologies and mineralized pegmatite dykes (estimation domains) based on lithological information and metal contents.
•	Generation of drill hole intercepts and composites for each mineralized zone.
•	Performance of basic statistical analysis.
•	Completion of geostatistical analysis, including variography.
•	Execution of block modelling and grade interpolation.
•	Validation of the block model.

Moblan Technical Report Summary, Quebec, Canada
•	Definition of mineral resource classification criteria and determination of clipping areas to classify the resources.
•
Ensuring that the mineral resources demonstrate ‘reasonable prospects for eventual economic extraction’ (CIM Best Practice Guidelines 2019), selecting appropriate cut-off grades, and generating optimized pit shells at the ‘mineral resource level’ to constrain the resources.

•	Preparation of a mineral resource statement.

The close-out date for the database is January 18, 2023. The database includes data from 366 surface drill holes and 10 surface trenches. The Project mineralization model comprises 75 lithium pegmatite dykes grouped as follows:

•	21 Main dykes
•	20 South dykes
•	17 Inter dykes
•	17 Moleon dykes

The mineral resources were classified as either measured, indicated and inferred based on data density, search ellipse criteria, drill hole spacing and interpolation parameters. The RPEEE requirements have been met by having mineral resources constrained by optimized pit shells and applying a cut-off grade (0.25% Li2O) based on reasonable inputs amenable to a potential in-pit extraction scenario.

The results of the 2023 MRE are presented at a cut-off grade of 0.25% Li2O for a potential in-pit extraction scenario in Table 1‑1.

Table 1‑1 Moblan Mineral resources estimate, exclusive of mineral reserves, as at June 30, 2024

Notes to accompany the mineral resources estimate:
1.
The information presented in this chapter was compiled from information previously reported by Sayona in a NI 43-101 Technical Report titled “NI 43-101 Feasibility Study Report for the Moblan Lithium Project, Eeyou Istchee James Bay Territory, Quebec, Canada”, dated February 4, 2024.

2.	The effective date of the MRE is June 30, 2024.
3.	These mineral resources are not mineral reserves and do not have demonstrated economic viability.
4.
Seventy-five (75) lithium pegmatite dykes were modelled in Leapfrog™ 2022.1.1 using implicit modelling techniques for the Main, South, Inter and Moleon domains. Dyke wireframes, used as geological resource solids, were modelled with a minimum thickness of 0.30m.

Moblan Technical Report Summary, Quebec, Canada
5.	No assays were capped. Composites 1.0m long were generated using the grade of the adjacent material when assayed or a value of zero when not assayed.
6.
The mineral resources were estimated using Leapfrog™ 2022.1.1 using hard boundaries on composited assays. The  ordinary kriging method was used to interpolate a sub-blocked model (parent block size = 5m x 5m x 5 m).

7.
The measured category was assigned to blocks estimated with a minimum of three (3) drill holes in areas where the minimum distance from a drill hole is less than 15m. The indicated category was assigned to blocks estimated with a minimum of three (3) drill holes in areas where the minimum distance from a drill hole is less than 30m. The inferred category was assigned to blocks estimated with a minimum of three (3) drill holes in areas where the minimum distance from a drill hole is less than 50m.

8.
Pegmatite densities (grams per cubic centimetre) were estimated using a regression function for specific gravity (“SG”) based on lithium grades: SG = 0.0623644* Li2O % +2.61928. Other host rocks were given fixed density values of 3.04 g/cm3 for gabbro, 3.00 g/cm3 for volcanics, 2.70 g/cm3 for metasediments, and 2.70 g/cm3 for rhyolite.

9.
The RPEEE requirement is satisfied by using reasonable cut-off grades for an open pit extraction scenario and constraining pit shells (Whittle optimization). The estimate is reported at a cut-off grade of 0.25% Li2O. The estimate was calculated using a price of 1,273 USD/t 6% Li2O concentrate, a USD/CAD exchange rate of 1.32, recovery of 75%, mining cost of 5.50 $/t mined, transport cost of 157.90 $/t concentrate, G&A cost of 12.35 $/t, tailings management cost of 0.80 $/t processed, and processing cost of 35.00 $/t. The cut-off grade takes into account a royalty of 2%. The cut-off grades should be re-evaluated in light of future prevailing market conditions (metal prices, exchange rate, mining cost, etc.).

10.	The number of tonnes has been rounded to the nearest thousand. Any discrepancy in the totals is due to rounding effects.
11.
The authors are not aware of any known environmental, permitting, legal, title-related, taxation, socio-political, marketing, or other relevant issues that could materially affect the mineral resources estimate other than those disclosed in this report.

1.6	MINING OPERATION

The Moblan DFS developed the deposit using traditional truck and excavator open-cut methods to mine 114.1 t of total material over the life of mine (“LOM”). A total of 34.5 Mt of ore, 75.4 Mt of waste and a further 4.1 Mt of overburden are stripped, for an average stripping ratio of 2.3:1 t/t. The DFS is based on a daily milling capacity of 4,800 t of ore, operational 365 days per year. All material will be mined by Sayona using its own equipment and personnel, except for the preproduction and establishment period when contract mining will be utilized.

The Main Pit will be subdivided into three sub-zones, Main, Inter and South, which merge into a single final mine design. The Moleon Pit is a standalone pit to the east of Main Pit which requires a separate pit design and access, as shown in Figure 1‑1.

Moblan Technical Report Summary, Quebec, Canada

Figure 1‑1 –Site layout

The LOM plan is divided into a 13-month preproduction period followed by a 19-year production period starting in April 2027. The Moblan DFS utilized the following key dates, which are likely to change, however the relative duration of the LOM is likely to remain the same:

•	Preproduction commences March 2026,
•	LOM production commences April 2027, and
•	LOM ends 2046.

The production fleet consists of:

•	Three (3) 7 m3 backhoes,
•	Six (6) 92 t mine trucks, and
•	Three (3) 100 mm to 152 mm drills with remote capabilities.

Pit designs are based on geotechnical and geomechanical analyses plus proposed equipment sizes. Inter-ramp slope angles ranged from 61° to 65° for the Main Pit and 57° to 72° for the Moleon Pit. Ramps and accesses will be 28.0m and 17.0m wide for double-lane and single-lane roads respectively.

The Main Pit has been subdivided into several mining phases to reduce the upfront stripping ratio of the operation and optimize the Li2O grade over the life-of-mine plan. Main Pit phase 1 includes two separate pits, one for the Main and Inter zones (Main Phase 1) and the other for the South Zone (South Phase 1).

Due to its small size and geometric shape, phases were not implemented in the Moleon Pit.

Moblan Technical Report Summary, Quebec, Canada
Excavation will be completed on 5.0m benches in both ore and waste, however ore benches may be split into smaller benches if required to reduce loss and dilution. Two backhoe excavators with 7.0m³ buckets achieving an average of 8,000tpd will be required for most of the LOM, with a peak of three excavators during specific periods.

A single-size fleet of between five and six 92t mine trucks will be required for the LOM. Ore haulage will be directed to ROM and low-grade stockpile. Waste will be directed to co-disposition facilities and overburden to the overburden stockpile.

The run-of-mine (ROM) operation and process feed will operate on a 24-hour-per-day schedule. The selected operational scenario will not have any direct crusher feed from the pits. This will allow for better feed grade control and more options for ore selection. The four stockpiles on the ROM pad will be classified by Li2O and Fe grades.

A 7.0 m³ bucket front-end loader will be required 24 hours per day to feed the crusher from the stockpiles. ROM activities will include breaking oversized rocks and separating mechanical ore and waste when required to minimize dilution.

Strategic ore control is required to maximize Li2O grade and to minimize losses plus dilution and deleterious elements at process feed. The geology department will manage ore control and grade control.

1.6.1	Hydrogeology

A hydrogeological study was conducted between December 2022 and May 2023. Numerical modelling of the groundwater flow assessed the effects of the mining project on groundwater. In the worst-case scenario, once the pit reaches its maximum depth, its area of influence could reach 400m to 900m from the pit edge. According to the sensitivity analysis, the groundwater pumping rate in the pit could vary between 1,575 m3/day and 2,285 m3/day.

Moblan Technical Report Summary, Quebec, Canada
1.7	MINERAL RESERVES ESTIMATE

The Moblan mineral reserves are estimated to be 34.5 Mt, as shown in Table 1‑2.

Table 1‑2 Moblan mineral reserves estimate, as at June 30, 2024

Category	Tonnage (mt)	Grade (%Li2O)
Proven	0.0	0.00
Probable	34.5	1.36
Total	34.5	1.36

Notes to accompany the mineral reserves estimate:

1.
The mineral reserves for the Project have been estimated by Tony O’Connell (AusIMM 230490) of Optimal Mining Solutions Pty Ltd , an independent qualified person. The effective date of the mineral reserves estimate is June 30, 2024.

2.	The mineral reserves are estimated assuming open pit mining methods and reported on a 100% project basis.
3.	Mineral reserves are measured as dry tonnes at the crusher above a diluted cut-off grade of 0.60% Li2O.
4.
Mineral reserves result from a positive pre-tax financial analysis based on a 6.0% Li2O spodumene concentrate, a selling price varying from 1,700 US$/t to 1,050 US$/t with a LOM average of 1,170 US$/t, and a CAD/USD exchange rate of 0.75.

5.	The selected pit shell is based on a revenue factor of 0.50 which achieves a sale price of US$925 per tonne of 6.0% spodumene concentrate.
6.	The reference point of the mineral reserves estimate is the Moblan crusher feed.
7.
In-situ mineral resources are converted to mineral reserves based on a pit optimization assessment, pit design, mine scheduling and the application of modifying factors, all of which support a positive LOM cash flow model. All inferred and Unclassified mineral resources have been converted to waste.

8.	The overall ROM strip ratio (total waste to ore) is 2.3:1.
9.
To ensure a final product that will be marketable, all ore blocks containing more than 2.80% Fe2O3 have been converted to waste and thereby excluded from the mineral reserves estimate. The average Fe2O3 grade for the LOM is 1.03%.

10.	There are no proven mineral reserves.
11.
The QP is not aware of any known environmental, permitting, legal, title-related, taxation, socio-political, marketing, or other relevant issues that could materially affect the mineral reserves estimate other than those disclosed in this TRS.

12.	Totals may not sum due to rounding.

The mineral reserves have been classified according to the category of the underlying mineral resources and the status of the modifying factors. Probable mineral reserves are based upon indicated and measured mineral resources. The confidence level in the modifying factors (mid-term planning, planned dilution and dilution %Fe2O3 grade) is not considered sufficient to classify any of the measured mineral resources as proven mineral reserves.

An analysis of the financial model on the main economic assumptions and operating costs indicates that the Project is profitable.

Moblan Technical Report Summary, Quebec, Canada
1.8	METALLURGICAL TESTING AND MINERAL PROCESSING

The recovery assumptions made for economic evaluation were applied across the proposed mine plan. The testwork confirmed that the impact of increasing iron during the mine life is manageable through the ore sorting circuit, provided the circuit performs similarly to the bulk sample tested for all ore zones.

The assumption is that the major composite zones tested more rigorously reflect the other ore zones still in progress and that if mine dilution changes, then the process response is comparable, and ore sorting will smooth out the iron grade variability.

A recovery curve was developed based on the unit operation responses averaged as a whole ore zone with no proportional weighting of different zones (each composite reflects) in the feed. During the project’s next phase, an investigation into the level of granularity required should be considered.

DMS data were used where available as those tests are done on bulk samples, so they are considered more reflective of commercial facility performance. HLS data was used to support the interpretation and consider the impact of lower feed grades. As more DMS bulk work is undertaken, these lower-grade zones will continue to be evaluated, and their impact on recovery will be identified.

Flotation response was evaluated using the LCT data, which is considered to account for flotation  variability  that  occurs  when  undertaking  single-cell  test  programs.  The composites used were MG, HG, LG and NZ with 2% dilution, which have lithia grades of >1.4%, to err on the high side for performance interpretation.

Magnetic separation was based on the “least effective performance” of the Longi Wet Magnetic Belt Separator test program. The Wet Belt Separator technology is currently proposed for the commercial plant.

The main metallurgical assumption is that production generates a 6% Li2O concentrate with an average metallurgical recovery of 74.9% Li2O.

The processing facility will be located near the proposed open pit operations. The spodumene concentrate will be produced via processing through dense media separation (“DMS”) and flotation circuits. The plant is designed to produce a minimum 6.0% Li2O spodumene concentrate from an ore grade of 1.36% Li2O, with an average iron (Fe2O3) content of 1.47%. The design of the spodumene concentrator process plant is based on commercially proven DMS and flotation circuit technology and includes the following:

•	A three-stage conventional crushing and screening circuit
•	Ore sorting circuit on primary crushed material (to control the high iron in the ROM)
•	DMS screening and mica removal via up-flow classification
•	Two-stage DMS circuit for coarse fraction with magnetic separation of concentrate
•	Two-stage DMS circuit for fines fraction with magnetic separation of concentrate

Moblan Technical Report Summary, Quebec, Canada
•	Grinding and flotation circuit for the middlings and ultra fines fraction
•	Thickening, filtration and dry stacking of hypofine fractions with the waste rock
•	Magnetic separation on the flotation feed in conjunction with the previously noted step in DMS
•	Tailings from the DMS plant trucked for co-disposal pile with the waste rock

The primary crushed product is diverted to the ore sorter circuit when required.

The crushing circuit will produce a nominal 6.35mm product screened into coarse (- 6.3 +4.0mm) and fine (-4.0+1.0mm) streams to be fed to the respective DMS circuits. The fines will be fed through a reflux classifier to remove mica before being fed to the fines DMS circuit.

1.9	PROJECT INFRASTRUCTURE

The Project has access to low-cost, environmentally friendly hydroelectric power. Other infrastructure near the Project includes:

•	Railway station at Chibougamau.
•	161 kV electrical line from the existing Hydro-Quebec distribution network.
•	Regular flights between Chibougamau and Montreal or Quebec City offered by various airlines.

The Project is still at the greenfield stage and has no operating infrastructure built to date. Infrastructure includes:

•
The Project will be powered by an existing 161 kV Hydro-Québec electric line (No. 1625). A switching station will be installed at the tap connection, and a new 161kV line will be built using wood poles over a distance of approximately 42km. A distribution substation will be installed on the Moblan site with two 161/25 kV, 20/27 MVA transformers. The Project’s total power demand will be approximately 26.35 MW.

•	All roads and access to the different infrastructure locations on site.
•	Mining: explosives storage, assay laboratory, mine fuel depot and fuel distribution.
•
Processing plant: crush ore storage; DMS; grinding; magnetic separation; mica flotation; spodumene flotation; concentrate dewatering; concentrate storage; tailings dewatering; reagents storage; mechanical shop, operation room, mill lab and supervisor offices; crushing; ore sorting.

•	Multi-service buildings: offices, engineering, administration, etc.; infirmary; control rooms; dry; and dispatch.
•	Mining maintenance: mechanical shop; warehouse; supervisor offices; mechanical shop.
•	Stockpile management: co-disposal pile (dry stack for waste rock and tailings), temporary overburden and peat stockpiles.

Moblan Technical Report Summary, Quebec, Canada
•	Water management: pump stations, water collection basins and a water treatment plant to manage the site runoff and process effluent.
•	Auxiliary buildings: warehouse domes; gatehouse.
•	Accommodation complex with all services and a capacity of 300 people.
•	Emergency electrical power and emergency generator.

A third-party partner will provide the main power line and construct and maintain the Moblan power line.

1.10	ENVIRONMENTAL STUDIES, PERMITTING, AND SOCIAL OR COMMUNITY IMPACT

The Project’s Environmental and Social Impact Assessment (ESIA) is currently under preparation. The environmental baseline studies, including site inventories and characterization works for the physical, biological, and human environments, are in progress.  The project has focused in 2024 on continuing exploration work and understanding better the limits of the orebody and as such suspended advancing environmental site work until boundaries are better understood, activities are expected to resume in 2025.

At the end of mine life, the mine waste co-disposal pile will be closed by an overburden layer followed by a geomembrane, then covered with topsoil and revegetated with local natural species. As the final slope of the pile is 4H: 1V with benches, no re-sloping will be required upon closure. Additional closure measures include flooding of the pits and demolition, decontamination, and reforestation of the rest of the impacted land.

The Cree Nation Government will be involved in the approval process once the ESIA is submitted to Quebec authorities. The Project is exempted from the federal environmental impact assessment procedure due to its size, although federal authorizations are required for the expected impacts on wetlands and watercourses.

Sayona is engaged in supporting local development by prioritizing local purchases and services. Discussions are underway with the Chibougamau Town Council, the Cree Nation Government and the Cree Nation of Mistissini to agree on local purchases from Cree businesses and local suppliers.

Sayona is also committed to continuous dialogue with Cree communities and other stakeholders through an ad-hoc Environmental Committee with sitting members from the Cree Nation of Mistissini and the Cree Nation Government, as well as other communication channels with the different stakeholders.

Moblan Technical Report Summary, Quebec, Canada
The geochemical characterization of ore ,waste rock and tailings has been completed as summarized below:

•
The geochemical evaluation of ore materials included 34 pegmatite samples from the Main pit and a further 9 samples from the Moleon pit, and these samples appear to have a homogeneous composition across both sectors and are classified as non-acid generating and non-leachable.

•
The geochemical characterization of the four waste rock lithologies (gabbro, basalt, rhyolite and metasediments) indicates that their acid-generating potential is uncertain and that gabbro, basalt and rhyolite are potentially leachable for copper.

•
The geochemical characterization of tailings by static tests indicates that these materials are non-acid-generating and non-leachable. As a result, they can be classified as low-risk materials based on currently available results.

1.11	OVERBURDEN, WASTE ROCK AND TAILINGS MANAGEMENT

A combined waste rock and filtered tailings co-disposal pile will be implemented during the Moblan mining operations. The general aim of the co-disposal concept was to encapsulate tailings in waste rock for stability purposes.

The co-disposal pile was designed according to the Government of Quebec’s Directive 019 pertaining to the Mining Industry and industry best practices. The total capacity of the pile is 110 Mt (54 Mm3), sufficient to contain all the waste rock and tailings generated over the life of the mine.

The construction sequence was developed to allow progressive rehabilitation using geomembrane and overburden material and topsoil, thus reducing the amount of contact runoff water to be managed during the operations. The geomembrane cover aspect will be re-examined following the ongoing geochemical tests (kinetics tests).

1.12	ECONOMIC ANALYSIS

The financial analysis of the Project demonstrates a positive project with an estimated pre-tax NPV of 3,918 M$ (8% discount rate) and a pre-tax IRR of 47.4%.

The analysis yielded an estimated after-tax NPV of 2,187 M$ (8% discount rate) and an after-tax IRR of 34.4% with an after-tax payback period of 2.3 years, based on estimated probable mineral reserves of 34.54 Mt at 1.36% Li2O.

Moblan Technical Report Summary, Quebec, Canada
Table 1‑3 Key results for the financial analysis

Project Economics	Value	CAD	Value	USD
Exchange rate [8]	0.75	CAD/USD	1.333	USD/CAD
AISC [9,15]	748.04	$/t concentrate	561.03	US$/t concentrate
Operating unit cost [9]	94.04	$/t milled	70.53	US$/t milled
Operating unit cost [9]	555.39	$/t concentrate	416.55	US$/t concentrate
Mining costs [9]	7.88	$/t mined	5.91	US$/t mined
Process costs [9]	22.7	$/t milled	17.03	US$/t milled
G&A costs [9]	65.84	$/t concentrate	49.38	US$/t concentrate
Transport costs [10]	147.87	$/t concentrate	110.9	US$/t concentrate
Total OPEX cost estimate	3,248	M$	2,436	M US$
Total CAPEX cost estimate	962	M$	722	M US$
Total SUSEX cost estimate	96	M$	72	M US$
Other cost – Env. & mine closure cost	68	M$	51	M US$
Total project cost	4375	M$	3281	M US$
Average market price LOM 6% Li2O [11]	2653	$/t concentrate	1990	US$/t concentrate
Total net revenue	14,423	M$	10,817	M US$
Undiscounted pre‐tax cash flow	10,048	M$	7,536	M US$
Estimated mining and income taxes	4,093	M$	3,070	M US$
Net cash flow	5,955	M$	4,466	M US$
Discount rate [12]	8%		8%
Pre-tax NPV	3,918	M$	2,939	M US$
Pre-tax IRR	47.4%		47.4%
After-tax NPV	2,187	M$	1,640	M US$
After-tax IRR	34%		34%
After-tax Payback period	2.3	Years	2.3	Years
Notes on financial results:

1.	All costs and sales are presented in constant 2023 CAD, with no inflation or escalation factors considered. M$ = millions of dollars.
2.	All related payments and disbursements incurred before the first quarter of calendar 2024 are considered sunk costs.
3.	The financial analysis was performed on probable mineral reserves as outlined in this report. There are no proven mineral reserves.
4.	The average metallurgical recovery over the LOM is 74.7%. However, the recovery rate depends on the mine production plan, spodumene grade and iron grade fed to the concentrator by period.
5.	Tonnes of concentrate are presented as dry tonnes.
6.	The transportation cost is applied to a 6.0% Li2O concentrate (including 7% humidity) from Moblan to the port in Quebec City.
7.	Royalties ranging from 1.5% to 2.0% are payable to Lithium Royalty Corporation (LRC).
8.	An exchange rate of 0.75 CAD/USD was fixed over the LOM for the project.
9.
Unit operating costs are calculated for the production period only. Excluding tonnes during preproduction. Total tonnes mined: 110.14 Mt; Total tonnes milled: 34.54 Mt; Total tonnes concentrate: 5.85 Mt.

10.	From a transport study conducted during the DFS for wet concentrate.

Moblan Technical Report Summary, Quebec, Canada
11.
The average 6.0% Li2O concentrate price is 1,990 US$/t over the LOM. This price is based on a market analysis from Benchmark Mineral Intelligence for Q3 2023 and varies over the LOM from 1,850 US$/t to 3,000 US$/t.

12.	A discount rate of 8% was used for the base case scenario.
13.
Production targets are based on mineral reserves estimates which consider the open pit constrained portion of the measured and indicated mineral resources. Inferred mineral resources are considered waste. In addition to 34.5 Mt of mineralized material, 75.4 Mt of waste and 4.1 Mt of overburden must be mined, resulting in an overall LOM stripping ratio of 2.3.

14.	Moblan mineral reserves estimate is supported by the FS studies on modifying factors, resulting in a positive pre-tax and post-tax financial data.
15.	AISC doesn’t include concentrate transportation cost which are part of the revenue calculations.
16.	The numbers have been rounded. Any discrepancy in the totals is due to rounding effects.

1.13	INTERPRETATION AND CONCLUSIONS

1.13.1	Geology and Mineral Resources Estimate

The following conclusions were reached after conducting a detailed review of all pertinent geological information and completing the Moblan MRE:

•	The results demonstrate the geological and grade continuities of the Moblan lithium pegmatites and the significant size of the lithium deposit.
•	The drill holes provide sufficient information for the mineral resource estimate of the deposit, resulting in measured, indicated and inferred categories.
•	In an open-pit scenario, the Moblan deposit contains, at a cut-off grade of 0.25% Li2O,:
o	an estimated measured mineral resource of 6,313,000 t grading 1.46% Li2O,
o	an estimated indicated mineral resource of 43,573,000 t grading 1.16% Li2O, and
o	an estimated inferred mineral resource of 20,984,000 t grading 1.02% Li2O.
•
Additional diamond drilling may upgrade some of the inferred mineral resources to the indicated category and identify additional mineral resources down-plunge and in the vicinity of known mineralization.  There is a reasonable expectation that with additional diamond drilling, resources currently classified as inferred are likely to be upgraded to the indicated category.

Moblan Technical Report Summary, Quebec, Canada
1.13.2	Mineral Reserves Estimate

The conclusions of the mineral reserve estimates are as follows:

•	The Project contains estimated probable reserves of 34.5 Mt of ore grading 1.36% Li2O with a cut-off grade of 0.60% Li2O.
•	There are no proven reserves.
•
Mineral reserves are estimated using a detailed final design and LOM plan. The LOM plan includes preliminary phases to optimize the processing feed grade and mining stripping ratio over time. Mineral reserves are evaluated over a complete LOM cash flow, including site preparation, infrastructure and mine closure capital costs and all operating costs.

1.13.3	Mineral processing and metallurgical testing

The conclusions on mineral processing and metallurgical testing are as follows:

•	The current proposed flowsheet, based on a ROM feed with 5% dilution, Li2O>0.60% and Fe<2.80%, should produce a final concentrate with a lithia grade of 6.0% and Fe2O3 < 1.4%.
•	The concentrator is designed to produce saleable spodumene concentrate via DMS and flotation.
•	The circuit has been designed to nominally process 1,752,000 tpy.
•	The plant feed is based on the mine plan, with some dilution considered.
•	An average of 74.7% lithium recovery was used for this design.

1.13.4	Project infrastructure

The conclusions regarding project infrastructure are as follows:

•	A new transmission power line will be required to develop the Project.
•	All access roads and buildings needed for the mining operation must be built.
•	A permanent and temporary accommodation complex will be built to house a site population of:
o	500 people during construction
o	300 people during operation
•	Mining infrastructure buildings are planned for day-to-day site maintenance and operations.

1.13.5	Tailings facilities

A combined waste rock and filtered tailings co-disposal pile will be implemented during mining and processing operations. Site preparation will involve clearing and grubbing vegetation in the co-disposal pile footprint and stripping organic topsoil, which will be stockpiled in an area adjacent to the pile for progressive reclamation. The construction sequence was developed to allow progressive rehabilitation using geomembrane, overburden material and topsoil, thus reducing the amount of contact runoff

Moblan Technical Report Summary, Quebec, Canada
water to be managed during the operations. The cover with the geomembrane will be reconsidered based on ongoing geochemical test results (kinetics tests).

1.13.6	Water management

Site contact water from the industrial zone and the co-disposal pile, open pit seepage and process effluent will be conveyed by gravity via ditches or by pumping to a contact water collection basin. The contact water will then be treated before being discharged to the environment. A portion of the water will undergo further treatment for re-use in the process.

Non-contact water will be collected and diverted to local watercourses via diversion ditches.

1.13.7	Environment

Although an ESIA study is still underway, the available information does not reveal any significant environmental risk posed by the Project. The associated loss of wetlands and fish habitats will be managed through a compensation program, and the forest land impacted by project infrastructure will be brought back to forest land upon closure.

The project area is part of a displacement route of the Boreal Woodland Cariboo (Rangifer tarandus caribou), which is considered a threatened species. The Project’s impacts on this component and the most appropriate mitigation measures will be evaluated and defined when the ESIA is finalized.

According to the available information from geochemical testing, tailings and ore are not acid-generating, but the potential acid generation of waste rock is uncertain. Because of this, a closure plan for the mine waste co-disposal facility has been designed to prevent acid generation and metal leaching. This design will be reviewed once the geochemical characterization program is completed.

Special provisions are applicable for environmental permitting because the Project lies within territory subject to the James Bay and Northern Quebec Agreement and Complementary Agreements (“JBNQA”) signed by Canadian and Quebec governments and the Cree and Inuit nations. The approval procedure for the ESIA passes through COMEX (the Environmental and Social Impact Review Committee), in which the Cree Nation Government and the Government of Quebec are represented. Sayona has already initiated a consultation process with Cree and non-Cree stakeholders. To date, the general climate of the relationship between the Project and the community has been pacific, and communities have positive expectations from the Project. There are no indications of serious existing or potential conflicts between the Project and the neighboring communities.

Moblan Technical Report Summary, Quebec, Canada
1.13.8	Financial analysis

The Project demonstrates long-term financial and technical viability. The estimated pre- tax NPV is 3,918 M$ at an 8% discount rate and a pre-tax IRR of 47.4%. The estimated after-tax NPV is 2,187 M$ at an 8% discount rate and an after-tax IRR of 34.4% with an after-tax payback period of 2.3 years.

 The average market price over LOM used for the study is 1,990 USD/t 6% Li2O concentrate. The operation is expected to generate:

•	Total net revenue over LOM of 14,423 M$, including royalties and concentrate transport to the port in Quebec City.
•	Total cost over LOM of 4,375 M$, including CAPEX/SUSEX, OPEX and other costs (environmental and mine closure).

With such a high market price for the concentrate, the cost factor has little influence on project economics. The major factor that could influence project profitability at this stage is the revenue factor (market price and recovery).

If the market price drops drastically, then costs will be more challenging and should be followed more closely. However, an increase in OPEX or SUSEX costs should not affect the operation's profitability at a high level if the forecasted (higher) market price materializes, even after operations have commenced.

The tax credit revenue that applies to the acquisition of production equipment in the province of Quebec makes the CAPEX variation react differently to a rise or fall in the IRR variation. The more the expense, the more the tax credit on revenue.

Moblan Technical Report Summary, Quebec, Canada
1.14	RECOMMENDATIONS

Based on the information presented in this Technical Report, the following action items are recommended.

1.14.1	Geology and Mineral Resources

The primary geological recommendation is to update the Project’s mineral resource estimates once all the results from the ongoing 2023 drilling program have been obtained and are considered validated and final. The potential for increasing and converting mineral resources lies mainly in the following areas:

•	the junction between the Main and South pegmatites,
•	the Main pegmatites at depth,
•	to the east of Main pegmatites,
•	to the west of the Moleon pegmatites,
•	in the Moleon zone, and
•	to the south of the South and Inter pegmatites.

Several secondary recommendations have been drafted, including:

•	the potential for the sale of by-products such as Tantalum, Rubidium and Cesium should be evaluated when updating the lithium resources.
•	The Fe distribution in the model should be reviewed and updated base on all new information acquired from the drilling programs.
•
Development of a geometallurgical characterization model is recommended, including mineralogical aspects (mineral phases) and metallic signatures (other related secondary elements). Adding these new attributes to a mineral resource block model could help improve mine planning.

1.14.2	Hydrogeology

To locate the water-bearing fracture networks and more precisely define groundwater inflow and pore pressure along the pit slopes, additional water level measurements, borehole profile tracer tests (or packer tests) and variable-head permeability tests should be conducted in between 20 and 30 existing or new diamond drill holes.

For environmental purposes, additional groundwater modelling should be done with new hydrogeologic data on overburden thickness, hydraulic conductivity and waste rock porewater quality to assess the impact of the tailings and waste rock co-disposal facility on groundwater quality.

Moblan Technical Report Summary, Quebec, Canada
1.14.3	Geomechanical data

Gathering additional geomechanical data to refine the rock mass properties is recommended. Specifically, further data is needed to identify sectors with weaker rock mass properties that may cause issues with mining operations, including rhyolite and meta-sediments.

The lithological aspect of the litho-structural model should be improved to better locate areas with different types of geomechanical units, especially those with unfavorable properties. This additional data will allow for better sizing of benches and walls.

Shear tests should be conducted to better assess the shear strength of joint sets and major structures. Additional laboratory tests will be required to specify the strength curves of the units encountered. Consequently, it will be necessary to better characterize the anisotropy created by schistosity, which is locally encountered or common in certain geomechanical units.

1.14.4	Mining technologies

An analysis of operational mining technologies should be initiated as this could benefit the Project in terms of profitability, ore control, mine dispatch, georeferenced mining, AI-assisted planning and equipment automation.

Mine planning practices could be expanded to include detailed haulage assessments to provide more context on the trucking requirements over the entire LOM. An assessment of the possible benefits of dumping waste material in-pit, including reduced carbon emissions and final closure costs, should be completed.

1.14.5	Bulk sample

A bulk sample should be collected from the Main, South, Inter and Moleon domains to confirm the assumptions regarding mining, dilution control, processing plus tailings and waste rock management.

When the first pit benches are excavated and fresh rock exposed, geomechanical surveys should be conducted to confirm the properties observed in boreholes.

Moblan Technical Report Summary, Quebec, Canada
1.14.6	Process

The following activities are recommended for advancing process optimization and development, with some already in progress:

•	Conduct additional ore sorter testing, particularly at lower grades, before proceeding with the detailed design. An updated mine plan should guide the testing.
•	Ore sorting on a coarse crush product to confirm that the wet plant feed grade Fe2O3 content of < 1.0% is achievable across the full suite of mining variability modelled.
•	Evaluation of a lower grade concentrate option in the design should be considered, especially for periods when ROM feed grades are low.
•	Additional work on the DMS coarse fraction is required to confirm recovery expectations from the current commercially available magnetic separation equipment (Longi Belt).
•
Advanced stockpiling and blending practices should be developed once the mine plan is upgraded. The new strategy must mitigate the impact of low-grade pockets through better understanding and temporal distribution.

•	Detailed water evaluation to understand impurity build-up rates during flotation-locked cycle test programs.
•	Material flow characterization across the various feeds and products in the flowsheet.
•	Additional testing is needed for filtration evaluation to consider improvements or variations to the current design basis on both the concentrate and tailings streams.
•	Review the work undertaken by other disciplines (environmental) to confirm that TCLP and TML are understood and correlate to the plant design parameters as necessary.

1.14.7	Surface infrastructure

The following items are recommended for the next phase of infrastructure development:

•	Optimization of geotechnical information for all infrastructure components, such as buildings and roads.
•	Installation of wells and initiation of pumping tests and water analyses for drinking water and process water supplies.
•	Final characterization of the main borrow pit by testing the load-bearing capacity of soils and mapping the bedrock profiles under future buildings at their planned locations.

Moblan Technical Report Summary, Quebec, Canada
1.14.8	Water management

The following work is recommended for the next phase of water management:

•
Optimize the water treatment capacity and sizing of the contact water collection basin by considering the detail engineering around the co-disposal pile regarding its construction methodology, construction schedule and progressive rehabilitation, and the facility’s impact on the site’s water management plan.

•
Optimize the water treatment process as more information becomes available on the geochemical characteristics of the waste rocks, tailings, process effluent and the results from the environment impact assessment study.

•	Optimize the treatment of the process effluent produced by reverse osmosis technology to better manage the chloride and total dissolved solids concentration.
•
Based on the available space, evaluate the possibility of building separate contact water collection basins, one for the co-disposal pile and the other for the industrial zone. This option could simplify the design of the gravity drainage system, making it more robust and reducing the size of the hydraulic infrastructure and pumping stations.

•
Review and adjust the number of non-contact water diversion ditches along the access road and around the industrial area to optimize the volume of water to manage on-site and divert it directly into the environment. Examine the option of adding sedimentation management infrastructure to manage total suspended solids of non-contact water to the environment.

1.14.9	Environment

The following work is recommended for the next phase of the Project’s environmental and social aspects:

•	Complete the ESIA study and submit to the corresponding authorities for approval.
•
Complete and submit a mine restoration plan in accordance with applicable provincial regulations. The mine restoration plan should evaluate the different applicable options for site closure, including the in-pit disposal of mine waste.

•
Explore opportunities for collaboration with local Cree and non-Cree stakeholders (e.g., employment, local procurement, social development engagements, etc.) while maintaining the positive climate that currently prevails.

Moblan Technical Report Summary, Quebec, Canada
2.	INTRODUCTION

2.1	TERMS OF REFERENCE AND PURPOSE OF THE REPORT

This S-K §229.1300 compliant Technical Report Summary was prepared at the request of Sayona Inc., based on an existing Technical Report compiled according to the Canadian Institute of Mining, Metallurgy and Petroleum reporting guidelines as used in National Instrument 43-101 standards, with an effective date of January 24th 2024, which was published and filed by Sayona Inc. on February 19th 2024.

This report was prepared by Optimal Mining Solutions Pty Ltd for Sayona’s Moblan Lithium Project, which is a joint venture between Sayona Nord Inc. (60%), a wholly owned subsidiary of Sayona Inc., and Investissement Québec (40%). As noted on the Date and Signature Page, several QPs were involved in the technical work summarized in this TRS.

This report is based on a previously completed definitive feasibility study whose results were released to the Australian Securities Exchange on February 20th 2024. The DFS developed the Project over a 21.1-year production period using conventional truck and shovel open pit operation and a conventional milling process to produce a minimum 6.0% Li2O spodumene concentrate.

The economic analysis presented in this report is based on probable mineral reserves. Probable mineral reserves contain measured and indicated mineral resources. Inferred mineral resources have not been considered in the analysis as these are considered too geologically speculative to have mining and economic considerations applied to them that would enable them to be categorized as mineral reserves. There are currently no proven mineral reserves defined for the Project.

This report was prepared as a collaborative effort between Optimal Mining Solutions Pty Ltd, Measured Group Pty Ltd, Xenco Services Pty Ltd and Wave International. Optimal Mining Solutions Pty Ltd is an independent mining engineering consulting firm based in Brisbane Australia. Measured Group Pty Ltd is an independent geological and mining consulting firm based in Brisbane Australia with offices also in Perth and Singleton, Australia. Xenco Services is an independent mining services consulting firm based in Brisbane Australia with an office also in Perth. Wave International Pty Ltd is an independent engineering consultancy based in Perth Australia with offices in Brisbane, Mongolia, South Africa and the Netherlands.

Moblan Technical Report Summary, Quebec, Canada
2.2	QUALIFICATIONS OF QUALIFIED PERSONS/FIRMS

2.2.1	Contributing Authors

Table 2‑1 presents the Qualified Persons (QPs) who contributed to each chapter of this Report.  The QPs of this Report are in good standing with the appropriate professional institutions.

The QPs have supervised the preparation of this Report and take responsibility for the contents of the Report as set out in Table 2‑1.  Each QP has also contributed relevant figures, tables, and written information for Chapters 1 (Executive Summary), 21 (Other Relevant Data and Information), 22 (Interpretation and Conclusions), 23 (Recommendations), 24 (References) and 25 (Reliance on Information Supplied by the Registrant).

Table 2‑1 – Chapter contributions

Qualified Person	Company	Role	Contributing Chapters
Tony O'Connell	Optimal Mining	Principal Mining Consultant	All
Steve Andrews	Measured Group	Principal Geological Consultant	1,6,7,8,9,11,21-23,25
Simon O'Leary	Wave International	Principal Process Engineer	1,10,14,18,21-23,25
Alan Hocking	Xenco Services	Mining Principal Consultant	1,15,17,18,21-23,25

2.2.2	Site Visit

A site visit to Moblan was not undertaken by the current QPs due to its greenfield status. Tony O’Connell visited Sayona’s operational site, North American Lithium (NAL) in September 2024 in relatively close proximity to Moblan.

Moblan Technical Report Summary, Quebec, Canada
2.3	SOURCE OF INFORMATION

The documentation itemized in chapters 24 and 25 were used to support the preparation of this TRS.  Additional information was sought from Sayona and NAL personnel as required.  Sections from reports authored by other consultants may have been directly quoted or summarized in this report and are so indicated where appropriate.

The report has been completed using the aforementioned sources of information as well as available information contained in, but not limited to, the following reports, documents, and discussions:

•	Technical discussions with NAL and Sayona Quebec personnel.

•	Technical and financial information provided by NAL and Sayona Quebec personnel.

•	Internal unpublished reports received from NAL.

•	Additional information from public domain sources.

2.4	UNITS OF MEASURE & GLOSSARY OF TERMS

Unless otherwise specified or noted, this report uses the following assumptions and units:

•	All measurements are in metric units,
•	Currency is in Canadian dollars (CAD),
•	Metal prices are expressed in Canadian dollars (CAD),
•	Selling prices are in United States dollars (USD).

A list of the abbreviations (Table 2‑2), units of measurement (Table 2‑3) and conversion factors (Table 2‑4) used in this report are provided on the following pages.

Moblan Technical Report Summary, Quebec, Canada
Table 2‑2 – List of abbreviations and units of measurement

Abbreviation	Term
43-101	National Instrument 43-101 Respecting Standards of Disclosure for Mineral Projects (Regulation 43-101 in Quebec)
AA	Atomic absorption
Ai, AI	Abrasion index
APR	Annual percentage rate
ARD	Acid rock drainage
ASX	Australian Securities Exchange
BWI/BWi/BR	Bond work index
CAD/USD	Exchange rate: cost of 1 Canadian dollar in American dollars
CAGR	Compound annual growth rate
CAPEX	Capital expenditure
CDC	Name for a map-designated claim after November 22, 2000
CIM	Canadian Institute of Mining, Metallurgy and Petroleum
CIM Definition Standards	CIM Definition Standards for Mineral Resources and Mineral Reserves (2014)
CIM MRMR Best Practice Guidelines	CIM Estimation of Mineral Resources and Mineral Reserves Best Practice Guidelines (2019)
COG	Cut-off grade
CoV	Coefficient of variation
COMEX	Comité d'examen des répercussions sur l’environnement et le milieu social
CRM	Certified reference material
CWi	Crusher work index
DDH	Diamond drill hole
Directive 019	Directive 019 sur l’industrie minière
DMS	Dense medium separation
DSO	Deswik Stope Optimizer
EIJB	Eeyou Istchee James Bay
EM	Electromagnetic
ESIA	Environmental and social impact assessment
FA	Fire Assay
FEGB	Frotet-Evans greenstone belt
FEL	Front-end loader
FS	Feasibility study
G&A	General and administration
GESTIM	Gestion des titres miniers (the MRNF’s online claim management system)
GHG	Greenhouse gas
GOR	Gross overriding revenue (royalty)
HLS	Heavy liquid separation

Moblan Technical Report Summary, Quebec, Canada
ICP-MS	Inductively coupled plasma mass spectrometry
ICP-AES	Inductively coupled plasma atomic emission spectroscopy
ICP-OES	Induced coupled plasma optical emission spectrometry
ID2	Inverse distance squared
IP	Induced polarization
IRR	Internal rate of return
ISA	Inter-ramp slope angle
IT	Information technology
JBNQA	James Bay and Northern Quebec Agreement
JORC	The Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves
JV	Joint venture
LCE	Lithium carbonate equivalent
LCT	Lithium-cesium-tantalum
LCT	Locked-cycle flotation tests
LOM	Life of mine
MDDELCC
Ministère du Développement durable, de l’Environnement et de la Lutte contre les changements climatiques du Québec (Quebec’s former Ministry of Sustainable Development, Environment and the Fight Against Climate Change - MELCC)

MELCCFP
Ministère de l’Environnement, de la Lutte contre les changements climatiques, de la Faune et des Parcs du Québec (Quebec’s current Ministry of Environment, the Fight Against Climate Change, Wildlife and Parks)

MERN	Ministère de l’Énergie et des Ressources Naturelles (Quebec’s former Ministry of Energy and Natural Resources)
MMER	Metal Mining Effluent Regulations
MRE	Mineral resource estimate
MRNF	Ministère des Ressources naturelles et des Forêts (Quebec’s current Ministry of Natural Resources and Forests)
MRMR	Mineral resources and mineral reserves
MTO	Material take-off
NAD 83	North American Datum of 1983
NAPEG	Northwest Territories and Nunavut Association of Professional Engineers and Geoscientists
NI 43-101	National Instrument 43-101 Respecting Standards of Disclosure for Mineral Projects (Regulation 43-101 in Quebec)
NN	Nearest neighbor
NPAT	Net profit after tax
NPV	Net present value
NRC	Natural Resources Canada
NSR	Net smelter return (royalty)
NTS	National topographic system
NYF	Niobium - yttrium - fluorine

Moblan Technical Report Summary, Quebec, Canada
OGQ	Ordre des Géologues du Québec (Quebec’s Order of Geologists)
OIQ	Ordre des Ingénieurs du Québec (Quebec’s Order of Engineers)
OK	Ordinary kriging
OPEX	Operational expenditure
P.Eng.	Professional engineer
P.Geo.	Professional geologist
PGO	Professional Geoscientists Ontario
PLT	Point load test
Q	Value expressing quality of rock mass (Q-system for rock mass classification)
QA	Quality assurance
QA/QC	Quality assurance/quality control
QC	Quality control
QP	Qualified person (as defined in National Instrument 43-101)
Regulation 43-101	National Instrument 43-101 Respecting Standards of Disclosure for Mineral Projects (Regulation 43-101 in Quebec)
RF	Rockfill
RMR	Rock mass rating
ROM	Run of mine
RPEEE	Reasonable prospects of eventual economic extraction
RQD	Rock quality designation
RWI	Rod work index
SD	Standard deviation
SEDAR+	System for Electronic Document Analysis and Retrieval
SG	Specific gravity
SIGÉOM	Système d’information géominière (the MRNF’s online spatial reference geomining information system)
SUSEX	Sustaining expenditure
TSF	Tailings storage facility
UCS	Uniaxial compressive strength
USD/CAD	Exchange rate: cost of 1 American dollar in Canadian dollars
UTM	Universal Transverse Mercator coordinate system
VLF	Very low frequency
VMS	Volcanogenic massive sulphide
VTEM	Versatile time domain electomagnetic™ (system)
WTP	Water treatment plant

Moblan Technical Report Summary, Quebec, Canada
Table 2‑3 – List of units of measurement

Symbol	Unit
%	Percent
$	Canadian dollar
$/t	Dollars per metric ton
°	Angular degree
°C	Degree Celsius
μm	Micron (micrometre)
A	Ampere
AU$, AUD	Australian dollar
C$, CA$, CAD, $	Canadian dollar
cm	Centimetre
cm3	Cubic centimetre
d	Day (24 hours)
g	Gram
G	Billion
Ga	Billion years
g/cm3	Gram per cubic centimetre
h	Hour (60 minutes)
ha	Hectare
k	Thousand (000)
kg	Kilogram
km	Kilometer
koz	Thousand ounces
kt	thousand metric tons
kW	Kilowatt
kWh	Kilowatt-hour
kWh/t	Kilowatt-hour per metric ton
kV	Kilovolt
kVA	Kilo-volt-ampere
L	Litre
L/h	Litre per hour
L/min	Litre per minute
M	Million
m	Meter
Ma	Million years (annum)
masl	Meters above mean sea level
min	Minute (60 seconds)
ML/d	Million liters per day

Moblan Technical Report Summary, Quebec, Canada
mm	Millimeter
Moz	Million (troy) ounces
Mt	Million metric tons
MW	Megawatt
oz	Troy ounce
oz/t	Ounce (troy) per short ton (2,000 lbs)
ppb	Parts per billion
ppm	Parts per million
s	Second
t	Metric tonne (1,000 kg)
ton	Short ton (2,000 lbs)
tpy	Metric tons (tonnes) per year
tpd	Metric tons (tonnes) per day
tph	Metric tons (tonnes) per hour
US$/USD	American dollar
V	Volt
y	Year (365 days)

Table 2‑4 – List of conversion factors

Imperial Unit	Multiplied by	Metric Unit
1 inch	25.4	mm
1 foot	0.3048	m
1 acre	0.405	ha
1 ounce (troy)	31.1035	g
1 pound (avdp)	0.4535	kg
1 ton (short)	0.9072	t
1 ounce (troy) / ton (short)	34.2857	g/t

Moblan Technical Report Summary, Quebec, Canada
2.5	PREVIOUS TECHNICAL REPORT SUMMARIES

This report is the first S-K §229.1300 compliant Technical Report Summary completed for the Moblan deposit. All previous reports have been completed according to the Canadian Institute of Mining, Metallurgy and Petroleum (CIM) reporting guidelines as used in National Instrument 43-101 standards (NI 43-101).

2.6	EFFECTIVE DATES

The effective date for this report, including mineral resources and reserve estimates, is June 30th 2024.

The effective date of the DFS which serves as the basis of this report is January 24th 2024. The signature date of the report is February 4th 2024.

Moblan Technical Report Summary, Quebec, Canada
3.	PROPERTY DESCRIPTION

3.1	PROPERTY LOCATION, COUNTRY, REGIONAL AND GOVERNMENT SETTING

The Moblan deposit is located in the northwestern part of the province of Quebec, as shown in Figure 3‑1.

Figure 3‑1 – Moblan regional location

Moblan Technical Report Summary, Quebec, Canada

Moblan
Kaamechiiwaapuuka
MISTISSINI
167
Mistissini
167
Siikuunsiiwan
Oujé-Bougoumou
Chibougamau

Figure 3‑2 – Moblan district location

The deposit consists of 20 claims covering 433 ha or 4.3 km2 held 60% by Sayona Nord and 40% by Investissement Québec (40%). The claims fall within the area covered by NTS map sheets 32J10, with the approximate coordinates of the geographic center of the claims lying at 74°54’ W and 50°44’ N (UTM coordinates: 507,059mE and 5,618,693mN, NAD 83, Zone 18). The location of the 20 mining titles is shown in Figure 3‑3.

Moblan Technical Report Summary, Quebec, Canada
3.2	MINERAL TENURE, AGREEMENT AND ROYALTIES

3.2.1	Surface Rights

The status of all mining titles were verified using GESTIM, the Government of Quebec’s online claim management system (https://gestim.mines.gouv.qc.ca/). The titles are filed in GESTIM under the name of Sayona Nord Inc. for the Moblan deposit, with the other Sayona claims listed under “9474-9454 Québec Inc.”

Table 3‑1 – Moblan mining titles

Moblan Technical Report Summary, Quebec, Canada

Figure 3‑3 – Moblan mining titles

3.2.2	Mineral Rights and Permitting

The Moblan deposit lies within the Nord-du-Québec administrative region on lands subject to the James Bay and Northern Quebec Agreement (“JBNQA”). The JBNQA governs the environmental and social protection regimes for the James Bay and Nunavik regions.

The JBNQA establishes three categories of lands (I, II and III) and defines specific rights for each category. The Moblan titles lie on Category III lands, which are public lands in the domain of the State. Category III lands include all the lands within the territory covered by the JBNQA that are located south of the 55th parallel but not included in other land categories. Category III lands are managed by The Eeyou Istchee James Bay Regional Government.

The Cree Nation has exclusive trapping rights on these lands and certain non-exclusive hunting and fishing rights. The Cree Nation also benefits from an environmental and social protection regime that includes, among other things, the obligation for proponents to carry out an Environmental and Social Impact Assessment for mining projects and the obligation to consult with First Nations communities. In addition, the issuer must inform and consult with the First Nation communities and trap line permit holders

Moblan Technical Report Summary, Quebec, Canada
concerning any planned exploration work to minimize interference with traditional trapping, hunting and fishing activities.

3.2.3	Agreements and Royalties

On September 30, 2021, Sayona announced the signing (through its subsidiary Sayona Nord) of an agreement with Lithium Royalty Corporation (LRC) to acquire the Moblan Lithium Project (Moblan Property) (Sayona Mining ASX press release of September 30, 2021). On October 15, 2021, Sayona acquires LRC’s right to purchase the 60% interest in the Project (the “Moblan Interest”) held by Guo Ao Lithium Ltd (“Guo Ao”) and acquires the Moblan Interest from Guo Ao for a consideration of US$86.5 million.

 Guo Ao’s 60% interest in the Project includes certain mineral claims, technical data and studies, and Guo Ao’s rights in the joint venture formed with SOQUEM (40%). The purchase price in consideration of Guo Ao’s 60% interest was payable by Sayona on closing the transaction.

In consideration of the assignment by LRC of its rights to acquire the Moblan Interest, Sayona has agreed to the following terms with LRC:

1.	In consideration of a US$5 million payment by LRC, Sayona will grant LRC a Gross Overriding Revenue (“GOR”) royalty on the Moblan Interest calculated as follows:
a.	2.5% for the first 1 Mt of ore per annum produced from the Moblan Project.
b.	1.5% for any tonne of ore per annum produced from the Moblan Project in excess of the first 1 Mt.
2.
In consideration of a US$3 million payment by LRC, Sayona will cause the transfer to LRC of the 2% Net Smelter Return (“NSR”) royalty currently owned by Quebec Precious Metals Inc. on the Tansim Project.

3.	In consideration of a US$500,000 payment by LRC, Sayona will grant LRC a 1.5% GOR royalty on Sayona’s Mallina Project in Western Australia.
4.	Sayona and LRC have also agreed to enter into an offtake agreement with respect to the Moblan Project with the following key terms:
a.	10% of Sayona’s ownership participation in the Moblan Project of the annual production over the life of mine.
b.	Price at a 5% discount to the prevailing market terms.
5.	Payment by Sayona to LRC of a US$1 million structuring fee on closing the acquisition of LRC’s rights to acquire the Moblan Interest.

On December 31, 2023, SOQUEM transferred all Moblan Property claims to Investissement Québec. Investissement Québec is now a 40% partner in the Moblan Property according to the document entitled “Moblan joint venture agreement deed of assignment”, dated December 31, 2023 (SOQUEM Inc., 2023).

Moblan Technical Report Summary, Quebec, Canada
3.3	ENVIRONMENTAL LIABILITIES AND OTHER PERMITTING REQUIREMENTS

The QPs are unaware of any environmental liabilities, permitting issues or municipal social issues concerning the Project. All exploration activities conducted on the Project comply with the relevant environmental permitting requirements. The QPs have not verified the validity of title or rights on the Properties except for consulting the information available on GESTIM.

The QPs have not identified any obstacles to obtaining permits and entering into the necessary sales contracts, and reasonably believes that the chances of obtaining such approvals and contracts in a timely manner are highly likely.

3.4	OTHER SIGNIFICANT FACTORS AND RISKS

The QPs are not aware of any other significant risks or factors which will impact access to the site and subsequent development of the Project.

Moblan Technical Report Summary, Quebec, Canada
4.	ACCESSIBILITY, CLIMATE, PHYSIOGRAPHY, LOCAL RESOURCES, AND INFRASTRUCTURE

4.1	ACCESSIBILITY

The Moblan deposit is readily accessible from Chibougamau by travelling northeast on provincial highway 167 for about 20km and turning north-northwest onto the Route du Nord, a wide all-season gravel road. After 114km, a south-bearing gravel road branching off Route du Nord toward the southwest leads to the central sector of the Moblan Property, the main area of interest. From that point, all-terrain vehicles can be used to reach the drill pads. The route from Chibougamau to Moblan is shown by the red line in Figure 4‑1 below.

Category III Territory
(Eeyou Istchee Baie-James)
Sayona Nord Inc.
MOBLAN
Lithium Project
N
475 000
500 000
525 000
550 000
575 000
5 650 000
5 625 000
5 600 000
5 575 000
5 550 000
5 525 000
0
20 km
Projection NAD83 UTM zone 18N
SAYONA
Prepared by:
INNOVEXPLO
March 15, 2023

Figure 4‑1 – Moblan location and accessibility

Moblan Technical Report Summary, Quebec, Canada
4.2	TOPOGRAPHY, ELEVATION, VEGETATION AND CLIMATE

4.2.1	Climate

The Moblan deposit is located in a subarctic climate zone with long, cold, snowy winters and short, warm summers. The temperature varies from an average minimum of -24°C in winter (January) to an average maximum of 23°C in the summer (July). Maximum temperatures recorded at Environment Canada’s closest weather station, Chapais, can reach as low as -43.2°C in the winter and as high as 35.0°C in the summer. Figure 4‑2 shows the mean monthly temperatures calculated from daily readings between 1991 and 2020 (https://climate.weather.gc.ca/climate_normals).

Overall precipitation is high for a subarctic climate, with an average annual rainfall of 685 mm and 313 cm of snow. Snow falls from mid-November to mid-April. Average monthly precipitation at Chapais, recorded between 1981 and 2010, can also be found in Figure 4‑2. The mean hourly wind speed is very consistent at Chapais with a monthly average of 6.3km/hr achieved, with a maximum sustained wind speed of 87 km/h reached.

Mining and drilling operations can be conducted year-round. Surface exploration work, such as mapping and channel sampling, can generally only be done from mid-April to mid-November. Depending on local ground conditions, drilling may be best conducted during winter when the ground has frozen.

Figure 4‑2 – Climate normals temperature and precipitation graph at Chapais station

4.2.2	Topography

The Moblan deposit is situated on a localized high-elevation section of undulating terrain, with elevations varying between 431 and 585 masl within the mining titles. The terrain is dominated by northeast trending

Moblan Technical Report Summary, Quebec, Canada
ridges and valleys with two high localities in the center and south-west sections of the mining area, plus wetlands including lakes (e.g., Lac Moblan and Lac Coulombe) and intermittent streams. A color-coded elevation plot of the terrain in the Moblan district is shown in Figure 4‑3.

Figure 4‑3 – Moblan terrain

4.2.3	Vegetation

The area is 85% covered by forests and 15% by lakes and rivers. Widespread swampy areas are found within moderately dense to locally dense forests. The deposit is located in an uninterrupted boreal forest area. Black spruce, balsam fir, and sparse jack pine dominate the mature forest area. The Moblan deposit was never logged but was affected by a wildfire in 1971. Sparse jack pine regrowth populates an area covering about 65% of the deposit. Sample pictures of the Moblan landform and vegetation are shown in Figure 4‑4.

Moblan Technical Report Summary, Quebec, Canada

Figure 4‑4 – Landform variation and northern vegetation on Moblan Property

The overburden on the Moblan Property generally consists of sand and clay varying from 1m thick to usually less than 5 m, reaching more than 30m locally. Bedrock exposures are sparse and controlled by bedrock resistance to glaciation.

4.3	LOCAL INFRASTRUCTURE AND RESOURCES

4.3.1	Airports, Rail Terminals, and Bus Services

No infrastructure exists in the immediate area apart from the Route du Nord highway (year-round access), a network of secondary access roads, and the Châtillon camp of Chantiers Chibougamau Ltée, a manufacturer of forest products (located 15km away from the Moblan Property). An exploration site has been established at Moblan. The Project is still in the greenfield stage; therefore, no operating infrastructures have been built.

The existing infrastructure in the surrounding region includes a railroad connecting Chibougamau with the national rail network and a municipal airport along Route 113, between Chapais and Chibougamau, serviced regularly by various airlines from Montreal and Quebec City. Currently, no bus services are provided to the regional Chibougamau-Chapais region.

Moblan Technical Report Summary, Quebec, Canada
4.3.2	Local Workforce

Chibougamau and nearby Chapais (approximately 45km drive west of Chibougamau) are former copper and gold mining centers with a combined municipal population of about 10,000 residents. The local Cree communities of Mistissini and Ouje-Bougoumou have populations of approximately 3,000 and 1,000, respectively. In addition to mining, the local economy is based on forestry, tourism, energy and an integrated service industry.

The Chibougamau-Chapais region has a long history of mining activity, and several mining suppliers and contractors are locally available. These communities have supplied most of the workforce for the past-producing Troilus, Joe Mann, Copper Rand mines, Opemiska and other operations located in the Chibougamau-Chapais district.

Personnel for a mining operation could be found in Chibougamau-Chapais and among First Nation members. Some skilled labor are expected to require training, and some professionals will likely be sourced from other parts of southern Quebec.

4.3.3	Additional Services and Resources

The Moblan operation will be powered from an existing 161 kV Hydro-Quebec power line (no.1625). The tap connection will be located between structures 563 and 564. A switching station will be installed approximately 0.5km from the tap connection, and a new 161 KV line will be built using wooden poles over a distance of 42km. At the Moblan site, a complete distribution substation will be installed with two 161/25 kV, 20/27 MVA transformers. One of these transformers will be installed for redundancy in case of an emergency or maintenance.

 The communication between the substation, switching station, and the main power line will be carried out via fiber optic cables (OPGW), providing Hydro-Québec with the communication link required to keep the network running smoothly. A third party will provide the electricity main line and construct and maintain the line for Moblan. The OPEX cost of the electricity feed to the mine is considered in the financial assessment.

Water resources are abundant at Moblan, sufficient for any proposed mining and processing activities.

Additional infrastructure in the surrounding region includes:

•	A 60-person exploration camp on the site of the closed Troilus mine, which includes an expanded core logging and cutting facility and an office site.
•	A 45-km power line stretching from Route du Nord to the closed Troilus mine site and its related onsite infrastructure.
•	The 161 kV electrical line no. 1625 from the existing Hydro-Quebec distribution network.

Moblan Technical Report Summary, Quebec, Canada
5.	HISTORY

5.1	GENERAL

Moblan is a greenfields deposit with no prior production undertaken at the site.

5.2	HISTORICAL EXPLORATION AND DRILL PROGRAMS

Exploration programs have been undertaken periodically at Moblan since 1942. Table 5‑1 summarizes the historical exploration and drilling programs undertaken at Moblan.

Table 5‑1 – Moblan historical exploration

Moblan Technical Report Summary, Quebec, Canada

Year	Company	Work description	Details	References
1972- 1976 1979 1980	Société de Développement de la Baie-James	Mineral, geological potential Mineral resource studies Lake sediment geochemical surveys for Co-Cu-Fe-Mn- Mo-Ni-Pb-U-Zn in the Assinica Lake area Fieldwork on a molybdenum showing	Assinica Lake area	GM 34000 GM 34001 GM 34002 GM 34173 GM 34172 GM 34187 GM 34169 GM 38005
1973	Ministry of Natural Resources of Quebec	Information report	Coulombe Property discovery	GM 36053
1979		Geological reconnaissance	Frotet-Troilus area Covers northern half of the property	GM 39045
1980		Cu-Zn mineral potential	James Bay area	DPV 671
1983		INPUT Survey	Troilus-Frotet area	DP-84-48
1984		Lake sediment geochemical survey	Frotet-Evans volcanic belt	MB 84-18 MB 84-19
1987		Thesis/geology report	Frotet-Evans area	MB-87-17
1994		Geophysical data processing	Regnault Lake area	DV 93-12
1995		Map compilation and re- analysis of lake sediment samples for Au-Ag-As-B- Ba-Be-BrCa-Cd-Ce-Co-Cr- Cs-Cu-Eu-Fe-Hg-K-La-Li- Mg-Mn-Mo-Na-Ni-P-Pb-Sb- Sc-Se-Sm-SrTh-Ti-Tm-U-V- W-Y-Zn	Assinica Lake area	MB-95-31
1993	Inco Ltd	Prospecting (Beep-Mat), sampling	Lac Chaloneau Property Samples were taken for Au+base metal analysis and whole rock geochemistry. Anomalous assays included 0.32% Cu from an angular graphitic schist boulder and 0.10% from a basalt outcrop, but the program failed to locate the surface expression of the Muscocho VMS mineralization. (covers the NE part of the property)	GM 52266
1997		Ground Mag-HEM (Max- Min) surveys	Lac Chaloneau Property	GM 54986
1993-1994	Abitibi Lithium Corporation	Detailed report on the property Comprehensive sampling program	Fieldwork observations, particularly of the pegmatitic deposits, suggested the presence of "considerable tonnages of excellent-grade" lithium-bearing minerals. Areas 3 and 4 are the most promising sectors on the property.	GM 52770 GM 58597
1994	Noranda Exploration Ltd / MSV Resources Inc.	Ground MAG (41.7 line-km) and EM (32 line-km) (HEM) survey	Tortigny Project (covers the western part of the property)	GM 52552
		Ground MAG (51.2 line-km) and EM (41.6 line-km) (HEM) survey	Tortigny Extension Project (covers the east end of the property)	GM 53890
1996		Ground MAG (24.3 line-km) and EM (23.5 line-km) (HEM) survey	Tortigny Extension and Extension South projects (covers the east end of the property)	GM 54108

Moblan Technical Report Summary, Quebec, Canada

Year	Company	Work description	Details	References
1997	Noranda Exploration Ltd / MSV Resources Inc.	1994-1997 prospecting, mapping, sampling Ground EM surveys: HEM (24.9 line-km), Pulse EM (0.8km)	Tortigny Property (covers the east end part of the property)	GM 55574 GM 55408
2000	Lithos Corporation / Boreal Exploration Inc.	Geological survey, Beep Mat, VLF Ground EM (MaxMin) survey	Moblan Property (covers NE part of the property)	GM 58108
2002	TGW Corporation / Limtech Lithium Metal Technologies Inc.	Prospecting, line cutting, mapping, sampling Ground Mag-IP surveys 6 DDH (MO-02-01 to 06: 621 m)	Moblan Project (covers NE part of the property) Best results: 1.53% Li and 0.97% Li, 626 ppm Ta (sample #16003); 0.34% Li and 240ppm Ta / 7.5m, incl. 0.72% Li / 3m (DDH MO-02-02) in a pegmatite dyke	GM 59602 GM 59603
2001	SOQUEM Inc.	Line cutting (37.5 km) Ground gradiometric survey (35 km) Sampling for analyses and preliminary mineralogical studies	Moblan Property	GM 59343
2005		Mechanical stripping, Prospecting, mapping, grab sampling Radiometric survey (test of method) Lithium flotation testwork on 30 kg of ½ core composite (by Lakefield, for GlobeStar).	Moblan Property 5 trenches 14 new pegmatite / spodumene outcrops	GM 62239
2007	TJCM (Table Jamésienne de Concertation Minière)	Geochemical survey over glacial deposit, Frotet- Troilus area, NTS sheet 32J	Frotet-Troilus area	MB 2007-01
2007	Globestar Mining Inc. / SOQUEM Inc.	12 DDH (MS-07-01-02, MS- 07-04 to MS-07-11, MS-07- 13: 1,244.88 m)	Moblan Project	Desbiens and Girard (2008)
2008		Technical and economic assessment report	West Moblan Pegmatite Project	Pearse, G. H. K. (2008)
2009		Mapping, mechanical stripping of 9 outcrops and channel sampling Topographic survey (12-drill hole collars) testing-scale MAG survey Genivar: Technico- economic assessment of Moblan West	Moblan Property	GM 64838
2011		99 DDH (1331-10-14 to 110: 13,453.45 m)		GM 65828
2013		Mechanical stripping of 10 outcrops Mapping and sampling of an old stripped outcrop		GM 68291
2016		10 DDH (1331-16-111 to 120: 1,401 m)	Best results: DDH 1331-16- 113: 2.12% Li_2O / 17.3m and DDH 1331-16-115: 1.52% Li_2O / 29.3 m	GM 70245
2011	Perylia Ltd	Filing of JORC Code- compliant technical report by RPA Inc., including a mineral resource estimate		Salmon and McDonough (2011)
2017	Ministry of Natural Resources of Quebec	Lake sediment geochemical survey for Ag, As, Ce, Cu, La, Mo, Ni, Pb, Zn	Assinica Lake area	DP 2017-07
2018	Guo Ao Lithium Ltd / Neotec Lithium Ltd	11 condemnation DDH (1,460 m)	Moblan Project	Ibrango (2018) Internal report
2019		Feasibility study		Maguran et al. (2019)

Moblan Technical Report Summary, Quebec, Canada
6.	GEOLOGICAL SETTING, MINERALIZATION AND DEPOSIT

This chapter describes the Moblan Property geological setting and mineralization.   Information contained in this chapter was previously published by Sayona in a NI 43-101 Technical Report titled “NI 43-101 Feasibility Study Report for the Moblan Lithium Project, Eeyou Istchee James Bay Territory, Quebec, Canada”, dated February 4, 2024.

6.1	REGIONAL GEOLOGY

Sayona controls ten Properties in the Moblan James Bay Property Group (collectively termed “Properties”), all located in the Frotet-Evans greenstone belt (FEGB) within the Opatica Subprovince of the Archean Superior Province (Figure 6‑1).

The FEGB, a major volcano-plutonic arc complex, spans approximately 250km from the Nottaway River in the west to Mistassini Lake in the east, with a width varying between 5km and 35km. It is divided into four segments: Evans-Ouagama, Storm-Evans, Assinica, and Frotet-Troilus (Boily, 1999; Boily and Dion, 2002). The FEGB is surrounded by granitoids and gneisses of the Opatica Subprovince, with boundaries defined by the Némiscau and Opinaca Subprovinces to the north and the Abitibi Subprovince to the south. The FEGB is characterised by metavolcanic rocks flanked by plutonic intrusions of granodioritic and granitic composition (Simard, 1987).  The eastern and western ends of the FEGB are mainly volcanic, while the central part features volcano-sedimentary assemblages. The Properties cover sections of the Assinica and Frotet-Troilus segments (Figure 6‑2).

The Assinica segment, located in the central part of the FEGB, is approximately 13km thick and 50km long, and is split into two main groups: the Assinica Group and the Broadback Group (Brisson et al., 1997). The lower Assinica Group mainly consists of mafic volcanic rocks, with some felsic volcanic (pyroclastic) rocks and a few mudrocks. Above this, the Broadback Group features sub-concordant, clastic sedimentary rocks, divided into four units: basal conglomerate, mudstone, sandstone, and upper conglomerate. Currently, there are no geochronological data to determine the age of the Assinica Group. The regional metamorphism in this segment ranges from greenschist to lower amphibolite facies.

The Frotet-Troilus segment, situated at the eastern end of the FEGB, features volcano-sedimentary sequences from the Troilus Group. These sequences predominantly include massive to pillowed basaltic flows and pyroclastic rocks (Gosselin, 1996), along with minor units such as komatiitic basalts, felsic to intermediate volcanics, and volcaniclastics. The segment is also intruded by various dikes, sills, plutons, and stocks of diverse compositions. U-Pb zircon ages from felsic tuff layers and a felsic dyke are 2780 ± 28 Ma and 2750 ± 28 Ma (Thibault, 1985) and 2782 ± 6 Ma (Pilote et al., 1997), respectively.  Simard (1987) first defined the stratigraphy of the Troilus Group, which was later revised by Gosselin (1996). Gosselin identified four main volcanic phases. Phase 1 includes the De Maurès, La Fouche, and Dompierre Formations, which are primarily tholeiitic basalts and ferrotholeiites, with polymetallic VMS occurrences rich in pyrite and pyrrhotite. Phase 2 features the Odon and Frotet formations, characterised by pyroclastic calco-alkaline units, including tuffs and minor fine-grained sediments.

Moblan Technical Report Summary, Quebec, Canada
Phase 3 represents the transition from volcanic to sedimentary zones, with the Châtillon, Parker, Domergue-Sud, and Misière formations. The Châtillon Formation is marked by komatiitic basalts with micro-spinifex and variolitic massive basalts, while the Parker Formation includes gabbros with basalts or andesites. The Domergue-Sud Formation consists of magnesian basalt, and the Misière Formation is mainly pillowed basalt. Phase 4 is dominated by the Domergue-Nord Complex, which consists of magnesian basalts along with sedimentary and pyroclastic rock layers.

Figure 6‑1 – Location of the Moblan Lithium Project in the Opatica Subprovince of the Superior Province. Mosaic map from Percival (2007).

Moblan Technical Report Summary, Quebec, Canada

Figure 6‑2 – Regional geological map of the Moblan James Bay Property Group

6.1.1	Structure and Metamorphism

Various models have been proposed to explain the geodynamic evolution of the Opatica Subprovince. Historically, it's been considered the deeply eroded core of an Archean orogen, with the adjacent Abitibi Subprovince representing a shallow section of its foreland fold and thrust belt (Sawyer and Benn, 1993; Sawyer, 1998). This model involves a flat, north-dipping subduction zone anchored southward at the Pontiac-Abitibi interface (Daigneault et al., 2002). In contrast, the FEGB is thought to be an upper crustal thrust sheet within the Opatica Subprovince, primarily consisting of orthogneissic lower thrust sheets intruded by plutonic suites. More recently, a vertical tectonics hypothesis has been proposed to explain the coeval magmatism and metamorphism across a large region (Daoudene et al., 2022).

According to various authors (Sawyer and Benn, 1993; Daoudene et al., 2022), the Opatica Subprovince has experienced three major deformation events, designated as D1, D2, and D3 (Davis et al., 1995). The D1 event is marked by a penetrative amphibolite-grade foliation (S1) with broadly distributed mineral and stretching lineations trending WSW-ENE. These fabrics indicate high-temperature regional gneissic foliation, creating a metamorphic layering that aligns with F1 folds. D2 features a steeply dipping amphibole-biotite foliation (S2) with associated NNW-SSE stretching lineations. The D2 fabrics are confined to high-strain zones, with S1 fabric becoming vertical and transposed into S2, resulting in S1-2 metamorphic layering. Amphiboles and micas 40Ar/39Ar ages in the Opatica Subprovince suggest that exhumation began around ≥ 2678 Ma and was almost

Moblan Technical Report Summary, Quebec, Canada
simultaneous with, or slightly followed by, the uplift and partial melting of OPB orthogneisses around 2668 Ma (Daoudene et al., 2022).

The youngest deformation event, D3, is more localized and characterised by subvertical shear zones and faults, including east-northeast-trending sinistral zones and east and southeast dextral zones. Major sub-vertical, NW-SE trending shear zones related to D3 (the Lucky Strike and Nottaway shears) cut through the FEGB after peak metamorphism (Boily and Dion, 2002). D3 fabrics feature a well-developed, sub-horizontal stretching lineation, indicating that strike-slip motions dominate. Conjugate dextral and sinistral transcurrent shearing and faulting likely began around 2600 Ma and persisted for about 100 Ma (Daoudene et al., 2022).

Brisson et al. (1997) and Daoudene et al. (2022) have suggested that the structural pattern includes a dome and basin formed by an initial E-W compression phase followed by a principal N-S compression phase in the Assinica segment. The second deformation phase is marked by a well-developed axial plane schistosity (E-W) present in all units. In the western area, the regional fabric increase is linked to the ductile Lucky Strike fault (Benn et al., 1992), which offsets the units.

According to Bernard et al. (2021), the Frotet-Troilus segment of the FEGB is structurally divided into North and South domains by the Frotet anticline (Gosselin, 1996). The North domain is dominated by NE-SW to ENE-WSW structures, including the Troilus syncline related to D1. It also features D2 dextral strike-slip faults and longitudinal reverse faults dipping northwest. The South domain is structurally more complex, characterised by ESE-WNW to SE-NW structures and three major synclines with limbs affected by regional SE-NW to E-W faults, along with NE-SW folds and reverse faults near its southern boundary. Regional metamorphism in the belt's core reaches greenschist facies, increasing to lower amphibolite grade at the margins and around felsic intrusions (Pearse, 2008).

6.1.1	Mineralization

Moblan James Bay Property Group Properties contain a variety of different mineral occurrences (Table 6‑1), underscoring the potential of the FEGB to host a range of deposit styles, including (i) Li pegmatites; (ii) Cu-Zn VMS deposits; (iii) Au orogenic quartz-carbonate veins and disseminated sulphide deposits; (iv) Ni-Cu-PGE magmatic sulphide deposits; and (v) Au-Cu porphyry systems (e.g., Troilus Gold) (Gosselin, 1996; Frappier-Rivard and Larderaz, 2012; Bernard et al., 2021).

Moblan Technical Report Summary, Quebec, Canada
Table 6‑1: Summary of the mineralised occurrences on the Moblan James Bay Property Group

Property	Occurrence / Deposit	Metals / Minerals	Deposit Type	Highlights
Moblan	Moblan	Li	Lithium pegmatites	This report
	Lac Coulombe- 1222	Zn	VMS
2.1% Cu, 3.03% Zn and 43.3 g/t Ag (grab sample); 1.16% Cu, 5.87% Zn and 15 g/t Ag / 0.6m (DDH #1); 0.33% Cu
and 3.43 g/t Ag / 1m (DDH #2); 0.52%
Zn / 0,3m (DDH #2) (GM 13671). 8042
ppm Cu and 7.5 ppm Ag (sample 30451); 5099 ppm Cu and 4.3 ppm Ag
(sample 69878) (GM 64838)

Lac-Albert	NA	NA	NA	NA
Gariteau	NA	NA	NA	NA
Albert-Sud	NA	NA	NA	NA
Lezai-Troilus	Inmet-Diléo	Zn	VMS	6.64% Zn, 0.69% Cu and 21,1 g/t Ag / 0.05 m; 0.83% Zn, 0.55% Cu and 15.2 g/t Ag / 0.25 m; 0.46% Zn, 0.57% Cu and 5.9 g/t Ag / 0.55m (DDH IN-96-01) (GM 54596)
	MT2	Au	Quartz- carbonate- sulphide veins	10.5 ppm Au, 1200 ppm Cu and 3 ppm Ag (Hole UPG-20-03) (GM 72024)
	CT-17-06	Au	N/D	2.51 g/t Au / 0.94m (gold mineralization in brecciated rocks) (SIGEOM)
	Lac à la Pluie	Mo	N/D	0.45% Mo and 0.47% Bi (average grade of 56 veins); 2980 ppm Mo (sample #135320) (GM 70084)
	Lac Lezai	Mo	N/D	0.64 to 0.96% MoS2 (grade from 4 grab samples) Mineralization is generally associated with quartz veins (SIGEOM)
Tortigny	Tortigny	Zn	VMS
Historical inventory of
1.1 Mt @ 3.65% Zn, 1.78% Cu, 48.51
g/t Ag and 0.35 g/t Au (Beaufield, NI 43-101; 2014)
The inventory reported is historical and should not be relied upon. It is included in this item for illustrative purposes only. Sayona does not consider this historical estimate to be current.

	Lac Coulombe- Est	Cu	VMS	0.59% Cu and 4.5 g/t Ag / 0.4m (DDH C-5) (GM 28168)
	Lac Coulombe (Muscocho)	Cu	VMS	4.8% Zn, 0.75% Cu and 15.4 g/t Ag / 1.7m (DDH No. 1) (GM 13671); 2.73% Zn and 0.13% Cu / 1.43m (DDH M72-1) (GM 28168); 2.19% Zn, 1% Cu and 21.2 g/t Ag / 4.88m (DDH M74-3) (GM 30707)

Moblan Technical Report Summary, Quebec, Canada
Property	Occurrence / Deposit	Metals / Minerals	Deposit Type	Highlights
	Chaloneau	Ag	VMS	CH-96-03: 0.55% Cu, 0.25% Zn and 296.6 g/t Ag / 0.7 m; CH-96-02: 0.27% Zn / 2.5 m; CH-96-01: 0.32% Zn / 0.8m (GM 55449)
	Christiane	Au	Quartz- carbonate- sulphide veins	Trench TRM-98-12: 4.74 g/t Au and 1.7 g/t Au; 4100 ppm Zn, 132 ppb Au and 52.2 g/t Ag / 1m (GM 56423)
	Lac Chatillon	Ag	VMS	13.75 g/t Ag and 0.27% Zn / 1.8m and 0.44% Zn and 16.5 g/t Ag / 0.9m (DDH 1231-98-07). 5700 ppm Zn / 0.7m in Trench TRM-98-8B (GM 56423)
Regnault	Moblan-Brigitte	Au	Au associated with volcanic rocks	1.9 g/t Ag / 1 m; 642 ppm Cu, 437 ppm Zn and 3.3 g/t Ag / 0.55m (DDH BG-96- 08) (GM 55494)
	Groupe Boulder	Ni	Ni-Cu (±Co ±EGP) Magmatic sulphide	5.25% Cu and 66.7 g/t Ag (grab sample); 2.55% Cu, 1.05% Ni and 0.15% Co (grab sample) (SIGEOM)
	Lac du Crabe Nord	Ag	VMS	11.0 g/t Ag / 1.3m (GM 67268)
	Lac du Crabe - NE	Cu	VMS	6520 ppm Cu, 1050 ppm Zn and 4.1 g/t Ag / 0.7 m; 7140 ppm Zn, 1530 ppm Cu and 3.4 g/t Ag / 3.8m (GM 67268)
	Pearl	Zn	VMS	2.99% Zn, 588 ppm Cu and 3,1 g/t Ag (207478); 4562 ppm Zn, 4657 ppm Cu and 8.2 g/t Ag (207479) (GM 52827)
	Lac Chix	Au	Au showing	1.2 g/t Au (sample 35B); 1.9 g/t Au (sample 35C) (SIGEOM)
Larabel	Larabel	Au	Quartz- Carbonates- Sulphides Vein	1.43 g/t Au; 0.24 g/t Au / 0.3 m, 6 g/t Ag / 2.3m and 0.24% Cu / 0.7m (DDH UTL-19-03) (GM 71808)
Frotet	Lac Frotet (Baie Ouest)	Cu	Cu-vein	1% Cu and 7797 ppm Zn (surface sample) (SIGEOM)
	Pyrox II Est	Pt-Pd	Magmatic sulphides	100 ppb Au, 510 ppb PGE (410 ppb Pd, 100 ppb Pt) and 890 ppm Cu (672124); 140 ppb Au, 880 ppb PGE (730 ppb Pd, 150 ppb Pt) and 2810 ppm Cu (672125) (GM 58478)
	Lac Frotet-Baie SE	Cu	VMS	0.93% Cu and 2.8 g/t Ag (sample 15B; (ET 84-08). 5744 ppm Cu (grab sample) (GM 53495)
	Lac de Maurès- Est	Cu	Quartz- carbonate- sulphide veins
3.35% Cu, 0.83 g/t Au and 1.25 g/t Ag /
0.15m (DDH B, unknown reference); 12.55% Cu (grab sample, unknown reference) (SIGEOM); 0.65% Cu, 0.53% Cu, 0.79% Cu and 2.00% Cu (samples 179622, 179623, 1 79624 and 180636)
(GM 52492); 11.00% Cu and 50.00 g/t
Ag and 3.46% Cu and 13.40 g/t Ag (samples 179626 and 179627) (GM
52492); 0.83% Cu and 5.79 g/t Au
(samples 180638) (GM 52492)

Moblan Technical Report Summary, Quebec, Canada
Property	Occurrence / Deposit	Metals / Minerals	Deposit Type	Highlights
De-Maurès	Lac de Maurès- Sud	Ag	VMS	5.00 g/t Ag and 0.23% Cu (sample 21) (DP 87-20)
	Boulder Lake (Zone A)	Zn	N/D	0.95% Zn (sample 207009) (GM 52209)
	Boulder Lake (Zone B)	Zn	N/D	1.17% Zn (sample 178703) (GM 52209)
	Boulder Lake (Zone C)	Au	N/D	4.96 g/t Au and 1.00 g/t Ag (sample 178931) (GM 52209)
	Claudette (Zone A)	Cu	N/D	1.79% Cu and 5.50 g/t Ag and 1.25% Cu and 2.40 g/t Ag (samples 179506 and 192307) (GM 52492)
	Claudette (Zone B)	Cu	N/D
0.73% Cu and 2.60 g/t Ag and 4.79% Cu and 12.80 g/t Ag (samples 179693 and 179694) (GM 52492); 0.53% Cu and 2.20 g/t Ag and 0.58% Cu and 2.20
g/t Ag (samples 179618 and 179666)
(GM 52492); 1.48% Cu and 3.70 g/t Ag
(sample 179571) (GM 52492). 1.0477%
Zn, 0.12% Cu and 0.4 g/t Ag (sample 179694) (GM 52828)

	Claudette (Zone D)	Cu	N/D
0.63% Cu, 0.26% Zn and 4.20 g/t Ag and 0.60% Cu and 14.90 g/t Ag (samples 179583 and 207361) (GM
52492); 1.00% Cu, 0.18% Zn and 3.10
g/t Ag and 0.29% Cu and 1.97 g/t Au (samples 207486 and 207487) (GM
52492)

	Claudette (Zone E)	Cu	N/D	2.32% Cu, 0.53% Zn and 28.50 g/t Ag (sample 207499) (GM 52492)
	Lac Pointeau- NO	Ag	Quartz- carbonate- sulphide veins	5.00 g/t Ag and 680 ppb Au and 4.20 g/t Ag, 0.18% Mo and 750 ppb Au (samples 101 and 100) (DP 87-20)

6.2	PROPERTY GEOLOGY

6.2.1	Local Geology and Structure

The geology of Moblan Property is dominated by a large northeast-southwest trending gabbro (‘mafic intrusive rocks’, Figure 6‑3).   Other rock units include lithium pegmatite dykes, mafic volcanic rocks, intermediate volcanic rocks, felsic volcanic rocks and metasedimentary rocks. Recent drilling has intersected felsic plutonic rocks to the west of the gabbro (‘granodiorite’ and ‘granite’, Figure 6‑3), prompting a revision of the local geology (Eglinger, 2023).

The gabbro is bordered to the northwest by mafic lava flows and a plutonic complex, and to the southeast by a volcano-sedimentary sequence with tholeiitic and transitional lavas, volcaniclastic, and sedimentary rocks (Figure 6‑3). The gabbro hosts the Main pegmatites, South pegmatites and Inter pegmatites). The Moleon pegmatites are hosted by adjacent mafic volcanic rocks.

Moblan Technical Report Summary, Quebec, Canada
Felsic plutonic rocks intersected by drilling are interpreted as an extension of the Lezai granodiorite pluton to the southwest. The  granodiorites are intruded by pink granitic dykes with similar geochemical features to late biotite granite across the Opatica Subprovince.

 Several local NE-trending shear zones and faults have been mapped, some of which have displaced the eastern part of the Main pegmatites.

Figure 6‑3: Local geology of the Moblan Property showing the Main, Inter, South and Moleon pegmatite domains

6.2.2	Mineralization

At total of 75 discrete lithium pegmatite dykes have been identified by mapping and drilling within the Property, these are mainly hosted within the gabbro unit.  The lithium pegmatites are grouped into four domains: Main, South, Inter, and Moleon (Figure 6‑3, Table 6‑2). Each domain consists of a series of stacked dykes with varying thicknesses.

Boundaries between the Main, South, Inter, and Moleon pegmatite domains are defined by their orientations and geological continuity between sections.

The Main pegmatite domain comprises 21 lithium pegmatite dykes that trend E-W and dip slightly to the north (N280°/-20 to -30°). The domain spans 1,500m E-W and 500m N-S, with three dykes containing an average intercept length greater than 10m.

Moblan Technical Report Summary, Quebec, Canada
The South pegmatite domain includes 20 lithium pegmatite dykes, oriented E-W and horizontal or dipping slightly to the south (N080°/-10°). The domain extends 750m E-W and 500m N-S, with five dykes containing an average intercept length greater than 10m.

The Inter pegmatite domain consists of 17 lithium pegmatite dykes that trend E-NE and dip moderately to the north (N260°/-20°). The domain extends 750m E-W and 300m N-S, with one dyke containing an average intercept length greater than 10m.

The Moleon pegmatite domain includes 17 lithium pegmatite dykes, oriented N-S and dipping steeply to the west (N180°/-70°). The domain spans 750m N-S and 250m E-W, with two dykes in this group containing an average intercept length greater than 10m.

Table 6‑2: Summary of lithium pegmatite domains included in the MRE

Lithium Pegmatites	Main pegmatites	South pegmatites	Inter pegmatites	Moleon pegmatites
Main strike and dip	N280°/-20° to -30°	N080°/-10°	N260°/-20°	N180°/-70°
Number of pegmatite dykes	21	20	17	17
Number of lithium pegmatite dykes classified by average intercept length
Average intercept length	Number of pegmatite dykes	Number of pegmatite dykes	Number of pegmatite dykes	Number of pegmatite dykes
> 35m	NA	2	NA	NA
> 25m	2	1	NA	1
> 10m	1	2	1	1
> 4m	6	5	9	3
> 2m	5	5	6	5
˂ 2m	7	5	1	7

Pegmatite mineralogical studies completed in 2011 focused on six composite samples from the Main pegmatite domain (Salmon and McDonough, 2011). Primary minerals identified included microcline (KAlSi3O8) (12.7%-18.3%), Na-feldspar (18.2%-31.1%), quartz (37.0%-41.3%), spodumene (9.1%-21.2%), and primary muscovite (KAl2(AlSi3O10)(F,OH2)) (2.7%-5.1%).  Electron microprobe analysis of spodumene from the Main pegmatites (LiAlSi2O6) indicated an average lithium content of 7.86 wt.% Li2O. Moblan pegmatites contain iron in various primary and likely secondary mineral phases, with a mean value of 0.77 wt.% Fe2O3from whole-rock analyses (filtered for CaO ≤ 1.0 wt.%). Iron is found in spodumene (mean content of 0.2 wt.% Fe2O3) and primary muscovite (mean content of 0.4 wt.% Fe2O3), and secondary muscovite, resulting from hydrothermal alteration, could also contribute to the iron content. Iron content does not correlate with lithium grade.

Moblan lithium pegmatites display distinct internal fabrics, with various crystal habits, orientations, and complex spatial mineral segregation. These features are used to describe the internal zonation of pegmatites (border, wall, aplite, intermediate, and core zones). Internal fabrics are visible in the drill core (Figure 6‑4, Figure 6‑5 and Figure 6‑6).

Moblan Technical Report Summary, Quebec, Canada
Tantalum-oxides have also been identified in two distinct textural positions: (i) as magmatic Ta mineralisation associated with sodic aplite (notably in the Main pegmatites) and/or as metasomatic Ta mineralisation with albite-quartz alteration (mainly in the Moleon pegmatites). Minor zinc mineralisation has also been reported (Table 6‑1, Figure 6‑3). Zinc mineralisation is hosted by volcaniclastic rocks and primarily consists of pyrite, with minor sphalerite and chalcopyrite.

Figure 6‑4: Moblan lithium-bearing pegmatites, Main pegmatites

A)
Main pegmatites with sample grading 3.01% Li2O in DDH 1331-10-40 at ~28m; B) Main pegmatites with sample grading 1.72% Li2O in DDH 1331-10-40 at ~43m. Pegmatite core photographs. Core diameter is 47mm.

Moblan Technical Report Summary, Quebec, Canada

Figure 6‑5: Moblan Li-bearing pegmatites, Main, South and Moleon pegmatites

A)
Main pegmatites with sample grading 1.60% Li2O in DDH 1331-10-101 at ~55.5m; B) Moleon pegmatites with section grading 2.06% Li2O over 10.6m in DDH 1331-22-148 from ~143 to 154.5m; C) South pegmatites with section grading 1.62% Li2O over 6.2m in DDH 1331-22-137 from ~45 to 52.5m. Pegmatite core photographs. Core diameter is 47 mm.

Figure 6‑6: Iron distribution in Moblan’s lithium pegmatites

A)
Fe2O3 versus Li2O inside pegmatites (filtered at lower than 1 wt.% CaO to prevent contamination from the mafic host rocks; B) Spodumene is variably altered to pseudomorphs with dark green colours that maintain the subhedral habit of primary spodumene. Post-magmatic alteration converts initially white-grey and light green unaltered spodumene into fine-grained secondary muscovite. Pegmatite core photographs. Core diameter is 47 mm.

Moblan Technical Report Summary, Quebec, Canada
6.3	DEPOSIT TYPES

6.3.1	Pegmatite-Hosted Deposits

Pegmatites are coarse-grained igneous rocks, usually granitic, noted for their highly variable grain size and unique crystal textures (London, 2018). They often appear in kilometre-sized swarms, forming dykes, sills, or lenticular bodies, and intrude into country rocks at middle to upper crustal levels. The contact between pegmatites and host rocks can range from sharp to gradual, influenced by the host rock type and emplacement depth.

There are two main models for pegmatitic melt generation: (i) the differentiation model, which views pegmatites as the end-stage melts of fractionated granites (Cameron et al., 1949), and (ii) the anatectic model, which sees them as products of low-rate partial melting of metasediments or felsic meta-igneous rocks (Stewart, 1978; Figure 6‑7). Variations in pressure and temperature during formation, along with changes in magma composition, affect the elements present in pegmatites (2005). Pegmatites are classified into five types based on their metamorphic environment, mineralogy, elemental composition, and texture: the abyssal class, the muscovite class, the rare-element class, and the miarolitic class.

Most rare-element pegmatites fall into two main groups based on trace element signatures (Cerný, 1992): one group is enriched in lithium, cesium, and tantalum (LCT), while the other is rich in niobium, yttrium, and fluorine (NYF). LCT pegmatites crystallize from fluid-rich melts with various incompatible elements like Li, Ta, Sn, Rb, Be, Nb, and Cs (Figure 6‑8).  A third group of mixed pegmatites displays characteristics of both LCT and NYF types.

Early research suggested a link between pegmatite types, granite types, and tectonic settings. Martin and De Vito (2005) noted significant exceptions to this, proposing that compressional (orogenic) settings tend to produce LCT pegmatites, while extensional (anorogenic) settings favour NYF pegmatites. Černý (1992) classified granitic pegmatites into eight genetic types based on their mineralogical and geochemical characteristics:

•	Type 1: Barren biotite-magnetite granitic pegmatite
•	Type 2: Barren pegmatite with plagioclase, microcline (often graphic), biotite, and tourmaline
•	Type 3: Microcline pegmatite, commonly graphic
•	Type 4: Zoned microcline-albite pegmatite containing muscovite, beryl, and tourmaline
•	Type 5: Zoned albite-microcline pegmatite, typically metasomatized and enriched in lithium, rubidium, cesium, beryllium, tantalum, boron, phosphorus, and fluorine
•	Type 6: Albite pegmatite with lithium, beryllium, tin, and tantalum mineralisation
•	Type 7: Homogeneous albite-spodumene pegmatite with secondary mineralisation in beryllium, tantalum, tin, and molybdenum
•	Type 8: Quartz veins with feldspar and occurrences of beryl, cassiterite, and wolframite

Moblan Technical Report Summary, Quebec, Canada
The Moblan pegmatites are identified as part of a lithium-rich pegmatite dyke swarm belonging to the LCT family, hosted by gabbro. They are classified under the albite-spodumene subtype (Type 7), with notable enrichment in cesium (Cs), tantalum (Ta), and rubidium (Rb). This geological model has been consistently applied throughout the exploration and development phases of the Moblan Lithium Project.

Figure 6‑7 Geological sections of favourable Li-rich pegmatite setting

Moblan Technical Report Summary, Quebec, Canada

Figure 6‑8  P-T forming environment and emplacement processes within a pegmatite group of the LCT pegmatites form along the upper margin of a pluton

6.3.2	Other Deposit Types

Other deposit styles of potential interest within the Moblan James Bay Property Group include:

•	Volcanogenic Massive Sulphide (VMS) Deposits containing copper, silver and gold
•	Orogenic Quartz-Carbonate-Sulphide Vein Deposits containing gold
•	Massive Sulphide Deposits containing nickel and copper and platinum

VMS Deposits form through hydrothermal convection systems on the seafloor, typically within extensional tectonic settings.  VMS deposits are key sources of zinc, lead, copper, silver, and gold, and may also contain cobalt, tin, selenium, and other valuable elements. A typical deposit features a lens of massive sulphides, with over 60% sulphide minerals, underlain by a discordant stockwork zone of veins and stringers in hydrothermally altered rock.  In the Frotet-Troilus segments, VMS deposits are a major source of copper and zinc, and significant for gold, silver, and lead (Bernard et al., 2021). One prime example is the Tortigny deposit, where semi-massive to massive lenses occur within graphitic sediments between basaltic units. Resources are estimated at 1.098 Mt, grading 1.78% Cu, 3.65% Zn,

Moblan Technical Report Summary, Quebec, Canada
48.51 g/t Ag, and 0.35 g/t Au (Ilieva et al., 2014). Other VMS occurrences in the region include Lac Coulombe, Pearl, and Claudette.

Orogenic Quartz-Carbonate-Sulphide Vein Deposits form in metamorphic terrains near major deep-crustal fault zones. Most orogenic gold deposits are found in greenschist facies rocks, although they can also occur in rocks of varying metamorphic grades.. Gold is primarily found within the quartz-carbonate vein systems but can also be present in sulphidized wall-rocks or silicified sulphide replacement zones. In the Frotet-Troilus region, notable orogenic gold occurrences include the Christiane, Lac Frotet (Baie Ouest), Lac De Maurès Est, and Larabel deposits.

Massive Sulphide Deposits are linked to volcanic flows and sub-volcanic intrusions.  Mineralisation typically shows sulphide segregation and settling textures, transitioning from disseminated to net-textured, and then to massive sulphide layers. The thickest accumulations of nickel sulphides are often found at the base of the mafic sequence, where it contacts and erodes the volcanic-sedimentary basement.  Key factors for mineralisation include the magmatic composition, the availability of suitable substrates, and the magma dynamics or physical volcanology within small intrusions. Ni-Cu-PGE deposits are also related to mafic to ultramafic intrusions and volcanic flows. In the Frotet-Troilus segment, examples include the platinum-palladium Pyrox II East and Groupe Boulder showings, discovered in 1997 and 1972 (SIGEOM). This mineralisation, hosted by a gabbroic to pyroxenitic sill, consists of disseminated pyrrhotite and chalcopyrite.

Moblan Technical Report Summary, Quebec, Canada
7.	EXPLORATION

This chapter describes the exploration history of Moblan Property.   Information contained in this chapter was previously published by Sayona in a NI 43-101 Technical Report titled “NI 43-101 Feasibility Study Report for the Moblan Lithium Project, Eeyou Istchee James Bay Territory, Quebec, Canada”, with an effective date of January 24, 2024.

7.1	FIELD MAPPING AND SAMPLING

Sayona completed outcrop sampling of the Moleon domain and geological mapping of pegmatite dykes across the Property during 2022 and 2023 Programs (Figure 7‑1, Figure 7‑2, Figure 7‑3, Figure 7‑4).

Figure 7‑1 Sample locations, Moleon domain

Moblan Technical Report Summary, Quebec, Canada

Figure 7‑2 Structural map of pegmatite dyke fabrics

Figure 7‑3 Geological map showing the location of measured pegmatite dykes

Moblan Technical Report Summary, Quebec, Canada

Figure 7‑4 Field observations and structural measurements, Moblan Property

A) Subhorizontal slickenlines affecting albite-spodumene-(lepidolite) pegmatite (azimuth/plunge: N032/16°) with sinistral kinematics and stereonet showing the projection of the NE-trending strike-slip faults with their slickenlines; B) Sharp contact between Li pegmatite and the host rock and gabbro enclave within the pegmatite. Azimuth and plunge of the unidirectional solidification texture (UST) expressed by spodumene and K-feldspar is represented by the black arrows; C) Stereonet showing the strike and dip of Moleon pegmatites and the azimuth and plunge of the measured UST mineral lineation.

7.2	EXPLORATION DRILLING AND TRENCHING

Exploration drilling and trenching programs completed by historical companies (2002 - 2018) and Sayona (2022) are summarised in sections 7.2.1 to 7.2.4 below.  NQ or HQ diameter diamond drilling was conducted for all drilling programs.

Moblan Technical Report Summary, Quebec, Canada
The Project database used in the MRE contains information for drillholes completed between 2002 and 2022 and trenches completed in 2004 and 2009. Exploration and condemnation drilling was ongoing within the Property during 2023, following completion of the MRE. Results of the 2023 Program will be incorporated into a future MRE update.

7.2.1	Historical

Exploration drilling and trenching completed by TGW, SOQUEM, Globe Star and Guo Ao between 2002 and 2018 is summarised in Figure 7‑5 and Table 7‑1.Drilling and trenching were mainly focused on the Main pegmatite dyke domain.

Figure 7‑5 Surface map showing pre-Sayona drill holes and trenches on the Moblan Property

Moblan Technical Report Summary, Quebec, Canada
Table 7‑1 Summary of pre-Sayona drilling and trenching programs

Year / Program	2002	2004	2007	2009	2010	2016	2018
Company	TGW	SOQUEM	Globe Star	SOQUEM	SOQUEM	SOQUEM	Guo Ao
Data type	DDH	Trenches	DDH	Trenches	DDH	DDH	DDH
Count	6	3	12	7	99	10	11
Sample number	204	90	453	142	3,556	427	197
Sample length (m)	202	266	448	419	4,016	511	277
Series
Drilled length (m)	621	151	1,245	307	13,453	1,401	1,460
Core size	NQ	n/a	NQ	n/a	HQ	NQ	NQ
Collar survey	n/a	n/a	n/a	n/a	Paul Roy, land surveyor	Paul Roy, land surveyor	n/a
Down hole surveys	Acid tests	n/a	Acid tests	n/a	Flexit multishot	EZ-TRAC Reflex, multishot	n/a
Contractors	Chibouga- mau Diamond Drilling Ltd	Entreprises Alain Maltais Inc.	Chibouga- mau Diamond Drilling Ltd	Nord-Fort Inc	Forage La Virole inc.	Forage Hébert Inc.	Chibouga- mau Diamond Drilling Ltd

7.2.2	Sayona 2022 Winter Program

A total of 39 drill holes (4,678m core) were completed during the Winter program (Figure 7‑6, Figure 7‑7).  Drilling resulted in the discovery of a new body of lithium-bearing pegmatites in the South pegmatite domain (Table 7‑2). SOQUEM was responsible for executing the 2022 Winter program.

Moblan Technical Report Summary, Quebec, Canada

Figure 7‑6  2022 winter drilling activities and campsite

A); B); and C); FTE Drilling’s rig in action; D) Winter trail for the 2022 program; and E) Exploration campsite at km 102 (Route du Nord).

Figure 7‑7 Surface map showing the location of the 2022 winter drill holes

Moblan Technical Report Summary, Quebec, Canada
Table 7‑2  Best drill intersections obtained from the 2022 winter drilling program

	Hole ID	From	To	Length	Li2O (%)
Main pegmatites	1331-22-121	87.4	118.9	31.5	1.74
	1331-22-122	101.3	135.8	34.5	1.97
	1331-22-123	103.5	130.5	27.0	1.96
	1331-22-124	113.25	139.0	25.75	1.38
	1331-22-125B	118.3	143.7	25.4	1.62
	1331-22-126	116	143.3	27.3	1.12
	1331-22-127	89.9	104	14.2	1.42
	1331-22-128	14.3	60.9	46.6	1.33
	1331-22-129	69.0	72.0	3.0	1.23
	1331-22-131	36.5	58.5	22.0	0.56
	1331-22-132	18.0	46.5	28.5	0.63
	1331-22-133	28.5	61.1	32.6	1.78
	1331-22-152	94.1	126.2	32.1	2.00
	1331-22-155	91.5	122.1	30.6	1.52
South pegmatites	1331-22-134	17.6	41.0	23.4	1.69
		53.1	80.2	27.1	1.50
	1331-22-135	3.5	8.5	5.0	1.85
		27.6	62.6	35.0	1.62
	1331-22-136	2.1	8.65	6.55	1.69
		22.0	49.2	27.2	1.53
	1331-22-137	13.1	18.2	5.1	2.16
		45.7	62.0	16.3	1.47
	1331-22-138	26	29.4	3.4	1.59
		36.2	52.0	15.8	1.16
	1331-22-139	3.8	47.6	43.8	1.53
	1331-22-140	29.0	32.5	3.5	0.95
		57.0	64.0	7.0	1.26
	1331-22-141	14.2	17.7	3.5	1.42
Inter pegmatites	1331-22-153	5.5	13.7	8.2	1.42
		24.6	30.0	5.4	1.53
		45.2	49.7	4.5	1.02
		85.4	96.0	10.6	1.51
	1331-22-154	9.1	16.0	6.9	1.14
		38.1	41.4	3.3	1.41
		85.4	88.8	3.4	1.67
		95.0	113.5	18.5	1.65
		119.3	122.3	3.0	1.25
Moleon pegmatites	1331-22-144	34.7	57.7	23.0	1.79
	1331-22-145	43.9	51.1	7.2	1.09
		81.0	102.2	21.2	1.47
	1331-22-146	102.8	115.3	12.5	1.55
		136.6	162.5	25.8	1.52
	1331-22-147	114.7	119.2	4.5	1.40
		171.9	184.3	12.4	1.55
	1331-22-148	95.2	105.3	10.1	1.54
		133.0	155.6	22.6	1.57

Moblan Technical Report Summary, Quebec, Canada
Hole ID	From	To	Length	Li2O (%)
1331-22-149B	37.6	55.2	17.6	1.60
	76.5	95.8	19.3	1.62
1331-22-150B	63.3	77.3	14.0	1.93
	85.2	110.8	25.6	1.84
1331-22-151	4.7	26.2	21.5	1.50
	35.4	39.7	4.3	0.99
	64.5	100.5	36.0	1.59

7.2.3	Sayona 2022 Summer-Fall Program

A total of 226 drill holes (33,052m core) were completed during the Summer - Fall program (Figure 7‑8).  The program focused on infill drilling in the Main and Moleon domains and delineation drilling in the South and Inter areas (Table 7‑3). Sayona was responsible for executing the 2022 Summer - Fall program.

Figure 7‑8 Surface map showing the location of the 2022 summer-fall drill holes on the Moblan Property

Moblan Technical Report Summary, Quebec, Canada
Table 7‑3 Moblan Property – Best intersections of the 2022 summer-fall drilling program

Target area	Hole ID	From	To	Length	Li2O (%)
Main pegmatites	1331-22-157	13.7	43	29.3	2.05
	1331-22-161	42.7	60.5	17.8	2.34
	1331-22-173	14.0	29.7	15.7	2.06
	1331-22-179	71.9	93.45	21.55	1.87
	1331-22-202	12.8	40.8	28.0	1.62
	1331-22-211	26.5	50.5	24.0	1.43
	1331-22-310	90.0	126.0	36.0	1.77
	1331-22-311	117.8	133.7	15.9	2.02
	1331-22-312	114.2	133.3	19.1	1.98
	1331-22-347	8.5	35.5	27.0	1.47
	1331-22-348	9.4	40.4	31.0	2.00
	1331-22-353	138.2	162.2	24.0	1.42
South pegmatites	1331-22-223	15.8	68.2	52.4	1.58
	1331-22-224A	28.9	94.9	66.0	1.27
	1331-22-248	34.8	91.0	56.2	1.55
	1331-22-249	30.8	97.1	66.3	1.41
	1331-22-263	125.3	179.3	54.0	1.61
	1331-22-264	51.2	100.5	49.3	1.66
	1331-22-272	35.9	114.9	79.0	1.44
	1331-22-281	30.5	87.8	57.3	1.57
	1331-22-283	28.8	82.2	53.4	1.53
	1331-22-284	59.2	116.2	57.0	1.45
	1331-22-288	39.7	93.5	53.8	1.68
	1331-22-296	38.9	95.9	57.0	1.45
	1331-22-335	130.5	181.9	51.4	1.70
	1331-22-339	44.0	104.0	60.0	1.61
	1331-22-340	51.5	113.5	62.0	1.57
Inter pegmatites	1331-22-207	16.2	46.2	30.0	1.40
	1331-22-305	21.3	44.0	22.7	1.35
	1331-22-320	24.0	43.2	19.2	1.61
		248.6	287.6	39.0	1.45
	1331-22-322	286.0	307.2	21.2	1.38
	1331-22-323	219.9	244.1	24.2	1.33
	1331-22-328	29.8	45.5	15.7	1.64
	1331-22-345	70.6	88.2	17.6	1.41
	1331-22-346	124.6	146.7	22.1	1.14
	1331-22-355	116.4	132.8	16.4	1.73

Moblan Technical Report Summary, Quebec, Canada
7.2.4	Sayona 2022 Engineering Drilling

Metallurgical, geomechanical and condemnation drilling was completed within the Property during 2022 and 2023.  Sayona was responsible for executing the 2022 engineering drilling program.  Ten HQ-diameter drill holes (1,070 metres) were completed for metallurgical testing (Figure 7‑9). The drill holes are not included in the Project database, as they were not assayed.

Twelve drill holes (2,637.55 metres) were completed for geomechanical characterisation (Figure 7‑9).  The drill holes are not included in the Project database, as they were not assayed. Nine existing drill holes were surveyed with a televiewer device (Figure 7‑9).

Figure 7‑9 Surface map showing the location of 2022 metallurgical and geotechnical drill holes on the Moblan Property

Moblan Technical Report Summary, Quebec, Canada

7.3	DRILLING PROCEDURES

Diamond drill cores are mainly NQ diameter (47.6 mm) from surface to end of hole.  HQ diamond drilling was employed for metallurgical test work.  Core recovery for all drilling programs is reported to be excellent, typically exceeding 95%.

7.3.1	Collar Surveys

Caouette, Thériault & Renaud, professional surveyors based in Chibougamau, Quebec supplied a land surveyor with a GPS base station to survey drill hole collars.

7.3.2	Downhole Surveys

Downhole surveys using Reflex or Flexit single-shot and multi-shot instruments were completed for most drill holes.

7.4	CORE LOGGING PROCEDURES

Sayona and SOQUEM employed the following core logging procedures:

•	A technician recorded and verified meterage’s as each core box arrived at the core shed.
•	Each box was tagged with an aluminium label recording the hole number and meterage.
•	Quality Designation (RQD) was measured every metre and entered to an Excel spreadsheet.
•	An orientation line was drawn along all core sections, ensuring alignment with the driller’s marks at the start and end of each 3-metre core run for accuracy.
•
Geological logging was completed with Geotic software to record lithology; grain size and texture; rock colour; alteration type and intensity; mineralisation type and quantity; vein type, width, and density; and structural features.

•
Sampling intervals were marked by the geologist, with sample lengths generally not exceeding 1.0 metre. Lengths varied from 0.5 to 0.75 metres to align with lithological boundaries or significant changes in alteration/mineralisation/veins.

•	Digital photographs of marked and tagged core were collected for archival purposes.
•
Following logging and labelling, core samples were cut in half with a circular rock saw. One half was placed in a plastic bag with the ID tag for laboratory shipment, while the other half was stapled back to the core box for reference.

•	Reference drill cores were temporarily stored at the Moblan camp in outdoor core racks or flat stacks.
•	Core boxes were moved to the North American Lithium facility in La Corne, Quebec for permanent storage once assay results were received.

Moblan Technical Report Summary, Quebec, Canada
8.	SAMPLE PREPARATION, ANALYSES, AND SECURITY

This chapter describes the sample preparation, analysis and security procedures employed by Sayona and SOQUEM for diamond drill core collected during the 2022 Program.

Information contained in this chapter was previously published by Sayona in a NI 43-101 Technical Report titled “NI 43-101 Feasibility Study Report for the Moblan Lithium Project, Eeyou Istchee James Bay Territory, Quebec, Canada”, dated February 4, 2024.

8.1	CORE HANDLING, SAMPLING AND SECURITY

Sayona and SQUEM employed the following core handling, sampling and security procedures:

•	Drill core was boxed and sealed at the drill rigs and then transported daily by road to the logging facility, where a technician took over the core handling.
•	Winter program core boxes were palletised and transported to SOQUEM’s facilities in Chibougamau (Figure 8‑1).
•	Summer-Fall program core boxes were logged at an exploration camp on the Property.
•	Geologists logged, sampled and photographed the core, as described in Section 7.4.
•	Winter sampling was completed at Service MNG in Val-d’Or.
•	Summer-Fall sampling was completed at Services Technominex in Rouyn-Noranda.
•
Each marked sample was sawed in half lengthwise. One half was placed in a plastic bag with a detached portion of the unique bar-coded sample tag, while the other half was returned to the core box, and the remaining tag portion was stapled to it.

•	Core boxes were moved to the North American Lithium facility in La Corne, Quebec for permanent storage once assay results were received.
•	Sample bags and the sample list were placed in rice bags.
•	QA/QC samples were prepared and bagged in advance according to the geologist’s instruction and batched at the core shack.
•	Winter program samples were submitted to AGAT Laboratories in Val-d’Or for preparation and analysed at their Mississauga laboratory in Ontario.
•	Summer-Fall program samples were sent to ALS Laboratories in Rouyn-Noranda for preparation and analysed at their Vancouver laboratory in British Columbia.

Moblan Technical Report Summary, Quebec, Canada

Figure 8‑1 Winter 2022 drilling program – SOQUEM’s drill core logging and storage facilities

A.)
 Pallets of drill core sent from the Moblan exploration site; B) Table for final drill core logging and sample marking in Chibougamau; D) Quick drill core logging at the exploration camp site (Km 102, Route du Nord); E) Core storage shed in Chibougamau.

8.2	ANALYTICAL LABORATORY PROCEDURES

8.2.1	Laboratory accreditation and certification

AGAT and ALS laboratories both hold Standards Council of Canada ISO/IEC 17025 accreditation. They operate independently of Sayona and have no interests in the Property.

8.2.2	Laboratory preparation and assays

AGAT employed the following procedures:

•	Samples are sorted, bar-coded, and entered into the laboratory tracking system.
•	Each sample is dried, weighed, and crushed to 75% passing through a 2 mm sieve. A 250 g split is taken using a riffle splitter and pulverised to 85% passing through a 75 μm sieve.
•	Lithium analysis (method 201-378) is conducted using sodium peroxide fusion followed by ICP-OES with an ICP-MS finish.
•	Base metal analysis is performed using a four-acid digestion with ICP-OES.
•	Gold analysis (method 202-551) involves fire assay with atomic absorption on 30 g pulps, with a reporting range from 0.002 to 10 g/t.
•	Results are provided in Excel spreadsheets, with the official certificate issued as a sealed and signed PDF.

Moblan Technical Report Summary, Quebec, Canada
•	Pulverised pulp is placed in kraft sample bags, while un-pulverised portions are returned to the original sample bags.
•	The remaining crushed samples (rejects) and pulverised pulps are returned to SOQUEM for storage after QA/QC review.

ALS employed the following procedures:

•	Samples are sorted, bar-coded, and entered into the laboratory tracking system.
•	Each sample is dried, weighed, and then crushed to 70% passing through a 2 mm sieve. A 250 g split is taken using a riffle splitter and pulverised to 85% passing through a 75 μm sieve.
•	Lithium analysis is performed using borate lithium fusion with an ICP-AES (ME-MS81) finish.
•	Base metal analysis is conducted using a four-acid digestion with an ICP-AES finish.
•	Gold analysis (method 202-551) involves fire assay with atomic absorption on 30 g pulps, with a reporting range from 0.002 to 10 g/t.
•	Results are provided in Excel spreadsheets, and the official certificate is issued as a sealed and signed PDF.
•	Pulverised pulp is placed in kraft sample bags, and un-pulverised portions are returned to the original sample bags.
•	Remaining crushed samples (rejects) and pulverised pulps are sent to Sayona for storage.

8.3	QA/QC (ANALYTICAL) PROCEDURES

During the Winter program, SOQUEM inserted one standard sample and one blank sample in each batch of 25 samples.  A field duplicate (quarter-core split) was inserted every 50 samples.  During the Summer – Fall program, Sayona inserted one standard and one blank sample in every batch of 20 samples.   Duplicates were not employed during the Summer-Fall program.

Geologists managed the QA/QC program and database compilation. Upon receiving analytical results, they reviewed the results for blanks and standards to ensure they met expected values. If the QA/QC criteria were met, the data were entered into the Project database; otherwise, the batch (or part of it) was retested. However, between November 2022 and June 2023, QA/QC monitoring was suspended, although data collection continued. InnovExplo was engaged to compile and summarise the QA/QC follow-up work.

8.3.1	Certified reference materials (standards)

A total of 777 standard results were received for the 2022 programs. SOQUEM and Sayona employed three different standards with Li2O concentrations ranging from 0.496% to 2.19%.    SOQUEM inserted one standard sample in each batch of 25 samples during the Winter program.   Sayona inserted one standard sample in every batch of 20 samples during the Summer – Fall program. Standards were sourced from OREAS in Melbourne, Australia.

Table 8‑1 reports the results of the standards analysed by AGAT and ALS.

Moblan Technical Report Summary, Quebec, Canada
A QC failure was identified when an assay result for a standard fell outside three standard deviations (3SD) from the mean, based on the SD value provided on the OREAS certificate.

Three standards submitted during the Winter program reported values above 3SD, prompting the laboratory to re-run these batches and use the new results. Another five standards reported values between 2SD and 3SD.  While no re-runs were completed, the laboratory was alerted.

Nineteen standards submitted during the Summer – Fall program reported values above 3SD. Twelve of the outlier results were believed to be due to entry or submission errors by the logging geologist or sample swaps at the laboratory. The remaining seven outlier results were isolated and not indicative of a broad problem.  For results outside 3SD (both outliers and gross outliers), Sayona investigated potential causes.  If no satisfactory explanation was found, the failed sample sequences were re-run. The standard results indicate a minor analytical bias at both laboratories, which was immaterial to confidence overall in the analytical results.

Table 8‑1 Results of standards used during the 2022 Winter and Summer-Fall programs

CRM	Lab	CRM Value (% Li2O)	Quantity Inserted	Accuracy (%)	Precision (%)	Outliers	Gross Outliers	% Passing QC
OREAS-750 (SOQUEM)	AGAT	0.496	33	-1.3	4.0	0	0	100.0
OREAS-752 (SOQUEM)	AGAT	1.52	20	-2.0	4.3	0	0	100.0
OREAS-753 (SOQUEM)	AGAT	2.19	14	-1.9	2.0	0	0	100.0
OREAS-750 (Sayona)	ALS	0.496	307	-0.1	1.5	4	4	97.4
OREAS-752 (Sayona)	ALS	1.52	231	-1.2	1.6	3	5	96.5
OREAS-753 (Sayona)	ALS	2.19	172	-1.4	1.2	0	3	98.3

8.3.2	Blank Samples

A total of 781 blank results were received for the 2022 programs, with blanks consisting of barren rock (crushed quartzite).  SOQUEM inserted one blank sample of barren rock in each batch of 25 samples collected during the Winter program.  Sayona inserted one blank sample of barren rock in every batch of 20 samples collected during the Summer – Fall program.

Figure 8‑2 and Figure 8‑3 show the results of the standards analysed during the Winter and Summer – Fall programs.

QC results for the blanks were determined to be reliable overall.  During the Winter program just one blank reported an anomalous value, which was identified as contamination by the project engineer. During the Summer-Fall program, three blanks reported abnormal values, likely due to entry errors by the logging geologist or sample swaps at the laboratory.

Moblan Technical Report Summary, Quebec, Canada

Figure 8‑2 Chart illustrating blank results from SOQUEM’s 2022 Winter program

Moblan Technical Report Summary, Quebec, Canada

Figure 8‑3 Chart illustrating blank results from Sayona’s 2022 Summer-Fall program

8.3.3	Duplicates

At the time of this report, only SOQUEM’s QA/QC procedure incorporated field duplicate assays (quarter-core splits) at a rate of one for every 50 samples. Sayona intends to include duplicates of coarse rejects in its future QA/QC procedures and will be analysing the coarse rejects from the Summer-Fall program.

Figure 8‑4 shows results of the Winter program. Only one duplicate displayed an outlier compared to its original value (1.77% Li2O vs 2.63% Li2O). This result was considered inconclusive due to the high grade of the sample and the presence of coarse spodumene crystals, which introduces heterogeneity at the sample scale. Excluding this sample, the linear regression of the field duplicate results against the original sample results demonstrates strong reproducibility, with a coefficient of determination (R²) ranging from 0.90 to 0.99 and good accuracy as indicated by the linear regression line (within the 20% tolerance limit).

Moblan Technical Report Summary, Quebec, Canada

Figure 8‑4  Chart detailing the reproducibility of the results (field duplicates vs original samples) for the 2022 Winter program (SOQUEM)

8.3.4	Qualified Person’s Opinion

In the Qualified Person’s opinion, the methods used for sample preparation and analysis provide sufficiently reliable results for application in the Project database and use in the estimation of mineral resources.  Chain of custody systems appear adequate to ensure sample security and transfer.

Moblan Technical Report Summary, Quebec, Canada
9.	DATA VERIFICATION

This chapter describes the data verification process for the Moblan MRE.   Information contained in this chapter was previously published by Sayona in a NI 43-101 Technical Report titled “NI 43-101 Feasibility Study Report for the Moblan Lithium Project, Eeyou Istchee James Bay Territory, Quebec, Canada”, dated February 4, 2024.

9.1	PROJECT DATABASE

The Project database used in the MRE contains information for drillholes completed between 2002 and 2022 and trenches completed in 2004 and 2009.

9.1.1	Drillhole Locations

Surveyor certificates are available for drill holes completed in the 2022 program. Spatial information for historical drill holes is published in assessment reports.

Collar survey information was verified for 5% of drill holes contained in the Project database.  Field verification of numerous drill collars was completed using a handheld GPS.  Drill hole collars were also compared with the Lidar topographic surface. No discrepancies were found.

9.1.2	Down-hole Surveys

Downhole survey information was verified for 5% of the drill holes in the Project database, using the raw files recorded from the survey tools, if available, or the original drill logs in assessment reports (for some historical holes). No discrepancies were found. The verification also included a check of all the drill hole traces in 3D for irregular deviations. Minor errors were identified, investigated and corrected.

9.1.3	Assay Certificates

Assay certificates were reviewed for historical and 2022 drill holes in the Project database. Verification was completed for 5% of the holes, with the recorded assays compared against the original laboratory certificates. No errors or discrepancies were detected.

9.2	SITE VISIT

Independent personnel engaged in the preparation of the MRE completed a site visit to Moblan Property on March 30 and 31, 2022. Core intervals were examined from 2022 and historic drilling programs at SOQUEM’s office and core facilities in Chibougamau, Quebec. Technical discussions concerning the lithium mineralisation were held with SOQUEM and Sayona representatives. The

Moblan Technical Report Summary, Quebec, Canada
discussions also covered the protocols and procedures employed by SOQUEM during the 2022 Winter and previous drilling programs.

Mineralized intervals of half-core were examined from three holes from the 2010 Program (holes 1331-10-40, 1331-10-101 and 1331-10-104). All core boxes were labelled and properly stored. Sample tags were still present in the boxes. It was possible to validate sample numbers and confirm the presence of lithium mineralisation in core by comparing sample intervals with the lithium assay results from the laboratory. Six (6) other holes from the 2022 Winter Program (holes 1331-22-122, 1331-22-134, 1331-22-135, 1331-22-136, 1331-22-137 and 1331-22-142) were also examined to validate geological descriptions of pegmatite and spodumene described in logs (sampling and analysis not yet completed at that time).

Spodumene pegmatite dykes were examined in drill core for the Main, South and Moleon domains (Figure 9‑1).

Independent personnel attended active drilling operations during the site visit to review drilling procedures and verify drill collar locations from the 2022 Winter program.  Casings left in place at drill holes 1331-22-121, 1331-22-122, 1331-22-123 and 1331-22-124 were readily located with a handheld GPS. Collars were visible and adequately identified (Figure 9‑2).

Figure 9‑1  drill core review of lithium pegmatites (Main Dyke domain) in holes 1331-10-40 and 1331-22-122

Photographs from the QP’s drill core review in March 2022: A) Main domain in hole 1331-10-40: pegmatite samples grading at 1.06%, 1.16% and 1.72% Li2O at ~42m; B) Main domain in hole 1331-22-122: pegmatite samples grading 1.36%, 2.95% and 1.99% Li2O at ~109m; C) Main domain in hole 1331-22-122: pegmatite interval averaging 2.46% Li2O over 15m from ~120.5 to 128 m; D) Main domain in hole 1331-22-122, pegmatite grading > 2% Li2O from ~115.5 to 124.5m. Core diameter is 47 mm.

Moblan Technical Report Summary, Quebec, Canada

Figure 9‑2 QP field validation

Photographs from QP’s field validation work during his site visit in March 2022: A) Collar identification of drill hole 1331- 22-121; B) Collar identification of hole 1331-22-123; C.) Collar location of hole 1331-22-124; D) Onsite review of hole 1331-22-148 (quick log) at the exploration camp (Km 102 on the Route du Nord).

9.3	INDEPENDENT RESAMPLING

Independent personnel engaged in the preparation of the MRE collected six lithium-bearing drill core samples from four holes on 4 April and 6 April 2022 to independently validate the assay results. Samples were prepared at Services MNG’s facilities in Val-d’Or, Quebec.  Drill core intervals were cut by rock saw and the QA/QC standard was prepared by Services MNG technicians.  All sample handling, bagging, numbering, QA/QC sample insertion and sample transport to Val-d’Or laboratory was completed by independent personnel engaged in the preparation of the MRE.

 The ALS analytical procedures have the following codes and descriptions:

•	Li-OG63 – Ore Grade Li – 4ACID
•	ME-OG62o – Ore Grade open beaker – ICPAES
•	ME-ICP06 – Whole Rock Package – ICP-AES
•	OA-GRA05 – Loss on Ignition at 1000C
•	TOT-ICP-06 – Total Calculation for ICP06
•	ME-MS81 – Lithium Borate Fusion ICP-MS
•	ME-4ACD81 – Base Metals by 4-acid dig

The multi-element analysis comprised: Ag, As, Cd, Co, Cu, Li, Mo, Ni, Pb, Sc, Tl, Zn, Li, SiO2, Al2O3, Fe2O3, CaO, MgO, Na2O, K2O, Cr2O3, TiO2, MnO, P2O5, SrO, BaO, LOI, Total, Ba, Ce, Cr, Cs, Dy, Er, Eu, Ga, Gd, Hf, Ho, La, Lu, Nb, Nd, Pr, Rb, Sc, Sm, Sn, Sr, Ta, Tb, Th, Ti, Tm, U, V, W, Y, Yb and Zr.  Results of the multi-element analysis appear on ALS Canada Ltd’s certificate No. VO22119051, dated June 30, 2022. A comparison of Li2O analyses for original and duplicate samples is presented in Table 9‑1 and Figure 9‑3.  Results of the independent re-sampling program are considered satisfactory.

Moblan Technical Report Summary, Quebec, Canada
Table 9‑1 Results from the independent re-sampling program

Drill hole	Sample interval (m)			Original sample		Duplicate sample
	From	To	Length	Sample No.	Li2O (%)	Li2O (%)	Sample No.
1331-22-134	28.5	30.0	1.5	E6221576	2.450	2.056	W035161
1331-22-135	39.5	41.0	1.5	E6221836	2.320	2.153	W035162
1331-22-136	4.3	5.8	1.5	E6221864	1.720	1.694	W035163
1331-22-122	114.8	116.3	1.5	E6221143	1.840	1.692	W035164
	129.8	131.3	1.5	E6221154	2.630	3.240	W035165
	125.3	126.8	1.5	E6221151	2.200	2.518	W035166
Standard	na	na	na	OREAS 750	0.490	0.512	W035167
Average (*)					1.950	1.981
Minimum (*)					0.490	0.512
Maximum (*)					2.630	3.240
Correlation coefficient (*)					0.806
•          (*) Exclusive of standards.
•          Conversion factor from Li (%) to Li2O (%) x 2.1525

Figure 9‑3 Scatterplot diagram – Li2O (%) grades of original versus duplicate samples

Moblan Technical Report Summary, Quebec, Canada
9.4	QUALIFIED PERSON’S OPINION

It is the QP’s opinion that the drilling, sampling and assaying protocols employed by Sayona are adequate. The drillhole database provided by Sayona is of good overall quality and suitable for use in the estimation of mineral resources.

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10.	MINERAL PROCESSING AND METALLURGICAL TESTING

The following metallurgical testwork section summarizes prior work undertaken by the previous owner and reported in an internal feasibility study, along with the recent test programs conducted by Sayona in 2022 and 2023 on new feed material.

10.1	SAMPLE REPRESENTATION

A series of sampling campaigns have been undertaken over the years to produce material to test the viability of an Ore Sorting, Dense Media Separation (“DMS”) and Flotation flowsheet for recovering lithium in the form of spodumene concentrate.

Sayona reported the 2018 work in the April 2023 ASX publication (Sayona, 2023) and technical report (SGS, 2019). The testwork from 2018 was reviewed to establish and guide the 2022 test program. The heavy liquid separation (“HLS”) results from the 2018 work have been included in this report for information only. All other results/data were removed as the samples were from a smaller portion of the mine plan and had been previously reported. Given that the more recent test program of 2022-2023 includes the same ore zones as the earlier work, in addition to the newer ore zones, the results have been superseded.

The recent testwork campaign used samples drilled by Sayona since 2022. These samples from 2022 to 2023, were used to generate the following:

•	Phase 1: LG1, MG, HG, NZ1, NZ2, NZ3, NZ4, NZ5
•	Phase 2: LG2, LG3, NT1, NT2, ML1, ML2
•	Bulk Outcrop (Ore Sorting)

The distribution for drill holes and sample locations for the 2022-2023 samples are shown in Figure 10‑1and Figure 10‑2.

The sampled zones are:

•	Main and South zone (MG, NZ1to NZ5, LG1, LG2, LG3 and HG)
•	Intermediate zones (NT1, NT2)
•	Moleon zone (ML1 and ML2)

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RESOURCE PIT SHELL
RESERVE PIT SHELL
RESERVE PIT SHELL
SAYONA
Prepared by:
INNOVEXPLO
February 2024

Figure 10‑1 Composite sample distribution (3D)

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RESOURCE PIT SHELL
LG1
ML1
ML2
NT1
NT2
NZ1
NZ2
NZ4
1.9
1.2
0.5
0.17
0.06
SAYONA
Prepared by:
INNOVEXPLO
February 2024

Figure 10‑2 Composite sample distribution (elevation)

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10.2	PHASE 1 COMPOSITING

The testwork samples were composited from Met Drill Holes 1 to 10 (HQ core) to produce the following composites: LG1, MG, HG and NZ1 during Phase 1.

The composites targeted different zones of the Main Domain for Low Grade (LG1), Medium Grade (MG) and High Grade (HG) material to replicate the grades obtained in previous NQ exploration holes. Additional samples from the New Zone (NZ or NZ1; see Figure 10‑1 for drill locations) were included in the test campaign, as these infill holes fall within the current resource area.

From the preliminary work on NZ1 material, it was noted that the grades were higher than the proposed mine plan, so additional drill core samples were selected to generate material that straddled the mine grade. These composites were labelled NZ2, NZ3, NZ4 and NZ5.

The sampling procedure for the first phase of compositing (LG1, MG, HG, NZ1, NZ2, NZ3, NZ4 and NZ5) produced a composite that consisted of full pegmatite intervals (no dilution, i.e. stopping at the break closest to the contact) combined to make the respective blend. This was then done for the gabbro/host rock, where 5 to 10m on either side of the respective pegmatite zones were selected across multiple drill holes.

The drill hole footages for sample composites for the Phase 1 testwork are summarized in

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Table 10‑1 through to Table 10‑3.

The grades of the Phase 1 samples in relation to the updated (April 2023) mine plan did not reflect the required operational range, with the new mine plan moving to a lower contained lithium grade and higher contained iron grade. Therefore, Sayona instigated a second phase of work to straddle the mine plan grade variability and include the new ore zone, the Moleon extension.

10.3	PHASE 2 COMPOSITING

Additional work was undertaken in a second phase of testing, which looked specifically at generating samples from lower-grade ore zones and the Moleon extension, including the shoulder of the associated ore zones.

LG2, LG3, NT1, NT2, ML1 and ML2 were composited from different intervals in different drill holes to produce target-grade material from the target zone.

10.4	SURFACE SAMPLING

Surface sampling (Bulk Sample – 2022) was undertaken to carry out a series of test programs to investigate ore sorting and the physical characterization of material and a pilot program to produce spodumene concentrate for downstream testing and samples for third-party evaluations. A photograph of the outcrop where the samples were collected, taken before trenching in 2022, is shown in Figure 10‑3.

Figure 10‑3 Surface sample locations on outcrop #1

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10.5	VARIABILITY COMPOSITE SAMPLES DRILL HOLE DETAILS – PHASE 1

The drill core of pegmatite and dilution (gabbro/basalt) samples were sent to SGS, where they were composited. SGS also blended material to study dilution ratios of 2% through to 10% at the request of the design team. Further review will be required if the mining strategy changes during development, specifically if the dilution ratios increase.

The first set of tests looked at the variability sample composites in the Main, South, Inter and Moleon zones, and a secondary series examined them as infill samples to confirm that metallurgical responses were comparable across the new (April 2023) proposed mine plan.

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Table 10‑1 Composite sample drill hole data (2022) – 1st phase

The gabbro composites were generated based on the following footages (Table 10‑2), composited and then blended at various ratios as noted within this report.

Table 10‑2 Composite sample drill hole data (2022) – 1st phase Gabbro

The distribution for the additional NZ South zone composites is presented in Figure 10‑1.

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Table 10‑3 Composite sample drill hole data (2022) NZ (2-5)

10.6	VARIABILITY COMPOSITE SAMPLES DRILL HOLE DETAILS – PHASE 2

Additional drill hole intervals were used to make “new composites” as the ore zone was further defined or expanded (Phase 2). These composites were then rolled into the test program to incorporate these newer zones and generate additional variability data for lithium recovery.

The work included generating additional data to infill the original ore zones already identified and then expand into the newer zones generally located at depth.

These composites were identified as:

•	LG2, LG3, NT1, NT2, ML1, and ML2

10.7	TESTWORK SCOPE FOR SPODUMENE CONCENTRATOR

The operation is looking to upgrade spodumene to a final concentrate grading 6.0% Li2O and < 1.4% Fe2O3.

The main objectives of the bench-scale and pilot testwork were to establish the required design parameters and process steps and determine any limitations to the proposed flowsheet for treating the various composites.

Sections 10.2 through 10.4 detail how the recent composites were compiled.

A portion (44 t) of the surface sample was sent to SGS to run a pilot program, where it was processed based on the proposed flowsheet to produce >5t of concentrate. Another portion of this bulk composite was used to test the ore sorting technology, and then a portion was piloted to produce a concentrate sample of sufficient quantity to undertake testing of the major-size equipment in the flowsheet, as required, and to provide concentrate samples to third-party prospective buyers.

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10.7.1	Surface Sample: 1st and 2nd phase composite sample head grade variability

The grade of the tested ore zones ranged from 0.8% to 1.77 % Li2O, which straddles the mine grade. The grade of the host rock used for the dilution evaluation (Table 10‑4) ranged from 0.26% to 0.58% Li2O, which gave some confidence that the testwork included some lithium-bearing shoulder material.

There is some concern that there may be periods during mining when more transitional material will be present, which grades closer to mine grade but is unrecoverable due to the lithology. This will be evaluated during the project development as the mining strategy is better understood.

The grades of the various 2022-2023 composites are summarized in

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Table 10‑5. Figure 10‑4 presents the sample data available for interpretation, with each point representing composite test data.

Note that the HG, MG, ML 1-2, NT1 and LG 1 to 3 pegmatite samples have a very low Fe2O3 to Li2O ratio (<0.7), which is considered amenable to processing when undiluted.  This means there will be periods when no ore sorting is required while still maintaining the design recovery and concentrate grades (refer to Section 13.17). Any dilution, either internal or from mining methods, that generates grades above that ratio will require ore sorting or a design basis change (i.e., recovery or concentrate grade).

The samples of ore and “dilution” material provide a good range of grade variability, as previously stated, and the ore zones are considered very thick, so there should be an opportunity to stockpile highly diluted material on the ROM and blend it with less diluted material.

Further validation by undertaking lithology audits and drill core reviews as the project progresses will allow for an improved operational strategy to be developed to better align mining and process design parameters.

Table 10‑4 Composite variations (ore and host rock transition)

Composite	Min	Max
Ore Zone – Lithia Grade (%Li2O)	0.80	1.77
Host Rock Zone* – Lithia Grade (%Li2O)	0.26	0.58

*Dilution Material

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Table 10‑5 Composite head grade (2022 test data calculation)

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Figure 10‑4 Distribution of Phase 1 and Phase 2 variability composites

10.7.2	Sample Mineralogy Variability

Mineralogical studies on lithium pegmatites from the Main Domain were completed in 2011 (Salmon and McDonough, 2011).

The mineralogy of the samples for the testwork program mainly consisted of:

•	Microcline (K-Feldspar)
•	Na-feldspar
•	Quartz
•	Spodumene
•	Muscovite

The 2022-2023 samples generally aligned with this mineralogical summary, and the MG composite and LG, NT, ML and NZ pegmatite and contact host rock (Dilution/Gabbro material) samples were evaluated.  A mineralogy evaluation of the samples tested identified trace amounts of petalite.  If present, Li2O recoveries are impacted negatively, as petalite is a lithium-bearing mineral that is not recoverable through conventional spodumene DMS circuits. Based on the results, the trace petalite does not impact recovery significantly and is considered in the reported data.

Table 10‑6 shows the composite mineralogy summary data.

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Table 10‑6 Composite mineralogy

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10.7.3	2022 Composite Testwork

A series of tests investigating the impact of dilution was undertaken on the MG 2022 composite.

The MG (1.64% Li2O) undiluted composite was selected for most of the 2022 preliminary work to set parameters for the 2022-2023 variability test program.

The composites in Phase 1 were generated from samples with the following grades (as received, undiluted): HG (1.77% Li2O), LG1 (1.29% Li2O) and NZ (1.56% Li2O). The composites were tested to generate the lithium recovery curves used for the project. The Phase 2 composites continued this evaluation as the mine plan was further defined and optimized to ensure sufficient data across the “expected” mine grades.

The scope for 2022 was to undertake testwork which investigated the following:

•	Impact of blending material at various dilution concentrations with a gabbro host rock sample to replicate different potential mine dilution scenarios.
•	Physical characterizations of the material, grindability and abrasion
•	Mineralogy of the pegmatites and host rock
•	Impact of crush size on lithia separation in DMS
•	Impact of ore sorting if excessive dilution occurs
•	Impact of HLS and DMS SG on lithia recovery
•	Magnetic separation requirements to reduce the iron content of concentrates
•	Flotation regime performance for spodumene recovery

The evaluation was primarily carried out on the 2% to 5% dilution composite generated for the 2022 test program. Blending high-grade ore zones with gabbro waste did not necessarily reflect as closely the impact of transitional zones, especially if there was minimal lithia grade in the host gabbro used.

10.8	COMMINUTION TEST RESULTS

Various tests were undertaken on a range of samples, specifically those with a sufficient proportion of “large” particles to meet the test procedure requirements.

A Ball Mill grind test was undertaken on the flotation feed in 2018 to determine the Ball Mill Work Index. It is agreed that this sample would more closely represent the material the unit would be fed, as the DMS removes a large portion of the “competent silicates using data based on a DMS feed sample test, which may oversize a grinding unit. The results aligned with the 2011-2012 work, so it appears that ore competency is comparable even with only the finer fractions and DMS middling in the sample, compared to the whole feed.

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The results across the ore zones and shoulder material range from 13.3 to 15.2 kWh/tonne as shown in Table 10‑7

Table 10‑7 Comminution test data (2011-2023)

10.9	PROPOSED FLOWSHEET

The test program undertaken in 2022 followed the conceptual flowsheet as presented in Figure 10‑5. This flowsheet was developed based on the mineralogical evaluation of the resource, the evaluations of earlier test programs, and technical team experience for similar lithium projects in the area.

Sayona operates a spodumene concentrator facility in the same region as Moblan, which is flotation only.  This supports the assumption that the technology will work for spodumene production. The use of Dense Medium Separation (DMS) has been prevalent worldwide for hard rock orebodies which contain coarse grained spodumene, and the technology is well understood. Ore sorting is finding a footing with installations going in at Sayona’s NAL operation and the Pilgangoora Project in Australia.  The flowsheet being proposed can be correlated to several operational plants. They include but are not limited to the following operations, which use some or all of the proposed technologies:

•	Australia (Greenbushes, Mt Cattlin, Mt Marion, Pilgangoora and Bald Hill),
•	Brazil (Mibra),
•	Canada (Bernic Lake), North American Lithium (Full Flotation)
•	China (Sichuan Aba, Maerkang, Jiajika),
•	United States (Kings Mountain), and

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•	Zimbabwe (Bikita)

Figure 10‑5 Moblan conceptual flowsheet

10.10	ORE SORTING (TOMRA AND STEINERT 2022)

Sayona undertook an ore sorting test program at TOMRA and Steinert, both reputable equipment vendors, on an outcrop bulk sample diluted with 15% dilution material excavated from the same area. The Tomra test program evaluated the XRT system in both an ore eject and gangue eject set-up. The XRT gangue eject results show that with a nominal 30-40% mass pull and less than 10% Li2O loss, the

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iron (Fe2O3) is reduced to a nominal 0.5- 0.75% grade, with >85% of the iron removed. The results of the program are shown in Table 10‑8.

Table 10‑8 Ore sorting results (bulk sample)

The work concluded that the material can be upgraded following an ore sorting step that removes a  significant portion of the iron, with <5% lithia loss.  Further work is recommended on material at depth.

It is known that reducing the iron content in the DMS/flotation feed would lead to an improvement in the final concentrate, as the flotation stage generally upgrades iron on a similar trend as the spodumene, so decreasing the iron content prior to DMS is beneficial for improved plant performance. Naturally iron rejection targets through ore sorting needs to be offset by minimizing lithia loss.

Further work evaluating lower grades at the transition/shoulder material is proposed and will be progressed as the project develops.

10.11	REFLUX CLASSIFICATION

Sayona undertook a test program on the Reflux Classifier at Nagrom (Western Australia) to remove a portion of the mica material from the feed prior to DMS. The LG1 and NZ2 samples were selected because they contain some of the highest concentrations of mica.  The results indicated that with a mass pull of 1.6% to 7.2%, a 0.5% to 2.3% Li2O loss occurred while removing 3.0% to 12.2% Fe2O3 and 6.8% to 15.6% K2O.

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The overall mica separation was marginal and very difficult to quantify via analysis due to mica being in many forms. For the basis of design, a nominal 20% of the possible iron deportment was applied, which equated to a nominal 5% mass yield, 5% Li2O loss (assumed no dilution) and 5% Fe2O3 global removal (as some of the iron is present in other non-mica components).

10.12	HLS TEST PROGRAM FLOWSHEET (SGS 2011-2023)

The HLS test program flowsheet tested in 2011 is as per Figure 10‑6. Work undertaken in 2018-2023 generally followed a similar flowsheet. The results incorporate the data from earlier work to generate the trends shown.

Figure 10‑6 HLS test program (SGS Report 2012)

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10.12.1	Heavy Liquid Separation (HLS) (2012-2022)

The HLS testwork results are consolidated into Figure 10‑7, with data extracted from the 2012 testwork included, to show that the 2022-2023 test program flowsheet is aligned, even for the new ore zones. The curves for lithia recovery versus lithia feed (Figure 10‑7,) were compared across the various test programs. The results show a good correlation with sufficient spread in lithium grades to support the design basis.

The lithia feed grade increases post-ore sorting due to the removal of mass, which is predominantly high in iron/silica, while the iron grade is reduced because a portion of iron-rich compounds has been selectively removed. This then increases the number of tests that have DMS feed grades that calculate back to lower than the mine plan Li2O grade, and Figure 10‑8 shows that there are now some data points that reflect the higher mine feed Fe2O3 grade when back-calculated from the ore sorting product. These inclusions provide more data points for interpretation to validate the proposed flowsheet.  Further work is recommended, specifically focusing on ore sorting and the downstream impact on the lithium concentrator flowsheet at ROM grades above mine Fe2O3 grades.

Figure 10‑7 Lithia data HLS test program (2012-2022)

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Figure 10‑8 Impact of Fe2O3 on sinks Li2O grade HLS test program (2012-2022)

The HLS data set generated in the 2012, 2018 and 2022-2023 test campaigns showed that a 5.15% Li2O concentrate can be produced with no magnetic separation included.  The more recent work produced a grade of 5.5% Li2O with the potential to upgrade to 5.9% Li2O.

10.12.2	Impact of Crush Size

The impact of the crush size was checked at various stages of the program. The 2011 test program, which included a magnetic removal step, does bias the data, but if the magnetic recovery performance is excluded (back-calculated), then the HLS separation indicates that the finer the crush, the better the upgrade and recovery achieved (as presented in Table 10‑9) for a target concentrate lithia grade of 6.0%.  With the 2022-2023 test program, the results also confirmed that crushing to the 6mm range did show some improvement in recovery at SG >2.90 but had minimal impact at the lower SG cut points. Although a coarser crush could be considered, the liberation is insufficient at the higher SG, so a size reduction step would be required to maintain the proposed grade and recovery. The lower crush size (6.0mm) was selected for design purposes as it was considered more economical.

Table 10‑9 HLS SC6 vs crush size (testwork 2012-2018)

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10.12.3	Impact of HLS SG

A series of tests at various feed grades was undertaken to evaluate the impact on lithia recovery and final concentrate grade for the proposed crush size.

The composites used were the LG1, HG and MG generated during the 2022 test program (Figure 10‑9).

The results identified the SG variability for the sample composites, showing that the LG and HG composites required an SG of >3.00 to achieve the target of 6.0% Li2O, whereas MG achieved the grade at 2.85. Although the lithia may achieve grade, the contained iron may cause the concentrate to incur a penalty or make it unsaleable. Hence, magnetic separation circuits are included across the processes.

Figure 10‑9 Impact of SG on HLS recovery and concentrate grade post magnetic separation (test program 2022)

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10.12.4	Impact of dilution/feed grade

The impact of dilution with the host gabbro rock was investigated, considering the current proposed flowsheet.

The results of the 2022 MG sample trended with the 2012 and 2018 test program results, as shown in Figure 10‑10.

Figure 10‑10 HLS lithia distribution in relation to feed grade

The middlings, material falling between an SG of 2.65 to 2.90 (2012 tests were at 2.95), and the sinks, material with SG >2.90 (2.95 for 2012), both aligned with earlier work. Any variations are within procedural tolerances and thus do not impact the interpretations of earlier work.

With the lithium deport presented, the impact on the design would be that with decreasing feed grade to the DMS circuit, the mass of middlings deported to the middlings retreatment circuit would be higher until a plant limitation is reached.

Figure 10‑10 highlights the spread of the responses for the various samples tested over the 10 years for the proposed flowsheet. The proposed DMS plant design could handle the variation based on the observed lithium deportment if DMS feed grades fall within the ranges shown, however this would increase the load on processes downstream of the DMS circuit (i.e.. milling and flotation etc.).

10.12.5	Impact of iron feed grade

The impact of iron feed grade was consolidated across all HLS test programs run during 2012, 2018 and 2022-2023. The samples historically tested had very little dilution; hence, the curves may not be representative of a typical diluted feed. The results are presented in Figure 10‑11 and Figure 10‑12.

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Overall, the reported HLS test results showed that to achieve a concentrate lithia grade of 6.0%, an Fe2O3 feed grade of <0.60% is required when no magnetic separation is considered.

Figure 10‑11 Impact of Fe2O3 feed grade – a) Sinks Fe2O3 grade

The results also indicate that with a magnetic separation step included in the HLS circuit, the iron content can increase to a nominal 1.2% Fe2O3 and meet the proposed iron (Fe2O3) concentration limit in the concentrate of <1.4%. However, based on the limited data, there is a risk that the lithia contained in the concentrates at these higher iron feed concentrations may drop below the target specification of 6.0%.

Figure 10‑12 Impact of Fe2O3 feed grade – b) Sinks Li2O grade

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The data also indicates that the dilution impact will be significant, with a dilution of less than 2% needed if no magnetic separation was considered and nominally 5% with magnetic separation but no ore sorting. It is considered that 5% dilution during mining is a very optimistic number, with 10% or higher generally being applied, hence the inclusion of ore sorting.

10.13	DENSE MEDIA SEPARATION (SGS 2022)

The DMS testwork was performed on LG1, MG, HG and NZ1, with 2% dilution composite samples treating the coarse (- 6.3 mm / +3.3 mm) and fine (-3.3 mm / +1.0 mm) size fractions separately. Each size fraction underwent two DMS passes for gangue rejection and concentrate production.

The first pass was operated at a lower media density to reject silicate gangue minerals (SG of 2.65). The first pass sink product was repassed through the DMS at a higher density cut-point to produce spodumene concentrate before further upgrade through magnetic separation. The cut-points for the second pass were based on interpolated HLS data for the production of 6% Li2O spodumene concentrate, accounting for further magnetic separation. Dry magnetic separation was performed on the concentrate to reject iron-bearing minerals.

The DMS data for the feeds tested confirm good separation is achieved, with results trending with the previous historical testwork. This further confirms the need to remove iron from the process wherever practical.

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Figure 10‑13 DMS separation test program flowsheet (magnetic separation on concentrate) (SGS 2022)

In terms of lithia recovery, the DMS test program produced combined coarse and fine concentrates that were generally within 10% of the target 6.0% lithia but contained Fe2O3 at grades exceeding the target of <1.5% Fe2O3.

Table 10‑10 data also indicates the requirements for the treatment of the middling to recover additional lithia to improve the global recovery. The overall DMS recovery performance trended with the HLS data, though nominally 2-3% lower (and up to 5% lower), as presented in Figure 10‑14  and enhanced in Figure 10‑16. The performance was nominally 50% global recovery being achieved near mine grade and 54% if ore sorting was included in the design. Based on a mine Li2O feed grade of 1.35% and no ore sorting upgrade, the DMS recovery could drop to a nominal 48% post-magnetic separation.

Figure 10‑15 shows the impact of iron (Fe2O3) feed grade to the DMS circuit on the spodumene concentrate grade with and without magnetic separation. Based on the data available, the concentrate grade is not achieved for the same DMS recovery and mass pull if there is no ore sorting and magnetic separation within the design. Even with ore sorting and magnetic separation, the DMS plant may not achieve the design concentrate grades at iron feed grades >1.1% Fe2O3.

Figure 10‑16 shows the performance of the DMS response in relation to the HLS is nominally 2.0-3.5% lower, which aligns with the historical database. The DMS recovery curve used was generated from

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the DMS testwork. As previously stated, the performance is based on an average across the various composites tested.

Table 10‑10 DMS Testwork (2022 SGS)

DMS Test	Sample	Li_2O Grade (%)	Fe_2O_3 Grade (%)	Mass %	Li_2O Grade (%)	Fe_2O_3 Grade (%)	Li_2O Dist'n+	Fe_2O_3 Dist'n+
		Feed Grade		1st Stage Sink				
Coarse	LG1 Comp 2%	1.55	0.73	50.6	2.99	1.20	97.8	83.1
Fines	LG1 Comp 2%	1.52	0.68	47.2	3.15	1.28	97.9	89.1
Coarse	MG Comp 2%	1.68	0.74	57.9	2.84	1.14	97.7	89.2
Fines	MG Comp 2%	1.66	0.75	45.7	3.53	1.39	97.4	84.8
Coarse	HG Comp 2%	1.81	0.68	51.9	3.39	1.12	97.3	85.1
Fines	HG Comp 2%	1.85	0.74	53.8	3.37	1.20	98.0	87.5
Coarse	NZ1 Comp 2%	1.63	0.66	58.6	2.73	0.95	98.2	84.3
Fines	NZ1 Comp 2%	1.61	0.71	48.2	3.26	1.24	97.7	84.0
		Feed Grade		**2nd Stage Sink**				
Coarse	LG1 Comp 2%	2.99	1.20	21.4	5.47	2.31	39.1	41.2
Fines	LG1 Comp 2%	3.15	1.28	32.9	5.85	1.84	61.1	47.2
Coarse	MG Comp 2%	2.84	1.14	40.5	5.32	1.77	76.0	62.9
Fines	MG Comp 2%	3.53	1.39	49.2	5.96	1.81	82.9	64.0
Coarse	HG Comp 2%	3.39	1.12	27.3	5.99	2.00	48.2	49.0
Fines	HG Comp 2%	3.37	1.20	36.7	6.27	1.84	68.4	56.2
Coarse	NZ1 Comp 2%	2.73	0.95	20.7	5.78	1.90	43.8	41.4
Fines	NZ1 Comp 2%	3.26	1.24	27.9	6.00	1.89	51.4	42.7
		Feed Grade		**DMS Total**				
Coarse	LG1 Comp 2%	1.55	0.73	10.8	5.47	2.31	38.2	34.2
Fines	LG1 Comp 2%	1.52	0.68	15.6	5.85	1.84	59.9	42.1
Coarse	MG Comp 2%	1.68	0.74	23.4	5.32	1.77	74.2	56.1
Fines	MG Comp 2%	1.66	0.75	22.5	5.96	1.81	80.7	54.3
Coarse	HG Comp 2%	1.81	0.68	14.2	5.99	2.00	46.9	41.7
Fines	HG Comp	1.85	0.74	19.8	6.27	1.84	67.0	49.2

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Figure 10‑14 DMS data compared with HLS trends (2022)

Figure 10‑15 DMS data compared with HLS data (2022)

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Mine Grade
Post Ore Sort
y = 22.3x + 20.1
R² = 0.99
y = 18.3x + 23.6
R² = 0.12
Sinks Li2O Distribution (%)
65.0
63.0
61.0
59.0
57.0
55.0
53.0
51.0
49.0
47.0
45.0
0.80
1.00
1.20
1.40
1.60
1.80
2.00
2.20
Feed Li2O (% Li2O)
2022 DMS Sinks
2022 HLS Sink
Linéaire (2022 DMS Sinks)
Linéaire (2022 HLS Sink)

Figure 10‑16 DMS data compared with HLS data (2022) (extract from Fig 10-14)

10.14	MAGNETIC SEPARATION (SGS 2022)

The magnetic response impacted by dilution was evaluated on the MG composite sample generated and tested during the 2022 test program. This evaluation was to test the robustness of the proposed flowsheet as the mine moved through the various ore zones or during periods of higher dilution.

The results of magnetic separation on lithia upgrade and iron removal on the final concentrates show a trend, though not having a very strong correlation, for lithia recovery to have higher losses with increasing lithia content in the DMS feed, but there is generally also a higher portion of iron removed.

10.15	MICA AND SPODUMENE FLOTATION (SGS 2011-2022)

The mica and spodumene flotation test program evaluated the performance of non-magnetic fines and DMS middling streams to produce spodumene concentrate. Batch flotation tests were undertaken on samples from variability samples across the Main and South domains (MG, NZ1to NZ5, LG1, LG2 and HG), with the Intermediate zones (NT1, NT2) and Moleon (ML1 and ML2).

The sequence of testing was generally a magnetic separation step, desliming step, mica flotation and then spodumene flotation with multiple cleaner steps.  This section predominantly discusses the flotation aspects of the test program.

Moblan Technical Report Summary, Quebec, Canada
10.15.1	Batch Tests

Samples were stage-ground to -300µm and underwent desliming, magnetic separation, mica flotation, scrubbing and de-sliming prior to high-density and high-intensity conditioning for spodumene flotation.

The correlation of iron in the flotation feed and mica concentration on the MG sample (generated in 2022) and 2023 variability samples (2023 Other) are shown in Figure 10‑17.  The results between the two data sets were a function of the test procedure undertaken, with an improved magnetic separation being undertaken prior to the flotation step in the later series.

Figure 10‑17 Relationship of Fe grade in mica feed on mica concentrate grades and mica con mass pull

The impact of undertaking magnetic separation prior to flotation did reduce the iron grades in the feed, hence iron concentration feeding spodumene flotation.  The results indicate that with an increasing Fe grade, which accounts for some of the mica value, the mass pull generally increases.

A series of flotation tests were undertaken to evaluate the impact of the magnetic separation effectiveness by applying two different magnetic separation techniques: Hand Magnet (non-mechanical magnet, low intensity) and WHIMS unit (Wet High Intensity).

The results show that with increasing iron: lithium concentration in the feed, the ratio in the mica discharge also increased, though at a lesser ratio, with a ratio of approximately 1.5 reduction  occurring.  The samples that went through a more intense magnetic separation step prior to flotation

Moblan Technical Report Summary, Quebec, Canada
generally achieved a higher portion of Fe removal from the flotation feed sample, with the majority of these flotation tests showing a ratio of >1.5 times reduction in iron compared to the feed assays Figure 10‑18. This aligns with the proposed flowsheet of WHIMS integration prior to flotation.

Figure 10‑18 2022 bench test (MG sample) – mica flotation Fe:Li ratio

10.15.2	Batch Tests – spodumene circuit

The spodumene results trended well, with the majority of the tests undertaken since 2012 achieving >5.5% contained lithia in the final concentrates. The results that fall below the target grade were from variability testing results around flotation parameters.

The 2022 MG samples generally applied a more stringent protocol with the focus being more on reagent consumption, flotation performance with lower grades and pH control adjustments, and included a magnetic separation step.

A series of Lock Cycle tests and whole ore tests fell within the range of the earlier work and MG sample scope.

In 2023, an infill test program, composites LG3, LG3, NT1, NT2, ML1 and ML2 with 2% to 5% dilution confirmed that the flotation performance would generally produce a concentrate of greater than 5.5% Li2O with feed grades ranging from 1.1 to 1.7% Li2O.

Moblan Technical Report Summary, Quebec, Canada

Figure 10‑19 Spodumene flotation – impact of iron grade with/without magnetic separation

The flotation testwork data shows that if an iron (Fe2O3) grade less than 1.5% is required in the final concentrate, and no additional separation process is proposed, then the iron grade feeding the flotation circuit should not exceed 0.5% Fe2O3.

Overall, the flotation performance averaged the recoveries and grades presented in Table 10‑11. These tests were run on the DMS middling and combined ultrafine tails, composited on a weighted average.

Table 10‑11 Flotation test average summary (MG sample – 2022 SGS)

Moblan Technical Report Summary, Quebec, Canada
10.15.3	Locked-cycle flotation tests

Flotation locked-cycle tests (“LCT”) have been undertaken on the LG1 2%, MG 2%, HG 2%, NZ1 2% and PP 2022 composites at the time of reporting.

The locked cycle test consisted of undertaking the full DMS Mica Removal flowsheet to generate sufficient flotation feed for the spodumene flotation test program. This included DMS feed preparation, coarse and fines DMS separation, with the middlings generated combined with the fines at the design mass ratios. The material was then ground and deslimed, then fed through mica flotation, with the mica tails then going through the locked cycle test program.

The results from the locked cycle test confirm that a 6% Li2O grade can be achieved for all samples with a mass pull between 20-30%. The flotation recovery to achieve the concentrate grade of 6% is >83% across the composites tested. The pilot results also aligned with the trends and achieved the design basis.

It is noted that the lower grade samples tested in the more recent bench test program do not align with this outcome with lower concentrate grades achieved. Although no LCT had been undertaken on these materials at the time of reporting, the results from the other samples aligned well with the bench work for the same composites tested in parallel. Further investigation is recommended into assessing the flotation performance and limits of lower grade samples.

10.16	THICKENING

Thickening testwork was undertaken by a reputable vendor (Pocock) on the MG composite samples Flotation tails, the LG1 DMS fines, and a final concentrate composite combined from both samples. The results are summarized in Table 10‑12.

Table 10‑12 Thickening test summary

Moblan Technical Report Summary, Quebec, Canada
10.17	FILTRATION

Filtration testwork was undertaken by a reputable vendor (Pocock) on the MG and LG1 composites and a composited concentrate sample from the test program. The results are summarized in Table 10‑13.

Table 10‑13 Filtration test summary

Moblan Technical Report Summary, Quebec, Canada
10.18	RECOVERY CALCULATION

The recovery curve has been compiled from composite samples available at the time of reporting, which covered the spread of the mine plant feed grade variability (Figure 10‑20).

Figure 10‑20 Spodumene recovery curve composite head grade variability

Figure 10‑20 presents the distribution of the variability samples tested and used for generating the recovery curves and how they relate to the minimum and maximum mine grade data. Lithia grades present a good spread, and the inclusion of ore sorting helps bring iron oxide grades closer to design data, but there are still process risks which could be reduced with further infill evaluations.

The deportment of spodumene losses through the testwork flowsheet for the various samples is shown in Figure 10‑21.

Moblan Technical Report Summary, Quebec, Canada

Figure 10‑21 Spodumene recovery loss variability - testwork data

10.18.1	Recovery Assumption

The recovery assumptions made for economic evaluation were applied across the proposed mine plan. The testwork confirmed that the impact of increasing iron during the mine life is manageable through the ore sorting circuit, provided the circuit performs similarly to the bulk sample tested for all ore zones.

The assumption is that the major composite zones tested more rigorously reflect the other ore zones still in progress and that if mine dilution changes, then the process response is comparable, and ore sorting will smooth out the iron grade variability.

A recovery curve was developed based on the unit operation responses averaged as a whole ore zone with no proportional weighting of different zones (each composite reflects) in the feed. During the project’s next phase, an investigation into the level of granularity required should be considered.

DMS data were used where available as those tests are done on bulk samples, so they are considered more reflective of commercial facility performance. HLS data was used to support the interpretation and consider the impact of lower feed grades. As more DMS bulk work is undertaken, these lower-grade zones will continue to be evaluated, and their impact on recovery will be identified.

Flotation response was evaluated using the LCT data, which is considered to account for flotation variability that occurs when undertaking single-cell test programs.  The composites used were MG, HG, LG and NZ with 2% dilution, which have lithia grades of >1.4%, to err on the high side for performance interpretation.

Moblan Technical Report Summary, Quebec, Canada
Magnetic separation was based on the “least effective performance” of the Longi Wet Magnetic Belt Separator test program. The Wet Belt Separator technology is currently proposed for the commercial plant.

A testwork derived recovery curve has been generated (Figure 10‑22) based on the available test data.

Figure 10‑22 Calculation curve based on recovery model

Using the design process plant feed grade of 1.36% lithium with 1.47% Fe2O3, the overall average lithia recovery is estimated to be 74.7% at a spodumene concentrate grade of 6.1% Li2O, using the testwork results and with no derating applied for industrial scale-up.

It is recommended that further work is performed to assess the impact of lower spodumene feed grades, with a range of iron dilution, on the overall lithia recovery.

Moblan Technical Report Summary, Quebec, Canada
10.19	CONCLUSIONS AND TESTWORK RECOMMENDATIONS

The design basis outlined below has been proposed to achieve the reported nominal recoveries. The limitations to the proposed design basis for the ores tested and future testwork recommendations are also detailed below.

1.
The current proposed flowsheet, with 5% ROM dilution, should produce a final concentrate Li2O grade 6.0% with Fe2O3 < 1.4% when feed grades align with the average LOM Grade of 1.36% Li2O. This is possible by implementing ore sorting to provide a wet plant feed grade Fe2O3 content of <1.0%.

2.
With ore-sorting included and considering the limitation of 1.5% Fe2O3 in the spodumene concentrate, it is estimated that up to 6.5% host rock dilution in the ROM feed could still be processed and achieve the target grade noted. Based on the host rock grades tested to date.

3.
Multiple mica removal steps are included in the design, with the reflux classifier, a mica flotation stage, in conjunction with two desliming stages following attritioning and scrubbing processes. These steps remove small mass fractions of micas, which, although not metallurgically significant, lead to improved DMS and flotation operability/performance.

4.
DMS target SG of 2.90 aligned with the HLS testwork result of SG 2.95. DMS testwork recoveries based on a 1.7% Li2O head grade are nominally 67%. The recovery for a Li2O DMS feed grade of 1.1% was calculated to be nominally 47% due to limited testwork results being available at the time of reporting.

5.	Low-grade feed may not reach the target 6.0% concentrate grade without significant Li2O losses at feed grades of <1.3% Li2O.
6.	The recommendation is to consider planning for a lower concentrate grade option in the design for periods when ROM feed grades fluctuate low.
7.
Magnetic separation performed well. Additional work on the coarse fraction DMS is recommended to confirm recovery expectations from the current commercially available equipment. The evaluation to date considered the performance on “fines” samples and will be comparable to a coarse DMS concentrate sample.

8.
Mica flotation, followed by spodumene flotation, would achieve the proposed concentrate grade by including wet high intensity magnetic separation (WHIMS) in the design. The flotation results generally performed better if the magnetic separation was undertaken prior to flotation, compared to undertaking flotation and then magnetically separating the concentrates generated in the laboratory test. Operationally, post-flotation magnetic separation is challenging due to the negative impact of flotation reagents on the streams being processed.

9.	To maximize lithia recovery, it is recommended that the marketability of lower grade spodumene concentrates (SC) is investigated.
10.	Review the impact of lower spodumene concentrate grade targets on lithia recovery in the process plant, as a lower grade concentrate will assist efforts for increasing lithia recovery.
11.	Review “Mine to Mill” practices at Moblan for optimizing lithia recovery and concentrate yield.
12.	Review the impact of lower lithia concentrate grades on OPEX costs and the assess the impact on the Financial Model.

Moblan Technical Report Summary, Quebec, Canada
10.20	QUALIFIED PERSON’S OPINION

The QP is of the opinion that the feasibility-level testwork performed and methodologies applied are relevant and of adequate nature for the treatment of Moblan ore at the proposed treatment plant.

Moblan Technical Report Summary, Quebec, Canada
11.	MINERAL RESOURCE ESTIMATES

This chapter describes the process and results of the Moblan Property mineral resource estimate (MRE).  Information contained in this chapter was previously published by Sayona in a NI 43-101 Technical Report titled “NI 43-101 Feasibility Study Report for the Moblan Lithium Project, Eeyou Istchee James Bay Territory, Quebec, Canada”, dated February 4, 2024.

11.1	METHODOLOGY

The MRE occupies an area measuring 2,500 metres in strike by 900 metres in width. The MRE extends to a maximum depth of 350 metres below the surface. The MRE is based on diamond drill holes completed between 2002 and 2022, trench samples completed in 2004 and 2009 and a litho-structural model developed using Leapfrog Geo software v.2022.1.1 (“Leapfrog”) with the Edge Extension (“Edge”).

Leapfrog was utilised to model the lithologies and the mineralised pegmatite dykes, while the estimation itself involved 3D block modelling and grade interpolation, carried out in Edge. Statistical studies.  Variography was conducted using Snowden Supervisor v.8.14 (“Supervisor”) and Microsoft Excel.

The methodology for completing the MRE included the following steps:

•	Compilation and validation of the diamond drill hole data to build a Project database.
•	Modelling of bedrock and fault surfaces, followed by interpretation of lithologies and mineralised pegmatite dykes (estimation domains) based on lithological information and metal contents.
•	Generation of drill hole intercepts and composites for each mineralised zone.
•	Performance of basic statistical analysis.
•	Completion of geostatistical analysis, including variography.
•	Execution of block modelling and grade interpolation.
•	Validation of the block model.
•	Definition of mineral resource classification criteria and determination of clipping areas to classify the resources.
•
Ensuring that the mineral resources demonstrate ‘reasonable prospects for eventual economic extraction’ (CIM Best Practice Guidelines 2019), selecting appropriate cut-off grades, and generating optimised pit shells at the ‘mineral resource level’ to constrain the resources.

•	Preparation of a mineral resource statement.

Moblan Technical Report Summary, Quebec, Canada
11.2	PROJECT DATABASE

The Project database used in the MRE includes data for 366 surface drill holes and 10 surface trenches.  A subset of drill holes was utilised to compile the database (Figure 11‑1).

A January 18, 2023 close-out date applied for entry of any new data into the Project database, noting that the effective date of the MRE is March 21, 2023.  The Project database employs a UTM coordinate system (NAD 83 Zone 18).

The Project database contains information for collar survey data, deviation survey data, assay sample intervals, analytical data, along with lithological, alteration, mineralisation, and structural descriptions. It also includes RQD values and density measurements.

Figure 11‑1 Plan view of deposit showing the diamond drill holes used for the MRE

Moblan Technical Report Summary, Quebec, Canada
11.3	GEOLOGICAL INTERPRETATION AND DOMAINING

The geology model was developed using Leapfrog™ software, employing implicit modelling techniques. The geology model includes 75 lithium pegmatite dykes, which are organised into four discrete domains containing 21 Main pegmatites, 20 South pegmatites, 17 Inter-domain pegmatites, and 17 Moleon pegmatites (Figure 11‑2).

Pegmatite dykes were modelled using lithological information obtained from the drill holes and surface trenches within the Project database. The dykes were modelled without a minimum thickness.  Lithological units that host the lithium pegmatite dykes, including gabbro, volcanics, rhyolite, and metasediments, were also modelled.

Individual 3D surfaces were modelled for surface topography and for the contact between overburden and bedrock. The topography surface was generated from 2016-vintage Lidar data provided by the Quebec government (MRNF) containing a resolution of 2 metres. The overburden-bedrock contact surface was modelled upon logged overburden intervals and the surface was used to clip 3D-modelled pegmatite dykes and lithological units.

Figure 11‑2 Plan and sectional views (looking north) of the deposit, showing pegmatite domains

Moblan Technical Report Summary, Quebec, Canada
11.4	EXPLORATORY DATA ANALYSIS

Basic univariate statistical analysis was completed for the grouped Main, South, Inter, and Moleon pegmatites. Following the statistical analysis, it was determined that high grades would not be capped, given the low coefficient of variation across each domain and the absence of any significant grade outliers.

Lithium assays from the Project database were composited into 1.0-metre lengths for each mineralisation zone and dilution block. This was done to reduce any bias caused by variable sample lengths. The composite length was chosen based on the thickness of the mineralised structures, the proposed block size and the original sample lengths. Any tails shorter than 0.5 metres were equally distributed. Intervals that were intentionally left unsampled by the logging geologist were assigned a grade of 0.00% Li2O. Any intervals missing Li2O values due to lost core or pending results at the Project database close-out date were disregarded. A total of 14,372 composites were generated for the Project.

Table 11‑1 provides the basic statistics for both raw assays and composites, grouped by pegmatite domain.

Table 11‑1 Basic statistics for the raw assays and composites

Lithium pegmatites	Raw assays					Composites
	Count	Mean	Median	Max	CoV	Count	Mean	Median	Max	CoV
Main	5,939	1.19	1.03	5.42	0.89	6,558	1.19	1.10	4.93	0.83
South	5,079	1.11	1.03	4.98	0.82	4,937	1.11	1.07	4.98	0.76
Inter	2,013	0.93	0.88	3.85	0.82	2,025	0.93	0.89	3.40	0.78
Moleon	799	1.30	1.41	4.01	0.63	852	1.30	1.42	3.68	0.61
Total	13,830	1.13	1.03	5.42	0.85	14,372	1.14	1.08	4.98	0.80

11.5	BULK DENSITY ESTIMATION

The Project database contains 267 bulk density measurements of pegmatite, mafic volcanic and gabbro samples. Densities were determined by standard water immersion methods on whole-core samples.

For the pegmatite dykes, a linear regression was developed between standard gravity (“SG”) and lithium grade (% Li2O). Density measurements of 170 pegmatite samples were compared with their corresponding Li2O values (Figure 11‑3). A correlation coefficient of 0.86 indicates good correspondence between density and Li2O.

Moblan Technical Report Summary, Quebec, Canada
The equivalent mathematical function is SG = 0.06236*% Li2O + 2.6193, which was used to determine the density values of each block inside the pegmatite once the Li2O content was interpolated.

Mean density values of 3.04 and 3.00 g/cm3 were used for gabbro and mafic volcanic units. As no density measurements were collected for rhyolite or metasedimentary samples, a theoretical value of 2.70 was applied to blocks falling inside those units.

Tonnages could then be determined using the calculated or assigned density values and the volume estimates from the block model.

Figure 11‑3 Graphical representation of the relationship between SG ((g/cm3) and Li2O (%)

11.6	GEOSTATISTICS AND GRADE ESTIMATION

11.6.1	Variography

A 3D directional variography study was completed in Supervisor using composited Li2O assay data for each of the Main, South, Inter and Moleon pegmatite domains. The 3D directional-specific analyses for the dyke domains produced best-fit models along orientations that align with each domain’s

Moblan Technical Report Summary, Quebec, Canada
average strike and dip. Variogram model parameters for each dyke domain are shown in Table 11‑2. Variogram models for Li2O grades within the Main domain are shown in Figure 11‑4.

Table 11‑2 Variogram model parameters

Lithium Pegmatites	Structure	Contribution	Model	R1 (m)	R2 (m)	R3 (m)	Dip (°)	Dir (°)	Pitch (°)
Main	V0	0.05	Sph	-	-	-	-	-	-
	V1	0.67	Sph	30	50	6	20	280	130
	V2	0.27	Sph	250	105	20	20	280	130
South	V0	0.15	Sph	-	-	-	-	-	-
	V1	0.42	Sph	48	59	8	5	80	10
	V2	0.20	Sph	170	130	30	5	80	10
Inter	V0	0.10	Sph	-	-	-	-	-	-
	V1	0.38	Sph	94	25	25	20	260	170
	V2	0.06	Sph	200	145	35	20	260	170
Moleon	V0	0.100	Sph	-	-	-	-	-	-
	V1	0.190	Sph	64	34	5	70	180	145
	V2	0.445	Sph	140	90	20	70	180	145

Moblan Technical Report Summary, Quebec, Canada

Figure 11‑4 Variograms for the main lithium pegmatite dykes

11.6.2	Block Model

A block model was developed to cover the entire deposit. The orientations of the modelled lithium pegmatite dykes are predominantly east-west (Main, Inter, and South) or north-south (Moleon). An unrotated sub-block model (octree type) was employed in Edge. The mineralisation and lithological models served as triggers for sub-blocking.

Each block model originates from the upper-left corner.  Block dimensions reflect the average drill hole spacing, thickness of the modelled lithium pegmatite dykes and potential mining methods. Table 11‑3 describes the properties of the block model.

Moblan Technical Report Summary, Quebec, Canada
Table 11‑3 Block model properties

Description	X	Y	Z
Block Model Origin (UTM NAD 83 Zone 18)	505,860	5,619,200	600
Rotation Angle	None	None	None
Parent Block Dimension	5.00 m	5.00 m	5.00 m
Number of Parent Blocks	523	306	101
Minimum Sub-block Dimension	1.25 m	1.25 m	1.25 m

11.6.3	Grade Interpolation

Interpolation profiles were customised for each lithium pegmatite dyke and used as distinct interpolation domains with hard boundaries. Based on the variogram analysis, three sets of search ellipsoids were created for the first, second, and third search passes, corresponding to 0.5x, 1.0x, and 2.0x the ranges obtained from the variography study.

A three-pass strategy was employed using the capped composites, with the variography study providing the necessary parameters for grade model interpolation. Different composite parameters were applied depending on the thickness of the pegmatite dykes, particularly for those with average drill hole intersects greater than 15 metres. In Edge, the interpolation was performed on point datasets corresponding to the mid-points of the composite intervals within each domain.

3D directional-specific search ellipsoids were guided by the mid-planes of each lithium pegmatite dyke to enable an anisotropic search.

The ordinary kriging method was selected for the final resource estimation, as it most accurately reflects the grade distribution for this type of deposit. The specific grade estimation parameters used in Edge are described in Table 11‑6.

Moblan Technical Report Summary, Quebec, Canada

Table 11‑4 Estimation parameters

Lithium Pegmatite Domain	Pass	Ellipsoid	Composite Parameters			Edge Orientation			Ranges
			Min Comp	Max Comp	Max/ DH	Dip (°)	Dir (°)	Pitch (°)	R1 (m)	R2 (m)	R3 (m)
	1	0.5 x vario. ranges	13 (5)	24 (8)	6 (2)	Anisotropic search guided			125	52.5	10
	2		13 (5)	24 (8)	6 (2)				250	105	20
Main		1.0 x vario. ranges				by mid-planes of each lithium		130
						pegmatite dykes
	3	2.0 x vario. ranges	4 (2)	24 (8)	N/A				500	210	40
	1	0.5 x vario. ranges	13 (5)	24 (8)	6 (2)	Anisotropic search guided			85	65	15
	2		13 (5)	24 (8)	6 (2)				170	130	30
South		1.0 x vario. ranges				by mid-planes of each lithium		10
						pegmatite dykes
	3	2.0 x vario. ranges	4 (2)	24 (8)	N/A				340	260	60
	1	0.5 x vario. ranges	13 (5)	24 (8)	6 (2)	Anisotropic search guided			100	72.5	17.5
	2		13 (5)	24 (8)	6 (2)				200	145	35
Inter		1.0 x vario. ranges				by mid-planes of each lithium		170
						pegmatite dykes
	3	2.0 x vario. ranges	4 (2)	24 (8)	N/A				400	290	70
	1	0.5 x vario. ranges	13 (5)	24 (8)	6 (2)	Anisotropic search guided			70	45	10
	2		13 (5)	24 (8)	6 (2)				140	90	20
Moleon		1.0 x vario. ranges				by mid-planes of each lithium		145
						pegmatite dykes
	3	2.0 x vario. ranges	4 (2)	24 (8)	N/A				280	180	40
Numbers between parenthesis in the “Composite Parameters” columns correspond to parameters for narrow pegmatite dykes (average drill hole intersects of less than 15 m)

Moblan Technical Report Summary, Quebec, Canada
11.6.4	Block Model Validation

The selection of parameters and methods used during the resource estimation process underwent peer review at various stages.

Visual and statistical validations were completed to ensure that the final resource block model accurately reflected the primary data.

The volume of blocks for each rock code was compared with the volumes of corresponding 3D wireframe models and no discrepancies were found during this comparison. Block model grades, composite grades, and assay results were visually compared across sections, plans, and longitudinal views and no significant differences were noted. The grade distribution showed a generally good match without excessive smoothing in the block model. Figure 11‑5 illustrates the interpolation blocks within Peg1 from the Main Lithium Pegmatites compared to the composites.

ID2 and Nearest-Neighbor ("NN") models were produced to check for local bias in the models. The trend and local variation of the estimated OK and ID2 models were statistically compared to the NN model and composite data using swath plots along three directions (sections along the X, Y, and Z axes) for blocks interpolated by the first and second passes. Figure 11‑6 and Figure 11‑7 show an example of swath plots along the X-axis and Y-axis for the Main pegmatite domain. No significant issues were identified in the comparison between composite and block grade distribution.

Figure 11‑5 Visual validation comparing drill hole composites and block model grade values (example of Peg1 from the Main Lithium Pegmatites)

Moblan Technical Report Summary, Quebec, Canada

Figure 11‑6 Swath plot comparison of block estimates along the X-axis (Main Lithium Pegmatites)

Figure 11‑7 Swath plot comparison of block estimates along the Y-axis (Main Lithium Pegmatites)

Moblan Technical Report Summary, Quebec, Canada
11.7	MINERAL RESOURCE CLASSIFICATION

The MRE includes mineral resources classified as measured, indicated and inferred categories.   The classification of mineral resources is based on the following criteria:

•	Interpolation pass
•	Distance to the nearest data point
•	Number of drill holes used for grade estimation

The three categories were initially prepared using a script in Edge, with further refinement achieved using outline rings (clipping boundaries) to locally upgrade or downgrade blocks. This process was intended to help standardise the volume of mineral resources within each category and prevent the inclusion of isolated blocks.

The method used to determine each category is as follows:

Measured -

•
Blocks in the measured category were assigned during the first and second interpolation pass, where geological and grade continuity was reasonable. Blocks in this category required data from at least three (3) drill holes within a minimum distance of 15 m, and within a drill grid of at least four holes.

Indicated -

•
The indicated category also used blocks estimated in the first and second pass, with reasonable geological and grade continuity. These blocks required data from at least three (3) drill holes, with a minimum distance of 30 m, and within a grid of at least four drill holes.

Inferred -

•
The inferred category was allocated to blocks from the first and second pass, with reasonable geological and grade continuity, based on a minimum of three (3) drill holes where the nearest drill hole was less than 50m away, within a drill grid of at least three holes.

11.8	RPEEE CONSIDERATION AND CUT-OFF GRADE

To ensure that mineral resource statements for Moblan property satisfy the Reasonable Prospects for Eventual Economic Extraction (RPEEE) requirement, several technical and economic factors were considered in the process of derivation of the mineral resource Volume used to constrain the mineralization.

Whittle pit shells were used to constrain the MRE.  Resource-level optimised pit shells and their corresponding cut-off grades were used for the open pit mineral resource statement.

Moblan Technical Report Summary, Quebec, Canada
Whittle pit shells constraining the MRE contain a bedrock slope angle of 50° and an overburden slope angle of 30°. The Property boundary was also used as a limit during optimisation.

The pit-constrained mineral resource estimate is reported at a cut-off grade (COG) of 0.25% Li2O, based on the assumptions and parameters presented in Table 11‑5. The COG should be reassessed periodically, considering market conditions and factors such as the price of lithium, exchange rates, mining techniques and associated costs.

Table 11‑5 Input parameters used to calculate the cut-off grade for the open pit base case

Parameter	Value	Unit
Price	1,273	US$/t Conc 6% Li2O
Royalty	2.00%
Exchange rate	1.32	USD : CAD
Processing Costs	35.00	CA$/t processed
Rehandling Costs	0.90	CA$/t processed
Transport Costs	157.90	CA$/t conc
Tailing Management Costs	0.80	CA$/t processed
Metallurgical Recovery Li2O	75.00%
G&A Costs	12.35	CA$/t processed
Mining Cost – Mineralized Material	5.50	CA$/t mined
Mining Cost – Waste Material	5.25	CA$/t mined
Mining Cost – Overburden	3.94	CA$/t mined
Calculated COG	0.25%

Moblan Technical Report Summary, Quebec, Canada
11.9	MINERAL RESOURCE STATEMENT

The mineral resource estimate as of June 30, 2024, exclusive of reserves is shown in Table 11‑6.

Table 11‑6 Moblan mineral resources estimate, exclusive of mineral reserves - June 30, 2024

Notes to accompany the mineral resources estimate:
1.
The information presented in this chapter was compiled from information previously reported by Sayona in a NI 43-101 Technical Report titled “NI 43-101 Feasibility Study Report for the Moblan Lithium Project, Eeyou Istchee James Bay Territory, Quebec, Canada”, dated February 4, 2024.

2.	The effective date of the MRE is June 30, 2024.
3.	These mineral resources are not mineral reserves and do not have demonstrated economic viability.
4.
Seventy-five (75) lithium pegmatite dykes were modelled in Leapfrog™ 2022.1.1 using implicit modelling techniques for the Main, South, Inter and Moleon domains. Dyke wireframes, used as geological resource solids, were modelled with a minimum thickness of 0.30m.

5.	No assays were capped. Composites 1.0m long were generated using the grade of the adjacent material when assayed or a value of zero when not assayed.
6.
The mineral resources were estimated using Leapfrog™ 2022.1.1 using hard boundaries on composited assays. The  ordinary kriging method was used to interpolate a sub-blocked model (parent block size = 5m x 5m x 5 m).

7.
The measured category was assigned to blocks estimated with a minimum of three (3) drill holes in areas where the minimum distance from a drill hole is less than 15m. The indicated category was assigned to blocks estimated with a minimum of three (3) drill holes in areas where the minimum distance from a drill hole is less than 30m. The inferred category was assigned to blocks estimated with a minimum of three (3) drill holes in areas where the minimum distance from a drill hole is less than 50m.

8.
Pegmatite densities (grams per cubic centimetre) were estimated using a regression function for specific gravity (“SG”) based on lithium grades: SG = 0.0623644* Li2O % +2.61928. Other host rocks were given fixed density values of 3.04 g/cm3 for gabbro, 3.00 g/cm3 for volcanics, 2.70 g/cm3 for metasediments, and 2.70 g/cm3 for rhyolite.

9.
The RPEEE requirement is satisfied by using reasonable cut-off grades for an open pit extraction scenario and constraining pit shells (Whittle optimization). The estimate is reported at a cut-off grade of 0.25% Li2O. The estimate was calculated using a price of 1,273 USD/t 6% Li2O concentrate, a USD/CAD exchange rate of 1.32, recovery of 75%, mining cost of 5.50 $/t mined, transport cost of 157.90 $/t concentrate, G&A cost of 12.35 $/t, tailings management cost of 0.80 $/t processed, and processing cost of 35.00 $/t. The cut-off grade takes into account a royalty of 2%. The cut-off grades should be re-evaluated in light of future prevailing market conditions (metal prices, exchange rate, mining cost, etc.).

10.	The number of tonnes has been rounded to the nearest thousand. Any discrepancy in the totals is due to rounding effects.
11.
The authors are not aware of any known environmental, permitting, legal, title-related, taxation, socio-political, marketing, or other relevant issues that could materially affect the mineral resources estimate other than those disclosed in this report.

Figure 11‑8 and Figure 11‑9 present plans and cross-sections of the mineral resources, inclusive of reserves constrained within the optimised pit shell.

Moblan Technical Report Summary, Quebec, Canada

Figure 11‑8 Plan and sectional views of the deposit, showing the classification of the mineral resources constrained by the optimized pit shells

Moblan Technical Report Summary, Quebec, Canada

Figure 11‑9 Plan and sectional views of the deposit, showing the grade distribution of the mineral resources constrained by the optimized pit shells

11.10	TONNAGE – GRADE DISTRIBUTION AND SENSITIVITY ANALYSIS

The MRE, exclusive of reserves contains average Li2O grades of 1.02% for inferred and 0.84% for indicated categories. Figure 11‑10 shows the cumulative tonnage and grade distribution by grade bins.  The graph illustrates that a significant portion of the current mineral resources sits at or above the 1.40% Li2O average.

Figure 11‑10 illustrates different block selections at varying cut-off grades within the official resource pit shell, optimised at a 1,273 US$/t 6% Li2O concentrate and a 0.25% Li2O cut-off. To demonstrate sensitivity within this fixed pit shell, resource volumes and grades are estimated at cut-offs of 0.25%, 0.75%, 1.00% and 1.50% Li2O.  The estimates at various cut-off grades are intended solely to demonstrate the block model's variability within the selected 1,273 US$/t concentrate (6% Li2O) pit shell.

Moblan Technical Report Summary, Quebec, Canada

Figure 11‑10 MRE cumulative tonnage and grade distribution by grade bins

Table 11‑7 also describes the sensitivity of the MRE at varying cut-off grades, each linked to specific Whittle optimisations. The cut-off grades—ranging from 0.25% to 0.80% Li2O —correspond to prices of US$1,273, US$875, US$730, US$700, US$650, US$600, US$550, US$525, and US$500 per tonne of 6% Li2O concentrate, respectively.

It is important to note that the values in Figure 11‑10 and Table 11‑7 are not to be interpreted as an official mineral resource statement. They are provided solely to illustrate how the mineral resource model responds to different reporting cut-off grades.

Moblan Technical Report Summary, Quebec, Canada
Table 11‑7 Mineral resources exclusive of mineral reserves – cut-off sensitivity

11.11	IRON CONTENT IN THE MRE

Iron content (% Fe) can influence metallurgical recovery and the quality of potential spodumene concentrate. An "Fe" attribute was therefore added to blocks and sub-blocks of the resource model.

A statistical analysis of iron content was completed for each domain and lithology, using selected samples that fell entirely within their respective domain or lithology. Samples with errors in their sampling protocol, such as those crossing lithological contacts, were excluded.

Table 11‑8 provides the weighted average iron content (as % Fe) for the mineralised domains (Main, South, Inter, and Moleon pegmatites) and adjacent dilution blocks by specific lithologies. These values were used to assign Fe attributes to the block model.

Moblan Technical Report Summary, Quebec, Canada
Table 11‑8 Raw assay iron content, by lithology and pegmatite dyke domain

Domains	Sample count	Weighted average (% Fe)
Main Pegmatites	1,972	0.67
South Pegmatites	4,912	0.67
Inter Pegmatites	1,394	1.41
Moleon Pegmatites	500	0.72
Gabbro	3,814	9.27
Metasediments	20	6.97
Rhyolite	15	3.63
Mafic volcanics	576	6.72

11.12	UNCERTAINTY

This report considers a variety of factors of uncertainty associated with estimates of inferred, indicated and measured resources on the Property, including:

Reliability of sampling data -

•	Drilling, sampling and assaying protocols employed by Sayona are adequate.
•	The drillhole database provided by Sayona is of good overall quality and suitable for use in the estimation of mineral resources.

Confidence in the modelling of geological and estimation domains -

•
Measured and indicated resources are expected to be defined at a sufficient level of confidence to assume geological and grade continuity between points of observation.  Reviews of three-dimensional models, plans and cross-section in this study validate this to be the case.

•
Lack of evidence for the continuity of pegmatite domains and grades in some areas of the deposit is adequately dealt with the categorisation of resources as inferred.  Inferred Resources do not convert to mineral reserves during the reserve estimation process and are treated as waste in mine scheduling and reserve economic calculations.

Potential for iron in internal waste rock to compromise product recovery -

•	Iron content in waste rock continues to be a potential area of uncertainty for processing and product recovery that requires additional drill core sampling and mineralogical studies.

Economic uncertainty associated with the resources –

•
Economic uncertainty is mitigated to a large degree by Sayona’s operating experience at North America Lithium (NAL) deposit over many years. Pit optimisation and Cut-off grade assumptions are believed to be appropriate for the purpose of the MRE.

Moblan Technical Report Summary, Quebec, Canada
A baseline consideration for all factors of uncertainty is that Sayona owns and operates an existing lithium operation at North American Lithium (NAL) mine, Quebec. Sayona contains extensive experience with the exploration, definition, and conversion of mineral resources to mineral reserves which have been mined profitably.

Sayona continued to undertake exploration drilling on the Property during 2023.  Final results of the new drilling programs were unavailable at the date of this MRE and they will be incorporated in a future update.  There is a reasonable expectation that with additional diamond drilling, resources currently classified as inferred are likely to be upgraded to the indicated category.

11.13	QUALIFIED PERSON’S OPINION

It is the Qualified Person’s opinion that the data, model and classification are appropriate for the reported MRE. No technical or economic factors likely to influence the prospect of economic extraction have been identified.

Moblan Technical Report Summary, Quebec, Canada
12.	MINERAL RESERVES ESTIMATES

12.1	RESERVE ESTIMATE METHODOLOGY, ASSUMPTIONS, AND PARAMETERS

The mineral reserves for the Moblan Lithium Project were compiled in accordance with SEC Definition Standards on mineral resources and reserves. The original mineral reserve estimate was completed by Simon Boudreau and employee of InnovExplo Inc., with an effective date of December 31, 2023. Mr Boudreau’s original estimation and report were reviewed by Tony O’Connell of Optimal Mining Solutions Pty Ltd who serves as QP under S-K §229.1300. A pit optimization assessment was undertaken by Tony O’Connell to verify the economic limits of the pit.

Mineral reserves represent an estimate of the tonnage and grade of ore that can be economically mined, processed and distributed to market. To be considered a mineral reserve, the estimated material must pay for all costs incurred during mining operations including post-mining costs such as rehabilitation and closure.

Insitu mineral resources are converted to mineral reserves based on pit optimization, pit design, mine scheduling and the application of modifying factors. The final LOM schedule must then generate a positive LOM cash flow.

Only mineral resources classified as measured and indicated were given economic attributes in the pit optimization phase of the reserve estimation with all ore classified as inferred or Unclassified converted to waste. The mineral reserves for the Project incorporate all appropriate mining dilutions and recovery factors for traditional open pit mining methods utilizing truck and excavator fleets supported by ancillary equipment. The mineral reserves for Moblan have been estimated for open-cut mining only.

The point of reference for the estimated mineral reserves is the crusher feed.

12.1.1	Resource Model

The mineral reserve estimates are based on the geological resource model prepared by InnovExplo as summarized in chapters 6 to 9 and 11 inclusive.

12.1.2	Pit Optimization Methodology

The optimal pit was calculated using Deswik’s Pseudoflow module, which effectively an updated version of the Lerchs-Grossman algorithm. The pit optimization assessment was constrained by current property boundaries, however all lakes, rivers and streams were not considered physical constraints for pit optimization.

Moblan Technical Report Summary, Quebec, Canada
12.1.3	Pit Optimization Parameters

The key pit optimization parameters are summarized in Table 7‑1.

Table 12‑1 Summary of key pit optimization parameters

A summary of the key parameters applied in the pit optimization assessment are provided below:

•
As Table 7‑1 states, a spodumene concentrate (6% Li2O) price of US$1,850/t has been used for the base revenue calculations. The sale price used to guide the design of the final ultimate pit shell is US$925/t.

•
Mining loss and dilution have been calculated via regularization of the original block model into 5m x 5m x 5m blocks and subsequent conversion of isolated ore blocks into waste and vice versa. The average mining loss is 12.40% whilst the average mining dilution is 5.80%.

•	The overall batter angle applied is 55° through rock and 20° in overburden.

Moblan Technical Report Summary, Quebec, Canada
•	The economic marginal cut-off was calculated using the equation shown below.

The calculated economic marginal cut-off grade is 0.35%, however an operational processing cut-off grade of 0.60% was estimated based on metallurgical process parameters and limitations. Since the marginal cut-off grade is lower, the operational cut-off grade (0.60% Li2O) was retained for the pit optimization.

The pit optimization process was run over a range of revenue factors between 0.40 and 1.20 in 0.1 increments, with an economical pit shell generated for each revenue factor assessed. Application of a 0.40 revenue factor assumes that all sold 6% spodumene concentrate achieves only 40% of the base revenue value, in this case $740/t ($1,850 x 40% = $740).

The ore contained within the 0.40 revenue factor shell highlight the most profitable sections of the deposit, where a profit is generated despite a substantially reduced sale price. Conversely, ore that initially appears within a pit shell with a high revenue factor (i.e. 1.20) is marginal and requires a premium to the base revenue sale price to generate a margin.

Higher revenue factor pit shells are useful for highlighting potential pit expansion areas if the price were to increase, thereby providing guidance on areas where permanent infrastructure should NOT be located (i.e. infrastructure should be located outside of all pit shells as it may need to be relocated at a later date).

12.1.4	Analysis of Pit Optimization Results

The shells generated for all 9 revenue factors, from 0.40 to 1.20, are shown in the following figures. The figures show the growth in pit shells as the revenue factors increase.

Moblan Technical Report Summary, Quebec, Canada

Figure 12‑1 Revenue factor 0.40 pit shell

Figure 12‑2 Revenue factor 0.50 pit shell

Moblan Technical Report Summary, Quebec, Canada

Figure 12‑3 Revenue factor 0.60 pit shell

Figure 12‑4 Revenue factor 0.70 pit shell

Moblan Technical Report Summary, Quebec, Canada

Figure 12‑5 Revenue factor 0.80 pit shell

Figure 12‑6 Revenue factor 0.90 pit shell

Moblan Technical Report Summary, Quebec, Canada

Figure 12‑7 Revenue factor 1.00 pit shell

Figure 12‑8 Revenue factor 1.10 pit shell

Moblan Technical Report Summary, Quebec, Canada

Figure 12‑9 Revenue factor 1.20 pit shell

Figure 12‑10 summarizes the contained ROM ore tonnes and strip ratio, on a tonne to tonne basis, for each of the revenue factors assessed.

Figure 12‑10 Revenue factor quantities

Moblan Technical Report Summary, Quebec, Canada
As Figure 12-10 indicates, the contained ROM ore tonnes begin to flatline after revenue factor 0.50. Additionally, there is a sharp increase in strip ratio from 0.80 to 0.90.

A pit shell with a revenue factor of 0.50 was selected to guide the design of the ultimate final pit, as this value contains over 40mt of ore and keeps the strip ratio low.

The final pit shell was guided by the revenue factor 0.50 pit shell, however Lac Moblan was maintained with a 60m offset from the lake shoreline applied. The final pit shell applied practical designs with small, deep sections of the pit optimization shell removed where it is impractical to mine.

A screen capture of the final pit design and the revenue factor 0.50 shell is shown in Figure 12‑11, with the area removed due to Lac Moblan highlighted by the blue dashed polygon. More information on the practical pit design can be found in Chapter 13.

Figure 12‑11 Final pit design and revenue factor 0.50 shell

12.2	MINERAL RESERVE ESTIMATE

Mineral reserves are subdivided in order of increasing confidence into probable mineral reserves and proven mineral reserves. A probable mineral reserve is the economically mineable part of an indicated and, in some circumstances, a measured mineral resource demonstrated by at least a Preliminary Feasibility Study. A

Moblan Technical Report Summary, Quebec, Canada
proven mineral reserve is the economically mineable part of a measured mineral resource demonstrated by at least a Preliminary Feasibility Study.

Application of the proven mineral reserve category implies that the Qualified Person has the highest degree of confidence in the estimate with the consequent expectation in the minds of the readers of the report. The term should be restricted to that part of the deposit where production planning is taking place and for which any variation in the estimate would not significantly affect potential economic viability.

The detailed pit design and production plan which underpin the mineral reserve estimate are discussed in Chapter 13.

Table 12‑2 summarizes the mineral reserves for Moblan as at June 30 2024.

Table 12‑2 Summary Moblan Lithium Project – 2024 mineral reserves estimate

Category	Tonnage (mt)	Grade (%Li2O)
Proven	0.0	0.00
Probable	34.5	1.36
Total	34.5	1.36
Notes to accompany the mineral reserves estimate:

1.
The mineral reserves for the Project have been estimated by Tony O’Connell (AusIMM 230490) of Optimal Mining Solutions Pty Ltd , an independent qualified person. The effective date of the mineral reserves estimate is June 30, 2024.

2.	The mineral reserves are estimated assuming open pit mining methods and reported on a 100% project basis.
3.	Mineral reserves are measured as dry tonnes at the crusher above a diluted cut-off grade of 0.60% Li2O.
4.
Mineral reserves result from a positive pre-tax financial analysis based on a 6.0% Li2O spodumene concentrate, a selling price varying from 1,700 US$/t to 1,050 US$/t with a LOM average of 1,170 US$/t, and a CAD/USD exchange rate of 0.75.

5.	The selected pit shell is based on a revenue factor of 0.50 which achieves a sale price of US$925 per tonne of 6.0% spodumene concentrate.
6.	The reference point of the mineral reserves estimate is the Moblan crusher feed.
7.
In-situ mineral resources are converted to mineral reserves based on a pit optimization assessment, pit design, mine scheduling and the application of modifying factors, all of which support a positive LOM cash flow model. All inferred and Unclassified mineral resources have been converted to waste.

8.	The overall ROM strip ratio (total waste to ore) is 2.3:1.
9.
To ensure a final product that will be marketable, all ore blocks containing more than 2.80% Fe2O3 have been converted to waste and thereby excluded from the mineral reserves estimate. The average Fe2O3 grade for the LOM is 1.03%.

10.	There are no proven mineral reserves.
11.
The QP is not aware of any known environmental, permitting, legal, title-related, taxation, socio-political, marketing, or other relevant issues that could materially affect the mineral reserves estimate other than those disclosed in this TRS.

12.	Totals may not sum due to rounding.

Moblan Technical Report Summary, Quebec, Canada
12.3	ASSUMPTIONS AND RESERVE ESTIMATE RISKS

A definitive feasibility study was completed on Moblan in February 2024, with a high level of detail applied to all components of the study. The high level of detail reduces the possible impact of factors that may materially affect the mineral reserves estimate.

The following factors may materially affect the results of the mineral reserves estimates:

•	Price of spodumene concentrate – the price of spodumene is extremely volatile with periods of very high pricing (>US$4,000/t) followed by periods of low pricing (<US$1,000/t).
•	Increases in capital costs.
•	Increases in operating costs.
•	Recoveries in the process plant.
•	Ability of the process plant to control deleterious elements.
•
The authors are not aware any environmental, licensing, legal, title, tax, socio-political or marketing issues that could materially affect the mineral reserve estimate, which have not been discussed in this Report.

Moblan Technical Report Summary, Quebec, Canada
13.	MINING METHODS

13.1	MINE DESIGN

13.1.1	Overview

The Moblan DFS developed the deposit using traditional truck and excavator open-cut methods to mine 114.1 t of total material over the life of mine (“LOM”). A total of 34.5 Mt of ore, 75.4 Mt of waste and a further 4.1 Mt of overburden are stripped, for an average stripping ratio of 2.3:1 t/t. The DFS is based on a daily milling capacity of 4,800 t of ore, operational 365 days per year. All material will be mined by Sayona using its own equipment and personnel, except for the preproduction and establishment period when contract mining will be utilized.

The Main Pit will be subdivided into three sub-zones, Main, Inter and South, which merge into a single final mine design. The Moleon Pit is a standalone pit to the east of Main Pit which requires a separate pit design and access. The planned open pit LOM schedule operates for approximately 21 years, starting with 20 months of preproduction.

13.1.2	Geomechanical Considerations

Between November 2022 and January 2023, InnovExplo conducted a geomechanical campaign to characterize the rock mass at the Moblan project site. The campaign resulted in twelve geotechnical drill holes totaling 2,530m with televiewer surveys in nine geological holes totaling 1,456m. Eight geomechanical units were identified, with the three main units being basalt, gabbro and pegmatite.

13.1.3	Discontinuities Model

Data analysis revealed three subvertical major structures, two subhorizontal major structures, and one structure with an average dip of 20°. Eighteen joint sets were observed in the Project. The main sets are predominantly subhorizontal. Also, sets from the main geomechanical units yielded Ja between 1 and 2 and JRC between 4 and 9.5. Figure 13‑1 shows the modelled major structures and the planned Main and Moleon pits.

Moblan Technical Report Summary, Quebec, Canada

Figure 13‑1 - Major structures relative to Main and Moleon pits

13.1.4	Rock Mass Characterization

The intact rock strength was assessed on-site and in the laboratory. On-site point-load tests were conducted on 456 samples. UCS, Brazilian and Triaxial tests were conducted in the laboratory on 220 samples from different geomechanical units. Table 13‑1 summarizes the intact rock strength according to the Hoek-Brown criterion for the main geomechanical units.

Table 13‑1 - Intact rock strength based on Hoek-Brown criterion

Geomechanical unit	C0 (MPa)	mi	T0 (MPa)
Basalt	267	9.6	27.9
Gabbro	218	21	10.4
Pegmatite	115	31	3.7

The GSI, RMR89 and Q systems were used to assess the geomechanical quality of the rock mass. The results obtained are presented in Table 13‑2.

Moblan Technical Report Summary, Quebec, Canada
Table 13‑2 - Geomechanical classifications

Geomechanical Unit	GSI		RMR89		Q Index	Q' Index
	Average	Std	Average	Std	Average	Average
Aplite	66.8	11.3	61.6	8.3	20.3	50.7
Basalt	73.6	5.6	71.3	5.1	16.3	41.5
Diorite	61.7	11.5	60.4	9.3	3.2	8.6
Gabbro	73.2	6.1	71.4	6.3	14.5	37.4
Pegmatite	74.1	7.7	71.1	7	19.6	50.5
Rhyolite	59.1	16.1	56	14.5	3.4	12.9
Schale	61.8	6.6	58.7	8.6	3	7.4
Intermediate Tuff to Lapilli	66.3	10.4	67.1	6.5	6.5	16.8

According to the RMR89, Q index and GSI results, the rock mass is generally of good quality, exhibiting favorable rock strength. Some fair rock mass units are observed, mostly in the secondary units. The geomechanical classifications yielded greater values as the depth increased.

13.1.5	Stability Assessment

Slope stability analyses were conducted using a combination of empirical methods, analytical methods, and numerical modelling. The bench sizes were obtained by analyzing the four main failure modes: planar sliding, flexural toppling, direct toppling, and wedging. Wedging was the most critical failure mode, and most dimensions were adjusted according to this mode of failure.

The inter-ramp slope angle ranged from 61° to 65° for the Main Pit and from 57° to 70° for the Moleon Pit. These angles were validated using various limit equilibrium methods in the Slide2 software package.

Overall slope angle (“OSA”) stability analyses were performed in three dimensions through limit equilibrium in the Slide 3 software package and in two dimensions through finite element in RS2. The analyses generally demonstrated safety factors ensuring long-term stability. However, for the Main pit, a risk persists at the center of the pit, where stability is governed by faulting, including the MB fault. The Moleon pit assessment highlighted the need to lower the water level to meet project stability criteria. These areas will require enhanced geomechanical monitoring. Empirical analyses have corroborated these observations.

The final recommendations regarding slope angles have been divided into nine sectors, as illustrated in Figure 13‑2 and Figure 13‑3. The figures highlight the areas where specific geomechanical attention should be given based on the analyses. Table 13‑3 summarizes the various dimension recommendations by sector.

Moblan Technical Report Summary, Quebec, Canada

 Figure 13‑2 - Main pit geomechanical sectors

Figure 13‑3 - Moleon pit geomechanical sectors

Moblan Technical Report Summary, Quebec, Canada
Table 13‑3 – Recommended pit dimensions

13.1.6	Overburden Stability

The open pit areas are generally characterized by near-surface bedrock, with the average overburden thickness around the perimeter of the Main and Moleon Pits being 4.3m and 2.9m respectively, based on exploration drilling logs. The Main Pit has pockets of deeper soil deposits, most notably around the unnamed pond in the middle of the pit footprint, where the overburden thickness can reach up to 13m. A geotechnical test pitting investigation, which included 14 test pits within the open pit footprints, identified borrow sources for construction. The soil strata in the open pits typically comprise surficial peat overlying a thin layer (less than 1 m) of fine sand outwash underlain by compact sand till with some silt and gravel. Additionally, fluvial sand and gravel were encountered in a valley in the Moleon Pit footprint.

Slope stability modelling of the overburden slopes was completed using relatively conservative soil strength parameters assumed from literature and assumed groundwater levels based on a depressed water table surrounding the open pits. Two soil slope sections were considered for analysis: a more typical slope for the project site with a soil thickness up to a maximum of 5m, and a critical section with a soil slope up to 13m tall. Short-term and long-term groundwater conditions were considered, as were localized slough failures and deep-seated soil slope failures with the potential to temporarily disrupt mining operations. A sensitivity analysis considered different soil friction angles, soil strata and soil slope angles.

Moblan Technical Report Summary, Quebec, Canada
Based on the available information and the modelling and analysis results, two design slope angles were determined for different overburden slope heights. Overburden slopes up to 5m tall should be sloped at 3H:1V or flatter, and overburden slopes taller than 5m should be sloped at 4H:1V or flatter. A 3m bench from the toe of the overburden slopes to the crest of the bedrock cut should be adopted.

Surface water management around the open pits must direct water away from the overburden slopes. The isolated pocket of overburden in the middle of the Main Pit will either need to be removed or armored with run-of-mine waste rock to prevent slope deterioration over time.

Hydrogeology

A hydrogeological study was conducted between December 2022 and May 2023. The study included the installation of 19 observation wells, borehole profile tracer tests, variable-head permeability tests and groundwater sampling. The data was processed with a numerical model built to predict the mine pit's radius of influence and the required dewatering groundwater flow.

In hydro-stratigraphic terms, the Moblan Property is characterized by the presence of an aquitard formed by glacial till whose matrix varies from silty to sandy with the presence of boulders and pebbles and whose thickness varies from nil (bedrock outcrop) to 28.5m. The bedrock constitutes a regional aquifer, which is moderately permeable within the first 80m from the ground surface. Two subvertical fault systems and one horizontal fault system at a depth of approximately 80m have been identified as preferential groundwater flow paths at the proposed mine site.

The hydraulic conductivity of the units was determined using variable-head permeability tests in the observation wells and profile tracer tests in some of the exploration drill holes.

Overall, the average hydraulic conductivity of the first 80m of bedrock is of the order of magnitude of 10-7 m/s. Below this depth, hydraulic conductivity decreases to average values in the order of 10-9 m/s. In unconsolidated deposits, the average measured hydraulic conductivity of the glacial till is on the order of 10-6 m/s.

In piezometric terms, the flow pattern is generally consistent with the topographic surface. Most drill holes intersect the piezometric surface at a depth of around 3m, except for geotechnical drill holes located near topographic crests, where the water table is more than 30m deep.

Numerical modelling of groundwater flow in the MODFLOW software package made it possible to assess the effects of the mining project on groundwater. Once the pit has reached its maximum depth, its area of influence could reach up to distances of 400 to 900m from the pit edge. According to the sensitivity analysis, the groundwater pumping rate into the pit could vary between 1,575 and 2,285 m3/day.

At the end of the mine’s life, the pit will be naturally filled by groundwater flowing into the pit, as well as by runoff and direct precipitation. The duration of the filling period is estimated at around 25 years. A water body will be formed and maintained at an altitude of approximately 480m. This water body will maintain a

Moblan Technical Report Summary, Quebec, Canada
residual drawdown and resurgence flow of 447 m3/day from the Main Pit and 258 m3/day from the Moleon Pit.

13.1	PIT DESIGN PARAMETERS

13.1.1	Pit Walls

The overburden horizon design parameters have been developed to ensure the overall slope angle is at or below the geotechnically recommended value. The profile of the overburden walls is shown in Figure 13‑4.

Figure 13‑4 – Overburden horizon wall profiles

Moblan Technical Report Summary, Quebec, Canada
Table 13‑4 presents design parameters used for the Main and Moleon pits waste horizons, based on all geotechnical, geomechanical and hydrogeological information. Figure 13‑5 illustrates the Main Pit wall profiles.

Table 13‑4 – Pit design parameters

Figure 13‑5 - Main pit wall profiles

Moblan Technical Report Summary, Quebec, Canada
13.1.2	Ramp Design Parameters

Double-lane ramps and accesses will be designed 28.0m wide with single-lane ramps and accesses designed at a width of 17.0m. Ramp and access designs follow the requirements in the Regulation respecting occupational health and safety in mines (S-2.1, r. 14), which stipulates that they must be three times the width of the widest equipment that will circulate in the double-lane access and two times the widest equipment for the single-lane access. Figure 13‑6 and Figure 13‑7 show the ramp profiles used as part of the overall pit design.

Figure 13‑6 – Double-lane road profile

Figure 13‑7 – Single-lane road profile

Moblan Technical Report Summary, Quebec, Canada
13.1.1	Final Pit Designs

The maximum depth of the Main Pit from the highest topographic point mined is 200m, whilst the Moleon Pit reaches depths of up to 130m. Final designs are based on the optimized pit shell from the pit optimization process and design parameters mentioned in the previous chapters.

Figure 13‑8 and Figure 13‑9 show the Main Pit design and Figure 13‑10 and Figure 13‑11 show the design for the Moleon Pit.

Figure 13‑8 – Main pit final pit plan view

Moblan Technical Report Summary, Quebec, Canada

Figure 13‑9 – Main pit final pit isometric view

Figure 13‑10 – Moleon pit final pit plan view

Moblan Technical Report Summary, Quebec, Canada

N
521.9
440.0
38
Z
Y
X
SAYONA
Prepared by:
INNOVEXPLO
November 2023

Figure 13‑11 – Moleon pit final pit isometric view

13.1.1	Main Pit Phase Designs

The Main Pit has been subdivided into several mining phases to reduce the upfront stripping ratio of the operation and optimize the Li2O grade over the life-of-mine plan. Main Pit phase 1 includes two separated pits, one for the Main and Inter zones (Main Phase 1) and the other for the South Zone (South Phase 1), as shown in Figure 13‑12.

Due to its small size and geometric shape, phases were not implemented in the Moleon Pit.

Moblan Technical Report Summary, Quebec, Canada

Figure 13‑12 – Main pit phase 1 designs

13.2	ORE DEFINITION

13.2.1	Optimized Ore Shapes

Ore shapes were defined using Deswik Stope Optimizer (“DSO”), an underground mine planning tool which generates mineable open-cut sections of the orebody which adhere to a specified set of parameters, as shown in Table 13‑5. Figure 13‑13 and Figure 13‑14 show the ore shapes generated from the DSO process.

Table 13‑5 – Stope optimizer parameters

Parameter	Value
Cut-off grade (% Li2O)	0.60%
Bench height (m)	5.0
Linear dilution at footwall and hanging wall (m)	0.5
Minimal mining width	4.0

Moblan Technical Report Summary, Quebec, Canada

Figure 13‑13 –Main pit optimized ore shapes

Figure 13‑14 –Moleon pit optimized ore shapes

Moblan Technical Report Summary, Quebec, Canada
13.2.2	Excluded Ore Shapes

Due to processing limitations and marketing requirements, all DSO ore shapes with more than 2.8% Fe were excluded from the mineral reserves to maintain an Fe grade of 1.03% over the LOM. A total of 1.8Mt of ore was excluded from the Main and Moleon pits as part of this exclusion process. Figure 13‑15 and Figure 13‑16 highlight the ore shapes excluded in the Main and Moleon pits.

Figure 13‑15 –Main pit optimized ore shapes

Figure 13‑16 –Moleon pit optimized ore shapes

Moblan Technical Report Summary, Quebec, Canada
13.2.3	Calculated Loss and Dilution

The DSO process calculates internal and external dilution, with an overall dilution value of 5.8% calculated.

Mining ore loss is calculated by the transferal of geological model blocks that were either excluded by DSO calculation (too small ore isolated) or excluded for metallurgical process considerations (to low Li2O grade or too high Fe grade). The calculated overall mining recovery for the Project is 87.6%.

13.3	MINE OPERATING STRATEGY

The Moblan mine will be a conventional excavator-and-trucks hard rock open pit operation, with all materials requiring drilling and blasting except for overburden.

Mined ore will be transported to the ROM for direct crushing or placed onto either a high-grade or low-grade stockpile before being rehandled to the crusher at a later date. All waste will be hauled to a large out-of-pit co-disposal facility which will also be used to accommodate all rejects from the plant. Figure 1‑1 shows the layout of the proposed Moblan operation.

Figure 13‑17 –Site layout

Moblan Technical Report Summary, Quebec, Canada
13.4	LIFE-OF-MINE PLAN

The life-of-mine plan was developed to optimize process feed using the ore shapes highlighted in section 13.2.2. The life-of-mine schedule was prepared using Dassault System Minesched Software.

A total of 114.1 Mt will be mined from the pits over a 21-year LOM, including:

•	4.1 Mt of overburden,
•	75.4 Mt of waste rock, and
•	34.5 Mt of ore at a grade of 1.36% Li2O.

The total calculated stripping ratio is 2.3. The total tonnage distribution by phase is shown in Table 13‑6.

Table 13‑6 – Mining quantities by pit and phase

Pit / Phase	Ore	Grade	Waste	Overburden	Strip Ratio (t:t)
	Mt	%Li2O	Mt	Mt
Main Phase 1	4.1	1.58	5.7	0.7	1.6
South Phase 1	3.9	1.46	7.1	0.7	2.0
Main Final	20.7	1.26	51.9	2.4	2.6
Moleon	5.8	1.50	10.8	0.3	1.9
Total	34.5	1.36	75.4	4.1	2.3

13.4.1	LOM Sequence and Periods

The LOM plan is divided into a 13-month preproduction period followed by a 19-year production period starting in April 2027. The Moblan DFS utilized the following key dates, which are likely to change, however the relative duration of the LOM is likely to remain the same:

•	Preproduction commences March 2026,
•	LOM production commences April 2027, and
•	LOM ends 2046.

Mining tonnages and the mining sequence are presented in Figure 13‑18, and the material sequence and stripping ratio are shown in Figure 13‑19.

Moblan Technical Report Summary, Quebec, Canada

Figure 13‑18 Tonnage per year by material type and stripping ratio

Figure 13‑19 - Mining per year by mining location

Moblan Technical Report Summary, Quebec, Canada
Preproduction Period

The preproduction period commences in the Main Phase 1 and South Phase 1 pits. All mining activities will be undertaken by contractors for the first eight months of preproduction. It is expected that the majority of overburden mined during this period will be used for construction purposes, and all waste rock material will be stored in the co-disposal facility.

Production Period

For the production period, mining is optimized to maximize the Li2O process feed grade in the earlier years. Mining will start in the South Phase 1 and Main Phase 1 pits in April 2027. The Moleon Pit will be mined from the last quarter of 2028 until 2036. Main Pit mining will start in 2031 and continue until the end of LOM in 2046.

The stripping ratio varies from 1.1 to 5.8 to maintain ore to process feed at 1.752 Mt per year. For the LOM plan, the average mining rate is 14,800 t per day, with a maximum of 24,000 t per day in 2046.

13.5	MINING SEQUENCE

The following figures show the status of the deposit at the end of preproduction (Figure 13‑20) and then periodically until the end of the LOM schedule.

Figure 13‑20 - End of preproduction

Moblan Technical Report Summary, Quebec, Canada

Figure 13‑21 - End of year 2029

Figure 13‑22 - End of year 2034

Figure 13‑23 - End of year 2036

Moblan Technical Report Summary, Quebec, Canada

Figure 13‑24 - End of year 2039

Figure 13‑25 - End of year 2044

Moblan Technical Report Summary, Quebec, Canada

Figure 13‑26 - End of year 2046

13.6	MINING ACTIVITIES

13.6.1	Drilling and Blasting

All material, with the exception of overburden, will be drilled and blasted prior to excavation. The drilling and blasting parameters are shown in Table 13‑7 and illustrated in Figure 13‑27.

Table 13‑7 – Drill and blast parameters

Parameter	Value
Burden (m)	4.5
Spacing (m)	4.5
Bench height (m)	10.0
Sub-drilling (m)	1.0
Diameter (mm)	100 - 150

Drilling activities will be owned and operated by Sayona. Three drill rigs will be required for the presplit and production operations. The rigs will be equipped with remote functions for safety and optimization purposes.

Blasting activities will be fully contracted. Blasting will be realized on 10m benches at a rate of approximately 4 to 6 blasts per month. Electronic detonators will be used for all ore and ore-waste contacts to control dilution whilst achieving the required fragmentation.

Moblan Technical Report Summary, Quebec, Canada

Figure 13‑27 - Drill and blast pattern

13.6.2	Excavation

Excavation will be completed on 5.0m benches in both ore and waste, however ore benches may be split into smaller benches if required to reduce loss and dilution. Two backhoe excavators with 7.0m³ buckets achieving an average of 8,000tpd will be required for most of the LOM, with a peak of three excavators during specific periods.

13.6.3	Haulage

A single-size fleet of between five and ten 92t mine trucks will be required for the LOM. Ore haulage will be directed to ROM and low-grade stockpile. Waste will be directed to co-disposition facilities and overburden to the overburden stockpile. Figure 1‑1 shows the dumping locations for the various material types.

13.6.4	ROM and Process Feed

The run-of-mine (ROM) operation and process feed will operate on a 24-hour-per-day schedule. The selected operational scenario will not have any direct crusher feed from the pits. This will allow for better feed grade control and more options for ore selection. The four stockpiles on the ROM pad will be classified by Li2O and Fe grades.

A 7.0 m³ bucket front-end loader will be required 24 hours per day to feed the crusher from the stockpiles. ROM activities will include breaking oversized rocks and separating mechanical ore and waste when required to minimize dilution. Figure 13‑28 presents process tonnage and grade feed.

Moblan Technical Report Summary, Quebec, Canada

Figure 13‑28 - Process tonnage and feed grade

13.6.5	Dewatering

A 354 KW diesel pump on a trailer and two 37 KVa submersible electrical pumps will be required for dewatering. The pumping system has been designed to sustain pit dewatering in line with hydrogeological parameters and required discussed in 0. Mobile generators will power the electrical pumps. Water extracted from the pits will be discharged into a pond designed for mine water collection. The pond is 520m from the Main Pit and 1,900m from Moleon Pit. Figure 13‑29 displays the location of the water lines and pond.

Moblan Technical Report Summary, Quebec, Canada

Figure 13‑29 - Pits dewatering lines and collecting water pond

13.6.6	Grade Control and Ore Control

Strategic ore control is required to maximize Li2O grade and to minimize losses plus dilution and deleterious elements at process feed. The geology department will manage ore control and grade control. Samples will be collected from blast hole drill cuttings and analyzed on-site to model the grade distribution in the orebody. A cross-legged sampling pattern will be used, as illustrated in Figure 13‑30.

Ore control strategy will include blast hole optical analysis, blast movement monitoring, assisted visual ore selection at ore shape contact and mechanical separation on ROM stockpiles. Strategic ore control will also include reconciliation with process plant data and production.

Moblan Technical Report Summary, Quebec, Canada

Figure 13‑30 - Crossed-legged sampling pattern

13.6.7	Road Maintenance

A total of 4.0km of primary roads must be maintained in good condition for the mining operation.

Roads, ramps and accesses will be maintained by a grader with a 4.9m blade width. A wheel dozer will be available to keep oversized rocks off the running surface of the haul roads. Dust will be controlled with  water-spreading trucks. The same truck body will be used with a sandbox during winter to spread abrasives. A service loader will be used for snow removal.

13.6.8	Technical services

The owner will provide technical services, including surveying, blast design, mine planning, rock mechanics and production geology.

13.6.9	Mobile Mining Equipment

The number of pieces of mining equipment has been calculated based on the LOM plan and mining activities discussed from the schedule covered in 13.4.1. The list of mining equipment is summarized in Table 13‑8.

Moblan Technical Report Summary, Quebec, Canada
Table 13‑8 – Mobile Mining Equipment List

Equipment	Description	Maximum
Production drill rig	Remote capabilities	3
Production excavator	7.0 m3 bucket	3
Mine truck	92 t	10
ROM production loader	7.0 m³ bucket	2
Grader	4.9m blade width	1
Water/sand truck	Off-road 10 wheels	1
Wheeldozer		1
Service loader	4.2 m3 bucket	1
Auxiliary excavator	2.3 m³ bucket and rock hammer	1
Fuel truck		1
Mechanics service truck		1
Float and tractor	100 t	1
Tower lights		2
Mobile generator	60 KW	2
Diesel pump	354 KW	1
Electric pump	37 KVa	2
Pickup	Diesel pickups	13

Equipment life will be limited to 32,000 hours before being replaced to maximize equipment performance and availability. It is assumed that all mobile equipment will require a major overhaul after 16,000 hours of operation.

13.6.10	Mine Personnel

Mining will operate 24 hours per day. Most mining personnel will be on a 12-hour-a-day, fly-in fly-out schedule with 14 days on-site and 14 days off-site. Each 24-hour operation position requires four workers to fill the working schedule. Technical services, such as engineering and geology, are based on a day shift schedule and require two workers to satisfy operational position requirements.

Manpower requirements are derived from Sayona’s HR model for an operating mining project in Quebec. A peak of 226 employees will be required as per this structure.

Table 13‑9 presents the maximum number of staff and workers for all mining-related departments.

Moblan Technical Report Summary, Quebec, Canada
Table 13‑9 – Mine personnel list

Department	Maximum number of employees
Operations
Supervision	12
Operators	78
Journeymen and helpers	28
Subtotal*	112
Maintenance
Supervision	9
Engineering and planning	9
Mechanics and specialized workers	44
Services operators	4
Subtotal	66
Engineering
Supervision	3
Engineers	8
Technicians	11
Subtotal	22
Geology
Supervision	1
Geologists	2
Technicians	6
Journeymen (samples)	2
Subtotal	11
Total	211

Moblan Technical Report Summary, Quebec, Canada
14.	PROCESSING AND RECOVERY METHODS

14.1	PLANT DESCRIPTION

The concentrator is designed to produce saleable spodumene concentrate via dense media separation (“DMS”) and flotation. The circuit has been designed to nominally process 1,752,000 tpy. The plant feed is based on the mine block model with some dilution considered. An average of 74.7% lithium recovery is used for this design. For variability in recovery, refer to Section 10.18.

14.2	PROCESS DESIGN CRITERIA

The key design criteria are based on the applicable results of the testwork, summarized in Table 14-1.

Table 14- 1 Concentrator key design criteria

Moblan Technical Report Summary, Quebec, Canada

Parameter	Nominal	Units
Ore Characteristic		
Crusher Work Index (CWi)	12.6 – 13.9	kWh/t
Unconfined Compressive Strength (UCS)	TBA	kPa
Bond Rod Mill Work Index (BRWi)	11.8	kWh/t
Bond Ball Mill Work Index (BBWi)	13.4-15.1	kWh/t
Abrasion Index	0.50-0.58	g
Size Distribution		
Primary crusher feed	800	F_{100} (mm)
	567	F_{80} (mm)
DMS feed	7.5	P_{100} (mm)
	5.5	P_{95} (mm)
	4.1	P_{80} (mm)
	2.3	P_{50} (mm)
	0.6	P_{20} (mm)
Mass Split for Circuit		
Ore sort rejects (coarse+fines)	17.5	%
Coarse DMS	27.8	%
Fine DMS	28.4	%
Grinding feed (ultra fines + middlings)	54.4	%
Grinding Circuit		
Treating fines and middlings	106-138	dry t/h
Circulating load	220	%
Feed – F_{100}	7,500	μm
Feed – F_{80}	TBC	μm
Product – P_{80}	180-200	μm
Magnetic Separation		
MIMS (Medium Intensity Magnetic Separation)	8,000 - 10,000	Gauss
WHIMS	10,000 - 12,000	Gauss
Flotation		
Mica	98 - 107	t/h
Conditioning time	5.0	min
	Rougher + scavenger	#
Flotation time	5.0 + 5.0	min
Spodumene flotation	High-intensity conditioning + low-density conditioning	#
	98 -128	t/h
Conditioning time	10 + 4	min
	Rougher + scavenger + 3 cleaners	
Flotation time	8 + 5 + 14 (3)	min
Reagent additions	pH modifiers,	#

Moblan Technical Report Summary, Quebec, Canada

The process plant water balance is summarized in Figure 14-1 and is based on the key design criteria above and the process flow sheet.

Moblan Technical Report Summary, Quebec, Canada

Figure 14‑1: Process plant water balance

Moblan Technical Report Summary, Quebec, Canada

CRUSHING AND ORE SORTING
ROM BIN & STATIC GRIZZLY
PRIMARY FEEDER
PRIMARY ROM ORE CRUSHER
ROM ORE DISCHARGE CONVEYOR
ORE SORTER JAW CRUSHER FEED CONVEYOR
ORE SORTER CRUSHER
ORE SORTING SIZING SCREEN
ORE SORTER CRUSHER DISCHARGE CONVEYOR
ORE SORTER REJECTS CONVEYOR
COARSE & FINE ORE SORTERS
SECONDARY CRUSHER FEED CONVEYOR
SECONDARY CRUSHER
TERTIARY CRUSHERS
CONE CRUSHER DISCHARGE CONVEYOR
CRUSHING CIRCUIT SIZING SCREEN FEED CONVEYOR
CRUSHING CIRCUIT SIZING SCREEN
FINE ORE STOCKPILE
GRINDING AND MAGNETIC SEPARATION
CLASSIFICATION SCREENS
GRINDING CIRCUIT DESLIMING CYCLONE
LIMS
WHIMS
BALL MILL
BALL MILL FEEDER
DENSE MEDIA SEPARATION
SECONDARY COARSE DMS SINKS SCREEN
SECONDARY COARSE DMS CYCLONE
COARSE DMS PRODUCT MAG SEP
SECONDARY FINE DMS SINKS SCREEN
SECONDARY FINE DMS CYCLONE
FINE DMS PRODUCT MAG SEP
DMS CONC
SECONDARY DMS FLOATS SCREEN
PRIMARY COARSE DMS SINKS SCREEN
PRIMARY COARSE DMS CYCLONE
PRIMARY FINE DMS CYCLONE
PRIMARY FINE DMS SINKS SCREEN
PRIMARY DMS FLOATS SCREEN
DMS TAILINGS
MICA SCREEN
MICA CLASSIFIER
COARSE PREP. SCREEN
FINE PREP. SCREEN
DMS SIZING SCREEN
DMS THICKENER
TAILINGS DEWATERING
PROCESS TAILINGS THICKENER
PROCESS TAILINGS FILTER
FLOAT TAILINGS
MICA FLOTATION
MICA FLOTATION FEED TANK & CONDITIONING TANK
MICA ROUGHER FLOTATION
MICA SCAVENGER FLOTATION
SCRUBBING
DEWATERING CYCLONE
DESLIME CYCLONE
ATTRITIONING CELLS
SPODUMENE FLOTATION
SPODUMENE FLOTATION CONDITIONING TANKS
SPODUMENE ROUGHER FLOTATION
SPODUMENE SCAVENGER FLOTATION
SPODUMENE 1ST CLEANER FLOTATION
SPODUMENE 2ND CLEANER FLOTATION
SPODUMENE 3RD CLEANER FLOTATION
CONCENTRATE DEWATERING
SPODUMENE CONC THICKENER
SPODUMENE CONC FILTER FEED TANK
SPODUMENE CONC FILTER
FLOAT CONC
CONCENTRATE DRYING (FUTURE)
DMS CONC
FLOAT CONC
SPODUMENE CONC DRYER
CONC SILO BUCKET ELEVATOR
CONC SILO

Figure 14‑2 - Concentrator simplified flowsheet

14.3	PROCESS DESCRIPTION

The concentrator is designed to produce saleable spodumene concentrate via DMS and flotation.  The spodumene concentrate is then transported to the lithium chemical conversion facility to produce battery-grade and technical-grade lithium products.

Figure 14-2 is a simplified process flow sheet summarizing the process flow routings in the concentrator processing facility.

The key process areas of the concentrator are listed as the following:

•	Primary crushing and ore sorting

•	Secondary and tertiary crushing

•	Dense media separation (DMS) circuit

•	Spodumene DMS concentrate magnetic separation, dewatering, and handling

•	Flotation feed dewatering and handling

•	Grinding and desliming

•	Spodumene flotation

•	Spodumene flotation concentrate dewatering and handling

•	Flotation tailings dewatering and handling

14.3.1	Coarse ore crushing

Run-of-mine (“ROM”) ore from the open pit mine is hauled by truck to the ROM stockpile. A front-end loader (“FEL”) feeds the coarse ore with a top size of < 800 mm to the primary jaw crusher, which reduces the size to a nominal CSS 130 mm. The crusher product is conveyed to the coarse ore sizing screen, which feeds the ore sorting circuit.

The ore sorter sizing screen splits the feed into four products: +180mm, -180mm+70mm, -70mm+30mm and -30mm. The top size reports to a second jaw crusher with a smaller closed-side setting (“CSS”).

The middling materials report to the coarse and fine ore sorting circuits with the product (accepts) from the ore sorter feeding the secondary crusher unit. The secondary crusher product combines with the fine (-30 mm) from the bypasses to the tertiary screen for resizing to a final product size of 6.3 mm. The fines product from the tertiary screen reports to the DMS feed stockpile, and the coarse reports to the tertiary crusher, which is in a closed loop with the tertiary screen.

The ore sorter rejects are conveyed to the rejects stockpile to be loaded by FEL onto trucks for disposal with the mine waste.

The DMS feed stockpile is designed to provide a 14h live buffer capacity between the crushing and the downstream wet plant.

14.3.2	Dense media separation

The DMS plant consists of a two-stage circuit (primary and secondary) for each size fraction (coarse and  fine).  Four streams are produced:  DMS fine bypass, DMS spodumene concentrate, DMS middlings, and DMS tailings. The density targets of the primary and secondary stages are 2.65 and 2.85-2.90, respectively.

The fine ore is conveyed from the fine ore stockpile to the DMS sizing screen to remove -1 mm fines. The -1 mm stream bypasses the DMS and is pumped to the grinding circuit via the DMS thickener.

The oversize (-6.3 +1 mm) is fed to the coarse DMS preparation screen to remove the - 4.0 mm portion. The -6.3 +4.0 mm material is fed to the primary coarse DMS circuit. Meanwhile, the -4.0mm +1mm materials are sent to a reflux classifier for mica removal. The classifier overflow reports to tailings, and the underflow reports to the fine DMS preparation screen. Screen oversize of the fine DMS prep screen is fed to the primary fine DMS circuit, and screen undersize is recycled as dilution water for the DMS sizing screen.

The oversize of the coarse preparation screen is mixed with ferrosilicon (FeSi) slurry before being pumped to the coarse DMS cyclone. The stream is split into sinks (ore specific gravity > 2.65) via the cyclone underflow and floats (ore specific gravity < 2.65) via the cyclone overflow. The resulting slurry is drained and rinsed on linear vibrating screens for FeSi recovery. The coarse primary sinks are then pumped to the secondary stage DMS for further upgrade. At the same time, the coarse floats are sent to the tailings conveyor for dry waste disposal. The secondary stage DMS follows the same principle; however, the floats of the coarse secondary DMS stage report to the “middling stream”, where they are combined with the fines secondary floats for further processing.

The fine DMS circuit operates the same way as the coarse DMS circuit, with the secondary fine floats considered DMS middlings. The middling stream is diverted to a 30- minute middling surge bin to absorb some mass fluctuations during operation before entering the grinding circuit.

The secondary DMS  sinks  (coarse  and  fine)  are  considered  spodumene  DMS concentrate. This material is transported to magnetic separators for iron removal to produce a 6.0% Li2O spodumene concentrate. The concentrate is stockpiled in the concentrate shed and is reclaimed by a FEL, loaded onto a truck for hauling to the lithium hydroxide conversion plant for further refining.

14.3.3	Reflux classification

Before treating the fines (-4mm +1mm) DMS stream, the slurry is passed through a reflux classification process to remove ultra fines and mica from the stream. This is not metallurgically significant in relation to mica removal efficiencies; removing mica helps with DMS availability and operability. The floats are then screened, and the oversize reports with the DMS floats to the DMS tailings stockpile. The screen underflow reports to the DMS thickener to be thickened along with the DMS ultra fines and pumped to the grinding circuit.

14.3.4	DMS fines dewatering and handling

The DMS thickener (22m diameter) receives and thickens the streams from the mica reflux classifier and DMS fines (-1.0 mm) and will be thickened to 45%w/w solids with the aid of the anionic flocculant. The underflow is then pumped to the grinding circuit for size reduction before flotation. The overflow reports to the process water tank for redistribution to the DMS circuit.

14.3.5	Spodumene processing plant – grinding

The grinding circuit consists of a ball mill working in a closed circuit with classification screens to produce a product stream with 80% passing (P80) 185 microns (µm). The circuit is fed by the DMS fine bypass (-1 mm) and the DMS middlings. The fines report to the mill discharge pump box for screening before grinding; the middlings are conveyed to the ball mill from the ball mill feed bin.

The resulting stream is deslimed by cyclones to remove -20 µm material (slimes). It is then pumped to a low-intensity magnetic separator (“LIMS”) followed by a wet, high- intensity magnetic separator (“WHIMS”). The magnetics extracted by both stages are combined and pumped to the process tailing thickener. Meanwhile, the non-magnetic stream is pumped to mica flotation.

14.3.6	Mica flotation

The non-magnetic stream from grinding is pumped to a flotation feed tank, which serves as surge capacity to absorb some operation instabilities. The slurry is then pumped to the mica flotation conditioning to be conditioned with the Armac T/C mixture (mica collector). Sodium hydroxide (NaOH – pH modifier) is also added to maintain the pH at 10. Methyl isobutyl carbinol (“MIBC” – frother) is used to modify froth properties. The conditioned slurry overflows to a bank of rougher flotation cells. The rougher tailings stream flows by gravity to the scavenger cells, allowing additional flotation time to recover the mica. The scavenger tailings stream is pumped to the spodumene flotation circuit. The rougher and scavenger concentrate is pumped to the process tailings thickener for dewatering and disposal.

14.3.7	Spodumene flotation

The mica scavenger tailings stream is first dewatered by cyclones to reach 67 weight percent (67% w/w) solids prior to high-intensity scrubbing. NaOH and F220 (dispersant) are added as attritioning aids. The slurry is subjected to a high-shear environment at a pH of 11 for 10 minutes to clean the spodumene surface before flotation. The scrubbed stream is then pumped to desliming cyclones to remove -20 µm slimes, and the underflow is sent to the spodumene flotation conditioning tanks. The slurry undergoes high-intensity conditioning at 67%w/w solids with a fatty acid collector (FA- 2). Sodium carbonate (Na2CO3) is added as a pH modifier to maintain the pH at 8.5.

The conditioned slurry overflows to a bank of rougher flotation cells. The rougher tailings flow by gravity to the scavenger cells, allowing additional flotation time to recover the spodumene. The scavenger tailings are pumped to the flotation tailings thickener. The rougher and scavenger concentrate is pumped to a three (3)

stage cleaning circuit for further upgrading. Each cleaner tailings stream is recycled to the previous stage, and concentrate is pumped to the next stage. The first cleaner tailings stream has an option to bypass to the flotation tailings thickener.  The final (third cleaner) spodumene concentrate is pumped to spodumene concentrate dewatering and handling.

14.3.8	Spodumene flotation concentrate dewatering and handling

The spodumene flotation concentrate is thickened to 55% w/w solids in a high-rate thickener (12m diameter) with the aid of an anionic flocculant. The underflow is then pumped to the filter feed tank. The purpose of the feed tank is to serve as a buffer between the upstream process and the downstream filtration. A plate and frame filter (192 m2, 145 kg/h.m2) is used to form concentrate filter cakes with a nominal 10% (w/w) moisture. The cake is then stored in the concentrate shed before being reclaimed by a FEL to be shipped to the lithium chemical conversion plant for further refining or sold to the market. An option for a future dryer (electric) install has been considered, with space retained but not included at this phase of the project.

14.3.9	Flotation tailings dewatering and handling

The spodumene flotation tailings are thickened to 55% w/w solids in a high-rate thickener (18m diameter) with the aid of an anionic flocculant. The underflow is then pumped to the filter feed tank. The purpose of the feed tank is to serve as a buffer between the upstream process and the downstream filtration. A pressure plate frame filter (700 m2, 230 kg/h.m2) produces the tailings filter cake with 15%w/w moisture.  The cake is discharged onto a tailings conveyor for disposal. The overflow reports to the Flotation Process water tank for redistribution to the circuit.

14.4	REAGENTS

The proposed reagents are known and proven in the industry. They are summarized in Table 14.2.

Table 14‑2 – Major reagents used in the circuit

Reagent mixing will be completed in a designated area within the plant. The design of this area includes features such as bunding, dedicated sump pumps, mixing and storage vessels with associated agitation as needed for each respective area. The layout and general arrangement of the reagent area account for the need to prevent contact between incompatible reagent types.  Separate onsite long-term reagent supply storage is provided at a safe distance from the process plant.

14.5	UTILITIES

•	The utilities for the process facility are:
•	Water (fresh/raw, process, gland, potable)
•	Air (flotation, compressed)
•	Diesel
•	Natural gas (no natural gas supply considered in the process facility)

14.5.1	Fresh Water

Fresh water is distributed throughout the plant as needed. Fresh water will supplement the process water and reagent make-up water, as needed.

14.5.2	Process Water

The process water is split into two circuits to allow for better control of the water quality:

•	DMS

•	Flotation – flotation water may contain organics known to impact the DMS circuit if present, hence the separation.

The water from each circuit storage tank is distributed to various tanks and pump boxes throughout the concentrator to adjust the slurry dilution level to the targeted values.

The DMS and Flotation process water is recuperated at the spodumene and tailings dewatering areas through the thickener’s overflow weirs. The filtrate return also reports to the thickener feedwell to report with the thickener overflow back to the respective process water tank.

The DMS process water tank has a capacity of 700 m3, with a nominal 0.5h residence time. The level shall be kept around 50% to provide a storage capacity large enough to absorb a water surge if the water demand changes significantly.

The Flotation process water tank has a capacity of a nominal 2,500 m3, 4h residence time. The level shall be kept around 50% to allow for any volumetric surges.

Additional water is added to the circuit via reagent make-up and gland water addition to the slurry pumps, leading to a positive water balance. To manage this, a steady bleed from the network shall be applied to lower the level in the process water tank.

This operation will also keep the reagent/impurity content at an acceptable level. The water bled out of the network is directed to the water treatment plant.

A minimum flow recirculation line is in place to absorb any fluctuation in process water consumption throughout the concentrator, although consumption is expected to be regular at 1,764 m3/h.

14.5.3	Gland Water

Gland water is distributed throughout the plant as needed, with two dedicated tanks for each water circuit. The water from each tank is distributed to various pump gland seal systems.

The gland water is stored in dedicated tanks for the DMS and flotation circuit, with volumes of 60 m3 and 132 m3, respectively, i.e., 3h residence time.

14.5.4	Potable Water

Potable water is used for the sanitary installation and to feed the safety showers. The safety shower and eye wash fountains are equipped with a heating system to produce tempered water.  The potable water system has a UV treatment unit and a 24-hour surge tank.

14.5.5	Air

Three (3) compressors supply the process facility with instrument and plant air. The air is distributed throughout the plant to meet the demands for maintenance purposes and instrumentation and valve controls.

Dedicated air compressors and receivers are provided for the ore sorters and filtration units.  Dedicated air blowers for the flotation (mica and spodumene) and flocculant circuits will provide the necessary airflow to meet operational requirements.

14.5.6	Power

The site is supplied by a 25kV feeder to the process plant distribution network, with feeders to 11 transformers and one spare feeder for an additional transformer incorporated in the design.

The total electrical power installed for the drive motors within the spodumene concentrator is estimated at 26.2 MW, with a peak demand of 18.4 MW and a nominal demand of 16.5 MW, which includes 5.6 MW for the average Building HVAC, Lighting and Miscellaneous low-voltage running demand.

The power will be supplied from the Hydro-Québec grid system.

14.5.7	Control systems

Processes are controlled by a SCADA automation system.  The control system is connected via a  redundant  fiber  optic  PLC-based  ring  structure  that  connects  all Programmable Logic Controllers (“PLCs”) and Motor Control Centre (“MCC”) buildings via a series of switches. This ring structure allows data from each process area and each MCC to reach the servers in the main control room, where it is displayed on the operators’ screens for real-time control of the plant processes.

Where vendor packages have their own controller systems, these are to be strategically located near the equipment, as permitted. Other WBS areas possess their own field PLC cabinets and remote input/output  racks  to  collect  real-time  process  data  from sensors/instruments and distribute the data information to the PLC and the central control room via IT switches installed in the various field PLC cabinets.

Operations will be able to start/stop a motor, open/close a valve, acknowledge alarms and monitor the state of each device/instrument through client station HMI graphical pages in the control room and in the fields.

All process logic is programmed into the PLCs through a software development platform and displayed on the HMI operating stations through an Ethernet network that connects HMI client stations, redundant HMI and data servers and a series of IT switches.

15.	INFRASTRUCTURE

15.1	EXISTING INFRASTRUCTURE

As a greenfield mine project, there is no existing on-site infrastructure. The Project is located 130km from Chibougamau via a year-round accessible road, named ‘Route du Nord’. Access to site is well placed via a 300-metre access off the main road.

Chibougamau is the largest community in the James Bay area and north of Quebec. Chibougamau and Chapais (located approximately 45km drive west of Chibougamau) are former copper and gold mining centres with a combined municipal population of about 10,000 residents providing all related municipal infrastructures and services.

Aside from provincial roads connecting Chibougamau to all major cities, the railway hub located in Chibougamau offers links with major ports of Eastern Canada, including Montreal and Quebec City ports. Chibougamau is also serviced regularly by commercial airlines from Montreal and Quebec City.

Access to clean and reliable hydroelectricity is provided via Hydro-Québec. A connection to the existing 161kV electrical line will be done 42km from site.

The location of the Moblan deposit, along with access roads, railways and powerlines, are shown in Figure 15‑1.

Figure 15‑1 Map of Moblan site access and existing infrastructure

15.2	PLANNED INFRASTRUCTURE

The following is a list of buildings that need to be constructed to enable production from the site:

•	Concentrator process area:
o	Crushing
o	Ore sorting
o	Crushed ore storage
o	Dense media separation (“DMS”)
o	Grinding
o	Magnetic separation
o	Mica flotation
o	Spodumene flotation
o	Concentrate dewatering
o	Concentrate storage
o	Tailings dewatering
o	Reagents storage
o	Mechanical shop
o	Concentrator maintenance shop
o	Metallurgical laboratory
o	Operations and control rooms
•	Mine offices for supervisory and dispatch
•	Other infrastructure:
o	Mine explosive storage
o	Assay laboratory
o	Mine fuel depot and fuel distribution
o	Electrical substation
•	Multi-service buildings:
o	Offices (engineering, administration, supervisors)
o	Infirmary
o	Dry
•	Mine maintenance shop:
o	Fire department-casern and ambulance
o	Wash bay
o	Warehouse
o	Mechanical and welding shop
o	Offices
•	Auxiliary buildings:
o	Fresh water and fire water pump house
o	Storage dome
o	Guardhouses and truck scale

•	Permanent camp:
o	Dining room
o	Cafeteria
o	Reception
o	Dormitory 300 rooms
o	Gymnasium
•	Water management and treatment:
o	Process water pumping station
o	Geotube building and auxiliary structures
o	Filter container

15.3	LAND UTILIZATION

The proposed project site is on public lands in the domain of the State (Government of Quebec). The final location of the Project infrastructure is conditional on obtaining appropriate surface rights from the province’s Ministry of Natural Resources and Forests (“MRNF”), including a mining lease pursuant to the Mining Act (Quebec) and surface (industrial) leases pursuant to the Act respecting the lands in the domain of the State.

An approval from the MRNF is also required for the proposed site of the concentrator and tailings storage facility and was issued on December 20, 2023. Sayona is now required to submit to the MRNF a survey plan of the site to be used as a storage area for mine tailings, as well as an application for a mining lease and surface leases. These leases are expected to be issued following the issuance of the global certificate of authorization for the project.

Figure 15‑2 shows the locations of the proposed infrastructure components with respect to the property boundary (exploration claim limits).

MAIN CAMP
ROUTE DU NORD
PLANT INSTALLATIONS
CO-DISPOSAL PILE
MAIN PIT
MOLEON PIT
LEGEND
TORTIGNY PROPERTY
MOBLAN PROPERTY

Figure 15‑2 Map showing the locations of the proposed infrastructure in relation to the property boundaries and the Route du Nord highway

15.4	GENERAL SITE LAYOUT

The proposed general layout comprises two main sectors separated by 2.5 km: the camp complex and the industrial zone comprising the processing plant facilities, the co-disposal pile area and the mine pits (Figure 15‑2). Figure 15‑3 presents a detailed map of the layout.

N
MAIN CAMP
MINE
EXPLOSIVES
STORAGE
ROUTE DU NORD
FRESH WATER
INTAKE
GATE HOUSE
PLANT
BUILDINGS
PIT
COLLECTION
BASIN
ROM STORAGE
PAD
MOLEON PIT
CO-DISPOSAL
PILE
LOW
GRADE
STORAGE
PAD
MAIN PIT

Figure 15‑3 Site layout

15.4.1	Co-Disposal Area

A tailings storage facility (“TSF”) will be built to receive all tailings and waste rock from Moblan site operations. The main infrastructure includes the co-disposal pile, the various collection basins and ponds, the water treatment plant, and the pumping station that will be used to recirculate the water in the concentrator and pump it to the treatment plant. Figure 15‑4 presents the co-disposal area site layout. The pumping station is visible in Figure 15‑29.

Figure 15‑4 Co-disposal area site layout

15.4.2	Process Area

The processing plant equipment and associated buildings have been positioned to maximize equipment recoverable heat while minimizing corridors between structures to meet the winterization requirements. The crusher and ore sorter buildings are mostly positioned around the main equipment drive area, with proposed outdoor conveyors. The crusher’s final product is stored in a “dome stockpile”, with feeders drawing from below to feed the processing facility, accommodating heated tunnels when required. The wet plant area is predominantly under cover except for the larger storage tanks and thickeners, which are designed with the necessary auxiliary heating (Figure 15‑5).

Figure 15‑5 Process area site layout

15.4.3	Accommodation area

The accommodation facility (camp complex) is about 2.5km east of the concentrator and pit areas. It mainly features the main camp, parking area, and service buildings that will be used during project construction, including a temporary camp that meets all regulatory requirements. Figure 15‑6 presents the accommodation area site layout.

Figure 15‑6 Accommodation area site layout

15.4.4	Site Preparation

Site preparation involves clearing and removing topsoil from areas to construct access roads and pads for the various service and operation buildings and equipment, and for temporary storage of tailings and extracted ore.

15.4.5	Site access and maintenance roads

The access and maintenance roads are designed to provide access to the plant, the workers’ camp, the explosives storage area, the TSF and the operating water and fire protection pumping station. Figure 15‑7 presents the typical section of the access and maintenance roads. Around 6.4km of 8.6-m-wide roads will be required for light vehicle traffic to support maximum speeds of 30 km/h and a variable gradient that can be built up to 10% (in some cases, this gradient could reach 13%). Parking areas will be provided for the guardhouses, the camp, the offices, the warehouse, the workshop and the process facilities.

The guardhouses (two entrances) will be located 300m from the Route du Nord highway and will be used to monitor pedestrian and vehicle access to all parts of the site. A security guard will operate the control gates.

Figure 15‑7 Typical section – site access and maintenance road

15.4.6	Mine Haul Roads

The mine haul roads total 2.3km and are 30m wide (Figure 15‑8). They are designed to provide access for 100-tonne trucks to the extraction pits, co-disposal pile and product storage area near the concentrator. The design speed is a maximum of 40 km/h with a maximum gradient between 10% and 12% so that the machinery can operate in a preferable niche between two (2) gear ratios. These roads will allow access to the mine, the contact water pond, the substation areas, the extraction pits, and the TSF. Access roads will also be built with two (2) rockfill safety berms, one on each side of the road.

The main access road and mine haul roads are separated to prevent large mining vehicles from travelling on the same road as plant service vehicles.

Figure 15‑8 Typical section – mine haul road

15.5	GEOTECHNICAL INVESTIGATIONS AND DESIGN RECOMMENDATIONS

Various geotechnical boreholes and soundings were realized as part of the global site geotechnical characterization (soil and bedrock nature and properties, groundwater level, bedrock depth).

The geotechnical investigation campaign carried out in 2019 by EXP and in 2023 by SNC- Lavalin at the Moblan site focused on the co-disposal pile and the infrastructure installations. Nineteen (19) groundwater wells were installed for the 2023 Richelieu hydrogeological study. Data from borehole reports, piezometers and laboratory tests have been compiled and interpreted to assess the geotechnical properties of the foundation soils at the proposed co-disposal stockpile and the processing plant.

Sayona’s condemnation boreholes were reviewed to collect information regarding the elevation and depth of the bedrock underlying the Project site. The available data were combined with the results of previous geotechnical investigations to draw conclusions regarding subsurface conditions at the site.

SNC-Lavalin completed a geotechnical engineering evaluation. SNC-Lavalin’s comments and recommendations, based on the field investigation results and understanding of the project scope, are summarized below.

The geotechnical investigation at the project site showed that it is underlain by a sequence of soil deposits. Starting from the surface and moving downward:

•	Topsoil layer: The uppermost layer consists of compressible moss/lichen topsoil cover, with a thickness ranging from 0.1m to 0.61m.
•
Sand deposit: A layer of brown sand deposit lies beneath the topsoil cover. The thickness of this deposit varies from 0.26m to 6.6m (SNC-Lavalin, 2023b). It consists of predominantly sand to silty sand with traces to variable proportions of gravel and traces of clay. The soil is classified as SM according to USCS classification. The corrected SPT “N60” values within this deposit ranged from 3 to greater than 50 blows per 300 mm, indicating loose to very dense soil.
•
Till deposit: A dense to very dense grey till layer was encountered below the sand deposit. Its thickness varies between 2.37m and 21.43m (SNC-Lavalin, 2023b). All EXP boreholes ended in the till layer except for one. The till deposit consists of predominantly silty sand to sandy silt with variable portions of gravel and traces of clay. Cobbles were also frequently encountered within this layer, which appears to be a glacial till. The water content measured in samples from this deposit varies between 5% and 16%. Several refusals were encountered; corrected SPT “N60” values within the till deposit ranged from 10 to greater than 100 blows per 300 mm, indicating loose to very dense compactness but generally dense to very dense.

•
Bedrock: Bedrock was encountered at different depths depending on the borehole location. The depth below the ground surface varies between 3.89m and 26.61m (EXP, 2019). The rock-quality designation (“RQD”) index was calculated for rock samples collected from the site. The rock quality is found to be poor to excellent, with RQD values ranging from 21 to 97.

The water table level was measured as part of the SNC-Lavalin campaign and was encountered at an average depth of 2.5m.

The report (693010-4G-L02-00) provides recommendations for slab-on-grade construction, backfilling, excavation, frost protection, and side slope angles (SNC- Lavalin, 2023a).

When bedrock is shallow, the proposed structures shown in section 15.2 can be supported on strip or spread footings bearing directly on bedrock. The footings on bedrock may be designed for factored geotechnical resistance at Ultimate Limit State (“ULS”) of 2.5 MPa. Serviceability Limits States (“SLS”) do not apply.

The proposed structures can be supported on strips or spread footings or a thickened edge slab-on-grade foundation bearing on the native cohesionless subsoils. The SLS bearing capacities vary with footing width (SLS bearing pressures range from 185 kPa to 240 kPa).

Foundations for heated and unheated structures should have a minimum of 2.7m of earth-covered frost protection. Frost protection earth cover recommendations are applicable for all founding soils and fill.

Based on the geotechnical parameters measured in drilling, it is possible to assign the site a class “C” for seismic response. However, in the case of foundation bearings less than 3m above the bedrock, a category “B” or even “A” could be assigned to the site. However, measuring the shear wave velocity is important to assign a classification type to the site (CGC, 2020).

Permanent slopes cut into existing soils must be inclined at 3.0H:1V. The slopes of the controlled embankments may be developed with inclinations of 2.0H:1.0V.

The till embankments must be free of stones and blocks of more than 200 mm in diameter, and their water content must allow compaction (more or less 2% of the water content obtained at optimum). The presence of stones and boulders in the till horizon must be considered in the design of deep foundations projected in the camp area as well.

Additional boreholes must be carried out to complete the geotechnical characterization within the Moblan site. A geotechnical program was prepared, and the in-site campaign is under preparation.

15.6	POWER SUPPLY

In order to provide the power supply required for the Moblan Lithium Mine, a new transmission line will be connected to the existing Hydro-Québec 161 kV Power Line #1625. The tap connection will be between structures 563 and 564, as recommended in the document “Neotec Lithium Quebec. Project Moblan. Étude exploratoire de raccordement” (2019). This transmission line will be designed to carry 25 MW based on the estimated connected load, running load and running power determined for the Project.

During the preliminary design, an electrical study determined the voltage level required to fulfill the voltage drop and power losses. It was concluded that 69 kV would be the minimal economical option to maintain at least 95% voltage on the receiving end at full load and keep the Power loss within 3 to 4% in the line. However, to avoid the construction of a 161 kV/69 kV substation in this remote and isolated area, it was decided to keep the original voltage of the existing Hydro-Québec 161 kV Power Line #1625 up to the Moblan substation on the mine site. Figure 15‑9 presents the new power line path to Moblan.

Figure 15‑9 Selected route for transmission line

The structures utilized on the transmission line will be made of wood. The main configuration will be a wood pole H-Frame for suspension and a wood 3-pole for dead- end for a total of approximately 222 poles over a distance of 42km. Table 15‑1 provides details.

Table 15‑1 Site structural types

Structure	Structure type	Angle	Conductor Configuration	Number of structures
161 kV Single-circuit wood pole H- Frame suspension structure	SAHF	0° to 4°	Horizontal Configuration	194
161 kV Single-circuit wood 3-pole angle structure	3PMA	5° to 30°	Horizontal Configuration	13
161 kV Single-circuit wood 3-pole dead-end structure	3PDE	0° to 20°	Horizontal Configuration	2
161 kV Single-circuit wood 3-pole dead-end structure	3PDE	20° to 90°	Horizontal Configuration	13
Total:				222

Four 161 kV insulators and hardware will be as per the existing line with minor changes to end fitting to new structures:

•	Dead-end: Glass Insulator 120 kN (9 insulators in the assembly)
•	Suspension: Glass Insulator 70 kN (9 insulators in the assembly)

Terrain category B and Hydro-Quebec Zone C1 (Level of reliability 1 Normal at least 50 years) in accordance with CSA C22.3 No.1, CAN/CSA – C22.3 No. 60826 and Hydro- Quebec – TET-LIA-N-GEN0100 were considered.

Structure grounding was designed to ensure the target resistance of 10 ohms for a shielded 161 kV transmission line. A single grounding rod and associated bonding will be required for each pole. Soil resistivity measurements will be required near all structures, requiring grounding to meet the resistance target.

Direct embedment is currently considered for all structures (10% of pole length plus 2 ft). For the FS, foundations are designed based on a desktop geotechnical study, publicly available data, and our experience in the area. During the implementation phase, the foundation design is expected to be updated upon the availability of site-specific geotechnical data.

15.6.1	Substation 161 kV/25 kV

The main substation will be connected to a new 161 kV transmission line approximately 42km long. The substation is of the AIS (Air Insulated Substation) type and has a single busbar arrangement. For the 161 kV incoming transmission line, a dead-end gantry with A-frame steel structures will be used.

The selected conductors for the 161 kV substation section are as follows:

•	Aluminum tubular bus, 5-Inch Sch 40.
•	Aluminum Conductor, 1750 MCM AAC.

To reduce the voltage from 161 kV to 25 kV, 2 transformers of 20/27 MVA ONAN/ONAF were selected. It was assumed that full redundant transformers would be required. The substation design assumes that the transformers will not operate in parallel. The primary and secondary bushings of the transformer will be equipped with current transformers.

Gapless metal oxide surge arresters will be used at the entrance of the substation and on the primary and secondary terminals of the transformer.

Motorized 161 kV disconnect switches/grounding switches rated at 1200A will isolate substation sections for maintenance as needed.

Dead tank SF6 circuit breakers will be used upstream of the transformers. They have a current rating of 1200A and will be equipped with independent pole operation (IPO) and a phase synchronizing device (PSD) for point-of-wave switching.

The connection between the transformer’s secondary and the 25 kV switchgear will be through XLPE cables installed in cable troughs or duct banks.

A prefabricated building with a skid will be installed to house the substation control panels and the battery system. Auxiliary systems will be powered through the low-voltage industrial system (external to the substation). For essential systems requiring uninterrupted power, a VRLA Pb-Cd, 60 cells with redundant chargers, and 125 Vdc will be installed.

For the station’s grounding system, a grounding mesh composed of buried copper conductors with a size of 4/0 AWG and grounding rods at the ends of the mesh were planned. The average spacing between the buried copper conductors was 10 meters (typical value).

15.6.2	Plant Site Surface Electrical Installation, Distribution and Consumption

A prefabricated building will be provided to integrate the main 25kV switchgear and will be fed directly from a 25 kV cable from the 161/25 kV substation. This building also includes other electrical equipment that will distribute power over the whole site. From the 25kV switchgear, an overhead power line will be built over approximately 7km along the main road on site to feed all the different buildings, mining infrastructures and services.

15.6.3	Electrical Supply – Building Services

The total power load of the project is approximately 26.1 MW, based on the dimensions of the different buildings, the general site development plan, preliminary loads and assumptions based on similar projects. Table 15‑2 illustrates the estimated power load breakdown by WBS.

Table 15‑2 Power load

WBS	Estimated load MW
General site-wide	0.052
Mine site	0.35
Concentrator	18.35
Multi-service building	1.37
Mine maintenance shop	1.08
Accommodation complex	2
Auxiliary building	1.41
Genset	0.24
Tailing and water management	1.26
Total load:	26.1

A 25 kV to 600V transformer will be provided to deploy the local distribution network within each building or any of the main exterior services requiring electrical power. All electrical loads in buildings (HVAC, lighting, auxiliary services) will be fed either by 600V distribution panelboard or 120/208V panelboard, depending on the type of load and operation requirements.

Emergency power will be provided by two (2) 600V 1MW and one (1) 600V 500kW diesel- powered generators installed in strategic areas across the site to feed all critical loads for life safety or operation (blackout generator, water treatment plant and pump house fresh water and fire protection).

UPS (uninterruptible power system) power will be provided in specific areas in different buildings to feed equipment and systems that must not lose power for operational purposes (security, IT and automation).

General purpose services are mainly offered through 15/20 A 120 V power outlets. A number of 15/20 A 120 V power outlets will also be provided for maintenance purposes.

Mechanical loads will operate either on 600 V, 3 phases, 208 V, 3 phases or 120 V, 1 phase. Motors ½ hp and larger will operate at 600 V.

In general, 120 V or 208 V motors will be controlled individually from wall-mounted starters combined with switches. The starting method is to be full voltage, as long as the motor rating is smaller than 25 hp. For motors of 250 hp and above, a variable frequency drive (“VFD”) will be employed. When a VFD is required, the VFD will be installed near the system. Filters (input and output) will be provided in VFD to mitigate harmonic distortion.

Disconnecting switches shall be provided at every motor location except when the starter is nearby and visible from the motor location.

In general, high-efficiency fixtures will be used, with long-life (over 50,000 hours) LEDs (light emitting diodes). Where specific lighting is required, such as HVAC unit lighting or similar applications, LED lighting operating at 120 V will be the preferred option. Each and every lighting fixture will be used with 0-10 V drivers to allow dimming and increase their service life.

Smoke detectors will be provided in storage spaces, technical rooms, corridors and stairwells.

15.7	CIVIL

All principal buildings will be connected to sanitary sewer and drinking water services. A network of sanitary and gravity sewer collectors and manholes will be deployed and connected at its lowest point to wastewater treatment systems and accumulation tanks. Wastewater treatment units will be located at the accommodation complex and the process plant, whereas accumulation tanks will be located at the other sanitary locations. The accommodation complex treatment outlet will be discharged into a stream close to the camp, and the treatment will meet regulated discharge targets.

Drinking water will be supplied from underground wells developed near the site. Intake pipes will then be connected to a treatment system before connecting to the buildings.

Surface drainage will be ensured by the installation of side ditches, and the platform on which the buildings will be built will be developed with slopes of 2 to 4% towards the low points. All service pipes will be buried to a depth that protects them from freezing. In special cases, they may be fitted with frost protection and heat tracing, if required.

Fire protection (extinguisher and/or sprinkler and/or standpipe) will be installed in all sectors in accordance with current code standards. An exclusive service connection for fire protection is planned from a pipe connected directly to the Lac Coulombe surface water pumping station.

15.7.1	Structure and Foundations

All structural and concrete work is performed according to the current code standards.

The foundations of the main buildings (maintenance shop, geotubes building and processing plant facility) consist of conventional concrete footings, shallow foundations, pilasters, and walls. Deep foundations are not considered for any building. Frost protection, where required, will be provided by the addition of insulation.

The support of modular buildings such as the permanent camp, multi-service building and miscellaneous site trailers consist of steel supports and concrete blocks sitting on a compacted gravel surface.

For exterior equipment, concrete slabs on grade of different thicknesses were provided.

The prefabricated small buildings or technical buildings are supported on a raft foundation with frost protection.

The structure of the main buildings is composed of conventional beam-and-column steel structures supported on footing foundations installed deep enough in the ground to ensure frost protection. Inside, a slab-on-grade is provided on the ground floor. The floors on the upper stories are composed of a slab on decking on a secondary steel structure.

15.7.2	HVAC and Plumbing

Fire protection (extinguisher and/or sprinkler and/or standpipe) will be installed in all sectors in accordance with current code standards. An exclusive service connection for fire protection is planned from a pipe connected directly to the Lac Coulombe surface water pumping station.

Plumbing in all sectors will be done in accordance with current code standards. Plumbing equipment such as toilets, showers, sink, kitchen sinks and others will be installed following the needs and architecture plans. Hot water will be produced exclusively with electric equipment. Compressed air systems will be installed in buildings such as the maintenance shop and will comply with the necessary specifications. Plumbing services include but are not limited to cold domestic water, hot water, sanitary drainage, rainwater drainage and compressed air.

Heating will be done entirely by electric equipment in every building. Depending on the sector, an electric unit heater or baseboards might be installed. HVAC units will also have electric coils.

For ventilation, the latest versions of the ASHRAE 62.1 Standard and the Règlement sur la santé et la sécurité du travail (chapitre S-2.1, r. 13) will direct design choices and calculations. Typically, occupied buildings will be cooled or heated as needed, and their humidity will be managed, whereas the processing plant and unoccupied areas will be heated to a minimum temperature in the winter only. According to health and safety regulations, the work areas of the processing plant building must be ventilated to meet the required fresh air intake and air changes per hour.

Occupied and cooled areas will be ventilated with a rooftop ventilation unit or a supply fan with cooling and heating coils, depending on the size of these buildings. Necessary air exhaust fans will be installed in areas such as toilets, workshops, welding shops, garages or others.

Process areas will be ventilated to a minimum air change per hour, respecting codes and standards. These buildings will be heated to a minimum temperature in the winter but will have no cooling HVAC equipment in the summer. Exhaust fans will be installed when needed.

15.7.3	Mine Site Entrances/Guardhouses

There are two entrances to the site. One is located on the east side, close to the personnel accommodation area, and the other is further west to directly access the processing plant area. The conceptual layout of the guardhouses is shown in Figure 15‑10. Light vehicles, personnel and visitor traffic access the site from the east entrance to minimize interactions with heavy vehicle traffic.

The buildings are prefabricated trailers sitting on steel supports and concrete blocks. The use of this building is classified as group D business occupancies, and part 9 of the NBC 2015 Qc version is applicable.

The personnel accommodation entrance guardhouse consists of the following:

•	Guard duty post in a prefabricated trailer with restroom, logistics management office (tracking shipment, etc.) including all plumbing, electrical and HVAC services.
•	Automatic vehicle entrance gate to accommodate personnel and visitor traffic

The weigh scale for delivery validation and logistics is located at the mine site entrance (West entrance).

The mine site entrance guardhouse consists of the following:

•	Guard duty post in a prefabricated trailer with restroom, logistics management office (tracking shipment, etc.) including all plumbing, electrical and HVAC services
•	Automatic vehicle entrance gate to accommodate working vehicles
•	Parking for up to 70 vehicles (SUVs)
•	Embedded weigh scale for delivery validation and logistics, built on concrete foundations

Figure 15‑10 Mine site entrance and guard house

15.7.4	Multi-Service Buildings

The multi-service buildings will consist of modular units sitting on steel supports and concrete blocks on a compacted gravel surface. The conceptual layout is shown in Figure 15‑11.

The use of this type of building is classified as group D business occupancies with 1,540 m2, so part 3 of the NBC 2015 Qc version is applicable. This type of building can be combustible with fire resistance restriction for the bearing walls and floor or incombustible.

•	Twenty-three (23) single-storey 66.9-m2 prefabricated modules for a total surface area of 1540 m2, including the following areas:
o	Infirmary room and nursing office
o	Offices (engineering, administration, etc.)
o	Dry
o	Supervisor offices

Figure 15‑11 Multi-service modular buildings

15.7.5	Maintenance Shop and Warehouse

A combined maintenance workshop/warehousing facility shall be provided. This building will be a steel frame construction on a concrete slab and will include racking, lighting, power, ventilation and plumbing as required. It shall be fitted with an overhead crane for maintenance activities. It will be built with offices on two floors to accommodate the workers and managers of the various sectors. The conceptual layout is shown in Figure 15‑12.

This building will be on two levels and have prefabricated isolated metal sheet panels as exterior siding, membrane roofing, PVC window frames with double glazing and isolated exterior doors with canopies as envelopes. The use of this building is classified as group F-2 medium hazard industrial and D business occupancies with 1,350 m2, so part 3 of the NBC 2015 Qc version is applicable. This building can be combustible with fire resistance restriction for the bearing walls and floor or incombustible.

An exterior lay-down area with area lighting shall be provided for storing larger parts, equipment and materials. The components of the facility are the following:

•	1 wash bay
•	2 maintenance bays for heavy vehicles
•	2 bays for light vehicles
•	Offices
•	Warehouse
•	Welding bay
•	Oil room (grease storage and distribution)
•	1 bay for the fire department-casern, emergency vehicles and equipment
•	Electrical room
•	Fire protection room
•	Mechanical shop

Figure 15‑12 Maintenance shop and warehouse

The mobile bulk tanks for oils and grease will be stored in the oil room. The distribution system consists of fixed pumps and piping for distributing lubricants to reels on the oil islands located in the maintenance bays.

15.7.6	Personnel Accommodation

The Project will require a temporary construction camp and a permanent camp. These camps will be built off-site in a modular fashion and assembled by a contractor about 2.5km from the industrial sector. They will be built close to the Route du Nord highway and operated by Sayona, with all necessary services.

15.7.7	Permanent camp

The main features are as follows: two-storey prefabricated building envelope, wood and steel sitting on steel supports and concrete blocks, 300 individual bedrooms, 600 lockable storage units, 1 laundry room per floor, 2 washrooms (female and male), training room, refrigeration room, cloakroom, manager’s office, 4 dormitory modules with electric ventilation and heating.

The conceptual layout in Figure 15‑13 shows the following:

•	Dormitory (4 modules)
•	Washrooms
•	Kitchen
•	Dining room
•	Gymnasium and training room
•	Entrance with reception
•	Offices
•	Laundry room

Figure 15‑13 Permanent camp

15.7.8	Construction camp

A temporary construction camp for 200 people has been designed with a single-story approach. This camp will be built for the construction phase, close to the permanent camp. It will make it possible to accommodate a total of 500 people on the site.

15.7.9	First Aid / Emergency Services

The first aid and medical emergency services and vehicles will be located inside the maintenance shop. See Figure 15‑14.

15.7.10	Explosives Storage

The explosives storage consists of two concrete bunkers (8 x 10 ft) of suitable design to meet regulations for explosives storage.

Water (non-potable) will be supplied from a dedicated underground well developed near the utility. An intake pipe will be connected to one of the containers to supply the area.

15.7.11	Fuel Storage and Delivery

The fuel system storage and dispensing facility will provide uninterrupted diesel fuel supply to the operations and maintenance fleet and equipment. This facility is divided into two sectors: one for unloading and loading diesel tankers and the other for vehicle refueling. Concrete slabs will be constructed in each delivery/transfer area to facilitate leak containment and recovery. Two prefabricated shipping containers are planned: one for the pumping station and the other for electrical distribution.

Diesel will be supplied from the mining division, with common bowsers made available for all light vehicles and mobile equipment required within the process facility.

The diesel facility consists of six (6) double-wall tanks with a total storage capacity of 285,000 L. Three (3) 45,000 L tanks are for diesel vehicle supply with a combined high- and low-flow diesel distributor. Three (3) 50,000 L tanks are for loading diesel tanker trucks, which will directly fill fixed equipment and the mining fleet. Additionally, a 9,000 L double-wall tank and distributor for gasoline will be installed near the diesel distributor.

This facility also includes piping, mechanical equipment, and lighting fixtures, as well as a DEF (diesel exhaust fluid) and windshield washer distribution system. Fire protection, such as extinguishers, sprinklers, and standpipes, will be installed in all sectors in accordance with current code standards.

Figure 15‑14 shows the fuel system storage and dispensing facility layout.

FUEL DISPENSING SECTION
GASOLINE
PUMP STATION &
ELECTRICAL ROOM
DIESEL FUEL DEPOSIT SECTION
1
A
B
1
3
A
B
3

Figure 15‑14 Fuel system storage and dispensing

15.7.12	Fire Water and Fresh Water Area

The fresh water and fire water area provides all necessary water demands via independent networks of distribution pipes throughout the whole site. The water is sourced from the local lake (Lake Coulombe).

Fresh water will be pumped to the processing plant and mine facility at the start, with storage capacity at the processing facility to accommodate surges in demand. After the first fill, the plant water will be pumped directly into the treated water basin and will no longer be pumped from Lake Coulombe.

Fire water pump stations for the processing plant, the rest of the industrial sector and the accommodation complex will be provided directly from the main pump station. The conceptual layout is shown in Figure 15‑15 and Figure 15‑16.

Figure 15‑15 Fire water and fresh water

Figure 15‑16 Fire water and fresh water – plan view

Pumping station
The following criteria were considered in the pump station design:

•	Pumps type based on vertical turbine pumps in a pump well for deeper basins (>4 m) with frost protection
•	Emergency electrical generator
•	Electrical fire pump
•	Diesel fire pump

15.8	PERSONNEL TRANSPORTATION

During operations, Sayona will be responsible for employee transportation. Employees will be transported to the site primarily by bus to minimize traffic on the Route du Nord highway. At the Moblan site, Sayona and the contractor(s) will have the necessary vehicles to transport workers to their place of work.

15.9	COMMUNICATIONS AND IT

15.9.1	Wide area network (WAN)

The site will be linked via a WAN using two main technologies. The primary link will use fibre optic technology, and the secondary communication link will use high-rate microwave technology.

15.9.2	Fiber-optic link

The primary link using fibre optic will be an approximately 120km outside plant direct buried fibre optic cable starting from the Moblan site and following the path of Route du Nord toward the town of Chibougamau. The interconnection point to the existing fibre optic cabling network should be located near Route 167. The exact location of the interconnection point will be confirmed during the detailed engineering phase. The conceptual layout is shown in Figure 15‑17.

Figure 15‑17 Fibre optic cable path and interconnection point

The fibre optic link should enter the Moblan site following the path of the Camp Complex access road. The demarcation point between the service provider and the Sayona Moblan cabling network should be located in the camp complex’s main telecommunication room. The final location of the demarcation point will be confirmed during the detailed engineering phase. The conceptual layout is shown in Figure 15‑18.

Figure 15‑18 Fibre optic demarcation point

15.9.3	Microwave Link

The secondary link, using radiofrequency (“RF”) technology, will be based on a microwave communication link. A new RF site is planned to be built and will include all the necessary utilities and equipment, as described below:

•	Installation pad, including the grounding
•	Telecommunication shelter
•	Telecommunication tower
•	Telecommunication equipment, including antennas and microwave communication equipment
•	Electrical power and battery backup

The site’s new microwave link will be interconnected to the existing RF microwave telecommunication network available in this region. The distance between the existing RF network and the new RF site is estimated to be 42km. The conceptual layout is shown in Figure 15‑19.

Figure 15‑19 Tower location

15.9.4	Wireless Communication

The new telecommunication towers will also support and be part of the voice and data RF communication network to be deployed on-site. A distributed antenna system (“DAS”) is planned to be deployed to support UHF and LTE cellular communication. The DAS should be planned to provide full coverage of the mining site and inside the buildings.

15.9.5	Moblan site Backbone Infrastructure

The site will be covered with a single-mode fibre-optic backbone network deserving the corporate, the processing plant and the physical security LAN (local area network). The fibre-optic network will be based on a star topology starting from (two) main telecommunication rooms. The first telecommunication room will be located in the Permanent camp, and the second in the concentrator building.

A point-to-point and a point-to-multi-points wireless network will also be installed as a backup to ensure voice and data links within the Moblan site. This wireless network will be installed to ensure redundancy to the fibre-optics backbone links between all the buildings.

15.9.6	IT network architecture

The IT network architecture will be based on star topology. All the core equipment will be installed in the two main telecommunication rooms in the camp complex and the concentrator building. The IT equipment will include the following:

•	Wireless communication equipment
•	Firewalls
•	Routers
•	Core/distribution switches
•	Management and application servers

All other remote locations that require networking will have access switches directly connected to the core/distribution switches through the fibre-optics backbone in a star topology. The minimal bandwidth between the access switch and the core/distribution should be 1Gb/s.

15.9.7	Telephony

An IP-based telephone system is planned for the site and will include the following equipment:

•	IP PBX server
•	Analog to IP gateways
•	Desktop IP phones
•	Industrial IP phones
•	Rugged analog phones
•	FAX and multifunction photocopiers

The quantities of equipment and their locations will be determined during the detailed engineering phase.

15.9.8	Horizontal structured cabling and network access

All the locations requiring a network will be installed by using horizontal structured cabling based on copper Category 6 UTP cables. The Category 6 UTP cables shall not be longer than 90m.

Wireless access points are planned in all locations to ensure full wireless communication coverage inside the buildings for Wi-Fi applications.

15.9.9	Physical Security

The physical security system is based on a unified security platform for all the different systems, including video surveillance, access control and interphones. All the security systems will be IP-based.

15.9.10	Video Surveillance

The video surveillance system will be based on full IP technology, including the following equipment:

•	Application server
•	Video recording server
•	Security cameras (mobile and fixed)
•	Process cameras (mobile and fixed)
•	Video surveillance workstations based on a unified platform

Three main workstations are planned: one in the concentrator control room, another in the camp complex, and the third in the personnel accommodation entrance guardhouse.

15.9.11	Access control

The access control system will be based on IP technology, including the following equipment:

•	Card readers located in strategic locations:
•	Building main entrances
•	Control rooms
•	Telecommunication rooms
•	Electrical rooms
•	Mechanical rooms
•	IP door controllers
•	Door controllers
•	Electrified door hardware and access control appliances (door contacts, sounders, motion detectors, etc.)
•	Power supplies for the door hardware and the door controllers
•	Access control workstations based on a unified platform

Two main workstations are planned: one in the camp complex and the other in the personnel accommodation entrance guardhouse.

15.9.12	Interphone system

The interphone system will be based on IP technology (SIP protocol), including the following equipment:

•	Interphones located in strategic locations:
•	Motorized gates
•	Building main entrances
•	Control rooms
•	Master interphones:
•	Camp complex

•	Control rooms
•	Guardhouses

The interphone system must be integrated into a unified security platform for camera call- out and video/voice recording capabilities.

15.10	POTABLE WATER

Potable water will be generated from supplied fresh water, which is being sourced from three (3) artesian wells located near the concentrator site, the accommodation camp and the explosives storage area. A supplementary source from the freshwater distribution system will be available.

The local artesian wells supply an estimated maximum of 90 m3/day based on 300L/capita/day. Two water treatment plants will be installed to ensure that water quality complies with regulations. One will be built near the industrial zone, and the other near the accommodation complex. No treatment plant will be set up at the explosives depot.

15.11	SEWAGE TREATMENT

Domestic wastewater treatment will be carried out at two locations on site, using a compact plant comprising primary settling, aerobic biological treatment (biofilm), UV disinfection and coagulation/clarification. One treatment unit is planned for the concentrator area and the other for the accommodation area.

The manpower requirement was established at 300 people on site per day, operating on a two-shift per day schedule.

Each network will consist of a series of sanitary and gravity sewer collectors, and manholes will be deployed with discharge pumped to the respective wastewater treatment system.

The treatment outlet near the permanent camp will be discharged into a stream close to the camp flowing to Lezai Lake, and the treatment will meet regulated discharge targets.

15.12	INDUSTRIAL WATER MANAGEMENT

Wastewater from the maintenance workshop and the wash bay area will be pre-treated with an oil and water separator. Water quality will be good enough to be returned to the environment. For safety reasons, all water from the maintenance workshop will be returned to the wastewater treatment plant for final treatment.

15.13	GARBAGE, HAZARDOUS WASTE AND OTHER WASTE

15.13.1	Garbage disposal and landfill

Domestic waste generated during mine construction and operation will be disposed of and managed by a local contractor.

The waste will be non-hazardous and comprised of construction debris, food waste, glass, office waste, cardboard, paper and plastics. The waste will be generated from various sources, including the construction areas, warehouse, workshop, plant, offices and cafeteria.

15.13.2	Hazardous materials

The processing facility will use and handle petroleum and chemical products that can be considered hazardous materials. All hazardous materials will be used and handled according to existing laws and regulations, including appropriate procedures and personal protective equipment (“PPE”), where applicable. If required, residual hazardous materials will be collected, transported and treated by specialized contractors according to environmental laws and regulations.

The spodumene concentrate dust may be considered hazardous upon inhalation. All areas containing dried spodumene will be compliant with existing laws and regulations, including appropriate procedures and PPE, where applicable.

15.13.3	Other waste

Medical waste from the clinic and first aid facilities will be collected and transported off- site to an appropriate waste management facility.

15.14	PROCESS PLANT COMPLEX

The processing facility is located near the proposed open pit operations and has three main infrastructural areas:

•	ROM pad / crushing area
•	Wet plant area
•	Tailings and concentrate storage

15.14.1	Plant power distribution

The power within the processing plant will be distributed by a 25kV switchgear located within a dedicated switchroom near the northwest corner of the Wet Plant. This switchgear will be directly fed from the 161kV/25kV of the substation. The Process Plant 25kV switchgear will have 11 feeders (1x spare feeder) that supply four (4) switch rooms located in various areas, strategically placed to minimize cable costs.

To optimize maintenance costs and spare parts, the electrical distribution will be based on standard transformer sizes, with the following sizes being proposed:

•	1 x 25kV/4.16kV, 1.5 MVA.
•	2 x 25kV/600V, 1.5/2 MVA.
•	6 x 25kV/600V, 2.5/3.3 MVA.
•	1 x 25kV/600V, 4/5.3 MVA.
•	1 x 25kV Ball Mill Transformer.

15.14.2	ROM pad and crushing area

The ROM pad and crushing area is predominantly an open area with only the major equipment and drive motors within buildings.

The ROM pad has an estimated capacity of 140 000 t arranged in multiple (nominal 6) uncovered piles to allow for material blending prior to being fed into the crusher.

Fresh water, potable water reticulation and washroom amenities are located in the main crusher building, central in Figure 15‑20. There is no distribution in the ore sorting building.

Buildings are heated with electric units, with all interconnecting water service pipework being heat-traced when near the surface.

Figure 15‑20 Plant layout (ROM and crushing)

15.14.3	Crushing area

The power supply will be reticulated from the processing plant 25kV switchgear to three crushing area step-down transformers. A 25/4.16kV transformer will supply a 4.16kV motor control center (“MCC”) for the large crusher loads, and two 25kV/600V transformers will supply the balance of the crushing area low-voltage loads.

The total peak power for this area will be 6.6 MW:

•	0.9 MW for MV MCC loads
•	3.3 MW for LV switchgear loads
•	2.4 MW for LV MCC loads

The largest motors in the crushing area will be:

•	Secondary and tertiary crushers, 500 HP (375 kW) each, started direct-online
•	Dust collector fans 350 HP (260 kW) each, started direct-online
•	Ore sorter air compressors 335 HP (250 kW) each, started via VFD

There is no potable water distribution for drinking, only for safety showers, as necessary, in the ore sorting building.

15.14.4	Wet plant area

The wet plant area consists of the administration building, reagents (storage and mixing) building, and the main wet plant building, which covers the DMS and flotation circuit. Figure 15‑21 presents a close-up of this area.

Figure 15‑21 Plant layout (wet plant)

Potable water and amenities are located within the administration prefabricated modules, as shown in Figure 15‑11. Buildings are heated with electric units, with all interconnecting water service pipework being heat-traced when near the surface.

15.14.5	Wet plant area power

The power supply will be reticulated from the processing plant 25kV switchgear to transformers at three switchrooms around the wet plant: DMS, grinding and flotation.

Three (3) 25kV/600V transformers will supply the DMS area’s low-voltage loads near the DMS switchroom. The total peak power for the DMS area will be 5.6 MW:

•	1.7 MW for LV switchgear loads
•	2.3 MW for LV MCC loads
•	1.5 MW for LV MCC essential loads

The largest motors in the DMS Area will be:

•	Cyclone feed pump 350 HP (260 kW), started via VFD
•	Process water pumps 350 HP (260 kW), started via VFD

One (1) 25kV/600V transformer will supply the grinding area low-voltage loads, accompanied by one ball mill VFD transformer near the grinding switchroom. The total peak power for the grinding area will be 2.5 MW:

•	1 MW for LV MCC loads
•	1.5 MW for the ball mill

The largest motors in the DMS area will be:

•	Ball mill 2500 HP (1800 kW), started via VFD

The flotation area low-voltage loads will be supplied by two 25kV/600V transformers near the flotation switchroom. There will also be a third transformer near this switchroom that will supply the tailings area, as described in the next section. The total peak power for the flotation area will be 2.8 MW:

•	1.3 MW for LV switchgear loads
•	1.5 MW for LV MCC loads

15.14.6	Tailings and Concentrate Transportation and Loading Facility

The concentrate storage will have a capacity of 7 days of production, this area consists of a heated building with bunkers allocated for the DMS and flotation concentrates. Floor heaters have been included in the design to “heat/dry” and prevent freezing of concentrate prior to loading directly onto trucks. As required, concentrates are blended manually by the FEL driver to meet shipping requirements.

The DMS and flotation tailings dump into bunkers within the wet plant building with a nominal 14h of storage capacity. The materials are blended/loaded separately, as required, by FEL and loaded onto the haulage trucks. There has been no allowance for floor heating due to the short residence time. The tailings are then hauled to the TSF for co-disposal with the waste rock.

Figure 15‑22 Concentrate storage

15.14.7	Tailings and Concentrate Power

Power supply to the tailings area will be supplied from a 25kV/600V transformer located near the flotation switchroom. The feeder to this transformer will be from the processing plant 25kV switchgear. The concentrate storage loads will share the same MCC as the grinding area.

The total peak power for this area will be 0.9 MW on a single LV MCC located within the flotation switchroom.

The largest motor in the tailings area will be the wash pump 250 HP (200 kW), started via VFD.

No large loads are anticipated in the concentrate storage area.

15.14.8	Civils (pathways or rolling surfaces)

The rolling surfaces and accesses within the processing plant area will be compacted gravel roads as per the main access roads in areas of heavy traffic.

15.14.9	Communication

PLC to RIO (“remote input/output”) communications will be Ethernet over multimode fibre, copper and/or wireless. Communications within the plant area will be hardwired.

The OCS (operator control stations) in the control rooms allow processes to be started, controlled, monitored, and shut down through the PCS (plant control system).

The concentrator PLC processor racks will be in switch rooms except for vendor package PLCs that may be in field control panels. The PLC hardware and associated code will be divided according to the process areas in a logical manner.

Ethernet communications within the plant to locations outside of the switchrooms / control room building(s) shall be interconnected with a multimode fibre optic self-healing ring/mesh. Communications within buildings and panels shall be radial (star) copper CAT5E communications with RJ45 connections. Connections to distant equipment will be made by single-mode fibre optic cable.

Communications to EOLs and VFDs will generally be Ethernet communications dependent on the hardware. Where communications are Ethernet, they may be combined with RIO networks. EOL and VFD communications networks may be a combination of self-healing ring, star, or daisy chain configurations.

15.14.10	Laboratories

Two on-site laboratory facilities will be installed to meet the Project’s needs.

•	A metallurgical laboratory inside the processing plant for sample preparation and basic plant testwork. This laboratory has a surface area of 115 m2.
•
An assay laboratory for the samples coming from the mine for grade control and metallurgical assay from the plant. This laboratory will be a prefabricated modular construction of 600 m2 connected to all services and located in the industrial zone close to the truck shop.

Both laboratories will be built, owned and operated by a local supplier.

15.15	LOGISTICS

Most of the deliveries of material, equipment, and supplies for the project will be transported through Chibougamau, which is easily accessible by road, air, and rail transportation services and by truck via Route du Nord.

Suppliers will be instructed to ship their material to the site or a central storage area where it will be hauled by road to the site. The Chibougamau railway will be the preferred means of transportation during construction and operation to reduce traffic on Highway 167.

15.16	CONCENTRATE STORAGE, HANDLING AND TRANSPORT

The concentrate will be directly loaded into trucks and will be transported from the site to Chibougamau via Route du Nord (Figure 15‑23). A rail car loading facility and storage facility will be available at Chibougamau, where the concentrate will be loaded onto the rail cars and transported to the port in Quebec City using the CN rail network. At the port, the concentrate will be unloaded into a storage facility. Periodically, concentrate will be loaded into an ocean-going vessel and shipped overseas.

Figure 15‑23 Concentrate transport route

15.17	SURFACE WATER MANAGEMENT

15.17.1	General

The surface water management plan is designed to prevent and minimize potential impacts on surface runoff and groundwater quality. It aims to maintain effective water resource management, optimize water usage and ensure compliance with prevailing environmental regulations.

The key priorities of the surface water management plan include:

•
Contact water (i.e., surface runoff and groundwater coming into contact with mine-impacted areas) will be segregated from non-contact water (i.e., water that does not come into contact with mining infrastructure).

•
Non-contact runoff and water from adjacent catchments that have not been developed will be collected and directed to local watercourses via diversion ditches. Passive control methods in these ditches are required to ensure compliance with suspended solids discharge standards.

•
The volume of contact water to manage will be reduced by adopting strategies such as the progressive construction and rehabilitation of the co-disposal pile to reduce the size of the catchment area to be managed.

•
All contact water potentially contaminated by interaction with mining areas will be collected and conveyed by gravity via ditches or pumping to a contact water collection basin. From there, contact water is pumped to the water treatment plant (“WTP”). The treated water, meeting the required discharge criteria, is gravity-discharged to the nearest stream that flows toward unnamed lake No. 9. The contact water shall be treated to meet the discharge criteria as defined in Directive 019 (MDDEP, 2012, Table 4.2) and the Federal Metal and Diamond Mining Effluent Regulations (SOR/2002-222). To optimize on-site water re-use, treated water shall be pumped back to the ore processing plant.

Figure 15‑24 provides an overview of the contact water management on the site. The various contact waters managed on-site include:

•
Surface runoff and snowmelt from the co-disposal pile, ore stockpile, industrial site, and service road ditches. This water will be directed to the contact water collection basin through a network of ditches designed around these infrastructures.

•	Groundwater seepage from mining pits and effluents from the mining operations. This water will be pumped to the contact water collection basin.

Unnamed lake - 09
To ore processing plant
2 358 m³/d - 70 740 m³/month
Flocculant container
Coagulant container
Chelatant container
NaOH container
500 to 1 000 m³/hr max
12 000 to 24 000 m³/d max
Geotube building
Treated process water basin (10 000 m³)
Polishing basin (30 000 m3)
Filter container
Storage tank
Reverse Osmosis container
Permeate
150 m³/hr max -
3 600 m³/d max
Concentrate
Runoff
Water collection basin (220 000 m³)
Geosynthetic filtration bags
Co-disposal pile
Wastewater treatment plant
Building service (Industrial Zone)
Ore processing plant
Process water
Tailings water
Lezai lake
Wastewater treatment plant
Camp
Wells
Lake Coulombe
1 607 m³/d
54 210 m³/month
Pit 1
1 200 m³/d
36 000 m³/month
Collection basin for pits (4 000 m³)
600 m³/d
18 000 m³/month
Pit 2
Infiltration
Overburden pile
Ore stockpile
LEGEND

Figure 15‑24 Contact water management block flow diagram

15.17.2	Contact Water Collection Basin

To manage the project’s flooding and minimize the risks associated with exceptional flooding events, the contact water collection basin was designed in accordance with Directive 019 of the province’s Ministry of the Environment, the Fight Against Climate Change, Wildlife and Parks. It has been designed to store and manage contact water, buffer peak flows and regulate flow to the WTP. The contact water collection basin is designed to manage the environmental design flood (“EDF”), as defined by Directive 019, which consists of a 1:100-year return snowpack melting in 30 days combined with a 24- hour storm event with a return period of 1:2,000 years.

Based on this evaluation, the contact water collection basin has a useful maximum capacity of 220,000 m3 and is sized with a freeboard of 1m. The collection basin is an excavated structure that is lined at the bottom with a geomembrane sandwiched between two geotextiles and a riprap cover. Figure 15‑25 shows a typical cross-section view of the collection basin.

Figure 15‑25 Typical cross-section of contact water collection basin

15.17.3	Contact Water Collection Ditches

The contact water collection ditches are designed to adequately convey the runoff water to the collecting basin during the EDF.

The diversion ditches, used to divert non-contact water, are designed to adequately convey water for storm events with a recurrence period of 1:100 years.

Ditches are designed to present a minimum bottom width of 1 to 1.5m and a minimum bottom slope of 0.5%. Ditch depth is calculated to maintain a freeboard of 0.3 m, while ditch width and bottom slope are designed to keep flow velocity to a minimum in order to prevent erosion. Riprap ranging from 0 to 600 mm is used to protect the bottom and sidewalls of the ditch from erosion.

Figure 15‑26 provides a typical cross-section view of the contact water collection ditch.

Figure 15‑26 Typical cross-section of collection ditches

15.17.4	Pumping Stations

The following pump stations are required to manage the contact water on the site:

•	Pumping raw water from the contact water collection basin to the WTP.
•	Transferring open pit seepage water collected in a seepage collection basin to the nearest contact water collection ditch, from where it will flow by gravity to the contact water collection basin.
•
Pumping treated water from the polishing basin or pumping treated process water (i.e., treated water from the reverse osmosis (“RO”) unit) from the treated process water basin to the ore processing plant.

•	Pumping treated water from the polishing basin to the filtration system upstream of the RO unit.

The following criteria were considered in the pump station designs:

•
Choosing pump types based on the collection basin’s depth, employing centrifugal pumps for shallow basins (<4 m) and a vertical turbine pump in a pump well for deeper basins (>4 m) with frost protection.

•	Ensuring pump redundancy (1 in operation + 1 in standby) and maintaining an ample supply of spare parts.
•
Selecting pipeline and accessory materials based on water quality, with HDPE pipes (high-density polyethylene) for exterior pipelines and appropriate materials inside the pumping stations to minimize corrosion and facilitate maintenance.

•	Sizing the pipeline diameter to avoid excessive head loss and optimize pipeline and pump sizing (i.e. total dynamic head (“TDH”) requirements).

•	Operating pumps with VFD mechanisms to adjust flow rates as needed.
•	Burying all HDPE pipelines to protect against freezing. If a buried pipe approach is not possible, they will be installed above ground with appropriate insulation and heat tracing.

Figure 15‑27 presents a typical view of the pump stations planned for the contact water collection basin and the treated process water basin.

Figure 15‑27 Contact and treated water pumping station – isometric view

Figure 15‑28 Contact and treated water pumping sStation – plan view

15.17.5	Annual Contact Water Balance

An annual contact water balance for the mine site was developed to evaluate the volume of water to be treated and discharged to the environment over the life of the mine.

The water balance for the mine site was evaluated for an average year, a wet year (1:100 year) and a dry year (1:100 year). The water balance considers the following water inflows and outflows such as precipitation, evaporation, evapotranspiration, and infiltration losses, as well as pit seepages, water pumped from and to the ore processing plant and water pumped to and from the contact water collection basin/WTP area.

Table 15‑3 summarizes the precipitation (rain and snow), evaporation, evapotranspiration and infiltration rates considered in the model, which are based on a statistical analysis conducted on data obtained from meteorological stations close to the site. Net surface runoff on the ground (soil sector) and over water bodies (lake sector) was calculated using the inflows from precipitation and snowmelt and losses due to evaporation and evapotranspiration.

Table 15‑4 presents the estimated annual contact water balance for the mine site under average wet and dry year conditions for LOM years -2, -1, 1, 11 and 20. The table presents the total contact water to manage and treat as well as the net treated water discharge to the environment, considering that a portion of the treated volume is re-used in the ore processing plant.

Table 15‑3 Hydrological parameters for average, wet and dry years

Parameters	Average Year	Wet Year	Dry Year
Precipitation (mm/y)	955	1373	734
Evaporation (mm/y)	468	405	605
Evapotranspiration (mm/y)	368	284	388
Infiltration (mm/y)	46.6	119.3	24.5
Net surface runoff (soil sector) (mm/y)	587	1089	381
Net surface runoff (lake sector) (mm/y)	501	968	252

Table 15‑4 Annual water balance for average, wet and dry years

Project Year	Annual Contact Water Inflows for Treatment (m3/y)	Annual Treated Water Re- Use in Plant (m3/y)	Annual Treated Water Discharge to Environment (m3/y)
Average Year
-2	1,854,504	860,670	993,834
-1	1,871,869	860,670	1,011,199
1	1,993,028	860,670	1,132,358
11	2,156,196	860,670	1,295,526
20	2,048,699	860,670	1,188,029
Wet Year
-2	2,239,082	860,670	1,378,412
-1	2,270,621	860,670	1,409,951
1	2,490,672	860,670	1,630,002
11	2,787,024	860,670	1,926,354
20	2,591,783	860,670	1,731,113
Dry Year
-2	1,681,189	860,670	820,519
-1	1,692,578	860,670	831,908
1	1,772,040	860,670	911,370
11	1,879,053	860,670	1,018,383
20	1,808,551	860,670	947,881

15.17.6	Water treatment

The water treatment plant is planned near the contact water collection basin and is designed to treat the water to comply with the discharge criteria specified in Directive 019 (MDDEP, 2012) and the federal Metal and Diamond Mining Effluent Regulations (SOR/2002-222).

Figure 15‑29 presents the location of the WTP relative to the contact water collection basin and the co-disposal pile.

The WTP is designed to treat contact water comprising surface runoff in the industrial sector (co-disposal pile, ore stockpile and roads), water seepage from the pits, and process effluent from the ore processing plant. The raw water quality for each of these water inputs was estimated based on the following:

•	Surface runoff: Assessed using geochemical static analysis of waste rocks and tailings and compared to the quality of surface water on site.
•	Pit water seepage: Assessed using groundwater well data.
•	Process water: Assessed based on Primero’s analysis of the process effluent.

The WTP employs a physico-chemical treatment process involving pH adjustment, chelating agent addition, coagulation and flocculation. Geosynthetic filtration bags are used to capture and filter out the sludge produced by the treatment process. The treated water filters out of the geosynthetic bags and gravity-fed to a polishing basin, which is then directed to the nearest stream flowing towards unnamed lake No. 9.

The building housing the geosynthetic filtration bags is designed with two filtration bays. Each bay houses two to three geosynthetic filtration bags. One bay is in service, and one is on standby. Once the geosynthetic bags in one bay are full, the pre-treated water is sent to the other bay for treatment. The sludge is then allowed to dewater further, producing a dehydrated sludge that is transported to the co-disposal pile.

A few years after the start-up of the ore processing plant, a portion of the treated water is sent to an RO unit to produce treated process water that is low in total dissolved solids and chlorides. The resulting permeate is stored in a treated process water basin and then pumped to the ore processing plant. The concentrate from the RO unit is returned to the contact water collection basin.

The polishing basin and the treated process water basin are built within the same basin and are separated with an internal berm.

Figure 15‑30 and Figure 15‑31 present a general process flow diagram of the contact water management for the mine site and the WTP.

Based on the flood routing analysis, the site water balance and the co-disposal pile construction plan, the WTP’s treatment capacity will vary in two main phases:

•
The first phase will begin with the installation of a WTP with a treatment capacity of 500 m3/h. Containerized chemical dosing systems and geosynthetic filtration bags shall be used to treat this capacity. This capacity will be able to manage the treatment of contact water from the industrial area and the beginning of the co-disposal pile construction. A few years following the start-up of the ore processing plant, a 150 m3/h containerized RO unit will be added to further treat the plant effluent and produce a low-salinity treated process water that can be re-used at the ore processing plant.
•
The second phase will consist of increasing the treatment flow rate by an additional 500 m3/h to reach a total treatment capacity of 1,000 m3/h. The additional treatment rate will involve increasing the chemical dosing injection rates and the use of additional geosynthetic filtration bags to manage the higher solid loading. The increase in treatment capacity is necessary to manage the higher catchment area of the co-disposal pile.

15.18	TAILINGS STORAGE FACILITIES AND RECLAIM

During the operation of the Moblan mine, a combined waste rock and filtered tailings co- disposal pile will be implemented. The co-disposal dimensions were designed according to the Project’s 20-year LOM according to the Project’s 20-year LOM. The pile has sufficient capacity to contain 75.4 Mt (32.8 Mm3) of waste rock and 28.7 Mt (16.7 Mm3) of filtered tailings.

The co-disposal pile is located on a gently sloping hillside to the west of the proposed processing plant. The site dips from the southeast towards the northwest at an average slope of approximately 6%. The pile and its associated infrastructures will be located at least 60m from surrounding watercourses, 300m from the Route du Nord highway (to the south of it) and out of the buffer mineralization zone. The proposed footprint covers approximately 200 ha, including ponds and ditches around the stockpile.

The co-disposal pile was designed according to Directive 019 (MDDEP, 2012) and best practices. According to the available geochemical information (static tests and leaching tests, see sections 20.3.1 and 20.3.3), the mill tailings are classified as non-acid- generating and non-leachable, while the acid-generating potential of the waste rocks is uncertain. A series of kinetic tests (humidity cells and column tests) are underway, and their results will verify the potential acid generation of the waste rock.

Site preparation will involve clearing and grubbing vegetation in the co-disposal pile footprint and stripping of organic topsoil, which will be stockpiled in an area adjacent to the pile for progressive reclamation.

The general concept of the co-disposal pile was developed to encapsulate the tailings in the waste rock for stability purposes. Waste rock will be used to build an external shell at least 100m wide to encapsulate the tailings. During the construction and operation of the co-disposal pile, filtered tailings and waste rock will be gradually placed in layers with thicknesses that form benches 6.0m high after compaction. For each bench, the waste rock will be placed on top of the tailings as a protective layer. At the contact between tailings and natural ground, a layer of waste rock will keep the water table as low as possible to increase the overall co-disposal pile stability. Water will be directed towards collection ditches at the toe of the pile. For reclamation purposes, waste rock slopes will be progressively covered with overburden and/or tailings.

A geotechnical program was performed to determine the subsurface conditions for the development of the co-disposal pile. The natural stratigraphy consists of topsoil followed by silty to coarse sand with gravel or till underlain by bedrock. Soil parameters from geotechnical data collected were used in the design.

Preliminary stability analyses were undertaken to reflect the co-disposal concept and subsurface site conditions. Results of the stability analyses under static and dynamic conditions show that factors of safety are satisfactory and respect standard regulations.

The co-disposal pile was designed with the following parameters:

•	Overall slope: 4H:1V,
•	Maximum height: about 100m,
•	Bench height: 6.0m,
•	Bench slope of the waste rock: 1.5H:1V,
•	Bench slope of the overburden: 3.0 H:1V,
•	Minimal bench width: 6.0m,
•	A peripheral service road 10m wide will be constructed on the first bench of the co- disposal pile,
•	Tailings dry density: 1.7 t/m3, and
•	Waste rock density: 2.3 t/m3.

Figure 15‑32 illustrates a plan view of the waste rock and filtered tailings co-deposit pile.

15.19	CO-DISPOSAL PILE OPERATION

The construction sequence was developed to allow progressive reclamation using a geomembrane, overburden material and topsoil, thus reducing wind erosion and seepage through the pile.

Tailings will be transported from the mill to the co-disposal pile by trucks, where it will be placed and compacted in lifts by bulldozers, as well as waste rock from the open pit.

The co-disposal pile will be progressively built in benches as shown in Figure 15‑33. Waste rock from the pits will be put in place in 6.0-m layers by a 264-kW bulldozer. Tailings will be placed and compacted in lifts by bulldozers within previously constructed waste rock cells.

PUMPING STATION FOR
COLLECTION POND
CONTAINTERS
GEOTUBE STRUCTURE
PUMPING STATION
PROCESS TREATED
WATER BASIN
POLISHING BASIN

Figure 15‑29 Location of the WTP and collection basins

Figure 15‑30 Contact water management process flow diagram

7016-TKX-0010
NaOH Tank
7016-PKX-0010
NaOH
Dosing Skid
NaOH Container
7016-TKX-0011
Chelating Tank
7016-PKX-0011
Chelating
Dosing Skid
Chelating Container
7016-PKX-0012
Coagulant
Dosing Skid
7016-TKX-0012
Coagulant
Tank
Coagulant Container
M
7016-TKX-0014
Anionic flocculating system
Floculant Container
7016-TKX-0013
H2SO4 Dosing Skid
7016-TKK-0013
Acid Tank
Acid Container
Raw Water
Water collection basin
Geotubes
Building
7010-M-0103
Filtrate
Polishing Basin
Sludge
co-disposal Pile
Treated Water
Polishing Basin
Treated Water
Unnamed lake - 09
Treated Water
Polishing Basin
7016-PUX-003A/B
Pump for filter
supply
7016-FLX-0001A/B/C
Filter
7016-TKK-0001
Reverse Osmosis
supply tank
7016-PUX-0004A/B
Reverse Osmosis
supply pump
7016-PUX-005A/B
Reverse Osmosis
booster pump
Washing water
Water collection basin
Treated Process Water
Treated Process
Water basin
Concentrate
Water collection basin
7016-TKK-0016
Anti-scale
tank
7016-PKK-0016
Anti-scale
dosing skid
7016-TKK-0017
Biocide tank
7016-PKK-0017
Biocide
dosing skid
7016-TKK-0002
CIP Tank
7016-PUX-0006A/B
CIP pump
On-site
cleaning skid
7016-PKX-001A/B
Reverse Osmosis Unit
LÉGENDE
Pumping
Gravity
Alternative

Figure 15‑31 Preliminary WTP process flow diagram

Figure 15‑32 Plan view of co-disposal facility

Figure 15‑33 Conceptual cross-section of the co-disposal pile

Moblan Technical Report Summary, Quebec, Canada
16.	MARKET STUDIES AND CONTRACTS

Portions of this section have been adapted from the “Lithium Forecast Report” prepared by Benchmark Materials for Sayona Quebec dated Quarter 2, 2024. The author believes that the information in this study is still relevant for this report.

16.1	MARKET BALANCE

Lithium prices declined sharply in 2023, due to a combination of lower than expected EV sales, build-up of in-process inventories and rising supply, which created an oversupplied market. Furthermore, macroeconomic factors such as persistent inflation in several major economies and lower end-consumer confidence, fuelled a negative sentiment in the market.

In 2024, prices levelled off during the first half of the year. However, oversupply in China has been exerting continued downward pressure on prices. Forecast higher demand in the second half of the year, particularly in Q3, will establish support levels for prices.

Overall, supply is projected to grow by 24% in 2024, while demand is expected to grow at a faster pace of 31% thereby creating a nearly-balanced market for the year.

In 2025, prices are expected to remain subdued as an oversupplied market emerges from increasing supply in several countries. Although demand is projected to grow by approximately 23% in 2025, this increase will not be sufficient to counterbalance supply growth of nearly 32%, resulting in an oversupplied market of 121kt LCE.

Electric vehicle (EV) sales in 2025 are anticipated to surpass the 23 million units mark for the first time, reflecting 27% year-on-year growth and representing nearly 5 million additional vehicles sold.

As shown in Figure 16‑1, the lithium market is projected to enter a deficit from 2030 onwards. From this point onwards there is an ever-growing deficit which will lead to either demand destruction or yet-to-be identified new supply coming online to bridge the supply gap.

Moblan Technical Report Summary, Quebec, Canada

Figure 16‑1 – Lithium market balance forecast 2026 - 2040

It is forecast that the emerging deficit will push up lithium carbonate prices to a peak level in 2030 before prices retreat to the long-term incentive price by 2034. These prices will be sufficient to incentivise new supply to catch up with demand.

16.2	DEMAND FORECAST

Global lithium demand is forecast to increase from 877kt LCE in 2023 to 1,147kt LCE in 2024. The largest growth in lithium demand is expected to come from EVs, with demand from this sector expected to grow by 32% to 788 kt LCE in 2024.

There has been a large shift in the source of the battery-related lithium demand. In 2015, portables made up the largest share with 54% of the market demand, 34kt LCE. Over the last few years, this has shifted from 22% in 2020 to an expected 5% battery-related market share in 2024.

EVs now have the majority share of lithium battery demand, and total lithium demand. In 2024 it is expected that they will have a 79% market share of lithium battery demand. This is up from 44% in 2015, and 73% in 2020.

Glass & ceramics are expected to have the largest share of industrial lithium demand. Adding lithium lowers the melting point of the glass and can allow for the conservation of energy usage. It can also increase ceramic body strength and is used in glazes to brighten the colour. The grade of lithium needed for industry is lower than that for batteries, being ~99% with battery grade tending to be >99.5% for lithium carbonate.

Lithium demand is projected to reach 2.8 Mt LCE by 2030, representing a substantial increase of 172% (approximately 1.75Mt LCE) from 2024 levels. The primary catalyst for this growth is the burgeoning battery demand, driven by larger battery pack sizes and a significant rise in EV sales. This shift is markedly increasing the market share of batteries compared to industrial demand. In 2020, battery demand constituted around

Moblan Technical Report Summary, Quebec, Canada
60% of total lithium demand. This dominance is anticipated to rise to 85% by 2024 and further to 95% from 2035 onwards.

The penetration rate of electric vehicles is expected to accelerate significantly, growing from 22% in 2024 to nearly 49% by 2030. Looking further ahead, the EV penetration rate is forecasted to surpass three-quarters of the global total by 2040, with over 81 million vehicles sold, compared to 18 million this year. Despite lower-than-expected demand, EV sales this year are projected to rise by 4 million units compared to 2023. For 2025, a 31% increase in demand compared to 2024 is forecast.

Consequently, a compound annual growth rate (CAGR) of 11% in lithium demand from 2024 to 2040 is forecasted.

In addition to EVs, the Energy Storage System (ESS) sector is also expected to drive significant demand for lithium. This sector is forecast to more than double by 2030, although it will still only account for approximately 12% of total battery demand.

16.3	SUPPLY FORECAST

In 2024, global lithium supply is expected to surpass 1 million tonnes LCE for the first time, with a forecast of 1.2Mt LCE in 2024. In 2024, 10 new projects and 7 expansions are forecast to come online, with total supply rising by 228kt LCE. The majority of new supply is expected to be from hard rock sources.

Sinomine’s Bikita project is expected to have the largest growth in terms of LCE tonnage from 2023 – 2024. The project had a petalite expansion and spodumene line come online in 2023. Bikita’s production is forecast to be 66.5kt LCE in 2026, thereby making it Africa’s largest lithium-producing mine.

 In 2024, an expansion project at the Huaqiao Dagang Porcelain lepidolite mine will add 25kt LCE to global annual production. The project is expected to produce 50kt LCE by 2027.

Sigma’s Grota do Cirlio spodumene project in Brazil, is expected to ramp up in 2024 after starting operations in 2023. This project is forecasted to have its Phase 2 expansion operational by 2026, adding 67kt LCE of capacity.

Zhejiang Huayou’s Arcadia project started operating in 2023 and is expected to ramp up to full production by 2027 to 45kt LCE. Arcadia is forecasted to be Zimbabwe’s second-largest-producing lithium mine in 2024, after Bikita.

SQM’s Salar de Atacama, the second biggest lithium operation in the world after Greenbushes, is expected to increase output by 20kt LCE this year.

In China, brine operations are concentrated in Qinghai province, with a few direct lithium extraction (DLE) projects under development in Tibet. Lithium chemical supply from brine is expected to grow from 100kt in 2024 to 193 kt LCE in 2028, accounting for 36% of total lithium supply from China.

Chinese producers have long relied on imported minerals, but domestic mined production is growing to meet the conversion demand. Overall mineral supply is forecast to reach 341kt LCE in 2028, representing a 139%

Moblan Technical Report Summary, Quebec, Canada
increase from 2024. By 2028, mica production is expected to contribute 46% to the domestic lithium supply in China.

16.4	PRODUCT PRICING

The average 6% Li2O concentrate price realized by Sayona is 1,990 US$/t over the LOM, with the price varying between 1,850 US$/t and 3,000 US$/t. The average 6% Li20 concentrate price realized is 1,900 US$/t over the LOM, with the price varying between 1,850 US$/t and 3,000 US$/t. Table 16‑1 presents the price used in the financial assessment to calculate the revenues using a 0.75 CAD/USD exchange rate.

Table 16‑1 Li2O concentrate price over LOM

Year	Li2O Conc. Price	Li2O Conc. Price
	USD/t	CAD/t
Default	1,850	2,467
2027	1,850	2,467
2028	2,200	2,933
2029	3,000	4,000
2030	2,800	3,733
2031	2,200	2,933
2032 to 2046	1,850	2,467
Average	1,990	2,653

16.5	CONTRACT SALES

Sayona will sell and Lithium Royalty Company (“LRC”) will buy a quantity of lithium concentrate produced from the Moblan Property equal to 10% of Sayona’s entitlement. Pricing of the lithium concentrate sold to LRC will be determined using Fastmarkets Lithium Concentrate pricing using the following formula to adjust for grade and to provide a 5% discount to LRC:

Sayona is currently exploring the most advantageous commercial options for the remaining spodumene volume produced, in order to maximise the profitability of the Project.

Sayona will pay a Gross Revenue Royalty (“GOR”) on all ore processed and sold as concentrate from the Moblan Property. The GOR payable will equal the following:

Moblan Technical Report Summary, Quebec, Canada
•	2.5% of gross revenue for annual ore throughout less than 1 Mt per annum
•	1.5% of gross revenue for annual ore throughout LOM from 1 Mt per annum and more.

The GOR will run under the title to the Moblan Project, and any transfer of the Project or any interest therein shall be subject to the Royalty.

16.6	PACKAGING AND TRANSPORTATION

Spodumene concentrate will be directly loaded into trucks and will be transported from the site to Chibougamau via Route du Nord. A rail car loading facility and storage facility will be available at Chibougamau, where the concentrate will be loaded onto the rail cars and transported to the port in Quebec City using the CN rail network. At the port, the concentrate will be unloaded into a storage facility prior to being loaded into an ocean-going vessel and shipped overseas.

Currently, no agreement has been signed for the construction and operation of the truck-to-train concentrate transfer facilities in Chibougamau.

16.7	RISKS AND UNCERTAINTIES

As shown in Figure 16‑1, It is anticipated that starting in 2030, lithium supply is projected to fall short of demand, however if this forecast shortfall does not eventuate then lithium prices may remain suppressed for longer than expected.

Moblan Technical Report Summary, Quebec, Canada
17.	ENVIRONMENTAL STUDIES, PERMITTING, SOCIAL OR COMMUNITY IMPACTS

17.1	ENVIRONMENTAL STUDIES

The list below outlines the key environmental impacts identified at the current level of progress of the ESIA, along with proposed mitigation measures:

•
Based on initial estimates, the footprint of the project would cause the loss of approximately 76.6 ha of wetlands and water bodies, of which 4.5 ha are fish habitats. The Project's design has considered the map of currently identified environmental constraints, and the layout has been chosen to minimize the impact on wetlands and water bodies whenever possible. The impact on fish habitats requires authorization from the Federal Department of Fisheries and Oceans (“DFO”), according to articles 34.4(2)(b) and 35(2)(b) of the Fisheries Act (R.S.C., 1985, c. F- 14). A compensation program to preserve, restore or improve existing wetlands, water bodies and fish habitats or create new ones will be proposed within the ESIA report and discussed with the provincial (MELCCFP) and federal authorities (DFO).

•
The footprint of the project is forecast to impact approximately 580 ha of forest land use. Except for the pits and mine waste co-disposal pile, which will undergo ad-hoc restoration approaches, the remaining affected land will be returned to forest land after site closure.

•
Construction and mining operation activities may disturb the habitat of the Boreal Woodland Cariboo (Rangifer tarandus caribou), a threatened species according to federal and provincial regulations. Occasional occurrences of this species have been reported to the north and south of the project site, which is part of their displacement routes. These displacement routes are currently intercepted by the Route du Nord highway that connects Chibougamau to the northern James Bay region. The Project’s impacts on this component and the most appropriate mitigation measures are still being evaluated and will be defined as part of the finalized ESIA report.

•
Based on initial estimates, the Project is expected to generate direct greenhouse gas emissions during operations (i.e., scope 1, according to WBCSD- WRI, 2004) in the order of 25,000 t-CO2-eq per annum. This corresponds to on-site fuel consumption, ore transportation by road to Chibougamau and by train to the port in Quebec City, and personnel transportation by road and airplane. Since the electricity consumed at the site will be hydraulically generated, no significant scope 2 emissions are expected.

•
Potential impacts on water quality are expected to be minor. They will be managed through standard mitigation techniques like water treatment, a water quality monitoring program, and an emergency response plan.

•
Cumulative impacts on air quality (dust) and noise are expected along Route du Nord due to the increased traffic caused by the project activities. However, these are expected to be minor and manageable through standard mitigation techniques. Sensitive receptors have been identified along Route du Nord, namely several Cree family hunting and fishing camps and some potential moose

Moblan Technical Report Summary, Quebec, Canada
crossings. The details of the possible impacts and potential mitigation techniques will be provided in the finalized ESIA report.
•	Any potential impacts on long-term water and soil quality from waste rock acid drainage/leaching will be managed by constructing an impermeable cover on the tailings/waste rock co-disposal pile.

17.2	WASTE AND TAILINGS DISPOSAL

The following chapters describe the environmental requirements for the facilities that will store and manage mining materials based on currently available information. According to the Provincial authorities, the Guide de caractérisation des résidus miniers et du minerai, hereafter “GCRMM” (MELCC, 2020) and Directive 019 (MDDEP, 2012) are the main guidelines used for evaluating the environmental management requirements for mineralized material, waste rock, tailings, and wastewater. Mining materials were evaluated according to these criteria to classify them according to potential environmental risks that would arise from their exposure to atmospheric conditions (e.g., acid generation, metal leaching).

17.2.1	Geochemical assessment

A geochemical characterization study on the mining materials of the Moblan site was carried out by SNC-Lavalin (2023c) to assess their geo-environmental properties. The materials evaluated included ore (pegmatite), major and minor waste rock lithologies (gabbro/basalt and rhyolite/metasediments, respectively) collected from both the Main pit and Moleon pit regions of the site, and process tailings generated by metallurgical testing. Process water chemistry was also evaluated as a part of the study, and these results will inform the water treatment and management plan.

During the first phase of geochemical characterization, 128 waste rock samples, 43 ore samples, and 16 process tailings samples were evaluated by static testing. Waste rock (120 samples out of 128) and ore samples (35 samples out of 43) were selected by SNC- Lavalin and collected by Technominex from drill cores in March 2023. Samples were selected from within the footprints of the proposed Main and Moleon pits. A representative number of samples were selected based on GCRMM recommendations, according to current tonnage estimates for each lithology. Additional ore and waste rock samples (8 samples each) provided by Sayona were used for metallurgical testing in the characterization program.

Tailings and process water samples were provided by Sayona and generated during metallurgical tests carried out at the SGS Metallurgy laboratory in Lakefield, Ontario. Tailings samples consist of a coarse fraction obtained from dense media gravimetric separation or heavy liquid separation processes and a fine fraction obtained from the flotation process. Eight pairs of fine and coarse tailings samples were evaluated in the SNC-Lavalin (2023c) study. Process water samples obtained from metallurgical testing include two batch flotation solutions and two additional flotation filtrate samples generated during locked cycle testing.

Current geochemical characterization results (SNC-Lavalin, 2023c) are based obtained on static testing as part of the first phase of geochemical characterization only. Humidity cell and column kinetic tests are

Moblan Technical Report Summary, Quebec, Canada
currently underway to confirm the acid generation and metal leaching potential of the mining materials of the site. Five humidity cell tests are ongoing on waste rock samples with representative total sulphur contents. These include two humidity cells for gabbro, one for basalt, one for rhyolite and one for metasediments. In addition, six kinetic column tests are underway to confirm the leachability potential of the Project’s main mining material types; these include one column per tailings type (fine and coarse tailings), two columns for gabbro, one for basalt and one for pegmatite.

Ore

The geochemical evaluation of ore materials included 34 pegmatite samples from the Main pit and a further 9 samples from the Moleon pit. Based on the SNC-Lavalin (2023) study, these samples appear to have a homogeneous composition across both sectors and are classified as non-acid generating and non-leachable.

 The total sulphur content of the evaluated ore samples is generally below the detection limit of 0.005% total sulphur and significantly below the 0.04 % total sulphur criterion of the GCRMM. As a result, ore materials have been classified as non-acid-generating. Static leach test results indicate that ore samples from the Main sector are classified as non-leachable according to GCRMM criteria, whereas only one sample from the Moleon sector is classified as potentially leachable for cadmium and one for zinc. However, it should be noted that the criteria exceedances for these two metals are low and not representative of the series of samples evaluated site-wide. The leaching potential of ore materials will be confirmed by ongoing kinetic tests.

Waste Rock

The geochemical characterization of the four waste rock lithologies (gabbro, basalt, rhyolite and metasediments) carried out by SNC-Lavalin (2023c) indicates that their acid-generating potential is uncertain and that gabbro, basalt and rhyolite are potentially leachable for copper.

Acid-base accounting analyses show an uncertain acid-generating potential due to the relatively low total sulphur contents of waste rock (average values per lithology ranging from 0.04 to 0.26 % total sulphur) and low neutralization potentials, which result primarily from the presence of silicate minerals rather than carbonate minerals that are usually more reactive, but scarce in the evaluated samples. According to the GCRMM criteria for classifying the acid-generating potential of mining materials, between 50 % and 100% of samples evaluated per lithology are classified as potentially acid-generating. However, it should be noted that three of the lithologies, including the two major lithologies of the site (gabbro and basalt) plus metasediments show low NNP (net neutralization potential) values but high cumulative neutralization potential ratio (NPR) values, which range from 2 to 9. The latter indicates that these lithologies have, in theory, between 2 and 9 times more neutralizing potential than acid-generating potential. The acid-generating potential of these materials will be validated by ongoing kinetic testing, which will assess the kinetics of acidification and neutralization reactions (i.e., the reactivity of the neutralizing mineral phases).

Static leach tests that evaluated metal leachability indicate that none of the waste rock lithologies are classified as high-risk materials based on the GCRMM criteria, but that gabbro, basalt and rhyolite show potential for copper leaching. Approximately half of the samples evaluated for each lithology are classified as leachable according to the GCRMMM guidelines. However, this observation is based only on results

Moblan Technical Report Summary, Quebec, Canada
obtained by the CTEU-9 leach test, which is not representative of field weathering conditions (testing is carried out on a pulverized sample fraction) and must be validated by kinetic testing.

Tailings and Processing Water

16 tailings samples and 4 process water samples were evaluated during the SNC-Lavalin (2023c) study. The Sayona-provided samples were obtained during pilot tests that used materials likely to be processed during the life of the mine. The geochemical characterization of tailings by static tests indicates that these materials are non-acid-generating and non-leachable. As a result, they can be classified as low-risk materials based on currently available results.

Acid-base accounting analyses show that tailings have very low total sulphur contents, which are below the detection limit of 0.005%, and considerably lower than the 0.04 % total sulphur criterion of the GCRMM, as noted in the case of ore samples. Tailings are thus classified as non- acid-generating materials.

Additionally, no metal leaching potential was observed for tailings samples based on static testing, and these materials are classified as non-leachable according to GCRMM criteria.

An evaluation of the composition of process waters generated during metallurgical testing indicates that the only exceedances of mine effluent guidelines (as per Table 7‑1  and Table 17‑2) were for total suspended solids. A comparison of process water chemistry to additional applicable surface water and groundwater quality guidelines identified copper as a parameter of interest; other potential parameters of interest include beryllium, cadmium, lead and zinc.

17.2.2	Waste rock and tailings management

Based on the available geochemical information, all waste rock is preliminarily considered as potentially acid-generating, whereas tailings are considered non-acid-generating. A comparative analysis has been undertaken to decide between the co-disposal of tailings and waste rock or conventional separate storage of each type of mine waste. It concluded that co-disposal is advantageous from a stability point of view and because of its smaller footprint.

The location of the co-disposal mine waste facility was chosen after a comparative analysis of 6 possible pre-selected options. The analysis considered community, environmental, economic, and technical factors.

17.2.3	Water Management

Water management at the Project is based on segregating non-contact water (i.e. runoff and water from adjacent non-impacted watersheds) and contact water (i.e. potentially contaminated). The latter will undergo treatment to assure compliance with the applicable discharge criteria, according to provincial (MDDEP, 2012) and federal (SOR/2002-222) regulations. Table 7‑1 and Table 17‑2 show the provincial and federal discharge criteria respectively.

All non-contact water will be diverted to streams after passing through diversion ditches.

Moblan Technical Report Summary, Quebec, Canada
Table 17‑1 Discharge criteria applicable to the Moblan Project, according to Directive 019 (MDDEP, 2012)

Parameter*	Acceptable monthly average concentration (mg/L)	Maximum acceptable concentration (mg/L)
Extractable arsenic	0.2	0.4
Extractable copper	0.3	0.6
Extractable iron	3	6
Extractable nickel	0.5	1
Extractable lead	0.2	0.4
Extractable zinc	0.5	1
Total cyanide	1	2
Hydrocarbons C10-C60	---	2
Total suspended solids	15	30
* Extractable metal refers to the standard MA. 203 – Mét.Tra. ext. 1.0 (CEAEQ, 2013), where digestion is made with 50% nitric acid and 50% hydrochloric acid at 95°C for 120 min.

Table 17‑2 Discharge criteria applicable to the Moblan Project according to the federal Metal and Diamond Mining Effluent Regulations (SOR/2002-222)

Deleterious substance*	Units	Maximum Authorized Monthly Mean Concentration	Maximum Authorized Concentration in a Composite Sample	Maximum Authorized Concentration in a Grab Sample
Total Arsenic	mg/L	0.1	0.15	0.2
Total Copper	mg/L	0.1	0.15	0.2
Total Cyanide	mg/L	0.5	0.75	1
Total Lead	mg/L	0.08	0.12	0.16
Total Nickel	mg/L	0.25	0.38	0.5
Total Zinc	mg/L	0.4	0.6	0.8
Total Suspended Solids	mg/L	15	22.5	30
Radium 226	Bq/L	0.37	0.74	1.11
Un-ionized ammonia	mg/L as N	0.5	N/A	1
* Total metals according to USEPA (1994) Method 200.2, where digestion is made with concentrated nitric and hydrochloric acids at 85°C until the volume of a 100 mL sample is reduced to about 20 mL (about 2 hours).

Moblan Technical Report Summary, Quebec, Canada
Based on completed hydrologic studies and the layout of the facilities, it has been concluded that a treatment system with a capacity of 1,000 m3/hr is required to treat the following contaminated water sources:

•	Contaminated runoff water from the co-disposal pile, the industrial site, the ore stockpile, and the service road ditches
•	Pumped water from the pit (dewatering)
•	Process effluent from the ore processing plant

The treatment plant will use a physicochemical process to treat metals and total suspended solids, including pH adjustment, chelating agent addition, coagulation and flocculation. Geosynthetic filtration bags will be used to capture and filter the resulting sludge, allowing the filtrate to flow by gravity to a polishing pond. From there, the treated water will be pumped to the ore processing plant, and any excess will be discharged into the unnamed Lake-09 in compliance with regulatory discharge limits (Table 7‑1 and Table 17‑2). Dehydrated sludge from this process will then be transported by truck to the co-disposal pile.

In the latter stages of treatment, a portion of the treated water (150 m3/hr) will undergo reverse osmose treatment to reduce total dissolved solids and chlorides before being recirculated to the ore processing plant.

Drinking water, sewage and industrial building water management

A permanent camp will be constructed on site for a total capacity of 300 people to accommodate the maximum expected workforce during operations. Drinking water will be supplied from local artesian wells at an estimated rate of 300 liters per occupant per day. Domestic sewage will be treated in-situ by a compact plant, including primary settling, biological aerobic treatment (biofilm), UV disinfection and coagulation/clarification or will be pumped and transported off-site by a sewer truck. The treated water will be discharged into Lezai Lake. During construction, temporary facilities will be provided to serve an estimated maximum total workforce of 550 people, including additional drinking water supply and sewage treatment.

Waste water from the maintenance workshop and washing area will be pre-treated with an oil and water separator. Water quality will be good enough to be returned to the environment. For safety reasons, all water from the maintenance workshop will be returned to the Water Treatment Plant for final treatment. The treated water will be discharged into the unnamed Lake No. 9.

17.3	PROJECT PERMITTING

The Project is subject to Canadian federal regulations and Quebec provincial regulations.

The Project is subject to Quebec’s environmental impact assessment procedures, as stated in the province’s Environmental Quality Act (RSQ, c. Q-2). Accordingly, an Environmental and Social Impact Assessment (“ESIA”) report must be submitted to the provincial Ministry of the Environment, the Fight against Climate Change, Wildlife and Parks (“MELCCFP”), which will decide to accept, conditionally accept or reject the Project.

Moblan Technical Report Summary, Quebec, Canada
The Project’s scale, which is less than 5,000 tonner per day of ROM ore feed, exempts it from the federal environmental impact assessment procedure conducted by the Impact Assessment Agency of Canada.

The Project’s location in the Nord-du-Québec administrative region makes it subject to the James Bay and Northern Quebec Agreement and Complementary Agreements (collectively, the “JBNQA”), signed by Canadian and Quebec governments and the Cree and Inuit nations in 1988. The JBNQA governs the environmental and social protection regimes for the James Bay and Nunavik regions. This agreement concedes special rights to the Cree nation to participate in the permitting process of natural resource projects located within their territories. In particular, the requirements of chapter 22 of the JBNQA state that the ESIA of the Project should be submitted to a review committee composed of representatives of the Government of Quebec and the Cree Nation Government (Environmental and Social Impact Review Committee or “COMEX”). COMEX will forward its recommendations to the MELCCFP. Such recommendations are taken into consideration by the Ministry within the evaluation process.

The JBNQA establishes three categories of lands (I, II and III) and defines specific rights for each category. The Moblan deposit lies over Category III lands, which are public lands in the domain of the State. Category III lands include all the lands within the territory covered by the JBNQA that are south of the 55°N parallel but are not included in other land categories. The Eeyou Istchee James Bay Regional Government manages Category III lands. The Cree Nation has preferential trapping rights on these lands and certain non- exclusive hunting and fishing rights. The Cree Nation also benefits from an environmental and social protection regime that includes, among other things, the obligation for proponents to carry out an ESIA for mining projects and the obligation to consult with First Nations communities. In addition, the issuer must inform and consult with the First Nation communities and trapline managers (Tallymen) concerning any planned exploration work to minimize interference with traditional trapping, hunting, and fishing activities.

The Project’s ESIA is currently under preparation. The environmental baseline studies, including site inventories and characterization works for the physical, biological, and human environments, are in progress.  The project has focused in 2024 on continuing exploration work and understanding better the limits of the ore-body and as such suspended advancing environmental site work until boundaries are better understood, activities are expected to resume in 2025.

In addition to the ESIA, the other required permits are listed in Table 17‑3.
.

Moblan Technical Report Summary, Quebec, Canada
Table 17‑3 Summary of environmental permits applicable to the Moblan Project

(1) Directive 019 on the Mining Industry (MDDEP, 2012) is not a regulation, but it is the major reference the MELCCFP uses for all mining projects, including permitting procedures.
(2) Documents required by the MRNF for public land use lease applications. EIBJRG: Eeyou Istchee Baie-James Regional Government
MELCCFP: Quebec Ministry of the Environnement, the Fight against Climate Change, Wildlife and Parks (Ministère de
l’Environnement, de la Lutte contre les changements climatiques, de la Faune et des Parcs) DFO: Fisheries and Oceans Canada
MRNF: Quebec Ministry of Natural Resources and Forests (Ministère des Ressources naturelles et des Forêts)
RBQ: Régie du bâtiment du Québec (Quebec buildings authority) NRC: Natural Resources Canada
SQ: Sureté du Québec (Quebec provincial police)

Moblan Technical Report Summary, Quebec, Canada
17.4	LOCAL GROUP INTERACTIONS AND PROCUREMENT

The following main stakeholders have been identified for the Project. They are involved in the ongoing consultation process:

•	Cree Nation Council, neighboring Cree communities, Cree tallymen, and Cree families around the project site.
•	Non-Cree land users around the project site.
•	Municipal authorities (e.g., Chibougamoui, Chapais) and other key actors from economic, institutional, environmental, social and tourism settings.
•	Other mining companies operating in the region and sharing common infrastructures (e.g., the Route du Nord highway).
•	Provincial and federal authorities responsible for the various legal requirements of the Project.

The closest native settlements to the project site are the Cree communities of Mistissini, Oujé-Bougoumou, Waswanipi and Nemaska, located at around 81, 90, 138, and 142 km, respectively, in a straight line from the project site.

The boundary limits of the provincial Parc National Assinica project are located north and south of the project site. The closest southern limit is less than 5km away. The Assinica park project resulted from an agreement signed between the Government of Quebec and the Cree Nation in 2002, known as the “Peace of the Braves” (Quebec-CNG, 2002). Under this agreement, the Government of Quebec committed to transforming part of the Assinica Wildlife Reserve into a park of Cree ownership within the province’s Parc National network. The park project aims to protect threatened species like the Boreal Woodland Cariboo (Rangifer tarandus caribou) and the Bald Eagle (Haliaeetus leucocephalus) and to develop tourist attractions like stargazing for the benefit of the Cree community (Quebec, 2015).

Neighboring Cree communities use the land for traditional hunting (trapping) and fishing. Trapping is a major traditional activity within the Cree community who, according to the laws and agreements, hold preferential rights for trapping and hunting within their territories for their subsistence. Trapping rights are assigned to tallymen in a given territory. Trapping rights in the project area belong to tallymen from the Mistissini Nation.

Sayona is engaged in supporting local development by prioritizing local purchases and services. Discussions are underway with the Chibougamau Town Council, the Cree Nation Government and the Cree Nation of Mistissini to agree on local purchases from Cree businesses and local suppliers.

Sayona is also committed to continuous dialogue with Cree communities and other stakeholders through an ad-hoc Environmental Committee with sitting members from the Cree Nation of Mistissini and the Cree Nation Government, as well as other communication channels with the different stakeholders. This approach facilitates a rapid response to stakeholder questions and concerns.

To the knowledge of the authors, there are no indications of serious existing or potential conflicts between the project proponents and the neighboring Cree communities. The general climate of the relationship

Moblan Technical Report Summary, Quebec, Canada
between the Project and the community is pacific, and communities have positive expectations from the Project.

17.5	MINE CLOSURE AND RECLAMATION PLAN

A detailed site restoration plan and the corresponding cost estimation and establishment of the financial guarantee required by Quebec legislation will be prepared and submitted to the authorities before the end of the completion of the ESIA. The key elements of the restoration plan are outlined below:

•
The mine waste co-disposal pile will be closed by an overburden layer followed by a geomembrane, then covered with topsoil and revegetated with local natural species. As the final slope of the pile is 4H: 1V with benches, no re-sloping will be required upon closure. A progressive restoration plan is also considered to control the amount of water coming into contact with the potentially acid-generating waste rock. Contact and non-contact water will be kept separate, the first being sent for treatment.

•	At the end of restoration, no treatment will be required for the runoff coming from the mine waste pile.
•
The pit will gradually be flooded. According to the available geochemical information, pit water quality is not expected to be severely impacted. If necessary, an in-situ treatment by adding neutralization agents would be sufficient to comply with the restoration objectives.

•	All other facilities will be demolished or removed, and the land will be reestablished as forest land. No further water treatment is expected after closure.

According to the Mining Act (RSQ, c. M-13.1), Sayona must provide the Government of Quebec with a financial guarantee equal to 100% of the restoration cost within the first 3 years of operation.

17.6	QUALIFIED PERSON’S OPINION

The qualified person is satisfied that all environmental studies have been completed to the required level of detail for inclusion in a prefeasibility study for Moblan. There is a very good understanding of the required permits and approvals from the various government agencies, with these processes either completed or in the process of being completed.

Mine plans, water management and closure planning have been completed at the correct level of detail to mitigate any impacts on the natural environment as much as possible, whilst maintaining a logical, achievable and economical mine development plan.

Engagement with local communities and stakeholders has been established, with ongoing interactions planned to ensure all parties are involved with the development of the Project.

Moblan Technical Report Summary, Quebec, Canada
18.	CAPITAL AND OPERATING COSTS

The capital and operating costs were compiled as part of the Definitive Feasibility Study, which assumed that construction and the preproduction period ran from January 2024 to March 2027, however the project start date has been pushed back from the dates shown in the following chapters.

18.1	SUMMARY OF CAPITAL COST ESTIMATE

The Project is undeveloped and therefore, no operating infrastructure has been built to date. The capital expenditure estimate addresses the engineering, procurement, construction and commissioning of a new mine and concentrator. This includes items shown in Table 18‑1.

Table 18‑1 – Summary of items included in capital and sustaining capital costs

Open pit mining
Operating fleet selection
Overburden removal and stripping CAPEX
SUSEX evaluation for the life of mine
Processing Plant
Ore storage and management, including mixing
Ore sorting
Crushing plant
Crushed ore storage
Dense media separation (DMS)
Grinding
Magnetic separation
Mica flotation
Spodumene flotation
Concentrate dewatering
Concentrate storage
Tailings dewatering
Reagents storage
Mechanical shop
Electrical transformation and distribution inside the concentrator
Instrumentation and controls
Metallurgical laboratory
Operations and Control rooms
Mine offices for supervisory and dispatch
Permanent camp
Dining room

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Cafeteria
Reception
Dormitory 300 rooms
Gymnasium
Multi-service buildings
Offices (engineering, administration, supervisors, etc.)
Infirmary
Mine maintenance shop
Fire department-casern and ambulance
Wash bay
Mechanical and welding shop
Warehouse
Offices
Auxiliary buildings
Storage dome
Guardhouses and truck scale
Fresh water and fire water pump house
Other Infrastructures
Mine explosive storage
Assay Laboratory
Mine fuel depot and fuel distribution
Electrical substation
Tailings storage facility
Site preparation, deforestation, stump removal and stripping
SUSEX evaluation based on co-disposal stockpile expansion
Water management and treatment
Contact water management
Storage and pumping of contact water
Containers for chemical dosing systems
Geo-tubes building and auxiliary structures
Storage and pumping of filtered water
Filters container
Reverse osmosis supply tank
Reverse osmosis container
Water treatment equipment, piping, and fittings
Electrical systems and distribution
Controls and instrumentation
Sludge management
Storage and pumping of recycled treated water
Environmental and social
Closure

Moblan Technical Report Summary, Quebec, Canada
Indirects
Supervision and manpower for construction
Mobile equipment for construction
Temporary facilities and services
Engineering and procurement
Owner cost

The assumption is that the first tonne at the concentrator represents the start of the production, which is assumed to occur in April 2027. The preproduction period in which the CAPEX is spent is 39 months, from January 2024 to March 2027. The life-of-mine from the start of mining (waste and overburden) to the last tonne milled, is 21.1 years.

18.1.1	Basis of estimate, assumptions, and exclusions

Estimates of CAPEX are based on 15% to 20% engineering definition using, as applicable, material take-offs (“MTOs”) and historical data from similar projects. The final CAPEX estimation is aligned with the requirements of AACE class 3.

The main assumptions and exclusions are:

•	Design contingencies calculated on a line-item basis using the level of engineering certainty and pricing source.
•	Major equipment specified and sized using process design criteria aligned with the mining plan and on-site requirements.
•	Some facility pricing based on performance quotes and tenders received from local contractors.
•	Equipment or facility pricing within local and international markets established using budgetary quotes, including delivery data, logistic evaluation, and recent internal database prices.
•	Construction crew rates based on collective agreements in the construction industry, not including any indirects.
•	Construction manhours obtained from reputable local contractors or extracted from internal databases and benchmarked against other projects (internal and external).
•	Productivity rates benchmarked against other projects (internal and external) and some received from local contractors.
•	Indirect costs calculated for the overall project by defining personnel, salaries, equipment, etc.

Moblan Technical Report Summary, Quebec, Canada
18.1.2	CAPEX Summary

Table 18‑2 summarizes the total LOM capital and sustainable costs (CAPEX/SUSEX), including contingencies. The total LOM CAPEX/SUSEX is 1,058.6 M$. Of that total cost, about 34% (361.9 M$) is related to the concentrator. Site preparation and tailings and water management account for 14.7% of the total cost (155.6 M$).

Table 18‑2 – Summary of total LOM CAPEX/SUSEX by area

Area	CAPEX	SUSEX	Cont. *	TOTAL	CAPEX Ratio
Currency: CAD	M$	M$	M$	M$	%
General site-wide	69.5	1.3	8.2	79	7.8%
Mine site	15.7	19.5	4.6	39.8	3.9%
Concentrator	287.5	27.8	46.6	361.9	35.7%
Multi-service building	13.6	-	2.3	15.9	1.6%
Mine maintenance shop	24	1	4	29	2.9%
Accommodation complex	41.6	2.1	1.9	45.6	4.5%
Auxiliary building	20.7	-	3.3	23.9	2.4%
Genset	1.5	-	0.2	1.7	0.2%
Tailings and water management	37.7	26.8	12.1	76.6	7.5%
Owner's cost	118	-	0.6	118.5	11.7%
Indirect costs	192.9	4.5	25.7	223.1	22.0%
TOTAL CAPEX/SUSEX:	822.7	83.0	109.5	1015.0	100.0%
Design contingency	96.3	13.1	109.5	Included	11.7%
Global contingency	43.5	-	43.5	43.5	5.3%
Total:	962.5	96.1	153.0	1058.6

Figure 18‑1 presents the breakdown of CAPEX and SUSEX costs by area over the LOM.

Moblan Technical Report Summary, Quebec, Canada

Figure 18‑1 – CAPEX expenses over the construction period and SUSEX over LOM

Table 18‑3 and Table 18‑4 detail the CAPEX and SUSEX distribution over LOM, including the design contingency. The only sectors requiring major sustaining expenditures during operations are the mine, the concentrator and tailings and water management.

Table 18‑3 – Detailed yearly capex by area (Construction)

Area	CAPEX	2024	2025	2026	2027
Currency: CAD	M$	M$	M$	M$	M$
General site-wide	69.5	-	28.9	37.1	3.5
Mine site	15.7	0.2	3.4	12	0.1
Concentrator	287.5	39.8	85.1	144	18.6
Multi-service building	13.6	-	-	13.6	-
Mine maintenance shop	24	-	4.4	19.6	-
Accommodation complex	41.6	-	29.7	11.9	-
Auxiliary building	20.7	-	0	20.5	0.1
Genset	1.5	-	0.4	1.1	-
Tailings and water management	37.7	-	10.3	24.4	3
Owner's cost	118	6.4	10.9	75.1	25.6
Indirect costs	192.9	13.7	71.8	91.7	15.7
Design contingency	96.3	6.1	29.3	54.7	6.2
Global contingency	43.5	3.2	13	23.9	3.5
Total:	962.5	69.4	287.2	529.6	76.3

Moblan Technical Report Summary, Quebec, Canada
18.1.3	Design contingency

A design contingency was applied to each CAPEX line-item detail using a systematic evaluation of design status, the level of engineering progress and the pricing source. The design contingency is estimated at 11.7% for the CAPEX, for a sum of 96.3 M$, and 15.8% for the SUSEX, for a sum of 13.1 M$. The overall design contingency for the Project is 109.4 M$.

18.1.4	Global contingency

A global contingency of 5.3% of the total CAPEX was applied to mitigate the risk during the Project’s construction phase (CAPEX only) for a total of 43.5 M$.

The quantitative risk analysis performed for the FS is detailed in the risk analysis report (SNC-Lavalin, 2023e). Using a semi-qualitative risk evaluation matrix, each risk was assigned a scale for cost and/or schedule impact during the risk development interviews. A multidisciplinary committee reviewed and refined these proposed risk assessments by estimating the level of probable impact (minimum, most likely or maximum). Monte Carlo simulations were performed iteratively to refine risk mitigations of key drivers until the FS residual risk profile is as low as reasonably practicable.

Moblan Technical Report Summary, Quebec, Canada
Table 18‑4 – Detailed yearly capex by area (construction)

Area	TOTAL SUSEX	2027	2028	2029	2030	2031	2032	2033	2034	2035	2036	2037	2038	2039	2040	2041	2042	2043	2044	2045	2046	2047
Currency: CAD	M$	M$	M$	M$	M$	M$	M$	M$	M$	M$	M$	M$	M$	M$	M$	M$	M$	M$	M$	M$	M$	M$
General site-wide	1.3	1	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0.2	-	-	-
Mine site	19.5	4.3	0.7	1.8	0.4	0.8	1	2	2	0.5	0.4	2	0.5	0.2	0.8	-	0.7	0.9	0.5	-	-	-
Concentrator	27.8	0.6	1.3	1.3	1.3	1.9	1.3	1.3	1.3	1.3	1.9	1.3	1.3	1.3	1.9	1.3	1.3	1.3	2	1.3	1.3	0.3
Mine maintenance shop	1	1	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Accommodation complex	2.1	2.1	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Tailings and water management	26.8	5.9	5.5	4.3	4.6	6.4	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Indirect costs	4.5	4.5	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Design contingency	13.1	3.9	1.5	1.3	1.2	0.9	0.3	0.4	0.5	0.3	0.3	0.4	0.2	0.2	0.3	0.2	0.2	0.3	0.3	0.2	0.2	0
Total:	96.1	23.3	9	8.7	7.5	10	2.6	3.7	3.8	2.1	2.6	3.7	2	1.7	3	1.5	2.2	2.5	3	1.5	1.5	0.3

Moblan Technical Report Summary, Quebec, Canada
18.1.5	Total contingency

Consequently, a total contingency of 17% was applied to the CAPEX (139.8 M$) and 15.8% to the SUSEX (13.1 M$), for a sum of 153.0 M$ (Table 18‑5).

Table 18‑5 – Contingencies applied to CAPEX and SUSEX

Description	CAPEX	SUSEX	TOTAL	Cont. CAPEX	Cont. \SUSEX
Currency: CAD	M$	M$	M$	%	%
CAPEX/SUSEX excl. contingency	822.6	82.9	905.6
Contingencies – Design	96.3	13.1	109.4	12%	15.8%
Contingencies – Global	43.5	-	43.5	5%	0.0%
Contingencies – Total	139.8	13.1	153	17%	15.8%
CAPEX/SUSEX incl. contingency	962.5	96.1	1058.6

The total contingency aligns with AACE recommendations because the cost estimation is based on the following:

•	A class 3 estimate, including ±15% to 20% accuracy in engineering
•	A bottom-up estimation methodology
•	A feasibility-level estimate

The next engineering step is the front-end engineering design (“FEED”), which will bring the confidence level up and the contingency rate down.

Moblan Technical Report Summary, Quebec, Canada
18.1.6	Mine site

CAPEX details for the mine site (mining-related) are presented in Table 18‑6. The main CAPEX/SUSEX expenses for this area are the mobile equipment, accounting for 28.8% of the total mine site expenses (CAPEX and SUSEX combined), and mine site preparation, accounting for 24.8%.

Table 18‑6 – CAPEX details – Mine site

Area	CAPEX	SUSEX	Cont. *	TOTAL	CAPEX Ratio
Currency: CAD	M$	M$	M$	M$	%
General	1.055	0.045	0.026	1.127	3%
Mine site preparation, platforms and roads	1.384	-	0.346	1.73	4%
Mine explosives storage	3.361	-	0.54	3.901	10%
Ore storage	-	4.103	1.026	5.128	13%
Mine electrical power distribution	0.011	0.011	0.002	0.024	0%
Assay preparation and laboratory	0.111	0.018	0.032	0.161	0%
Bit shop	0.371	-	0.037	0.408	1%
Mine fuelling / charging station	4.809	-	0.194	5.003	13%
Mine mobile equipment	2.413	7.719	1.013	11.144	28%
Mining dewatering	0.39	1.013	0.14	1.543	4%
Mining blasting	-	0.034	0.003	0.037	0%
Mine site vegetation/overburden removal and dump	1.782	6.545	1.249	9.576	24%
Total:	15.69	19.488	4.608	39.782	100%
*Note: The contingency presented here is the design contingency applied directly to the line-by-line estimation.

CAPEX mining costs are low because of Sayona’s leasing philosophy for all major mobile equipment to reduce CAPEX.

Moblan Technical Report Summary, Quebec, Canada
18.1.7	Mobile equipment

A mobile equipment fleet has been estimated for the operations and site services. Rebuilt and replacements throughout the LOM are also planned. To reduce the CAPEX and SUSEX for the mobile equipment acquisition and major maintenance (rebuilt), the financial analysis considered that all major mobile equipment was leased for the total LOM. Therefore, CAPEX and SUSEX for the mine site are low throughout the LOM, with costs, including interest payments, transferred to owner’s costs during preproduction and to OPEX during production. The financial analysis parameters for the mobile equipment fleet are presented in Table 18‑7.

Table 18‑7 – Financial parameters for mobile equipment fleet leasing

Financial parameters	Value	Units
Deposit (cash down)	15%
Leasing period (duration)	48	months
Interests rate	10%

Table 18‑8 presents the mobile equipment list required to operate the Moblan site. Figure 18‑2 shows the total equipment requirement over LOM.

Table 18‑8 – Mobile equipment list site-wide

List	Equipment type, description or comment	Leasing for LOM	Number
MINING
Production drilling	Includes: bench remote office remote	yes	3
Production excavator	5.2m³	yes	3
Mining haul trucks (100t)	100t	yes	6
ROM and production loader	4.7m³	yes	2
Mine grader	16pi	yes	1
Water/sand truck	Offroad Tractor	yes	1
Wheeldozer	Equivalent Caterpillar 844	yes	1
Service loader	3.2m³ Option: bucket and fork	yes	1
Aux. Excavator	2.5m³ Options: long stick, bucket and hammer	yes	1
Subtotal			19
TAILINGS & WASTE MANAGEMENT
Loader (process tailings)	3.2m³	yes	1
Articulated hauling truck (40t)	Articulated – 40 t capacity	yes	4
Bulldozer	Equivalent Cat D8, KOMATSU D155AX-8	yes	2
Subtotal			7
PROCESS PLANT
Loader (concentrate loading)		yes	1
Backhoe loader	Equivalent Cat 226D3	no	1

Moblan Technical Report Summary, Quebec, Canada
Diesel welder		no	2
Portable air compressor		no	1
Poly pipe welder		no	2
Concentrator mobile tower lights		no	2
Concentrator portable pump		no	2
Subtotal			11
SERVICES, SURFACE, MAINTENANCE
Fuel truck		no	1
Mechanics service truck		no	1
Low-bed / float truck / lowboy	Offroad Tractor Could be used by maintenance	no	1
Tractor		no	1
Mine tower lights	Diesel (on wheels) Included for tailings	no	2
Mine mobile genset	Diesel (on wheels)	no	2
Mine portable dewatering pump – Diesel	Diesel (on wheels)	no	1
Mine portable dewatering pump – Electric	Electric	no	2
Service grader	Blade 3m – 14'x26''x1''	yes	1
Sacler mini excavator		yes	1
Power line truck	3/4 tonne	no	1
Mobile crane rough terrain	50 tonnes	yes	1
Telehandler	17,5 m	yes	1
Forklift	3,000 lbs	no	1
Scissor lift (inside)	45 ft	no	1
Scissor lift rough terrain	49 ft or 59 ft	no	1
Man Lift / boom lift	85 ft	no	1
Ambulance		yes	1
Fire truck	10,000 L	yes	1
Buses	55-person capacity	no	2
Tire handler		no	1
Reach stacker		no	1
Subtotal			26
LIGHT VEHICLES
Pickup	3/4 tonne Site overall: Mine: 13 Tailings: 1 Services: 10 Others: 6	no	30
Subtotal			30
TOTAL			93
TOTAL PRODUCTION			27
OTHERS
Explosive truck	MMU (contract)		1
Concrete batch plant			1

Moblan Technical Report Summary, Quebec, Canada

Figure 18‑2 – Mobile equipment fleet over LOM

18.1.8	Process plant (concentrator)

Concentrator direct CAPEX includes a complete estimate based on 15% to 20% engineering definition using, as applicable, MTOs and historical data from similar projects.

The main assumptions and exclusions are:

•	Design growth applied to neat quantities based on previous experience with similar projects.
•	Major equipment specified and sized using process design criteria aligned with mining plan.
•	Pricing within the local and international market with confirmed tenders, including delivery data and logistic evaluation.
•	Construction manhours and rates received from reputable local contractors and benchmarked against other projects (internal and external).
•	Design contingencies calculated on a line-item basis using the level of engineering certainty and pricing source.
•	The final CAPEX for the concentrator aligned with the requirements of AACE class 3.

CAPEX detail for the concentrator is presented in Table 18‑9. The main CAPEX/SUSEX expenses for this area are the concentrator building (19.6%), the crushing circuit (15.9%) and the DMS (17.8%). Total CAPEX/SUSEX for the concentrator is 361.9 M$, including the design contingency.

Moblan Technical Report Summary, Quebec, Canada
Table 18‑9 – CAPEX details – Concentrator

Concentrator	CAPEX	SUSEX	Cont. *	TOTAL	CAPEX Ratio
Currency: CAD	M$	M$	M$	M$	%
General and plant buildings	33.879	27.569	9.417	70.865	19.6%
Crushing	50.058	0.041	7.412	57.51	15.9%
Ore sorting	25.438	0.022	3.7	29.16	8.1%
Crushed ore storage	12.143	0.012	1.693	13.848	3.8%
Dense media separation (DMS)	55.777	0.038	8.6	64.415	17.8%
Grinding	17.918	0.019	2.493	20.431	5.6%
Magnetic separation	4.301	0.005	0.586	4.892	1.4%
Mica flotation	12.548	0.014	1.778	14.34	4.0%
Desliming and attrition scrubbing	3.963	0.004	0.54	4.506	1.2%
Spodumene flotation	16.385	0.018	2.657	19.059	5.3%
Concentrate dewatering	17.127	0.019	2.394	19.539	5.4%
Concentrate storage	7.615	0.008	1.07	8.692	2.4%
Tailings dewatering	12.904	0.014	1.759	14.678	4.1%
Reagents	8.864	0.007	1.344	10.214	2.8%
Plant services	8.537	0.009	1.188	9.734	2.7%
Total – Concentrator:	287.46	27.799	46.631	361.883	100%

*Note: The contingency presented here is the design contingency applied directly to the line-by-line estimation.

Moblan Technical Report Summary, Quebec, Canada
18.1.9	General site-wide and services

The CAPEX detail for general site-wide, including on-site services, is presented in Table 18‑10. The main CAPEX expenses are the roads and access construction (25.3% of total expenses) and the local electricity distribution (22.1%). Other major expenses are the communication network (18.7%) and the potable water supply (10.0%). Total CAPEX/SUSEX cost for this area is 79.0 M$, including the design contingency.

Table 18‑10 – CAPEX details – general site-wide

General site-wide	Startup	Sustaining	Cont. *	Total	Expense ratio
Currency: CAD	M$	M$	M$	M$	%
General	0.452 M$	- M$	0.066 M$	0.518 M$	0.70%
Electrical substation and main power line	4.556 M$	- M$	0.191 M$	4.747 M$	6.00%
Local electrical distribution	16.662 M$	- M$	0.821 M$	17.484 M$	22.10%
Potable water	7.523 M$	- M$	0.339 M$	7.862 M$	10.00%
Wells and pumps	0.061 M$	- M$	0.015 M$	0.077 M$	0.10%
Treatment potable water	0.850 M$	- M$	0.200 M$	1.050 M$	1.30%
Wastewater	3.240 M$	- M$	0.117 M$	3.357 M$	4.30%
Road and access road	16.333 M$	- M$	3.619 M$	19.952 M$	25.30%
Ditch and pound	5.239 M$	- M$	1.310 M$	6.549 M$	8.30%
Mobile Equipment	1.124 M$	1.266 M$	0.239 M$	2.628 M$	3.30%
Servers, Telecommunications, IT & OT	13.501 M$	- M$	1.251 M$	14.752 M$	18.70%
Total - General Site-Wide:	69.543 M$	1.266 M$	8.169 M$	78.977 M$	100.00%
*Note: The contingency presented here is the design contingency applied directly to the line-by-line estimation.

18.1.10	Overall site water management and treatment

The water management and treatment infrastructure CAPEX costs were developed based on MTOs assessed from the feasibility engineering deliverables developed for the water treatment plant (“WTP”), collection ditches, water collection basins and pump stations. The engineering deliverables include the following:

•	Piping and instrument diagrams for the water treatment plant and pump stations
•	General arrangement drawings for the water treatment plant (including treatment containers, Geotube building), the pump stations and the water collection basins
•	Plot plans showing the routing of the pipelines on the site and the location of the collection ditches, water collection basins and access roads
•	Profiles for the collection ditches and access roads

Moblan Technical Report Summary, Quebec, Canada
•	Typical sections for the collection basins and ditches
•	Mechanical equipment list with electrical load requirements for the water treatment plant and pump stations
•	Piping list

To support the capital cost estimate, budget pricing was obtained from vendors for the following process and mechanical equipment:

•	Process equipment required for the WTP
•	Contact water pumps
•	Overhead travelling cranes
•	HDPE piping

18.1.11	Electrical and communication

The electrical and telecommunication infrastructure capital costs were developed based on MTOs and requests for tenders that were assessed from the feasibility engineering deliverables developed for the mining operations and the base building power and utility services, including the telecommunications and physical security requirements. The engineering deliverables include the following:

•	Electrical design criteria
•	Electrical equipment specifications
•	Electrical equipment datasheet
•	Electrical scope of work
•	Site electrical single-line diagram
•	Site service electrical layout
•	Site lighting electrical layout
•	Electrical load list
•	Telecommunication and physical security design criteria
•	Telecommunication and physical security equipment specifications
•	Mine site telecommunication and physical security systems architecture drawings
•	Mine site fibre-optic backbone cable block diagram

Moblan Technical Report Summary, Quebec, Canada
18.1.12	Overburden, waste rock and tailings management

As per overburden and waste rock removal and tailings management, capital costs were developed based on MTOs for the co-disposal pile.

The main items include the following:

•	Tree clearing
•	Topsoil removal, stump removal and stripping (0.4m thick)
•	Excavation of ditches and ponds
•	Backfill material MG-112 for road access
•	Material MG-20 for road access
•	Geotextiles (separation and protection)
•	Geomembrane
•	Corrugated steel culverts for water management
•	Rip rap protection for ditches and ponds (waste rock from open pits)

To support the capital cost estimate, budget pricing was obtained from vendors for geotextiles and the geomembrane. Otherwise, the MTO unit cost is based on similar projects.

Moblan Technical Report Summary, Quebec, Canada
18.1.13	Infrastructure

CAPEX details for the site infrastructure, including all other buildings on site, are presented in Table 18‑11. The main CAPEX expenses in this area are mainly the accommodation complex (39.2%) and the mine garage (25.0%), accounting for a total of 64.2% of the total infrastructure expense.

Table 18‑11 – CAPEX details – Infrastructure

General site-wide	Startup	Sustaining	Cont. *	Total	Expense ratio
Currency: CAD	M$	M$	M$	M$	%
Multi-service buildings
General	13.478	-	2.252	15.73	13.5%
Warehouse	0.138	-	0.028	0.165	0.1%
Total - Multi-service buildings:	13.616	0	2.28	15.895	13.7%
Mine maintenance shop
General	1.619	0.991	0.504	3.114	2.7%
Shop	18.051	-	2.642	20.693	17.8%
Warehouse	4.317	-	0.857	5.174	4.5%
Total – Mine maintenance shop:	23.987	0.991	4.003	28.981	25.0%
Accommodation complex
General	5.956	-	0.797	6.753	5.8%
Kitchen and lunchroom	0.399	-	0.092	0.491	0.4%
Bunkhouse	35.221	-	0.58	35.801	30.8%
Gymnasium	-	2.108	0.401	2.509	2.2%
Total - Accommodation Complex	41.576	2.108	1.87	45.554	39.2%
Auxiliary building
General	0.652	-	0.037	0.69	0.60%
Warehouse domes	5.332	-	0.994	6.326	5.4%
Gatehouse	1.194	-	0.158	1.352	1.2%
Pump house fresh water and fire protection	13.472	-	2.094	15.565	13.4%
Fire department and emergency (ambulance)	0.003	-	0.001	0.004	0.0%
Total - Auxiliary building:	20.653	0	3.284	23.937	20.60%
Genset
General	0.088	-	0.003	0.091	0.1%
Blackout generator	1.436	-	0.204	1.641	1.4%
Total - Genset:	1.524	0	0.207	1.732	1.5%

Total - Infrastructures:	101.356	3.099	11.644	116.099	100.0%
*Note: The contingency presented here is the design contingency applied directly to the line by line estimation.

Moblan Technical Report Summary, Quebec, Canada
18.1.14	Tailings and water management

The direct CAPEX for co-disposal stockpile and water management is determined using a 20-30% engineering design approach. Costs are calculated based on project specifications and geotechnical and hydrological/hydraulic requirements, including:

•	Site preparation
•	Deforestation
•	Stump removal and stripping
•	Materials’ mass balance
•	Water volume needs
•	Dimensions of contact water collection ditches
•	Non-contact water diversion ditches
•	Temporary ditches during waste deposition
•	Storage basins
•	Water pumping stations
•	Water treatment

Prices for major equipment such as trucks, material handling and placing equipment, pumps, and water treatment plant equipment, as well as costs for pipes and fittings for water transport, were obtained from supplier bids, including delivery times and logistical assessments. Costs are adjusted to reflect the growth of the design in line with the mining plan requirements, while using experience gained from similar projects.

The evaluation of manhours and construction rates is conducted by consulting reputable local contractors and is benchmarked against other similar projects to ensure competitiveness.

Total CAPEX/SUSEX was estimated at 76.6 M$. Table 18‑12 presents the details of the CAPEX/SUSEX in this area. The main expense is the tailings management and waste stockpile, accounting for 64.3% of the total.

Table 18‑12 – CAPEX details – tailings and water management

Tailing and water management	Startup	Sustaining	Cont. *	Total	Expense ratio
Currency: CAD	M$	M$	M$	M$	%
General	0.194	-	0.005	0.198	0.3%
Contact water pumping network	10.244	-	1.276	11.521	15.0%
Water treatment plant	10.088	4.102	1.446	15.636	20.4%
Tailings management and waste stockpile	17.161	22.712	9.361	49.234	64.3%
Total:	37.687	26.814	12.088	76.589	100%
*Note: The contingency presented here is the design contingency applied directly to the line-by-line estimation.

Moblan Technical Report Summary, Quebec, Canada
The same strategy to reduce the CAPEX and SUSEX was applied to the mobile equipment fleet by leasing all production equipment. The leasing cost during the preproduction period is part of the owner’s cost, then part of OPEX during production. The list of the mobile equipment for this area is presented in Table 18‑8.

18.1.15	Capitalized Operating Cost

Owner’s costs and indirect costs combined represent 32.2% of total CAPEX.

The owner’s costs are mainly costs that would eventually fall under OPEX (capitalized operating costs). Therefore, they are OPEX costs that occur in the preproduction period. The assumption is that the first tonne at the concentrator represents the start of production, which is assumed to occur in April 2027, with a preproduction period of 39 months and a production period of 20.0 years.

Owner’s costs in this estimate include:

•	G&A
•	Manpower (Sayona employees only)
•	Major mobile equipment acquisition and maintenance on a leasing basis (including interests)
•	Contractors related to preproduction operation:
o	Open-pit mining
o	Concentrator commissioning
•	Preproduction cost: production equipment, material, consumables, etc.:
o	Mining
o	Processing
o	TSF
•	Energy consumption
•	Site and services equipment operation
•	Spare parts
•	Commissioning and first fill by Sayona employees

Table 18‑13 presents a summary of the owner’s costs by expense type (capitalized operating costs). Owner’s costs are estimated at 118.0 M$ with a contingency of 0.6 M$ (not shown in the table), for a total of 118.5 M$. Of this amount, 73.9% (87.1 M$) is related to supervision and manpower and to contractors. Note that 85% (100.7 M$) of owner’s costs are planned for 2026 and 2027 when most of Sayona’s employees will be working. Before this time, the roles will mainly be filled by contractors related to construction activities, which is accounted for in the indirect costs.

Moblan Technical Report Summary, Quebec, Canada
Table 18‑13 – CAPEX details – owner’s costs by expense type

Type of expense	Owner's	Expense ratio	2024	2025	2026	2027
Currency: CAD	M$	%	M$	M$	M$	M$
Supervision and manpower	51.151	43.4%	5.155	7.378	23.715	14.903
Mobile equipment	9.3	7.9%	-	0.003	6.795	2.502
Consumables	19.128	16.2%	0.872	1.41	10.823	6.024
Fixed equipment	0.132	0.1%	-	0.012	0.012	0.109
Contractors	35.975	30.5%	0.346	2.064	31.502	2.063
Others	2.28	1.9%	-	-	2.28	-
Total:	117.966	100%	6.373	10.867	75.127	25.601
*Note: Numbers without any contingencies.

18.1.16	Construction indirect costs

The construction indirect costs were estimated according to the details of the construction requirements instead of applying a percentage of the total CAPEX cost. Therefore, all indirect costs were removed from the team’s unit cost and the direct CAPEX. The following construction requirements were considered in the indirect cost calculations:

•	Construction manpower and management related to:
o	Supervision and management
o	Procurement
o	Site maintenance manpower
o	Personnel accommodation
o	Other services related to project management
•	A fleet of construction equipment related to the manpower above and equipment required for general site services
•	Daily cost of 50 $/day/person, which covers room and board and camp maintenance for construction personnel but not the cost for camp staff, which is covered under manpower
•	Construction personnel transportation allocations: 767 $/person/rotation, which includes a plane ticket to the Chibougamau airport, or 200 $/person/rotation for land transportation to Chibougamau
o	Cost for land transportation from the Chibougamau airport to the Moblan site is detailed in other indirect costs
•	Heavy cranes on site (more than 90 tonnes)
•	Site maintenance, such as road maintenance
•	Construction services: provision and distribution
•	Other services such as security, medical and safety, fire services and training

Moblan Technical Report Summary, Quebec, Canada
•	Temporary installations and facilities such as laydown areas, drainage ditch, concrete plant, fences, road signs, parking, etc.
•	Temporary buildings such as:
o	Office trailers for contractors, engineering, and owners
o	Storage area and warehouse
o	Sanitary facilities
o	Temporary truck shop (dome)
•	Temporary services supply and distribution, such as electricity and water
•	Construction and setup of the temporary construction camp
•	Site operation and consumables, such as:
o	Office stationery and supplies
o	Potable water supply and distribution
o	Sewage management
o	Material handling on site
•	Technical services, engineering, procurement, commissioning, and first fill for the main areas, which are:
o	Mining and geology
o	Concentrator
o	TSF
o	Infrastructure
•	Freight and transportation

Table 18‑14 presents a summary of the total indirect cost during construction by expense type, including contingencies, for a total of 223.1 M$.

Moblan Technical Report Summary, Quebec, Canada
Table 18‑14 – CAPEX details – indirect cost by expense type

Type of expense	Indirect	Sustaining	Cont. *	TOTAL	Expense ratio
Currency: CAD	M$	M$	M$	M$	%
Mine third-party consultants	43.955	0.021	3.375	47.351	21.2%
Concentrator freight, handling & duties	12.973	0.809	2.067	15.849	7.1%
Transportation	32.561	0.178	3.67	36.408	16.3%
Accommodation	9.66	0.209	1.579	11.447	5.1%
Temporary facilities, utilities and roads	23.102	0.637	3.708	27.446	12.3%
Site services and maintenance	20.689	-	3.414	24.102	10.8%
Construction site vehicles	12.431	0.063	1.887	14.381	6.4%
Environment management during construction	30.483	0.3	4.617	35.4	15.9%
HSE and training	0.906	-	0.136	1.042	0.5%
Construction camp	6.191	2.267	1.259	9.717	4.4%
Total:	192.951	4.484	25.712	223.143	100%
*Note: The contingency presented here is the design contingency applied directly to the line by line estimation.

18.2	OPERATING COST

18.2.1	Summary OPEX

LOM for the Project is 21.1 years, including a production period of 20.0 years. The mine operating expenditures have been estimated for the whole LOM. The mine operating expenses during the preproduction period are presented in the owner’s cost section. This section presents the mine operating expenses (“OPEX”) for the production period. OPEX estimates were based on the following:

•	Suppliers’ quotes and/or recent internal databases
•	Mine production plan and quantities
•	Manpower evaluation over the LOM
•	Equipment evaluation over the LOM, including leasing acquisitions and rebuilds and operation and maintenance
•	Estimated quantities of energy consumption (fuel and electricity)
•	Estimated quantities of other consumables

Table 18‑15 summarizes the estimated OPEX and unit costs. OPEX and unit costs were calculated for the tonnes extracted and processed during the production period of the LOM only:

•	Total tonnes mined: 110,137,269 t
•	Total tonnes milled: 34,537,284 t
•	Total tonnes concentrate: 5,848,179 t

Moblan Technical Report Summary, Quebec, Canada
Overall  operating  unit  costs  are  29.49 $/t  mined,  94.04 $/t  milled,  and 555.39 $/t concentrate. It should be noted that about 51% (1,651 M$) of the OPEX is related to the mine site and concentrator. Unit costs cover energy consumption except for transporting the concentrate off-site and other environmental costs.

Table 18‑15 – Summary of OPEX by area

Area	OPEX	Budget Ratio	Unit cost
Currency: CAD	M$	%	$/t mined	$/t milled	$/t conc
General and administration	385.1	11.9%	3.50	11.15	65.84
General site-wide	327	10.1%	2.97	9.47	55.92
Mine site	867.3	26.7%	7.88	25.11	148.31
Concentrator	784	24.1%	7.12	22.70	134.06
Environment	35.4	1.1%	0.32	1.03	6.06
Multi-service building	195.5	6.0%	1.78	5.66	33.43
Mine maintenance shop	251.6	7.7%	2.28	7.29	43.02
Accommodation complex	175.7	5.4%	1.59	5.09	30.04
Auxiliary building	4.9	0.2%	0.04	0.14	0.84
Genset	3.2	0.1%	0.03	0.09	0.55
Tailings and water management	218.2	6.7%	1.98	6.32	37.31
Total:	3247.9	100%	29.49	94.05	555.38
Note: Unit operating costs are calculated for the production period only.
•	Total tonnes mined: 110,137,269 t
•	Total tonnes milled: 34,537,284 t
•	Total tonnes of concentrate: 5,848,179 t

Table 18‑16 summarizes the OPEX by expense type. Note that 2,656.7 M$ (81.8%) of the 3,248.0 M$ is related to supervision and manpower (44.7%) and consumables (37.1%). The consumable category includes the energy cost (electricity and diesel). The mobile equipment category includes leasing costs for all the major mobile equipment (acquisitions and rebuilt) and the operating and maintenance fees for the overall equipment fleet, excluding maintenance manpower costs.

Moblan Technical Report Summary, Quebec, Canada
Table 18‑16 – Summary of OPEX cost by type

Area	OPEX	Budget Ratio	Unit cost
Currency: CAD	M$	%	$/t mined	$/t milled	$/t conc
Supervision and manpower	1451.7	44.7%	13.18	42.03	248.23
Mobile equipment	283.6	8.7%	2.57	8.21	48.49
Consumables	1204.9	37.1%	10.94	34.89	206.04
Fixed equipment	143.3	4.4%	1.30	4.15	24.50
Contractors	164.5	5.1%	1.49	4.76	28.13
Total:	3248.0	100%	29.48	94.04	555.39
Note: Unit operating costs are calculated for the production period only.
•	Total tonnes mined: 110,137,269 t
•	Total tonnes milled: 34,537,284 t
•	Total tonnes of concentrate: 5,848,179 t

18.3	OPEX ESTIMATION

18.3.1	General and Administration

The general and administration (“G&A”) expenses include all costs related to operations support, such as management, finance, procurement, human resources, training, etc. Total OPEX related to G&A expenses for the LOM is 580.6 M$ with a unit cost of 99.28 $/t concentrate. Table 18‑17 presents the summary of G&A expenses by type.

Table 18‑17 – Summary of general and administration – OPEX

	OPEX	Unit cost
Currency: CAD	M$	$/t mined	$/t milled	$/t conc
G&A - OPEX
Supervision and manpower	152.4	1.38	4.41	26.06
Mobile equipment	36.8	0.33	1.07	6.30
Consumables	179.3	1.63	5.19	30.65
Contractors	16.5	0.15	0.48	2.83
Multi-service building - OPEX
Supervision and manpower	195.5	1.78	5.66	33.43
Total OPEX – G&A:	580.5	5.27	16.81	99.27
Note: Unit operating costs are calculated for the production period only.
•	Total tonnes mined: 110,137,269 t
•	Total tonnes milled: 34,537,284 t
•	Total tonnes of concentrate: 5,848,179 t

Moblan Technical Report Summary, Quebec, Canada
Consumables of the G&A OPEX include:

•	Software
•	Site insurance
•	Travel (road and flight)
•	Waste disposal
•	Other consumables such as safety clothes, office furniture (office and teleworking), tools, various supplies, etc.

Contractor’s costs are mostly related to the following:

•	Various consultants (environmental, IT, technical services, etc.)
•	First aid and medical costs
•	Training

18.3.2	Mining

The mine site OPEX includes all cost related to the mining operations excluding the mobile equipment fleet maintenance. Total OPEX related to the mining activities for the LOM is 867.3 M$ with a unit cost of 7.88 $/t mined or 148.31 $/t concentrate. Table 18‑18 presents the mining cost by expense type.

Table 18‑18 – Summary of mining – OPEX

	OPEX	Unit cost
Currency: CAD	M$	$/t mined	$/t milled	$/t conc
Mine site – OPEX
Supervision and manpower	422.5	3.84	12.23	72.24
Mobile equipment	176.9	1.61	5.12	30.24
Consumables	242.1	2.20	7.01	41.40
Fixed equipment	0.3	0.00	0.01	0.05
Contractors	25.7	0.23	0.74	4.39
Total OPEX – Mine site:	867.5	7.88	25.11	148.32
Note: Unit operating costs are calculated for the production period only.
•	Total tonnes mined: 110,137,269 t
•	Total tonnes milled: 34,537,284 t
•	Total tonnes of concentrate: 5,848,179 t

Moblan Technical Report Summary, Quebec, Canada
Mining supervision and manpower includes the salaries for:

•	Mining activities such as drilling, blasting and mucking
•	Mine equipment operators
•	Mine supervisors
•	Mine technical services, etc.

To reduce the CAPEX and SUSEX, an assumption was made to have all major production equipment on a leasing plan (acquisitions and rebuilt). The mobile equipment OPEX includes:

•	Leasing of all major production equipment
•	Regular equipment maintenance
•	Other equipment operating costs

The mining consumables of the mining OPEX includes:

•	Diesel (≈58%)
•	Drilling and blasting (≈31%)
•	Software (≈4%)
•	Other consumables, such as tires, tools, various supplies, etc.

Contractor’s costs are mostly related to ore control activities.

18.3.3	Process plant (concentrator)

Total OPEX related to the concentrator activities for the LOM is 784.0 M$ with a unit cost of 134.06 $/t concentrate. The concentrator OPEX includes:

•	Manpower and supervision
•	Reagents consumption (included in consumables)
•	Consumables (included in consumables)
•	Power consumptions (included in consumables)
•	Mobile and fixed equipment
•	Maintenance (included in equipment)
•	Major software for process controls (included in consumables)

The costs are confirmed from local pricing and extended over LOM without escalation or inflation. Salaries, bonuses, and employment conditions provided by Sayona based on local experience at another operating mine in Quebec.

Table 18‑19 presents the summary of the concentrator OPEX by type.

Moblan Technical Report Summary, Quebec, Canada
Table 18‑19 – Summary of concentrator – OPEX

	OPEX	Unit cost
Currency: CAD	M$	$/t mined	$/t milled	$/t conc
Concentrator – OPEX
Supervision and manpower	237.6	2.16	6.88	40.63
Mobile equipment	5.2	0.05	0.15	0.89
Consumables	404.6	3.67	11.72	69.19
Fixed Equipment	134.6	1.22	3.90	23.02
Contractors	2	0.02	0.06	0.34
Total OPEX – Concentrator:	784.0	7.12	22.71	134.07
Note: Unit operating costs are calculated for the production period only.
•	Total tonnes mined: 110,137,269 t
•	Total tonnes milled: 34,537,284 t
•	Total tonnes of concentrate: 5,848,179 t

18.3.4	Environment

Total OPEX related to the environmental activities for the LOM is 35.4 M$ with a unit cost of 6.06 $/t concentrate. This area of the OPEX is exclusively related to manpower and contractors for:

•	Environmental monitoring
•	Waste management
•	Community development

Table 18‑20 presents the summary of the environment OPEX by type.

Table 18‑20 – Summary of environment – OPEX

	OPEX	Unit cost
Currency: CAD	M$	$/t mined	$/t milled	$/t conc
Environment – OPEX
Supervision and manpower	30.6	0.28	0.89	5.24
Contractors	4.8	0.04	0.14	0.82
Total OPEX – Environment:	35.4	0.32	1.03	6.06
Note: Unit operating costs are calculated for the production period only.
•	Total tonnes mined: 110,137,269 t
•	Total tonnes milled: 34,537,284 t
•	Total tonnes of concentrate: 5,848,179 t

Moblan Technical Report Summary, Quebec, Canada
18.3.5	Mine maintenance

The OPEX related to the mine maintenance activities for the LOM is 251.6 M$ with a unit cost of 43.02 $/t concentrate. Mine maintenance OPEX includes mainly costs related to supervision and manpower, as shown in Table 18‑21. The consumables are mostly related to diesel and various supplies and tools.

Table 18‑21 – Summary mine maintenance – OPEX

	OPEX	Unit cost
Currency: CAD	M$	$/t mined	$/t milled	$/t conc
Mine maintenance – OPEX
Supervision and manpower	244.3	2.22	7.07	41.77
Mobile equipment	2	0.02	0.06	0.34
Consumables	5.4	0.05	0.16	0.92
Total OPEX – Mine maintenance:	251.7	2.29	7.29	43.03
Note: Unit operating costs are calculated for the production period only.
•	Total tonnes mined: 110,137,269 t
•	Total tonnes milled: 34,537,284 t
•	Total tonnes of concentrate: 5,848,179 t

18.3.6	Services

The OPEX related to the services activities for the LOM is 335.2 M$ with a unit cost of 57.32 $/t concentrate. The main expenses for this area are the consumables and the contractor's cost under general site-wide, which include the OPEX for:

•	Diesel consumption
•	Electricity supply, including electric line rental agreement
•	Road site maintenance
•	Other consumables

Contractors’ costs are mostly related to telecommunication services. Table 18‑22 presents the summary of the services OPEX by type and area.

Moblan Technical Report Summary, Quebec, Canada
Table 18‑22 – Summary general site-wide – OPEX

	OPEX	Unit cost
Currency: CAD	M$	$/t mined	$/t milled	$/t conc
General site-wide – OPEX
Supervision and manpower	11.6	0.10	0.33	1.98
Mobile equipment	3.7	0.03	0.11	0.63
Consumables	200.4	1.82	5.80	34.26
Fixed equipment	1.8	0.02	0.05	0.31
Contractors	109.6	1.00	3.17	18.74
Auxiliary building – OPEX
Supervision and manpower	4.4	0.04	0.13	0.75
Consumables	0.6	0.01	0.02	0.09
Genset – OPEX
Consumables	1.2	0.01	0.04	0.21
Fixed equipment	2	0.02	0.06	0.34
TOTAL - SERVICES - OPEX:	335.3	3.05	9.71	57.31
Note: Unit operating costs are calculated for the production period only.
•	Total tonnes mined: 110,137,269 t
•	Total tonnes milled: 34,537,284 t
•	Total tonnes of concentrate: 5,848,179 t

18.3.7	Accommodation Complex

The accommodation complex is fully owner operated, meaning that there is no operating contract for this area. It is planned that all the camp facilities will be managed directly by Sayona. The OPEX related to operations and activities over the LOM was estimated at

175.7 M$, with a unit cost of 30.04 $/t concentrate. The costs are confirmed from local pricing and extended over the LOM without escalation or inflation.

Table 18‑23 presents a summary of the accommodation complex OPEX.

Table 18‑23 – Summary accommodation complex – OPEX

	OPEX	Unit cost
Currency: CAD	M$	$/t mined	$/t milled	$/t conc
Accommodation complex – OPEX
Supervision and manpower	95.4	0.87	2.76	16.32
Consumables	80.2	0.73	2.32	13.72
Total OPEX – Accommodation complex:	175.6	1.60	5.08	30.04
Note: Unit operating costs are calculated for the production period only.

Moblan Technical Report Summary, Quebec, Canada
•	Total tonnes mined: 110,137,269 t
•	Total tonnes milled: 34,537,284 t
•	Total tonnes of concentrate: 5,848,179 t

The supervision and manpower costs include the manpower for kitchen, reception, recreation, housekeeping, laundry, etc. It also includes the required personnel for the maintenance of the building.

The consumables of the accommodation complex are greatly impacted by the room and board cost, which was evaluated at 45 $/day/person located on site.

18.3.8	Overburden, waste rock, water and tailings management

OPEX for the LOM of the co-disposal pile construction and water management include:

•	Equipment (leasing, rebuilt, operation and maintenance)
•	Manpower
•	Water treatment process equipment
•	Namely roads
•	Deviation ditches
•	Dust suppression management
•	Quality control / quality assurance (QA/QC)
•	Infrastructure monitoring and maintenance
•	Annual dam safety inspections (DSI)
•	Yearly update of the co-disposal plan

The main works to be carried out during the operation are:

•	Placing the waste rock material by bulldozers
•	Placing and compacting the filtered tailings with bulldozers and compactors
•	Surveillance and monitoring (inspections, surveys, instrumentation, QA/QC, audits, etc.)
•	Progressive restoration of the co-disposal pile to prevent surface and wind erosion
•	Maintenance of road access and ditches
•	Preparation of diversion ditches

The OPEX related to the overburden, waste rock and tailings management activities for the LOM is 218.2 M$ with a unit cost of 37.31 $/t concentrate. Table 18‑24 presents a summary of the tailings and water management OPEX.

Moblan Technical Report Summary, Quebec, Canada
Table 18‑24 – Summary tailings and water management – OPEX

	OPEX	Unit cost
Currency: CAD	M$	$/t mined	$/t milled	$/t conc
Tailings and water management – OPEX
Supervision and manpower	57.5	0.52	1.66	9.82
Mobile equipment	59.1	0.54	1.71	10.10
Consumables	91.2	0.83	2.64	15.59
Fixed equipment	4.6	0.04	0.13	0.79
Contractors	5.9	0.05	0.17	1.01
Total OPEX – Tailings and water management:	218.3	1.98	6.31	37.31
Note: Unit operating costs are calculated for the production period only.
•	Total tonnes mined: 110,137,269 t
•	Total tonnes milled: 34,537,284 t
•	Total tonnes of concentrate: 5,848,179 t

The consumables include mostly diesel for the equipment and various reagents.

18.3.9	Workforce and contractors

Owner’s manpower costs represent 44.7% of total OPEX for a sum of 1,451.7 M$. Contractor manpower costs represent 5.1% of total OPEX for a sum of 164.5 M$. Both combined account for 49.8% of the overall LOM OPEX (1,616.2 M$).

Sayona’s objective and vision is to promote local employment for the Project as much as possible. However, information on the region’s labour market and employment status (salaries, labour shortages, unemployment rates, etc.) and other realities regarding hiring in the mining industry had to be considered to formulate realistic assumptions for this FS (Table 18‑25).

Two types of schedules will be set up for the employees, depending on the job position. The main management positions are on a 4 days in – 3 days out schedule (4/3) while operation positions are on a 14 days in – 14 days out schedule (14/14) schedule.

Table 18‑25 – Summary tailings and water management – OPEX

Schedule type	Hours / week	Hours / year	% located off- site	% located onsite Bussing from Chibougamau	% located on site from other regions
4/3	40	2080	40%	60%
14/14	42	2184		30%	70%

Moblan Technical Report Summary, Quebec, Canada
Depending on the job description, the employees could be working at varying locations:

•	On-site, always on a rotation schedule,
•	Off-site, always at a remote site in,
•	Chibougamau,
•	Montreal, or
•	On hybrid mode, 1 of every 2 or 3 rotations on-site and the other(s) off-site.

Around 30% of the manpower will be able to drive to Chibougamau as they will live near the mine site. 70% of the manpower will have to take the plane to go to Chibougamau.

All yearly base salaries have been validated by Sayona and benefits of 45% and a distance bonus of 5% has been added to the base salaries chart. Figure 18‑3 presents the yearly breakdown of the employees required to operate the Moblan site. At peak production, a total of 528 workers will be on payroll.

Based on each job position, schedule and working location, Figure 18‑4 presents the number of workers on site during the operations and throughout the LOM.

Knowing that the accommodation complex was designed for 300 rooms, the maximum number of Sayona employees on site is estimated to be 258 workers. Therefore, the camp has allowance for contractor and visitors on-site during the operation of the mine and for the major maintenances. The construction camp is only planned during the construction period to cover peak demands.

Figure 18‑3 – Manpower requirements over LOM

Moblan Technical Report Summary, Quebec, Canada

Figure 18‑4 – Maximum employees on-site over LOM

Total manpower expense over LOM (production period) is 1,451.7 M$ which represents 44.7% of all operating cost. Manpower requirement such as salaries, bonuses, and employment conditions were provided by Sayona based on a structure applied to an operating mining project in Quebec. Table 18‑26 presents the manpower breakdown by department and the total cost (peak) per year and total over LOM.

Moblan Technical Report Summary, Quebec, Canada
Table 18‑26 – LOM manpower cost and number of employees by department

Department	Maximum salaries per Year	Salaries over LOM	Expense ratio	Maximum Number of employees LOM
Currency: CAD	Max M$/year *	M$	%
General and Administration	0.52	10.85	0.69%	2
Human Resources	2.7	53.92	3.58%	18
Finance	1.1	21.97	1.46%	8
Procurement	0.74	14.66	0.98%	5
Warehouse	1.93	38.40	2.56%	18
Health and Safety	2.26	45.10	3.00%	16
IT	0.96	19.20	1.27%	7
Mining Operation	16.1	278.86	21.36%	112
Mine Engineering	3.17	61.83	4.21%	22
Geology	1.58	31.16	2.10%	11
Concentrator - Operations	9.63	192.62	12.78%	64
Concentrator - Metallurgy	2.07	39.02	2.75%	13
Metallurgical laboratory	2.47	49.10	3.28%	20
Environment	1.54	30.62	2.04%	12
Maintenance - Mine	10.59	205.36	14.05%	66
Maintenance - Concentrator	9.01	179.44	11.96%	56
Surface services	3	59.91	3.98%	21
Accommodation complex	3.34	66.73	4.43%	41
Water Treatment Plant (WTP)	0.32	6.46	0.42%	2
Tailings	2.33	46.50	3.09%	16
Maximum over LOM:	75.4	1451.71	100%	530
Notes: *Peak maximum per year and peak maximum over LOM (total) by department

18.3.10	Equipment

Mobile equipment OPEX (8.7%) amounts to 283.6 M$, and fixed equipment OPEX (4.4%) amounts to 143.3 M$, representing 13.1% of the overall LOM OPEX (426.9 M$).

The OPEX related to the mobile and fixed equipment includes:

•	Leasing of the major mobile production equipment.
•	Acquisition, major maintenance and rebuilt costs for production equipment under lease.
•	Operating maintenance, excluding manpower costs, which fall under manpower (see 21.2.3).

Moblan Technical Report Summary, Quebec, Canada
•	Operating costs, excluding diesel and electricity costs, which fall under consumables (see 21.2.5)

Table 18‑27 shows the expenses relative to the mobile equipment by area. The mine and the tailings operation hold most of the cost (83.2%), with a total over LOM of 118.0 M$.

Table 18‑27 – LOM mobile equipment OPEX cost by area

Area	OPEX	Budget Ratio	Unit cost
Currency: CAD	M$	%	$/t mined	$/t milled	$/t conc
General and administration	36.8	13.0%	0.33	1.07	6.30
General site-wide	3.7	1.3%	0.03	0.11	0.63
Mine site	176.9	62.4%	1.61	5.12	30.24
Concentrator	5.2	1.8%	0.05	0.15	0.89
Concentrator	2	0.7%	0.02	0.06	0.34
Tailing and water management	59.1	20.8%	0.54	1.71	10.10
Total LOM mobile equipment :	283.7	100%	2.58	8.22	48.50
Note: Unit operating costs are calculated for the production period only.
•	Total tonnes mined: 110,137,269 t
•	Total tonnes milled: 34,537,284 t
•	Total tonnes of concentrate: 5,848,179 t

Table 18‑28 shows the expenses relative to the fixed equipment by area. The concentrator holds most of the cost (93.9%) with a total over LOM of 134.6 M$.

Table 18‑28 – LOM mobile equipment OPEX cost by area

	OPEX	Budget Ratio	Unit cost
Currency: CAD	M$	%	$/t mined	$/t milled	$/t conc
General site-wide	1.8	1.3%	0.02	0.05	0.31
Mine site	0.3	0.2%	0.00	0.01	0.05
Concentrator	134.6	93.9%	1.22	3.90	23.02
Genset	2	1.4%	0.02	0.06	0.34
Tailings and water management	4.6	3.2%	0.04	0.13	0.79
Total LOM fixed equipment:	143.3	100%	1.30	4.15	24.51
Note: Unit operating costs are calculated for the production period only.
•	Total tonnes mined: 110,137,269 t
•	Total tonnes milled: 34,537,284 t
•	Total tonnes of concentrate: 5,848,179 t

Moblan Technical Report Summary, Quebec, Canada
18.3.11	Consumables

The consumables are a major expense category, accounting for 37.1% of the overall LOM OPEX for a sum of 1,204.9 M$. This category includes:

•	Site-wide electricity consumption
•	Site-wide fuel consumption
•	Drilling and blasting activities
•	Reagents and other consumables for the concentrator and water treatment
•	Furniture and supplies
•	Various software
•	All other on-site consumables

Table 18‑29 presents the consumable costs by area.

The concentrator represents 33.6% of the overall LOM OPEX for consumables, amounting to 404.6 M$, most of which is reagent and electricity consumption.

The mining and tailings operations combined account for 27.7% of the overall LOM OPEX, amounting to 333.3 M$, most of which is fuel consumption and consumables related to the mobile equipment fleet operation.

Table 18‑29 – LOM consumables OPEX by area

Area	OPEX	Budget Ratio	Unit cost
Currency: CAD	M$	%	$/t mined	$/t milled	$/t conc
General and administration	179.3	14.9%	1.63	5.19	30.65
General site-wide	200.4	16.6%	1.82	5.80	34.26
Mine site	242.1	20.1%	2.20	7.01	41.40
Concentrator	404.6	33.6%	3.67	11.72	69.19
Mine maintenance shop	5.4	0.4%	0.05	0.16	0.92
Accommodation complex	80.2	6.7%	0.73	2.32	13.72
Auxiliary buildings	0.6	0.0%	0.01	0.02	0.09
Genset	1.2	0.1%	0.01	0.04	0.21
Tailings and water management	91.2	7.6%	0.83	2.64	15.59
Total LOM consumables:	1,205.0	100%	10.95	34.90	206.03
Note: Unit operating costs are calculated for the production period only.
•	Total tonnes mined: 110,137,269 t
•	Total tonnes milled: 34,537,284 t
•	Total tonnes of concentrate: 5,848,179 t

Moblan Technical Report Summary, Quebec, Canada
The energy consumption is one of the most important consumables in the financial analysis. Table 18‑30 presents the projected long-term diesel and electricity costs that were used in the study.

Table 18‑30 – Summary of project energy unit cost

Energy unit cost	Value	Unit
Diesel	154%	$/l
Power-Grid	0.055	$/kWh

The next section shows the details of the consumable consumption.

18.3.12	Electricity

The electrical power costs were calculated using the total load of the operation. The cost breakdown by area is shown in Table 18‑31. The total power demand was estimated at 31.9 MW, equal to 148,997 MWh/y. The electrical power cost was estimated using the Hydro-Québec L rate of 13.779 $/kW for premium power, and the energy consumption cost of 0.055 $/kWh was used to estimate the annual power cost. The total electrical power cost is 8.19 M$/y.

Table 18‑31 – LOM electrical consumption breakdown by area

Area	Estimated load	Consumption	Cost
Currency: CAD	MW	MWh/y	$/y
Mine site	0.74	3,165	174,082
Concentrator	24.69	126,475	6,956,121
Multi-service buildings	1.25	3,738	205,590
Mine maintenance shop	0.61	1,822	100,213
Accommodation complex	2.00	5,981	328,944
Auxiliary buildings	1.31	3,905	214,751
Genset	0.05	150	8,224
Tailings and water management	1.26	3,762	206,922
Total LOM electrical consumption :	31.9	148,998	8,194,847

Note that the financial analysis considered that a third party owns the power line feeding the site. The cost related to the use of this facility has been added to the OPEX energy consumption and represents a fixed cost of 6.165 M$/y. It includes the estimated construction cost of the line, the maintenance cost over the LOM, and a profit for the third- party company that will operate the facility. Table 18‑32 presents the electrical cost by area over LOM.

Moblan Technical Report Summary, Quebec, Canada
Table 18‑32 – LOM electrical cost by area

Area	OPEX	Budget Ratio	Unit cost
Currency: CAD	M$	%	$/t mined	$/t milled	$/t conc
Site-wide cost	70.8	24.6%	0.64	2.05	12.11
Concentrator cost	93.4	32.5%	0.85	2.70	15.96
Line rental cost	123.3	42.9%	1.12	3.57	21.08
Total LOM electrical:	287.5	100%	2.61	8.32	49.15
Note: Unit operating costs are calculated for the production period only:
•	Total tonnes mined: 110,137,269 t
•	Total tonnes milled: 34,537,284 t
•	Total tonnes of concentrate: 5,848,179 t

18.3.13	Fuel

Fuel consumption is mainly for the mine (67.0%) and tailings (26.4%) operation fleet, for a combined total of 93.4% of the overall consumption. An average of 6.0 million L/y of fuel will be consumed at the site. Table 18‑33 presents the total fuel consumption quantities over LOM and yearly averages and maximums. Table 18‑34 presents the fuel cost by area over LOM.

Table 18‑33 – LOM fuel consumption by area

Area	Fuel quantity	Mean fuel quantity	Maximum fuel
Currency: CAD	Litres	Litres/y	Litres/y
General site-wide	2,245,049	112,360	112,360
Mine site	82,946,809	3,984,115	6,513,528
Concentrator	3,796,000	189,800	189,800
Mine maintenance shop	1,141,803	54,710	57,986
Auxiliary building	183,662	9,183	9,183
Genset	805,535	40,277	40,277
Tailings and water management	32,687,782	1,634,389	1,634,389
Total LOM fuel consumption:	123,806,640	6,024,834	8,557,523

Moblan Technical Report Summary, Quebec, Canada
Table 18‑34 presents the LOM fuel cost by area.

Table 18‑34 – LOM fuel cost by area

Area	OPEX	Budget Ratio	Unit cost
Currency: CAD	M$	%	$/t mined	$/t milled	$/t conc
General site-wide	3.5	1.8%	0.03	0.10	0.59
Mine site	127.7	67.0%	1.16	3.70	21.84
Concentrator	5.8	3.0%	0.05	0.17	1.00
Mine maintenance shop	1.8	0.9%	0.02	0.05	0.30
Auxiliary building	0.3	0.2%	0.00	0.01	0.05
Genset	1.2	0.60%	0.01	0.04	0.21
Tailings and water management	50.3	26.4%	0.46	1.46	8.61
Total LOM consumables:	190.6	100%	1.73	5.53	32.60
Note: Unit operating costs are calculated for the production period only:
•	Total tonnes mined: 110,137,269 t
•	Total tonnes milled: 34,537,284 t
•	Total tonnes of concentrate: 5,848,179 t

18.3.14	Other consumables

As mentioned in previous sections, and summarized here, the consumables of the various areas include:

•	G&A:
o	Software
o	Site insurance
o	Travel (road and flight)
o	Waste disposal

Other consumables includes items such as safety clothes, office furniture (office and teleworking), tools, various supplies, etc.

•	Mining:
o	Drilling and blasting
o	Software
o	Other consumables, such as tires, tools, various supplies, etc.
•	Concentrator:
o	Reagents
•	Consumables
o	Major software for process controls

Moblan Technical Report Summary, Quebec, Canada
•	Mine maintenance:
o	Various supplies and tools
•	General site-wide:
o	Road site maintenance
•	Other consumables
o	Accommodation complex:
o	Room and board costs (45 $/day/manpower on site).
o	Other consumables
o	Tailings and water management:
o	Various reagents

The main area of expenses for other consumables is the concentrator, for which the reagent consumption accounts for 42.0% of the total other consumable cost. Table 18‑35 presents the other consumables costs by area over the LOM.

Table 18‑35 – LOM other consumable cost by area

Area	OPEX	Budget Ratio	Unit cost
Currency: CAD	M$	%	$/t mined	$/t milled	$/t conc
G&A	179.3	24.7%	1.63	5.19	30.65
General site-wide	2.8	0.4%	0.03	0.08	0.48
Mine site	114.3	15.7%	1.04	3.31	19.55
Concentrator	305.4	42.0%	2.77	8.84	52.23
Mine maintenance shop	3.6	0.5%	0.03	0.10	0.62
Accommodation complex	80.2	11.0%	0.73	2.32	13.72
Auxiliary buildings	0.3	0.0%	0.00	0.01	0.05
Tailing and water management	40.9	5.6%	0.37	1.18	6.99
Total LOM other consumable:	726.8	100%	6.60	21.03	124.29
Note: Unit operating costs are calculated for the production period only:
•	Total tonnes mined: 110,137,269 t
•	Total tonnes milled: 34,537,284 t
•	Total tonnes of concentrate: 5,848,179 t

Moblan Technical Report Summary, Quebec, Canada
19.	ECONOMIC ANALYSIS

19.1	FINANCIAL ANALYSIS SUMMARY

Due to the inflation of the Project’s historical value in recent years, the cashflow model is uninflated and applies an 8% discount rate to calculate the project NPV instead of the regular 5% used in pre-COVID studies. The estimate is based on estimated NI 43-101 probable mineral reserves of 34.54 Mt at 1.36% Li2O. There are no proven mineral reserves.

The key outcome of the feasibility-level financial analysis is a positive project with:

•	Estimated pre-tax NPV of C$3,918 million (8% discount rate).
•	Pre‐tax IRR of 47.4%.
•	Estimated after-tax NPV of C$2,187 million (8% discount rate).
•	Post-tax IRR of 34.4%.
•	LOM average selling price of 2,653$/t of 6.0% Li2O concentrate.
•	Life of mine is 21.1 years.
•	Post-tax payback period of 2.3 years.

All OPEX and CAPEX costs and revenue streams were included in the financial model. The overall cost base assumptions and analysis methodology are considered appropriate, robust and at feasibility-level accuracy. Therefore, it has been demonstrated that processing the mineral reserves would yield a positive NPV. Table 19‑1 presents the main financial assumptions and summarizes the project economics for the Project.

19.2	PRODUCTION OVER LOM

The Moblan concentrator ore feed will be blended from stockpiles and direct mining to control Li2O grade and Fe contamination. Head feed is optimized to get an average grade of 1.45% Li2O over the first 10 years of the LOM.

LOM is optimized to maximize concentrate production in the Project’s first 10 years.

The Moblan processing facility has been designed to process a nominal 1.75 Mtpy with a 74.7% Li2O recovery with a DMS and flotation plant availability of 85%. The circuit will produce a nominal 134 ktpy of DMS concentrate and 161 ktpy of flotation concentrate, with a target grade of 6.0% Li2O.

Over the 20 years of production, targets equate to a nominal 295 ktpy of concentrate.

Moblan Technical Report Summary, Quebec, Canada
Table 19‑1 – Key results and assumptions for the financial analysis

Financial parameters	Value	Units
Production
Preproduction period	39	months
Production period	20	years
Life of mine	21.1	years
Proven and probable mineral reserves [3]	34.54	Mt milled
Proven and probable mineral reserves grade	1.36	% Li2O
Total overburden	4.1	Mt overburden
Total waste	75.44	Mt waste
Total ore	34.54	Mt ore
Average LOM strip ratio	2.3	t:t
Daily production	4,800	tpd milled
Monthly production	146,000	tpm milled
Yearly production	1,752,000	tpy milled
Average feed head grade	1.36	% Li2O
Head grade concentrate Li2O	6	% Li2O
Average LOM recovery [4]	74.7%
LOM 6% Li2O produced [5]	5,848,179	t @ 6% Li2O
Average yearly production	300,000	tpy @ 6% Li2O
Concentrate humidity [6]	7%
Royalties [7]	1.5 to 2.0%

Project Economics	Value	CAD	Value	USD
Exchange rate [8]	0.75	CAD/USD	1.333	USD/CAD
AISC [9,15]	748.04	$/t concentrate	561.03	US$/t concentrate
Operating unit cost [9]	94.04	$/t milled	70.53	US$/t milled
Operating unit cost [9]	555.39	$/t concentrate	416.55	US$/t concentrate
Mining costs [9]	7.88	$/t mined	5.91	US$/t mined
Process costs [9]	22.7	$/t milled	17.03	US$/t milled
G&A costs [9]	65.84	$/t concentrate	49.38	US$/t concentrate
Transport costs [10]	147.87	$/t concentrate	110.9	US$/t concentrate
Total OPEX cost estimate	3,248	M$	2,436	M US$
Total CAPEX cost estimate	962	M$	722	M US$
Total SUSEX cost estimate	96	M$	72	M US$
Other cost – Env. & mine closure cost	68	M$	51	M US$
Total project cost	4375	M$	3281	M US$
Average market price LOM 6% Li2O [11]	2653	$/t concentrate	1990	US$/t concentrate

Moblan Technical Report Summary, Quebec, Canada
Total net revenue	14,423	M$	10,817	M US$
Undiscounted pre‐tax cash flow	10,048	M$	7,536	M US$
Estimated mining and income taxes	4,093	M$	3,070	M US$
Net cash flow	5,955	M$	4,466	M US$
Discount rate [12]	8%		8%
Pre-tax NPV	3,918	M$	2,939	M US$
Pre-tax IRR	47.4%		47.4%
After-tax NPV	2,187	M$	1,640	M US$
After-tax IRR	34%		34%
After-tax Payback period	2.3	Years	2.3	Years
Notes:
1.          All costs and sales are presented in constant 2023 CAD, with no inflation or escalation factors considered. M$ = millions of dollars.
2.          All related payments and disbursements incurred before the first quarter of calendar 2024 are considered sunk costs.
3.          The financial analysis was performed on probable mineral reserves as outlined in this report. There are no proven mineral reserves.
4.          The average metallurgical recovery over the LOM is 74.7%. However, the recovery rate depends on the mine production plan, spodumene grade and iron grade fed to the concentrator by period.
5.          Tonnes of concentrate are presented as dry tonnes.
6.          The transportation cost is applied to a 6.0% Li2O concentrate (including 7% humidity) from Moblan to the port in Quebec City.
7.          Royalties ranging from 1.5% to 2.0% are payable to Lithium Royalty Corporation (LRC). Calculated by PWC depending on production quantities.
8.          An exchange rate of 0.75 CAD/USD was fixed over the LOM for the project.
9.          Unit operating costs are calculated for the production period only. Excluding tonnes during preproduction. Total tonnes mined: 110.14 Mt; Total tonnes milled: 34.54 Mt; Total tonnes concentrate: 5.85 Mt.
10.          From a transport study conducted during the DFS for wet concentrate.
11.          The average 6.0% Li2O concentrate price is 1,990 US$/t over the LOM. This price is based on a market analysis from Benchmark Mineral Intelligence for Q3 2023 and varies over the LOM from 1,850 US$/t to 3,000 US$/t.
12.          A discount rate of 8% was used for the base case scenario.
13.          Production targets are based on mineral reserves estimates which consider the open pit constrained portion of the measured and indicated mineral resources. Inferred mineral resources are considered waste. In addition to 34.5 Mt of mineralised material, 75.4 Mt of waste and 4.1 Mt of overburden must be mined, resulting in an overall LOM stripping ratio of 2.3.
14.          Moblan mineral reserves estimate is supported by the FS studies on modifying factors, resulting in a positive pre-tax and post-tax financial data.
15.          AISC doesn’t include concentrate transportation cost which are part of the revenue calculations.
16.          The numbers have been rounded. Any discrepancy in the totals is due to rounding effects.

Moblan Technical Report Summary, Quebec, Canada

Figure 19‑1 – Production and recovery rate over LOM

Moblan Technical Report Summary, Quebec, Canada
19.2.1	Revenue

Table 19‑2 summarizes the assumptions made regarding revenue factors.

Table 19‑2 – Key results and assumptions for the financial analysis

Revenue Factor	Value	Unit
Head grade concentrate Li2O	6,0%
Average metallurgical recovery [3]	74,7%
Exchange rate (USD/CAD)	1.33	USD/CAD
Exchange rate (CAD/USD) [1]	0.75	CAD/USD
Spodumene yield loss	0.5%
Royalties [4]	1.5% to 2% GOR Calculated by PWC
Smelter/refining	N/A	$/t
Transportation charges [2]	147.87	$/t concentrate
Concentrate humidity	7%
1.	An exchange rate of 0.75 CAD/USD was fixed over the LOM for the Project.
2.	From a transport study conducted for the FS. The transportation cost is applied to a 6% Li2O concentrate, including 7% humidity, from Moblan to the Port of Quebec City.
3.	The average metallurgical recovery over the LOM is 74.7%. The recovery rate depends on the mine production plan, spodumene grade and iron grade fed to the concentrator by period.
4.	Royalties from 1.5 to 2% are payable to LRC.

See Item 19 for the lithium price used in the financial analysis.

19.2.2	Exchange rate

An exchange rate table defining the main currency was provided by Sayona to estimate project costs for the DFS. All costs received in USD were multiplied by 1.33 to calculate the equivalent CAD value. (Table 19‑2). All amounts in the study were converted to Canadian Dollars.

19.2.3	Transport cost

An analysis was undertaken during the DFS (SNC-Lavalin, 2023f) to define the options and associated costs for transporting 300,000 tpy of 6.0% Li2O concentrate from the Moblan site to the Port of Quebec City. The chosen transportation option is to truck the concentrate from site to Chibougamau and then transfer the concentrate to train for railing to the Port of Quebec City.

A transportation cost of 147.87 $/t was calculated for a Li2O 6.0% wet concentrate, amounting to 925.3 M$ over LOM (Table 19‑3). The cost calculation considers a moisture content of 7%.

Moblan Technical Report Summary, Quebec, Canada
Table 19‑3 – Concentrate transport assumptions

Concentrate transportation	Value	Unit
Transportation cost	147.87	$/t concentrate
Moisture content	7%
Total concentrate transportation cost over LOM:	925.3	M$

19.2.4	Royalties

On September 30, 2021 (Sayona Mining Limited ASX press release Sept. 30, 2021), Sayona (through its subsidiary Sayona Nord) signed an agreement to acquire the Moblan Lithium Project in the Eeyou Istchee James Bay territory of northern Quebec. On October 15, 2021, under an agreement with LRC, Sayona completed its acquisition of a 60% stake in the Moblan Lithium Project held by Guo Ao Lithium Ltd (“Guo Ao”) for US$86.5 million. Moblan was 40% owned by SOQUEM Inc., a wholly owned subsidiary of Investissement Québec, which waived its right of first refusal in connection with Sayona’s acquisition of the Moblan Interest (refer to ASX announcement of September 30, 2021).

The acquisition followed an oversubscribed AU$100 million placement to North American and other global institutional investors (refer to ASX announcement of October 4, 2021. A Non‐Renounceable Rights Issue (refer to Sayona’s Prospectus issued October 4, 2021) was developed to raise an additional AU$25.5 million at the same offer price as the Placement, ensuring all shareholders have the same opportunity to participate in Sayona’s growth.

Guo Ao’s 60% interest in the Project included certain mineral claims, technical data and studies, as well as the rights of Guo Ao in the joint venture formed with SOQUEM (40% partner). In consideration for the assignment by LRC of its rights to acquire the Moblan Interest, Sayona has agreed to the following terms with LRC:

1.	In consideration of a US$5 million payment by LRC, Sayona grants LRC a Gross Overriding Revenue (“GOR”) royalty on the Moblan Interest, calculated as follows:
a.	2.5% for the first 1 Mt milled per annum produced from the Moblan Project.
b.	1.5% for any tonne of ore per annum produced from the Moblan Project in excess of the first 1 Mt.
2.	Sayona and LRC enter into an offtake agreement with respect to the Moblan Project on the following key terms:
a.	10% of Sayona’s ownership participation in the Moblan Project of the annual production over the life of mine.
b.	Price at a 5% discount to the prevailing market terms.
3.	Payment by Sayona to LRC of a US$1 million structuring fee on closing the acquisition of LRC’s rights to acquire the Moblan Interest.

Moblan Technical Report Summary, Quebec, Canada
On December 31, 2023, SOQUEM transferred all Moblan Property claims to Investissement Québec, who are now a 40% partner in the Moblan Property according to the document entitled “Moblan joint venture agreement deed of assignment”, dated December 31, 2023 (SOQUEM Inc., 2023).

Table 19‑4 – Summary of mining titles constituting the Moblan James Bay Property Group

Property	Number of Mining Titles	Total Area	Ownership	Royalties
Moblan	20	433.37	60% Sayona /40% Investissement Québec
GOR royalty to LRC:
•    2.5% for the first 1 Mtpy
•    1.5% for any tonne milled per annum in excess of the first 1 Mt
Offtake agreement with LRC:
•    10% of Sayona’s ownership participation in the annual production over the LOM
•    Price at a 5% discount to the prevailing market terms

Table 19‑5 presents the results of the royalties’ total cost over LOM.

Table 19‑5 – Royalties cost to LRC over the Moblan Project LOM

Description	LOM Royalties	Unit
LRC Offtake Discount to Market Price (5% on 6% of sales)	46.6	M$
LRC Royalty (1.5% to 2%)	194.3	M$
Total Royalties:	240.9	M$

19.2.5	Refining and mint costs

No refining or mint costs have been included in the financial analysis.

Moblan Technical Report Summary, Quebec, Canada
19.2.6	Revenue calculation

Revenue was calculated depending on the timing of the sales, which depends on the production rate, concentrate transportation, shipment batches and spodumene price at the time of the sale, with an average sale price of US$1,990/t realized. Sayona fixed a yield loss of concentrate through manipulation and transfers at 0.5% of total production. This lost is subtracted from the estimated revenues.

The province of Quebec promotes the development and exploitation of strategic minerals. To achieve this goal, the government is offering companies a new tax credit on production equipment. This tax credit was considered in the revenue calculations. Table 19‑6 summarizes the revenue calculations over the LOM, including concentrate transportation cost and royalties.

Table 19‑6 – Revenue over LOM for Moblan project

Revenue calculations	Units	Start-up	Production	Total
Revenue (spodumene sales)	M$	0.0	15,620.4	15,620.4
Spodumene yield loss	M$	0.0	(78.1)	(78.1)
Tax credit revenue	M$	31.6	15.2	46.7
Revenue:	M$	31.6	15,557.5	15,589.0
Concentrate transportation cost	M$	0.0	(925.3)	(925.3)
Net revenue:	M$	31.6	14,632.2	14,663.7
Royalties	M$	0.0	(241.0)	(241.0)
Total Revenue:	M$	31.6	14,391.2	14,422.7

19.2.7	Closure cost and financial guarantee

Under Quebec regulations, all mining projects must provide a financial guarantee for 50% of the closure and site rehabilitation cost as soon as the government gives authorization and 25% on each of the two subsequent anniversary dates.

The closure cost for the Moblan site is estimated to be 46.9 M$, divided as follows:

•	Year 0: 50% = 23.4 M$, March 2025.
•	Year 1: 25% = 11.7 M$, March 2026.
•	Year 2: 25% = 11.7 M$, March 2027.

Moblan Technical Report Summary, Quebec, Canada
19.2.8	Other environmental costs

Other environmental costs related to the Project include:

•	Compensation for loss of wetlands and water bodies.
•	Compensation for loss of fish habitats.
•	Compensation for loss of forest land.
•	Compensation for impacts on caribou.

The calculated total for other environmental costs is 21.2 M$ over the LOM.

Table 19‑7 – Summary of project closure and other environmental costs

Area	Cost
Currency: CAD	$/y
Co-disposal pile	14,340,378
Ore stockpile - Concentrator	780,948
Overburden and topsoil stockpiles	33,462
Backfilling of collection ditches	123,284
Dismantling of pumps and pipes	392,211
Treated water basin	497,290
Collection basin	1,725,125
Pit dewatering basin	102,723
Industrial site	12,618,051
Pit and road infrastructures	2,759,691
Monitoring program at the site: 3 years during closure and 5 years during post-closure	3,681,450
Total - Restoration cost:	37,054,613
Indirect cost (engineering) [1]	3,705,461
Contingency [2]	6,114,011
TOTAL - Financial guarantee reimbursement:	46,874,085
Other environmental costs:	21,215,977
Total closure and other environmental costs	68,090,062

It should be noted that indirect costs for engineering are equivalent to 10% of the total restoration cost. An additional 15% of the combined direct restoration and engineering costs has been applied as contingency.

Moblan Technical Report Summary, Quebec, Canada
19.2.9	Social cost – compensation for Cree land use

Sayona is currently discussing with the Cree community regarding compensation for Cree land use. As the discussions have not yet concluded, this cost was not considered in the Project’s financial analysis.

19.2.10	Salvage value

The salvage value of the Project is assumed to be null.

19.2.11	Costs not included

Some of the other costs that might eventually be added to the Project but were not considered in the financial analysis are the following:

•	Exploration costs outside of current planned pit areas (CA$25.9m has been allocated to ore control and exploration within the current planned pit areas)
•	Corporate fees

19.3	FINANCIAL ANALYSIS RESULTS

19.3.1	Pre-tax financial results

The financial analysis demonstrates a positive project with an estimated pre-tax NPV of 3,918 M$ (8% discount rate) and a pre-tax IRR of 47.4%. Life of mine is 21.1 years with a pre-tax payback period of 1.8 years. The pre-tax financial results are shown in Table 19‑8.

Moblan Technical Report Summary, Quebec, Canada
Table 19‑8 – Pre-tax financial results over LOM for the Moblan Project

Pre-tax financial results	Units	Start-up	Production	Total
Revenue
Total Net Revenue:	M$	31.6	14,391.2	14,422.7
Operating Expense – OPEX
Total OPEX:	M$		(3,248.0)	(3,248.0)
Operating cash flow	M$	31.6	11,143.2	11,174.7
Capitalize and sustaining Expense – CAPEX/SUSEX
CAPEX/SUSEX (excluding contingency)	M$	(822.6)	(82.9)	(905.6)
Contingencies	M$	(139.8)	(13.1)	(153.0)
Total CAPEX/SUSEX:	M$	(962.4)	(96.0)	(1,058.6)
Other costs
Financial guarantee reimbursement	M$	(46.9)		(46.9)
Other environmental cost	M$	(9.2)	(12.1)	(21.2)
Total Other Costs:	M$	(56.1)	(12.1)	(68.1)
Net cash flow:	M$	(986.9)	11,035.1	10,048.0
Pre-tax NPV	M$	3,918.4
Pre-tax IRR	%	47.4%
Pre-tax payback period	years	1.75

19.3.2	Taxation

The results of the pre-tax analysis (presented in the previous section) were sent to PricewaterhouseCoopers (PwC), who subsequently calculated the applicable taxes.

Mines in the province of Quebec are subjected to four levels of taxation:

•	Federal tax: federal level of taxation
•	Provincial tax: provincial level of taxation
•	Mining tax: provincial level of taxation
•	Carbon tax: provincial level of taxation

Since 2007, the province of Quebec has had its own carbon tax system. Therefore, the compensation for GHG emissions was considered under the taxation calculations. GHG emissions for the Project were estimated at a high level, yielding an average of 25,000 t of CO2 eq. per year for a total of 580,588 t of CO2 eq. over the LOM, which amounts to a LOM cost of 30.3 M$. Table 19‑9 presents the tax costs over the LOM.

Moblan Technical Report Summary, Quebec, Canada
Table 19‑9 – Tax costs over LOM for the Moblan Project

Pre-tax financial results	Units	Start-up	Production	Total
Mining tax	M$	0.0	1,817.3	1,817.3
Provincial tax	M$	0.0	974.4	974.4
Federal tax	M$	0.0	1,271.0	1,271.0
Carbon tax	M$	0.6	29.5	30.1
Total Tax:	M$	0.6	4,092.1	4,092.7

19.3.3	Post-tax financial results

Moblan achieves an estimated after-tax NPV of 2,187 M$ (8% discount rate) and an after-tax IRR of 34.4% with an after-tax payback period of 2.3 years, based on estimated probable mineral reserves of 34.54 Mt at 1.36% Li2O. See Table 19‑10 and Figure 19‑2 for details of the Project’s financial analysis over LOM. Note that there are no proven mineral reserves.

Moblan Technical Report Summary, Quebec, Canada
Table 19‑10 – Post-tax financial results over LOM for the Moblan Project

Moblan Technical Report Summary, Quebec, Canada

Figure 19‑2 – Cash flow over LOM

Moblan Technical Report Summary, Quebec, Canada
19.3.4	Financial Sensitivity Analysis

A sensitivity analysis was conducted, with the following items fluctuating +/- 15% :

•	Recovery rate
•	Mineral head grade
•	Spodumene price (+/- 30%)
•	Exchange rate
•	CAPEX/SUSEX costs
•	OPEX cost

Table 19‑11 presents the variation values tested for each of these factors.

Table 19‑11 – Sensitivity analysis factors

Factors	Base Case
Recovery rate	-15%	-10%	-5%	0%	5%	10%	15%
Mineral head grade	-15%	-10%	-5%	0%	5%	10%	15%
Concentrate 6% Li2O sale price	-15%	-10%	-5%	0%	5%	10%	15%
Exchange rate	-15%	-10%	-5%	0%	5%	10%	15%
CAPEX/SUSEX costs	-15%	-10%	-5%	0%	5%	10%	15%
OPEX costs	-15%	-10%	-5%	0%	5%	10%	15%

The impact of the NPV outputs was tested at discount rates of 0%, 5%, 8%, 10% and 12%. From this analysis, the usual 5% discount rate is also available. The results of the sensitivity analysis are summarized in Table 19‑12 and Figure 19‑3.

Table 19‑12 –  Sensitivity analysis results for post-tax NPV @ 8% discount rate (CA$m)

%Variation	-15%	-10%	-5%	0%	5%	10%	15%
Recovery [1]	1,709	1,876	2,030	2,187	2,339	2,489	2,643
Blended Li2O grade[1]	1,709	1,876	2,030	2,187	2,339	2,489	2,643
Spodumene price	1,686	1,861	2,027	2,187	2,347	2,506	2,665
Exchange rate	2,750	2,542	2,355	2,187	2,035	1,892	1,756
OPEX	2,268	2,241	2,214	2,187	2,160	2,133	2,105
Project CAPEX	2,225	2,213	2,200	2,187	2,174	2,162	2,149
Sustaining CAPEX	2,189	2,189	2,188	2,187	2,186	2,185	2,185
%Variation	-30%	-20%	-10%	0%	10%	20%	30%
Spodumene price ± 30%	1,131	1,503	1,861	2,187	2,506	2,825	3,142
Note: 1. It should be noted that there is no difference between variation on recovery or Li2O grade, they both affect the project identically.

Moblan Technical Report Summary, Quebec, Canada

Figure 19‑3 – Sensitivity analysis on NPV at 8% discount rate

Moblan Technical Report Summary, Quebec, Canada
Table 19‑13 and Figure 19‑4 provides the IRR results for the overall analysis.

Moblan Technical Report Summary, Quebec, Canada
Table 19‑13 – Sensitivity analysis results for post-tax IRR

%Variation	-15%	-10%	-5%	0%	5%	10%	15%
Recovery [1]	29.63%	31.33%	32.73%	34.37%	35.78%	36.98%	38.58%
Blended Li2O grade[1]	29.63%	31.33%	32.73%	34.37%	35.78%	36.98%	38.58%
Spodumene price	29.57%	31.25%	32.84%	34.37%	35.86%	37.30%	38.71%
Exchange rate	39.44%	37.62%	35.93%	34.37%	32.91%	31.54%	30.24%
OPEX	35.19%	34.91%	34.64%	34.37%	34.09%	33.81%	33.53%
Project CAPEX	37.89%	36.62%	35.45%	34.37%	33.35%	32.41%	31.53%
Sustaining CAPEX	34.44%	34.42%	34.39%	34.37%	34.34%	34.31%	34.29%
%Variation	-30%	-20%	-10%	0%	10%	20%	30%
Spodumene price ± 30%	23.70%	27.73%	31.25%	34.37%	37.30%	40.09%	42.76%

Figure 19‑4 – Sensitivity analysis on post-tax IRR at 8% discount rate

Moblan Technical Report Summary, Quebec, Canada
The Project is more sensitive to revenue assumptions than cost assumptions, with the spodumene price having a major impact on the Project’s profitability. The price is currently highly volatile, and due to this factor’s major influence, an additional analysis for spodumene price was done from -30% to +30% with the results are presented in Table 19‑14.

Table 19‑14 – Average annual spodumene price sensitivities

The sensitivity on metallurgical recovery was tested, with overall recoveries varying from 64% to 86%. The results of the sensitivity are presented in Table 19‑15.

Table 19‑15 – NPV sensitivity analysis results for recovery

%Variation	-15%	-10%	-5%	0%	5%	10%	15%
Average Recovery (%)	63.5%	67.2%	71.0%	74.7%	78.4%	82.2%	85.9%
Discount rate 0%	4,845	5,229	5,597	5,955	6,307	6,664	7,014
Discount rate 5%	2,492	2,714	2,922	3,129	3,332	3,533	3,738
Discount rate 8%	1,709	1,876	2,030	2,187	2,339	2,489	2,643
Discount rate 10%	1,334	1,474	1,602	1,735	1,863	1,987	2,118
Discount rate 12%	1,040	1,160	1,268	1,382	1,490	1,594	1,707
IRR	30%	31%	33%	34%	36%	37%	39%

With such a high market price for the concentrate, the cost factor has only a minor influence on the Project’s economics. The major factor that could influence project profitability at this stage is the revenue factor (market price and recovery).

If the market price drops drastically, then costs will be more challenging and should be followed more closely. However, an increase in OPEX or SUSEX costs should not affect the operation's profitability at a high level if the forecasted (higher) market price materializes, even after operations have commenced.

The tax credit revenue that applies to the acquisition of production equipment in the province of Quebec makes the CAPEX variation react differently to a rise or fall in the IRR variation. The more the expense, the more the tax credit on revenue.

Moblan Technical Report Summary, Quebec, Canada
20.	ADJACENT PROPERTIES

Figure 12‑10 shows all the current owners of mining titles adjacent to the Moblan James Bay Property Group. The Moblan Property, which hosts the Project, is totally surrounded by claims held by Austroid Resources Canada Inc.

The descriptions in this item are drawn from information publicly disclosed by the owners of the adjacent properties. The information about mineralization on adjacent properties is not necessarily indicative of mineralization on Sayona’s properties. The QP has not verified the mineral resource estimates or published geological information pertaining to the adjacent properties.

Various lithium, gold and base metal occurrences have been documented on mining titles near the Properties. The most prominent occurrence is the Archean porphyry system known as the Troilus copper-gold deposit (closed mine) located northeast of the Project in the Frotet-Evans greenstone belt. Another significant occurrence in the area is the Sirmac lithium deposit to the west of the properties.

The copper-gold Troilus deposit has a cumulative historical production of 68 Mt grading 0.1% Cu and 1.065 g/t Au between 1997 and 2009. This project still reports 177.3 Mt of indicated mineral resources at 0.75 g/t Au and 0.08% Cu and 116.7 Mt of inferred mineral resources at 0.73 g/t Au and 0.07% Cu (Troilus Gold Corp. press release of August 31, 2020).

The Sirmac lithium deposit contains 0.27 Mt of measured and indicated mineral resources at 1.38% Li2O and 0.05 Mt of inferred mineral resources at 1.39% Li2O (Vision Lithium Inc. press release of February 21, 2023).

Moblan Technical Report Summary, Quebec, Canada

Figure 20‑1 Moblan James Bay property group and adjacent ground

Moblan Technical Report Summary, Quebec, Canada
21.	OTHER RELEVANT DATA AND INFORMATION

21.1	EXECUTION PLAN

The Project will be constructed and then executed as an owner-manager model. The model features a core management team providing the following key services for the Project:

•	Project management
•	Project controls services
•	Procurement and contracts and logistics coordination
•	Engineering management
•	Construction management
•	Commissioning management
•	Health, safety, security and environment

Contractors and/or vendors will be engaged on a commercial basis to provide services, materials or equipment. These packages of work will be primarily self-managed by the suppliers and contractors, with the core management team providing supervision, performance reviews and contract management.

To reduce CAPEX by avoiding the application of contractor profit margins, Sayona will be responsible for the acquisition of materials and equipment required for the Project. Service providers and/or contractors will only be required to supply low-value or small quantities as part of their contractual engagement.

21.1.1	Project Management

The management team will include the Project Manager, their direct reports as well as administration support, who are employees of Sayona, such as:

•	Procurement team
•	Project control team
•	Construction management team
•	Health and safety team

21.1.2	Engineering Management

Engineering management will be coordinated by a single role, with each engineering discipline lead reporting to the manager. These personnel are direct employees of Sayona.

Moblan Technical Report Summary, Quebec, Canada
21.1.3	Engineering Services

Engineering services will be outsourced in support of each discipline as required. Service providers will be assessed for capability, cost, reliability and availability. The engineering management personnel will coordinate and oversee the outsourced engineering projects.

If there is a requirement for a specialized engineering service, it will typically be sourced through a sub-consultancy arrangement to an approved external provider.

21.1.4	Other Support Services

Sayona will provide other support services to advance project development. These may cover the following areas:

•	Regulatory/permitting
•	Landowner interaction
•	Community
•	Commercial/legal
•	Administration
•	Site maintenance
•	Site services

21.1.5	Contracting Model

Sayona will provide all project work, including project management, engineering management and shared services. Sayona will manage the delivery contracts for services and/or equipment and materials. All legal terms and conditions are to be provided by Sayona.

21.1.6	Construction Infrastructure

Certain minor pieces of infrastructure must be in place before the commencement of the main infrastructure construction.  The temporary construction installations planned for the Project are:

•	Construction camp (which will remain after the end of the construction)
•	Temporary offices (engineering)
•	Concrete batch plant with a sedimentation pond
•	Portable crusher plant
•	Temporary water treatment plant
•	Temporary maintenance shop
•	Refrigerated container
•	Construction gensets

Moblan Technical Report Summary, Quebec, Canada
Until the temporary camp is ready on site, the accommodation for construction personnel will be offsite of the mine. Contractors will be responsible for accommodations and meals at offsite camps, hotels, and apartments, which include the nearby community of Chibougamau or the two existing logging camps.

Communications at the site will include satellite internet for data and VoIP, satellite telephones, radio and tower telephones, and cellular phones.

A portable aggregate crusher plant with screens will be required on-site. The plant will be capable of producing materials for roads and the concrete batch plant that will also be temporarily installed on-site.

21.2	PROJECT RISKS

A quantitative risk analysis was performed as part of the DFS and is detailed in the risk analysis report (SNC-Lavalin, 2023e). The risks listed below are the top risks detailed in the risk analysis report:

•	More stringent discharge criteria for regulated and non-regulated elements (chloride, ammonia, etc.) than considered in the DFS.
•	Insufficient flood control consideration in the design.
•	Significant cost increase from market overheating.
•	Uncertainty of geotechnical foundations.
•	Uncertainty about waste rock potential acid generation and leaching.
•	Uncertainty of hydrology in the footprint of the co-disposal pile.
•	Uncertainty of final effluent discharge point location.
•	Uncertainty of borrow pit aggregate quality.
•	Uncertainties of on-site accommodation.
•	Underestimation of various systems and applications integration.
•	Uncertainties related to a ‘fast track’ FS.
•	Uncertainty of project human resources.
•	Uncertainty of business communities (Indigenous and non-Indigenous) experience and capacity, which has not been verified or investigated in FS.
•	Delays related to obtaining specific ministerial permits and authorizations (MELCCFP).
•	Unavailability of an electrical power source required for pre-operational activities.

Table 21‑1 lists the highlighted significant internal risks, potential impacts and possible risk mitigation measures that could affect the economic outcome for the properties. The list does not include the external risks that apply to all mining projects (e.g., changes in metal prices, exchange rates, availability of investment capital, change in government regulations, etc.).

Moblan Technical Report Summary, Quebec, Canada
Table 21‑1 Summary of Moblan Project internal risks

RISK	POTENTIAL IMPACT	POSSIBLE RISK MITIGATION
Presence of lithium minerals other than spodumene (lepidolite, holmquistite, petalite, etc.).	Local inaccuracy in estimated Li2O value. Potential inadequate process for lepidolite (ex: current process for spodumene).	Geometallurgy, mineralogical and geochemical characterization of the various pegmatite fields and inclusion of new attributes in the block model to refine the mine plan and its sequence.
Lithological descriptions in the current database do not always capture the distinctions between pegmatite, aplite and greisen.	Local overestimation of pegmatite tonnage.	Litho-structural modelling is underway to confirm geological continuities and sub-domains.
Limit of samples in the drilling database that do not always comply with the sampling protocol.	Local inaccuracy of estimation of lithium and iron content	Additional drilling, re-sampling and geochemical characterization of lithologies will mitigate the risk
Additional mining dilution	Dilution could affect the process and process recovery, which would majorly impact the project economics as it directly affects the revenues.	Establish a solid ore control program and adopt selective mining methods from the start of the excavation.
Potential pit wall failure	Specific wall stability analysis was not performed for phases and final design. Potential local failures were not addressed in pit design.	Perform wall stability analysis and proceed with design modification if required.
Natural hazards leading to operational stoppage	Winter storms, spring break-up and wildfires could lead to operational stoppage in open pits.	ROM is designed to have at least 140 kt of ore to prevent an operational stoppage of the process plant due to natural hazards.
Metallurgical recoveries are based on small-scale testwork	Recovery might differ negatively from what is currently assumed, which would have a major impact on the economics of the Project as it	Conduct additional metallurgical tests on the Moblan deposit.
directly affects the revenues.

Moblan Technical Report Summary, Quebec, Canada
Additional mine dilution as the mining schedule is further developed	Reduction in lithia throughput and final concentrate not meeting specifications	Include additional ROM stockpile capacity to blend high-dilution material with low-dilution material. Review ore sorter capacities to maximize throughputs based on sizing split.
Surface geotechnical evaluations are not available for the deposit	Geotechnical challenges to mining to the deposits, mining costs might differ negatively from what is currently assumed	Conduct geotechnical characterization and overburden characterization (for slope stability) to confirm soil quality and validate assumptions.
Small number of geomechanical drill holes	Geomechanical challenges to mining the deposits (walls instability)	Conduct additional geomechanical testing to confirm rock quality and validate assumptions.
Social community licence	Possibility that the population does not accept the mining project	Maintain a proactive and transparent strategy to identify all stakeholders and maintain a communication plan. Ensure the main stakeholders have been identified and their needs/concerns understood.
Continue to organize information sessions, publish information on the mining project, and meet with host communities.
Necessity to remove existing lakes and wetlands	Mining costs might differ negatively from what is currently estimated for water inflow rates	Conduct a hydrogeological assessment to better estimate water inflow rates.
	Possibility that the population does not accept the mining project	Conduct an environmental baseline study to evaluate potential environmental impact.
Continue to organize information sessions, publish information on the mining project, and meet with host communities.
Electrical power	Possibility of delay in constructing the main power line 161KV	Prepare detailed engineering and procurement documents for diesel generators for commissioning and operation.

Moblan Technical Report Summary, Quebec, Canada
Seepage criteria at the mine waste facility do not comply with Quebec Directive 019 for acid- generating mine waste (subject to confirmation of acid generation potential of mine waste)	Cost increase of the mine waste co- disposal pile due to the need to install an impermeable liner (geomembrane) at the base of the pile	Complete geochemical studies of waste rock to confirm its acid generation potential.
	Potential delays in obtaining permits.	Complete hydrogeological studies and numerical modelling of seepage to confirm seepage rate.
If necessary, review the design of the co-disposal pile to include an impermeable liner at the base.

Moblan Technical Report Summary, Quebec, Canada
21.3	PROJECT OPPORTUNITIES

Significant opportunities that could improve the economics, timing and permitting for the properties are shown in Table 16‑1. Further information and studies are required before these opportunities can be included in the project’s economic assessment.

Table 21‑2 Summary of Moblan Project opportunities

OPPORTUNITIES	EXPLANATION	POTENTIAL BENEFIT
Potential Ta, Rb and Cs by-products	Economic potential for Moblan pegmatites has been addressed for	Potential by-product and better economic returns
Li2O mineralization only
Additional infill drilling on Moblan	Would likely confirm and improve confidence in the known zones (Main, South, Inter and Moleon)	Potential to increase mineral resources (and increase the indicated mineral resources by converting inferred mineral resources)
Exploration drilling on Moblan	Opportunities to extend the mineralized zones	Potential to increase mineral resources
The properties are underexplored outside the known mineralized zones	The properties cover a significant length of the prospective FEGB. A large area of the Property is underlain by the Chatillon Formation volcanics, known to host VMS mineralization.	Potential for new discoveries
Mining fleet Automation	Automation is not available for mining equipment selected for the Project. There are strong possibilities that it will be available on the market before the end of LOM	Reduce personnel requirements, standardize operation and cycles
Electrification of Mining Equipment	Electrification is not available for mining equipment selected for the Project. There are strong possibilities that it will be before the end of LOM.	Reduce diesel consumption and GHG emissions.

Moblan Technical Report Summary, Quebec, Canada
Fire Protection Pumping Station	Presently located at Coulombe Lake. The design can be modified to reduce costs and volume of natural lake water required.	Reduce impact on environment, cost and optimization
Water treatment at the concentrator	The possibility of pre-treatment of the process effluent at the concentrator instead of sending it to the contact water collection pond.	Allow better control on the volume and contaminant load sent to the contact water collection basin thus reducing the impact on the environment and encourage treatment at the source.
Ore sorter efficiencies at coarse crush size	Current ore sorter feed size impacts the number of crushers and, therefore, the ore sorter units	Undertake ore sorting testwork at a coarse size to reduce crusher and ore sorter unit requirements.
Crusher circuit design factor 1.3 reduced to 1.2	Current factor means a larger jaw crusher is required, which has a limited CSS. Being able to select a	Reduction in Jaw crusher numbers and coarse ore sorter requirements smaller unit means a finer CSS is possible.
300m No build limit from Route du Nord	Preparation for negotiations with local authorities on the possibility of eliminating this limit	Reduce the land footprint and consequently the cost of the infrastructures (CAPEX and OPEX)
Agreement for the electrical line
Assumption of electricity supply to the Moblan site is based on a potential agreement with a third party to sell the energy. Sayona could build and own the electrical line to Moblan instead of having a third-party agreement.

As the CAPEX has little effect on the economics of the Project, owning the electrical line will save cost on the long term OPEX. Should the spodumene price fall, the cost reduction will have a significant impact.

Buy the production mobile equipment from the start	Production equipment is leased during preproduction and operation to reduce CAPEX and SUSEX	Even if the cost parameters have little effect on project economics, the tax credit revenue that applies to production equipment acquisition can yield savings if the equipment is purchased.
In-pit disposal of mine waste	Possibility of disposing some of the waste rock and/or tailings	Reduction of size and cost of mine waste co-disposal pile.

Moblan Technical Report Summary, Quebec, Canada
	into one of the pits once exploitation has finished	Reduction of project footprint.
Add concentrate silo and dryer at the concentrate plant	Mitigate the risk of material freezing during winter, therefore impacting loading frequency	Operational

Moblan Technical Report Summary, Quebec, Canada
22.	INTERPRETATION AND CONCLUSIONS

22.1	GEOLOGY AND MINERAL RESOURCES ESTIMATE

The 2023 MRE was prepared using all available validated information and updated economic assumptions such as forecast commodity prices, exchange rates, constraining tonnages and cut-off grades. The following conclusions were reached after conducting a detailed review of all pertinent geological information and completing the Moblan 2024 mineral resource estimate:

•	The Project contains an estimated:
o	6.3mt of measured Resources at 1.46% Li2O,
o	43.6mt of indicated Resources at 1.16% Li2O,
o	21.0mt of inferred Resources at 1.02% Li2O,
o	A total of 70.9mt of Resources at 1.15% Li2O.
•	The results demonstrate the geological and grade continuities of the Moblan lithium pegmatites and the significant size and relatively high-grade nature of the overall deposit.
•	The drill holes provide sufficient information for the mineral resource estimate of the deposit, resulting in measured, indicated and inferred categories.
•
Additional diamond drilling may possibly upgrade some of the current inferred mineral resources to the indicated category or better and identify additional mineral resources down-plunge and in the vicinity of the currently identified mineralization.

•
The initial results of an ongoing drilling program, whose results were not included in the current MRE, have been confirming the overall geological continuity and distribution of Li2O grades. Some resources currently in the inferred category may potentially be upgraded to the indicated category, whilst new pegmatites are being discovered and are being added to the periphery of known pegmatites domains.

•
The Properties provide the issuer with an extensive district-scale land position over a roughly 4 km-long northeast trending stretch of the Frotet-Evans Greenstone Belt, representing a considerable potential for expansion.

22.2	MINERAL RESERVES ESTIMATE

Key conclusions from the mineral reserve estimate process are provided below:

•	The Project contains estimated probable reserves of 34.5 Mt of ore grading 1.36% Li2O with a cut-off grade of 0.60% Li2O and a maximum Fe grade of 2.80%.
•	There are no proven reserves.
•	The mineral reserves have been estimated using a detailed final design and LOM plan. The LOM plan includes preliminary phases to optimize the processing feed grade and minimize the initial

Moblan Technical Report Summary, Quebec, Canada
mining stripping ratio. mineral reserves have been evaluated over a complete LOM cashflow, including site preparation, infrastructure and mine closure capital costs and all operating costs.

22.3	MINERAL PROCESSING AND METALLURGICAL TESTING

The conclusions from the mineral processing and metallurgical testing are as follows:

•	The current proposed flowsheet with 5% ROM dilution should produce a final concentrate with a lithia grade of 6.0% and Fe2O3 < 1.4%.
•	The concentrator is designed to produce saleable spodumene concentrate via DMS and flotation.
•	The circuit has been designed to nominally process 1,752,000 tpy.
•	The plant feed is based on the mine plan, with mining dilution taken into consideration.
•	An average of 74.7% lithium recovery was used for the design.

22.4	PROJECT INFRASTRUCTURE

The conclusions regarding project infrastructure are as follows:

•	A new transmission power line will be required to develop the Project.
•	The site contains no current infrastructure, requiring all access roads and buildings needed for the mining operation to be built.
•	A permanent and temporary accommodation complex will be built to house a site population of:
o	500 people during construction
o	300 people during operation
•	Mining infrastructure buildings are planned for day-to-day site maintenance and operations.

22.5	TAILINGS FACILITIES

A combined waste rock and filtered tailings co-disposal facility will be utilized during the entire life-of-mine schedule.

Site preparation will involve clearing and grubbing vegetation in the co-disposal facility footprint and stripping organic topsoil, which will be stockpiled in an area adjacent to the pile for progressive reclamation.

Moblan Technical Report Summary, Quebec, Canada
The general concept of the co-disposal facility was developed to combine waste rock and tailings. Waste rock will be placed underneath the co-disposal facility to keep the water table as low as the natural ground level and improve stability.

The construction sequence was developed to allow progressive rehabilitation using geomembrane, overburden material and topsoil, thus reducing the amount of contact runoff water to be managed during operations. The cover with the geomembrane will be reconsidered based on ongoing geochemical test results (kinetics tests).

22.6	WATER MANAGEMENT

Site contact water from the mining industrial area, the co-disposal facility, open pit seepage and process effluent will be conveyed by gravity via ditches or by pumping to a contact water collection basin. The contact water will then be treated prior to discharge to the environment. If required, a portion of the water will undergo further treatment for re-use in the processing plant.

Non-contact water will be collected and diverted to local watercourses via diversion ditches.

22.7	ENVIRONMENT

Although an ESIA study is still underway, the available information to date does not reveal any significant environmental risk posed by the Project. The associated loss of wetlands and fish habitats will be managed through a compensation program, and the forest land that the project infrastructure will impact will be brought back to forest land upon completion of operations and closure of the site.

The project area is part of a displacement route of the Boreal Woodland Cariboo (Rangifer tarandus caribou), which is considered a threatened species. The Project’s impacts on this component and the most appropriate mitigation measures will be evaluated and defined when the ESIA is finalized.

According to the available information, tailings are not acid-generating, but the potential acid generation of waste rock is uncertain. Because of this, a closure plan for the mine waste co-disposal facility has been conservatively designed to prevent acid generation and metal leaching. This design will be reviewed once the geochemical characterization program is completed.

Special provisions are applicable for environmental permitting given that the Project lies within territory subject to the James Bay and Northern Quebec Agreement and Complementary Agreements (“JBNQA”) signed by Canadian and Quebec governments and the Cree and Inuit nations. The approval procedure for the ESIA passes through COMEX (the Environmental and Social Impact Review Committee), in which the Cree Nation Government and the Government of Quebec are represented. Sayona has already initiated a consultation process with Cree and non-Cree stakeholders. To date, the general climate of the relationship

Moblan Technical Report Summary, Quebec, Canada
between the Project and the community has been pacific, and communities have positive expectations from the Project. There are no indications of serious existing or potential conflicts between the Project and the neighboring communities.

22.8	FINANCIAL ANALYSIS

The Project demonstrates long-term financial and technical viability. The estimated pre-tax NPV is 3,918M$ at an 8% discount rate and a pre-tax IRR of 47.4%.

The estimated after-tax NPV is 2,187M$ at an 8% discount rate and an after-tax IRR of 34.4% with an after-tax payback period of 2.3 years.

The average market price over the LOM used for the study is US$1,990/t for 6.0% Li2O concentrate (CAD2,653 /t).

The operation is expected to generate a total net revenue over the LOM of 14,423M$ including royalties and concentrate transport to the port in Quebec City.

Total cost over the LOM period is 4,375M$, including CAPEX/SUSEX, OPEX and other costs such as environmental and mine closure costs.

A sensitivity analysis indicated that the Project is more sensitive to revenue assumptions than cost assumptions, with the spodumene price (combined with exchange rate) having the biggest impact on the Project’s profitability. A 10% drop in spodumene price reduced the NPV by ~15%. Li2O grade had the next biggest impact on NPV, with a 10% drop in grade resulting in a 14% decrease in NPV.

Moblan Technical Report Summary, Quebec, Canada
23.	RECOMMENDATIONS

Due to the relatively large net present value calculated in the DFS, a detailed work program has been devised to help progress the development of the project.

23.1	RECOMMENDED WORK PROGRAM

23.1.1	Geology and Mineral Resources Aspects

The primary geological recommendation is to update the Project’s mineral resource estimates once all the results from the ongoing 2023 drilling program have been obtained and are considered validated and final. The potential for increasing and converting mineral resources lies mainly in the following areas:

•	the junction between the Main and South pegmatites,
•	the Main pegmatites at depth,
•	to the east of Main pegmatites,
•	to the west of the Moleon pegmatites,
•	in the Moleon zone, and
•	to the south of the South and Inter pegmatites.

Several secondary recommendations have been drafted, including:

•	the potential for the sale of by-products such as Tantalum, Rubidium and Cesium should be evaluated when updating the lithium resources.
•	The Fe distribution in the model should be reviewed and updated base on all new information acquired from the drilling programs.
•
Development of a geometallurgical characterization model is recommended, including mineralogical aspects (mineral phases) and metallic signatures (other related secondary elements). Adding these new attributes to a mineral resource block model could help improve and update mine planning.

23.1.2	Hydrogeology

To locate the water-bearing fracture networks and more precisely define groundwater inflow and pore pressure along the pit slopes, additional water level measurements, borehole profile tracer tests (or packer tests) and variable-head permeability tests should be conducted in between 20 and 30 existing or new diamond drill holes.

Moblan Technical Report Summary, Quebec, Canada
For environmental purposes, additional groundwater modelling should be done with new hydrogeologic data on overburden thickness, hydraulic conductivity and waste rock porewater quality to assess the impact of the tailings and waste rock co-disposal facility on groundwater quality.

23.1.3	Mining

Geomechanical Data

Gathering additional geomechanical data to refine the rock mass properties is recommended. Specifically, further data is needed to identify sectors with weaker rock mass properties that may cause issues with mining operations, including rhyolite and meta-sediments.

The lithological aspect of the litho-structural model should be improved to better locate areas with different types of geomechanical units, especially those with unfavorable properties. This additional data  will allow for better sizing of benches and walls.

Shear tests should be conducted to better assess the shear strength of joint sets and major structures. Additional laboratory tests will be required to specify the strength curves of the units encountered. Consequently, it will be necessary to better characterize the anisotropy created by schistosity, which is locally encountered or common in certain geomechanical units.

When the first pit benches are excavated and fresh rock exposed, geomechanical surveys should be conducted to confirm the properties observed in boreholes.

When geomechanical data is updated or the pit design modified, the geomechanical stability analyses should be modelled to ensure the recommended slope configurations are still valid.

Mining Technologies

An analysis of operational mining technologies should be initiated as this could benefit the Project in terms of profitability, ore control, mine dispatch, georeferenced mining, AI-assisted planning and equipment automation.

Mine planning practices could be expanded to include detailed haulage assessments to provide more context on the trucking requirements over the entire LOM. An assessment of the possible benefits of dumping waste material in-pit, including reduced carbon emissions and final closure costs, should be completed.

Bulk Sample

A bulk sample could be collected from the Main, South, Inter and Moleon domains to confirm the DFS assumptions regarding mining, dilution control, processing plus tailings and waste rock management.

Moblan Technical Report Summary, Quebec, Canada
23.1.4	Processing

The following activities are recommended for advancing process optimization and development, with some already in progress:

•	Conduct additional ore sorter testing, particularly at lower grades, before proceeding with the detailed design. An updated mine plan should guide the testing.
•	Ore sorting on a coarse crush product to confirm that the wet plant feed grade Fe2O3 content of < 1.0% is achievable across the full suite of mining variability modelled.
•	Evaluation of a lower grade concentrate option in the design should be considered, especially for periods when ROM feed grades are low.
•	Additional work on the DMS coarse fraction is required to confirm recovery expectations from the current commercially available magnetic separation equipment (Longi Belt).
•
Advanced stockpiling and blending practices should be developed once the mine plan is upgraded. The new strategy must mitigate the impact of low-grade pockets through better understanding and temporal distribution.

•	Detailed water evaluation to understand impurity build-up rates during flotation-locked cycle test programs.
•	Material flow characterization across the various feeds and products in the flowsheet.
•	Additional testing is needed for filtration evaluation to consider improvements or variations to the current design basis on both the concentrate and tailings streams.
•	Review the work undertaken by other disciplines (environmental) to confirm that TCLP and TML are understood and correlate to the plant design parameters as necessary.

23.1.5	Surface Infrastructure

The following items are recommended for the next phase of infrastructure development:

•	Optimization of geotechnical information for all infrastructure components, such as buildings and roads.
•	Installation of wells and initiation of pumping tests and water analyses for drinking water and process water supplies.
•	Final characterization of the main borrow pit by testing the load-bearing capacity of soils and mapping the bedrock profiles under future buildings at their planned locations.

23.1.6	Water Management

The following work is recommended for the next phase of water management:

•	Optimize the water treatment capacity and sizing of the contact water collection basin by considering the detail engineering around the co-disposal pile regarding its construction

Moblan Technical Report Summary, Quebec, Canada
methodology, construction schedule and progressive rehabilitation, and the facility’s impact on the site’s water management plan.
•
Optimize the water treatment process as more information becomes available on the geochemical characteristics of the waste rocks, tailings, process effluent and the results from the environment impact assessment study.

•	Optimize the treatment of the process effluent produced by reverse osmosis technology to better manage the chloride and total dissolved solids concentration.
•
Based on the available space, evaluate the possibility of building separate contact water collection basins, one for the co-disposal pile and the other for the industrial zone. This option could simplify the design of the gravity drainage system, making it more robust and reducing the size of the hydraulic infrastructure and pumping stations.

•
Review and adjust the number of non-contact water diversion ditches along the access road and around the industrial area to optimize the volume of water to manage on-site and divert it directly into the environment. Examine the option of adding sedimentation management infrastructure to manage total suspended solids of non- contact water to the environment.

23.1.7	Tailings and Waste Rock Management

With respect to tailings and waste rock management, it is recommended to:

•
Carry out a complementary geotechnical/hydrogeological investigation to clarify the stratigraphy and geotechnical/hydrogeological properties in the footprint of the co- disposal pile and related works.

•	Review borrow pits and material availability.
•	Optimize the location, size, design and construction sequences of the co-disposal pile according to the life of mine.
•	Review the localization of overburden and peat disposals.
•	Carry out seepage and stability analyses of the co-disposal pile and related works.
•	Prepare test pads to develop a construction methodology and optimize the operation of the co-disposal pile (QA/QC program).
•	Review the progressive rehabilitation and final rehabilitation plans.
•	Review quantities and material balances.
•	Perform hydrogeological modelling.
•
Complete phase 2 (kinetic testing) of the mine waste geochemical characterization and, according to those results, review the design and closure of the mine waste co- disposal facility. This work could be used to optimize the designs.

Moblan Technical Report Summary, Quebec, Canada
23.1.8	Environment

The following work is recommended for the next phase of the Project’s environmental and social aspects:

•	Complete the environmental and social impact assessment study and submit to the corresponding authorities for approval.
•
Complete and submit a mine restoration plan in accordance with applicable provincial regulations. The mine restoration plan should evaluate the different applicable options for site closure, including the in-pit disposal of mine waste.

•
Explore opportunities for collaboration with local Cree and non-Cree stakeholders (e.g., employment, local procurement, social development engagements, etc.) while maintaining the positive climate that currently prevails. Adopting a preventive approach toward social conflict is key to the success of the Project.

Moblan Technical Report Summary, Quebec, Canada
23.2	COST ESTIMATE FOR RECOMMENDED WORK

A budget estimate has been created as a guideline in liaison with the geology and engineering teams for the recommended two-phase work program. The budget for the proposed program is presented in Table 23‑1. Expenditures for Phase 1 are estimated at CA$31.8m (incl. 10% for contingencies). Expenditures for Phase 2 are estimated at CA$27.1m (incl. 10% for contingencies), with a total of CA$58.9m (incl. 10% for contingencies) forecast. Phase 2 is contingent upon the success of Phase 1.

Table 23‑1 Cost estimate of recommended work items

PHASE 1
WORK PROGRAM	BUDGET COST
Updated mineral resource estimates	150,000
Geometallurgy characterization and modelling	150,000
Drilling program (upgrading and adding mineral resources; 86,350 m)	25,905,000
Geomechanical fieldwork	263,000
Updated geomechanical stability analyses	40,000
Mining technology analysis and update LOM plan	200,000
Haulage study (trolley assist/battery-electric trucks)	250,000
Hydrogeology – water wells	250
Hydrogeology – field tests	100,000
Process scope	800,000
Complementary geotechnical/hydrogeological investigation	500,000
Update of the co-disposal pile design	400,000
Complete the kinetic tests of the mine waste geochemical characterization	150,000
Contingencies of 10%	2,890,825
Phase 1 subtotal	31,799,075

Moblan Technical Report Summary, Quebec, Canada
PHASE 2
WORK PROGRAM	BUDGET COST
Engineering to optimize water management infrastructure and treatment	100,000
Bench-scale testing of water treatment by vendors	30,000
Bulk sample	23,500,000
Hydrogeology – modelling the contaminant plume from the co-disposal pile	100,000
Process scope	900,000
Contingencies of 10%	2,463,000
Phase 2 subtotal	27,093,000

TOTAL (Phase 1 and Phase 2)	58,892,075

Moblan Technical Report Summary, Quebec, Canada
24.	REFERENCES

This report was compiled primarily from the report titled “NI 43-101 Feasibility Study Report for the Moblan Lithium Project, Eeyou Istchee James Bay Territory, Quebec, Canada” compiled by InnovExplo with an effective date of January 24th 2024.

All references used in the generation of this report, including the references from the NI 43-101 Feasibility Study Report for the Moblan Lithium Project, Eeyou Istchee James Bay Territory, Quebec, Canada report are provided below.

Abitibi Lithium Corporation. 1994; Moblan Property; unsigned document; GM 58597.

Aghamirian,m., and Imeson, D.; July 2012; SGS Lakefield; The Recovery of Spodumene from the Moblan Lithium Project.

Aghamirianm. (2012). An Investigation into the recovery of spodumene from the Moblan Lithium Project; Report. SGS Lakefield Research Limited; Project 13149-001.

Aghamirianm. (2018-2019). Raw data from the 2018 test work program; Raw data. SGS Lakefield Research Limited; Project 16998-01.

Aghamirianm., Imeson, D., 2019. An Investigation into metallurgical testwork on samples from the Moblan Property – Final Report. SGS Lakefield Research Limited; Project 16998-01, 194 p.

Aghamirian,m., Imeson, D., Gunning, C., Downing, S. 2019. An investigation into Lithium flowsheet development. Vision Lithium Inc. 188 p. GM 72796.

Alvarez, F. 2014. Geological evaluation of the Decouverte Property. Durango Resources Inc. 75 plans. 82 p. GM 68868.

Amrhar,m. 2020. Compilation géologique de la propriété Pyrox. Troilus Gold Corp. 2 plans. 35 p. GM 72004.

Asbury, B., Berezowski,m., Downiw, I.F., Hutton, D.A., McNutt, A., Palmer,m., Peacock, G., Wood, N. 1974. Compilation of work, June 1971 to March 31st, 1974, Maures project. Société de Développement de la Baie-James, Selco Mining Corp. Ltd. 49 plans. 71 p. GM 34060.

Ashton, A.S. 1965. 5 DDH logs with assays. Conwest Exploration Co. Ltd. 2 plans. 12 p. GM 16947.

Assad, R., Favini, G., Marleau, R.-A. 1980. Prévision du minerai cupro-zincifère dans le nord-ouest québécois; carte à l’échelle de 1:100 000. MRN. 122 p. DPV 671.

Moblan Technical Report Summary, Quebec, Canada
Assad, J.R. 1958. Report on the property. Claims Brosnan. MRN. 1 plan. 4 p. GM 07616. Assad, J.R. 1967. Copper prospect, Brock River. Canadian Northwest Mines+Oil L. 3 p. GM 09767.

Assad, J.R. 1960. Copper prospect. Bibis Yukon Mines Ltd. 3 p. GM 09769.

Assad, J.R. 1962. Report on recent developments in the Frotet-Troilus area. 5 p. GM 12872.

Auger, C.C., Brousseau, K. 2018. Compilation report on the northeast portion of the Troilus-Tortigny Property. Ressources Beaufield Inc. 251 p. GM 70562.

Authier, C. 1963. 7 DDH logs with assay results. Lenmac Mines Ltd. 1 plan. 8 p. GM 13425.

Baldwin, A.B. 1971. Notes on geochemical soil sampling tests. Cerro Mining Co. of Canada Ltd. 6 p. GM 27665.

Ballouard, C., Couzinié, S., Bouilhol, P., Harlaux,m., Mercadier, J., Montel, J.-M. 2023. A flesic metaigneous source for Li-F granites? Insights from the Velay anatectic dome (French Massif central) and implications for rare-metal magmatism. 10th Hutton symposium, Baveno, Italy.

Barr, W.H., Buxbaum, R.W., Farkas,m.S., Rainey, K.D., Lund, R.J. Summary report on mineral resources studies in the James-Bay region. Société de Développement de la Baie-James. 294 p. GM 34002.

Beattie, T., Lavoir,m.-E., Brassard, B. 2021. Troilus Gold Property (Route de la mine blocs centre). Troilus Gold Corp. 39 p. GM 72106.

Beaumier,m., Kirouac, F. 1995. Série de cartes géochimiques couleur. Échantillonnage des sédiments de lac. Région du Lac Assinica. SNRC 32J. MRN. 31 p. MB-95- 31.

Beauregard, A.J., Gaudreault, D. 1992. Report on a detailed geological survey and Beep- Mat reconnaissance survey, Projet 474-A (Frotet A). Placer Dome Inc. 3 plans. 151 p. GM 51959.

Beauregard, A.J., Gaudreault, D. 2005. Technical field work report on the Frotet Property.

Claims Robert. 48 p. GM 62240.

Bedard, E. 2012. Assessment report, 2011 Airborne geophysical survey on the Descouverte Property. Atocha resources Inc. 7 plans. 127 p. GM 66783.

Bedeaux, P., Rafini, S., Pilote, P. and Daigneault, R. 2018. Modelling Seismically Induced Mesothermal Goldfields along the Deep-Rooted Cadillac-Larder Lake Fault, Abitibi, Canada. Geofluids. Volume 2018. P. 1-21.

Béland, Joanie, géo. Stag. Schmitt, Laury, ing.; Janvier 2011; Soquem Inc.; Rapport de campagne de forage 2010; Propriété Moblan (1331), SNRC 32 J/10, Canton 1222; Secteur de Frotet; GM 65828.

Beland, J., Gagnon, J.F., Schmitt, L. 2009. Rapport d’exploration 2009, properiété

Moblan Technical Report Summary, Quebec, Canada
Moblan. SOQUEM Inc., Globestar Mining Inc. 1 plan. 166 p. GM 64838.

Beland, J., Schmitt, L. 2011. Rapport de campagne de forage 2010, properiété Moblan 1331. SOQUEM, Globestar Mining Inc. 28 plans. 1719 p. GM 65828.

Bedard, E. 2013. Mapping and sampling at the Decouverte Property. Durango Resources Inc. 3 plans. 54 p. GM 68230.

Bellavance, Y. 1998. Rapport annuel d’exploration 1997-1998, projet Odon. SOQUEM, Mines Lyon Lake Ltee. 16 plans. 123 p. GM 55787.

Bellavance, Y. 1999. Rapport annuel d’exploration, propriété Christiane. SOQUEM Inc.

9 plans. 94 p. GM 56423.

Bellavance, Y. 1999. Rapport annuel d’exploration 1998, secteur Frotet, propriété

Tortigny-est (1266). SOQUEM Inc. 2 plans. 30 p. GM 56446.

Bellavance, Y. 1999. Rapport annuel d’exploration 1998, secteur Frotet, propriété

Mélanie (1233). SOQUEM Inc. 5 plans. 35 p. GM 56564.

Bellavance, Y., Paré, P. 1999. Levé électromagnétique (EMH), propriété Romeo Boisvert (1275). Claims Frigon. 9 plans. 34 p. GM 56807.

Bellavance, Y., D’Ambroise, P., Schmitt, L. 2001. Rapport annuel d’exploration 2000,

projet REA-Frotet (225). SOQUEM Inc. 2 plans. 202 p. GM 59797.

Benchmark Mineral Intelligence, 2023. Lithium Market Balance Q3 2023.

Benn, K., Sawyer, E.W., Bouchez, J.L. 1992. Orogen parallel and transverse shearing in the Opatica belt: implications for the structure of the Abitibi subprovince. Canadian Journal of Earth Sciences 27, 1521-1535.

Benn, K., Moyen, J.F. 2008. The late Archean Abitibi-Opatica terrane, Superior Province: A modified oceanic plateau. The Geological Society of America, Special Paper, 440, p. 173–197.

Berezowsky,m. 1973. Diamond drill record. Selco Mining Corp. Ltd. 11 p. GM 29405. Berezowsky,m., Downie, I.F. 1973. Diamond drill record, Regnault project. Selco Mining

Corp. Ltd. 16 p. GM 29475.Bergmann, H.J. 1959. Report on the property, Frotet Lake area. Robar Mining Corp. 8 p. GM 08853.

Berezowski,m. 1974. Diamond drill record, Troilus Lake area. Selco Mining Corp. Ltd. 2 plans. 7 p. GM 30280.

Moblan Technical Report Summary, Quebec, Canada
Berezowski,m. 1975. Diamond drill record, Troilus Lake area. Selco Mining corp. Ltd. 1 plan. 4 p. GM 30728.

Berezowski,m., Downie, I.F. 1975. Summary of diamond drilling, April 1974 to April 1975, De Maures area. Selco Mining Corp. Ltd., Société de développement de la Baie- James. 59 p. GM 34061.

Bergmann, H.J. 1959. Supplementary report on the properties. Roberval Mining Corp. 2 p. GM 08890.

Bernard, J., Arguin, J.-P., Guérin-Tremblay, H. 2021. 2020 surface exploration work on the Pallador project, Regnault, Golden road and Diléo-nord blocks. UrbanGold Minerals Inc. 2 plans. 389 p. GM 72010.

Bernard, J., Arguin, J.-P., Guérin-Tremblay, H. 2021. 2020 drilling campaign on the Pallador project, Golden road block. Urbangold Minerals Inc. 1 plan. 234 p. GM 72024.

Berry, T.F. 1966. Preliminary investigation of a zinc ore. Tache Lake Mines Ltd. 10 p. GM 19524.

Bertrand, B. 1978. Rapport d’une visite à une propriété manière près du Lac Sirmac. Société de développement de la Baie-James, Claims Audet. 3 plans. 12 p. GM 33998.

Bertrand, C. 1978. Rapport sur la recherche d’or, Frotet 1978. Société de développement de la Baie-James. 3 plans. 20 p. GM 38185.

Betit, H. 1980. Programme de vérification d’anomalies géochimiques et radiométriques,

Campagne 1979. Société de développement de la Baie-James. 58 plans. 562 p. GM 38459.

 Betz, J.E., Kloeren, C.J. 1973. Preliminary report on the Brosnan (Boulder) Group.

Yorbeau Mines Inc. 1 plan. 7 p. GM 28455.

Bidgood, N. 1959. Report on geological mapping, Frotet Lake area. Claims Sabourin. 1 plan. 2 p. GM 09315.

Bidgood, N. 1959. Report on geological mapping, Frotet Lake area. Fundy Bay Copper Mines Ltd. 1 plan. 2 p. GM 09316-A.

Bidgood, N. 1963. 5 DDH with assay results. Tache Lake Mines Ltd. 1 plan. 14 p. GM 13723.

Bidgood, N. 1965. Diamond drill log, Tache Lake Mines. Tache Lake Mines Ltd. 7 p. GM 17135.

Bidgood, N. 1966. Diamond drill log, Tache Lake Mines. Tache Lake Mines Ltd. 13 p. GM 18180.

Blanchet, C. 2002. Travaux de décapage et d’échantillonnage, octobre-novembre 2001,

propriété Pyrox. Mines d’Or Virginia Inc. 2 plans. 27 p. GM 59830.

Blanchet, C., L’Heureux,m. 2002. Moblan Project, 2001/2002 Program; Geological and Drilling Report. TGW Corporation Inc. 5 plans. 88 p. GM 59602.

Moblan Technical Report Summary, Quebec, Canada
Blecha,m. 1960. Geological report with electromagnetic survey. Chibougamau Mining & Smelting Co. Inc. 5 plans. 6 p. GM 10222.

Bleeker, W., 2015. Synorogenic gold mineralization in granite-greenstone terranes: the deep connection between extension, major faults, synorogenic clastic basins, magmatism, thrust inversion, and long-term preservation. Targeted Geoscience Initiative 4: Contributions to the Understanding of Precambrian Lode Gold Deposits and Implications for Exploration. p.25-47.

Boileau, P., Turcotte, R. 1993. Geophysical surveys, Dileo Lake Property. Claims Atkins. 4 plans. 9 p. GM 52338.

Boileau, P., Turcotte, R. Geophysical surveys, Boulder Lake Property, Troilus Lake area. Inco Ltee. 6 plans. 8 p. GM 52411.

Boileau, P., Turcotte, R. 1994. Levées géophysiques, projet Tortigny. Explorations Noranda Ltée. 5 plans. 11 p. GM 52552.

Boileau, P., Turcotte, R. 1994. Levés géophysiques, Projet Dileo. Explorations Noranda Ltee. 40 plans. 14 p. GM 52555.

Boileau, P., Lortie, P. 1994. Levés géophysiques, projet Tortigny Ext. Mines et Exploration Noranda Inc. 5 plans. 11 p. GM 53890.

Boileau, P., Lapointe, D. 1994. Levés géophysiques, projet Tortigny Ext. Mines et Exploration Noranda Inc. 55 plans. 16 p. GM 53891.

Boileau, P., Lortie, P. 1995. Levés Pulse-EM DEEPEM et en forage, projet Dileo. Mines et Exploration Noranda Inc. 21 plans. 15 p. GM 53926.

Boileau, P., Lapointe, D. 1996. Levés géophysiques, projets Tortigny Extension et Extension Sud. Mines et Exploration Noranda Inc. 22 plans. 18 p. GM 54108.

Boileau, P., Ghanem, Y. 1996. Levés géophysiques, propriété Robert-1. Mines et Exploration Noranda Inc. 13 plans. 9 p. GM 54682.

Boileau, P., Lapointe, D. 1996. Levés géophysiques, projets Tortigny Extension et Extension Sud. Mines et Exploration Noranda Inc. 22 plans. 18 p. GM 54108.

Boileau, P. 1997. Rapport sur des levés géophysiques au sol, projet Tortigny. Ressources MSV Inc. 25 plans. 11 p. GM 55408.

Boileau, P., Lapointe, D. 1996. Levés géophysiques, propriété Brigitte, secteur Assinica.

Corporation Lithos. 6 plans. 13 p. GM 55495.

Moblan Technical Report Summary, Quebec, Canada
Boily,m. Dion, C., 2002 Geochemistry of boninite-type volcanic rocks in the Frotet-Evans Greenstone Belt, Opatica Subprovince, Quebec: implications for the evolution of Archean Greenstone Belts. Precambrian Research, 115 p.

Boily,m., 1999. Geochimie et tectonique des volcanites du segment de Frotet-Troilus et de la bande de la Riviere Eastmain. Geologie Quebec, 81 p. MB 99-11.

Boissonnault, J., Ritchie, P. 1976. Rapport sur les travaux effectués en août, Lac Assinica. Falconbridge Nickel Mines Ltd. 4 p. GM 33168.

Boivin,m., Paré, P. 1999. Levé radiométrique de la région de Troilus, compte rendu du traitement des données numériques. Corporation Minière Inmet. 4 plans. 6 p. GM 59388.

Boivin, J.F., Archer, P. 2012. Technical report and recommendations, reconnaissance, and trenching program, Assinica project. Mines Virginia Inc. 50 p. GM 66252.

Boivin,m. 2005. Rapport d’interprétation d’un levé électromagnétique héliporté VTEM sur la propriété Domergue. SOQUEM Inc. 2 plans. 10 p. GM 62303.

Boniwell, J.B., Legun, A. 1972. Report on geological & geophysical surveys. Canex aerial Expl. Ltd., Canex Placer Ltd. 3 plans. 22 p. GM 28489.

Boniwell, J.B., Hilgendor, C. 1973. Geophysical surveys. Canex Placer Ltd, Claims Sokoloff. 7 plans. 18 p. GM 29485.

Bordet, E., Dorsey, C. 2019. Geological mapping on the Frotet Property, summer 2019. Kenorland Minerals Ltd. 383 p. GM 71848.

Borduas, B. 1979. Recherche de nickel et d’amiante sur le territoire de la Baie-James, rapport projet Niami. Société de développement de la Baie-James. 69 p. GM 38184.

Bossé, J., Pelletier, P.-A. 2022. Work report on the Troilus Property. Troilus Gold Corporation. 663 p. GM 72653.

Boucher, D. 2022. Memo on Sorting Phase 1 Preliminary Results. Internal report, 3 p. Brisson, H., Gaulin, R., Lefebre, D., Dion, D-J., Gosselin, C., Beaumier,m. 1997. Géologie de la région du Lac Assinica (SNRC 32J/11). MRN. 1 plan. 32 p. RG 96-11.

Britton, J.W. 1960. Geophysical surveys on the Sirmac Option. Claims Radisics, Sirmac Grubstake Synd. 2 plans. 1 p. GM 11014.

Brown, T. et al.; June 2016; British Geological Survey, Natural Environment Research Council; Commodity Profile: Lithium.

Moblan Technical Report Summary, Quebec, Canada
Brown, C., Dubois,m. 2011. Resistivity / induced polarization and magnetometer surveys, Tortigny project, Grid 1. Ressources unifies Beaufield Inc. 19 plans. 24p. GM 65749.

Bulatovic, Srdjan; March 15, 2006; SGS Lakefield; An Investigation into the Recovery of Lithium and Feldspars from Moblan Ore Samples, Prepared for GlobeStar Mining Inc. [Composite Sample from Moblan East & West].

Bulatovic, Srdjan; August 12, 2008; SGS Lakefield; An Investigation into Qemscan Mineralogy of Six Composite Samples (4, 5, 6, 7, 8 & 9) From the Moblan Deposit, Quebec; Prepared for GlobeStar Mining Corporation, Calr 11963-001.

Buro, Yves A., P.Eng.; September 6, 2018; Moblan Lithium Project – Summary of the Qualified Person’s Site Visit (Internal Document).

Buro, Yves A., P.Eng.; October 15, 2018; Met-Chem/DRA, Moblan Lithium Project, Metallurgical Sampling, Methodology, Results (Internal Document).

Cameron, E.N., Jahns, R.H., McNair, A.H., Page, L.R. 1949. Internal structure of granitic pegmatites. Economic Geology Monograph 2, 115 p.

Campbell, R.A. 1987. Report, Lac Troilus Property. Claims Gunner. 6 plans. 28 p. GM 44897.

Campbell, R.A. 1987. Report on the airborne geophysical survey on the Lac Frotet

Property. Exploration Moisson D’Or Inc. 4 plans. 17 p. GM 44954.

Campbell, R.A. 1987. Report on the airborne geophysical survey, Lac Testard Property.

Exploration Moisson D’Or Inc. 2 plans. 12 p. GM 45099.

Car, D., Best, J., Arscott, P. 1994. Report of activities 1993 Exploration program, Troilus project, Boulder Lake – Claudette properties. Inco Ltee. 5 plans. 196 p. GM 52492.

Caron, Dufour, Seguin & Assocs. 1972. Évaluation du potentiel minier du bassin de la Baie-James. Société de Développement de la Baie-James. 40 plans. 1224 p. GM 34000.

Castonguay, J. 1978. Report on the Frotet-Troilus area geological reconnaissance. Shell Canada Ltee. 1 plan. 17 p. GM 39045.

Causse, J.L., Bouchard, F. 1980. Évaluation des indices de molybdène au nord de Chibougamau, projet Moly-Chibougamau. Société de développement de la Baie-James. 2 plans. 62 p. GM 38005.

Cashin, P., Best, J. 1994. Report of activities 1991 to 1993 field seasons, Pearl Property, Troilus project. Inco Ltee. 7 plans. 151 p. GM 52827.

Moblan Technical Report Summary, Quebec, Canada
CEAEQ, 2013. Méthode d’analyse MA. 203 – Mét.Tra. ext. 1.0, Détermination des métaux extractibles à l’état de trace en conditions propres dans l’eau: méthode par spectrométrie de masse à source ionisante au plasma d’argon. Centre d’expertise  en  analyse  environnementale  du  Québec,  ministère  du Développement durable, de l’Environnement, de la Faune et des Parcs du Québec.

Černý, P., 1992. Geochemical and petrogenetic features of mineralization in rare-element granitic pegmatites in the light of current research. Appl. Geochem. 7, 393-416.

Černý, P. and Ercit, T.S., 2005. The classification of granitic pegmatites revisited. In The

Canadian Mineralogist, Vol. 43, pp. 2005-2026.

Commission géologique du Canada (CGC), 2020. Sixth Generation Seismic Hazard Model of Canada: input files to produce values proposed for the 2020 National Building Code of Canada, Kolaj,m., Halchuk, S. Allen, T.I.

Chainey, D., Coyle, T., Fekete,m., Blackburn,m. 1999. Rapport des travaux effectués sur la propriété détenue dans le secteur du Lac Frotet. Claims Frigon. 7 plans. 45 p. GM 57504.

Charbonneau, R., Gallardo Valade, A. 2018. Regional till sampling 2018, Frotet gold project. Kenorland Minerals Ltd. 1 plan. 697 p. GM 70901.

Chevalier, A. 1988. Campagne d’exploration, projet De Maures 101038. SOQUEM. 4 plans. 51 p. GM 48668.

Chinn, G., Corrivaux, L., Beauregard, A.J., Gaudreault, D., Namour, R., Orta,m. 2006. Report of exploration, Troilus-Beaufield Property, Troilus area. Falconbridge Ltee. 21 plans. 1003 p. GM 62463.

Chinn, G., Corrivaux, L. 2006. 2006 mineral exploration report, Troilus-Beaufield project.

Falconbridge Ltee. 157 p. GM 62860.

Christopher, I.C. 1959. Report on property. American Mines & Minerals Ltd. 7 p. GM 07942.

Claims Audet. 1986. Résultat. 1 plan. 1 p. GM 43903.

Clayton, G., Eng., Cunningham, R., Eng., Gagnon, D.m., Eng., Michaud, A., Eng., Houde, D., Eng.; July 2012; Scoping Study Report of the Moblan Lithium Project Chibougamau, Quebec, Canada Prepared for GlobeStar Mining Corporation.

Cloutier, J.P. 1995. Travaux d’exploration (Décembre 1994 – Février 1995), propriété Waconichi. Mines Lyon Lake Ltee. 1 plan. 83 p. GM 53519.

Cooper, G.E., Green, P.W. 1960. Report on Sirmac Syndicate Claim Group. Claims Radisics. 1 plan. 6 p. GM 11013.

Moblan Technical Report Summary, Quebec, Canada
Cooper, G.E. 1963. 12 DDH logs and assay results. Mining Corp. of Canada. 1 plan. 47

p. GM 13435.D’Amours, I. 2011. Levé magnétique aéroporté de la partie sud- est de la Sous-province de Némiscau et de la partie nord de la Sous-province d’Opinaca, Baie-James, Québec. MRNF. 92 plans. 8 p. DP 2011-02.

Corbeil, R. 1996. Rapport sur une campagne de forage, propriété Moblan-Brigitte.

Corporation Lithos. 9 plans. 110 p. GM 55494.

Costa, P. 1999. Rapport géologique, projet Pyrox II. 2 plans. 7 p. GM 58478.

Cotnoir, D. 1992. Essai préliminaire de concentration de spodumène à partir de pegmatite. Corporation Abitibi Lithium. 2 plans. 28 p. GM 52050.

Cuerrier, G. 1996. Rapport des travaux, Été 1996, projet Assinica (1183). SOQUEM. 7 plans. 210 p. GM 54827.

Cuerrier, G. 1998. Rapport des travaux, Été 1998, propriété Assinica. SOQUEM Inc. 16 plans. 136 p. GM 56811.

D’Amboise, P., Folco, P. 2005. Rapport d’exploration 2005, propriété Dileo-Nord. SOQUEM Inc. 4 plans. 79 p. GM 62265.

D’Amours, I. 2018. Final technical report, high resolution helicopter-borne magnetic survey, Sirmac project. Vision Lithium Inc. 2 plans. 26 p. GM 72790.

Daigneault, R., Mueller, W.U., Chown, E.H. 2002. Oblique Archean subduction: accretion and exhumation of an oceanic arc during dextral transpression, Southern Volcanic Zone, Abitibi Subprovince, Canada. Precambrian Research 115, 261- 290.

Daoudene, Y., Tremblay, A., Ruffet, G., Leclerc, F. 2022. The Abitibi-Opatica transition, Superior Province, Quebec, Canada: Structural analysis, 40Ar/39Ar thermochronology and implications for Archean tectonics. Precambrian Research 379, 106803.

Davis, W. J., Machado, N., Gariépy, C., Sawyer, E. W. & Benn, K., 1995. U-Pb geochronology of the Opatica tonalite-gneiss belt and its relationship to the Abitibi greenstone belt, Superior Province, Quebec. Canadian Journal of Earth Sciences, 32, 113-127.De Carle, R.J., Lazenby, P.G. 1971. Airborne magnetometer survey, Troilus Lake area. Selco Mining Corp. Ltd. 45 plans. 8 p. GM 28500.

De Carle, R.J. 1987. Report on combined helicopter borne magnetic, electromagnetic and VLF survey, Lac De Maures project. SOQUEM. 4 plans. 51 p. GM 45665.

De Chavigny, P. 2003. Campagne d’échantillonnage Été 2003, projet Savignac Bar- Lake. Claims Bouchard, Claims Simard, Claims Leblanc. 21 p. GM 61745.

Moblan Technical Report Summary, Quebec, Canada
De Corta, H. 2008. Rapport sur un levé d’échantillons de matériel fluvioglaciaire dans la moraine de Sakami. 66 p. GM 63631.

De Corta, G., De Chavigny, P., Bernier,m.A. 2007. Résultats d’une campagne d’échantillonnage d’eskers: Secteur Frotet-Troilus 32J Nord. Table Jamésienne de Concertation Minière. 31 p. MB 2007-01.

Deevy, T., Hamilton, W., Koskitalo, L.O. 1975. Diamond drill holes records, Bikini Group.

Campbell Chibougamau Mines Ltd. 1 plan. 26 p. GM 30580.

De Grosbois,m. 1980. Projet Frotet, secteur Chibougamau. Société de développement de la Baie-James. 16 plans. 120 p. GM 38011.

Dejou, B. 1996. Rapport de fin de travaux, projet Evans. Cominco Ltee. 34 p. GM 55402. Dejou, B.J. 1998. 1998 drilling program, Garevan Property. Cominco Ltee. 23 p. GM 57196.

Dejou, B.J. 1999. 1998 drilling program, Garevan Property. Cominco Ltee. 32 p. GM 57233.

Dejou, B.J. 2000. 1999 drilling program, Garevan Property. Cominco Ltee. 1 plan. 32 p. GM 59199.

Descarreaux, J., Scodnick, J. 1986. Report on the lac Frotet Property. Exploration

Moisson D’Or Inc. 4 plans. 23 p. GM 44953.

Dessureault,m., Parent, R., Vermette, D. 1996. Rapport sur les travaux d’exploration 1995, propriétés Odon et de Maures, secteur de Frotet-Troilus. Mines et Exploration Noranda Inc. 17 plans. 75 p. GM 53952.

Dessureault,m., Vermette, D. 1997. Rapport sur les travaux d’exploration 1995-1996, propriété Frotet (266). Mines et Exploration Noranda Inc. 7 plans. 164 p. GM 54793.

Dessureault,m. 1997. Rapport sur des travaux d’exploration, propriété Tortigny (Projet

461). Mines et Exploration Noranda Inc. 5 plans. 108 p. GM 55449.

Dessureault,m., Trépanier, S. 1997. Rapport sur des travaux d’exploration, propriété

Tortigny. Ressources MSV Inc. 191 p. GM 55574.

Dessureault,m., Parent, R., Vermette, D., Mc Nichols, D. 1995. Journaux de sondage, projet Tortigny. Ressources MSV Inc. 46 plans. 516 p. GM 55575.

Dessureault,m. 1997. Journal de sondage, propriété Oudiette. Mines et Exploration Noranda inc. 1 plan. 10 p. GM 55731.

Moblan Technical Report Summary, Quebec, Canada
Direction des parcs nationaux, Ministère des Forêts, de la Faune et des Parcs, Québec; July 2015; Status Report, Parc National Assinica Project, https://mffp.gouv.qc.ca/parcs/reseau-parcs- nationaux/documents/projet-parc- Assinica-ang.pdf

Donovan, P. 1984. Diamond drill hole record, Clairy Property. Cie des Pétroles Amoco Canada. 5 plans. 23 p. GM 41227.

Downie, I.F., Hutton, D.A. 1972. Diamond drill record. Muscocho Explorations Ltd., Selco Mining Corp. Ltd. 5 plans. 56 p. GM 28168.

Downie, I.F. 1973. Geophysical survey. Selco Mining Corp. Ltd. 6 plans. 6 p. GM 29474.

Downie, I.F., Reed, L.E. 1974. Report on geophysical surveys. Selco Mining Corp. Ltd. 4 plans. 9 p. GM 29572.

Downie, I.F. 1974. Diamond drill record, Troilus area. Selco Mining Corp Ltd. 1 plan. 6 p. GM 30140.

Downie, I.F. 1974. Diamond drill record, Queylus area, Group 26. Selco Mining Corp. Ltd. 2 plans. 8 p. GM 30589.

Downie, I.F. 1974. Diamond drill record, De Maures Property, Grid 21. Selco Mining Corp. Ltd. 4 p. GM 30722.

Downie, I.F. 1974. Preliminary target selection from evaluation of ground geophysics on the Lac Mesiere project. Société de Développement de la Baie-James. 5 p. GM 34065.

Downie, I.F., Hutton, D.A. 1975. Report of work, geophysical surveys, Mesiere project. Muscocho explorations Ltd., SDBJ, Selco Mining Corp. Ltd. 16 plans. 9 p. GM 34068.

Downie, I.F., Hutton, D.A. 1975. Report on geophysical surveys, Mesiere project. James Bay Dev. Corp., Selco Mining Corp. Ltd., Muscocho explorations Ltd. 17 plans. 38 p. GM 30738.

Downie, I.F. 1975. Summary of diamond drilling, June to October 1974, Lac Mesiere area. Selco Mining Corp. Ltd., Société de développement de la Baie-James. 51p. GM 34067.

Doyon, V. 2019. 2019. Assessment report, 2018 field work programme, Sirmac lithium property. Vision Lithium Inc. 28 plans. 684 p. GM 72794.

Dubé, C., Franconi, A., Hocq,m., Remick, J. H., Sharma, K.N.M., Avramtchev, L., Ducrot,

L. 1976. Compilation géologique du territoire de la Baie-James. MRN. 18 plans. 8 p. DP 358.Gagnon, Jean-François, ing. Jr., Trudeau, Yvon, ing.,m.Sc.A.; Octobre 2013; Soquem inc.; Rapport d’exploration, été 2013, Projet Moblan (1331), Feuillet 32 J/10; GM 68291.

Dubé, J. 2019. Technical report, high-resolution heliborne magnetic survey, Frotet-SW Property. Kenorland Minerals Ltd. 4 plans. 24 p. GM 71200.

Moblan Technical Report Summary, Quebec, Canada
Dubé, J. 2019. Technical report, resistivity and induced polarization survey, Troilus Group project, Mirror-Larabel block. Urbangold Minerals Inc. 35 p. GM 71809.

Dubé, J. 2020. Technical report, high-resolution heliborne magnetic survey, Golden Road Property. Urbangold Minerals Inc., Prodigy Gold Inc. 4 plans. 25 p. GM 71825.

Dubois,m. 2001. Rapport sur un levé magnétométrique, projet Moblan (1331). SOQUEM Inc. 4 plans. 9 p. GM 59343.

Dubé, J. 2020. Technical report, high-resolution heliborne magnetic survey, route de la mine sud block, Troilus Property. Troilus Gold Corp. 4 plans. 24 p. GM 72107.

Dumont, P.E. Report on Lenmac Mines. Lenmac Mines Ltd. 3 plans. 5 p. GM 12102. Dumont, P.E. 1962. Magnetometer survey. Lenmac Mines Ltd. 1 plan. 3 p. GM 12103. Duquette, G. 1962. Base metal prospect. Mining Corp. of Canada Ltd. 5 p. GM 12136. Duquette, G. 1962. Report on the property. Bilson Quebec Mines Ltd. 4 p. GM 12832.

Duquette, G., Mathieu, A. 1967. Fiche de gites, Gite C-1219-1. Sirmac Mines Ltd. 4 p. GM 25283.

Duquette, G. 1963. Examination report. Muscocho Explorations Ltd. 6 p. GM 13951. Duquette, G. 1967. Fiche de gites, Gite C-1222-2. Muscocho Explorations Ltd. 4 p. GM25284.

Duquette, G. 1968. Fiche de gites, Gite C-1323-3. L S Grubstake Synd. 4 p. GM 25310. Duquette, G. 1968. Fiche de gites, Gite C-1323-4. Claims Staunton. 4 p. GM 25311.

Duquette, G. 1967. Fiche de gites, Gite C-1222-1. Muscocho Explorations Ltd. 4 p. GM 25316.

Dvorak, Z. 1989. Report on combined helicopter borne magnetic, electromagnetic and VLF survey, Dileo Lake Property. Canadian Patricia Expl. Ltd., Mines D’Or Queenston Ltee., Claims jones. 10 plans. 37 p. GM 49439.

Dvorak, Z. 1989. Report on combined helicopter borne magnetic, electromagnetic and VLF survey, Dileo Lake Property, Area 2. Canadian Patricia Expl. Ltd., Mines D’Or Queenston Ltee., Claims Jones. 8 plans. 28 p. GM 49440.

Dvorak, Z. 1989. Report on combined helicopter borne magnetic, electromagnetic and VLF survey, Dileo Lake Property, Area 3. Canadian Patricia Expl. Ltd., Mines D’Or Queenston Ltee., Claims Jones. 8 plans. 29 p. GM 49441.

Eglinger, A. 2023. Geological synthesis of the Moblan project. Study by InnovExplo Inc. for Sayona Québec Inc. Internal Report. 152 p.

Ellgring, F.H. 1962. 11 DDH logs with assay results. Canadian Nickel Co. Ltd. 26 p. GM 13736.

Moblan Technical Report Summary, Quebec, Canada
Energie, Mines & Ressources Canada. Summary of information, Coulombe Lake Property. MRN. 2 p. GM 36053.

Exp, 2019. Geotechnical Investigation and Design Recommendations – Tailings Storage Facility (TSF) – Moblan Lithium Mine Project – Eeyou Istchee Baie-James, Québec, Numéro de projet GAT-00247883-10-5502.

Fiset, N., Lu, S., Prikhodko, A. 2013. Report on a helicopter-borne versatile time domain electromagnetic (VTEM PLUS) and horizontal magnetic gradiometer geophysical survey, Block 1 and 2. Ressources Beaufield Inc., Claims Stephens. 16 plans. 68 p. GM 68977.

Flanagan, J.T. 1959. Mining geologist’s report. Alta Mines Ltd. 1 plan. 4 p. GM 08015.

Flanagan, J.Y. 1962. Report on geophysical surveys. Muscocho Explorations Ltd. 3 plans. 3 p. GM 13533.

Flanagan, J.T., McAdams, J. 1962. 15 DDH logs with assay results. Muscocho Explorations Ltd. 1 plan. 21 p. GM 13671.

Flanagan, J.T., McAdams, J., Kennedy, D.R. 1972. Report on diamond drilling and prospecting programmes, June to September. Cerro Mining Co. of Canada, Redstone Resources Inc. 4 plans. 71 p. GM 28490.

Fournier, A., Lefebre, F. 2008. Campagne de forages au diamant et de décapages mécaniques au sein du projet Frotet-Robert. Claims Robert. 2 plans. 67 p. GM 63770.

Francké, J.C. 2018. . Report on the UltraGPR trial survey, Sirmac lithium property. Vision Lithium Inc. 16 p. GM 72792.

Frappier-Rivard, D. 2009. Report of exploration drilling and recommendations, October 2008 - January 2009 exploration program, Troilus Property. Ressources unifies Beaufield Inc. 126 p. GM 64998.

Frappier-Rivard, D., Larderaz, C., Grant, J.C. 2012. Technical report of exploration and drilling campaign, Fall 2011, Troilus Property. Ressources unifies Beaufield Inc. 30 plans. 1002 p. GM 67268.

Fraser, R.J. 1986. Report on reconnaissance geological mapping and geochemical sampling, Frotet-Troilus project. Exploration Kerr Addison Inc. 22 plans. 174 p. GM 42887.

Fraser, R.J., Otton, B. 1986. Report on magnetic and electromagnetic surveys, Frotet- Troilus Lake claims, project Q-26. Exploration Kerr Addison Inc. 26 plans. 45 p. GM 44539.

Fraser, R.J., Turcotte, R. 1986. Geophysical survey, Frotet Lake project. Exploration Kerr Addison Inc. 53 plans. 8 p. GM 44815.

Fraser, R.J., Wirowatz, W., Martin, J. 1987. Report on exploration work, Frotet-Troilus project. Exploration Kerr Addison Inc. 72 plans. 586 p. GM 45114.

Moblan Technical Report Summary, Quebec, Canada
Fraser, R. 1996. Report of activities 1994 field season, Pearl Property / Troilus project. Inco Ltee. 7 plans. 64 p. GM 54433.

Fraser, R., Samson, P. 1994. Activity report June to October 1994, Monique project. Inco Ltee. 21 plans. 264 p. GM 53495.

Frigon, J. 2017. Rapport de travaux d’exploration simplifié, projet Bourbaux Vanadium. Claims Frigon. 1 plan. 15 p. GM 70034.

Gaboury, D., 2019, Parameters for the formation of orogenic gold deposits, Applied Earth Science, 128:3, p. 124-133

Gagnon, P. 2004. Field Work Report, Stripping and Sampling, Moblan Project. GlobeStar Mining Inc., IOS Services Géoscientifiques Inc.

Gagnon, R. 2000. Rapport géologique, projet ELEC-Troilus. Claims Simard. 4 plans. 12p. GM 60240.

Gagnon, J.-F., Schmitt, L. 2009. Rapport d’exploration, propriété Dileo-Nord. SOQUEM Inc. 10 plans. 505 p. GM 64207.

Gagnon, J.F., Trudeau, Y. 2013. Rapport d’exploration, Été 2013, projet Moblan (1331).

SOQUEM, Globestar Mining Inc. 4 plans. 106 p. GM 68291.

Gagnon, J.F. 2016. Rapport d'exploration été 2016, propriété Moblan. SOQUEM Inc., Globestar Mining Corporation. 8 plans. 296 p. GM 70245.

Gagnon, J.F. 2019. Rapport d'exploration été 2018, Diléo-nord (1346). SOQUEM Inc. 1 plan. 176 p. GM 71154.

Garant,m. 2017. Rapport des travaux d'exploration de 2017 sur la propriété Pyrox.

Entreprises Minières Globex Inc. 1 plan. 38 p. GM 70295.

Gaucher, E. 1995. Levé magnétométrique-gradiométrique, propriété Dileo-Metall. Mines et Exploration Noranda Inc. 2 plans. 5 p. GM 53527.

Gaucher, F., Gaucher, E. 2008. Levé Beep Mat, rapport final, Lac Mineray. Explorateurs- Innivateurs de Québec Inc., Claims Bosum. 2 plans. 35 p. GM 63855

Gauthier, J., Langshur, A. 1986. Rapport de présentation, propriété Lac Testard. Golden

Harvest Exploration, Exploration Moisson D’Or Inc. 4 plans. 24 p. GM 45098.

Gillett, L.B. 1966. Géologie de la région du lac Assinica, territoire d’Abitibi. MRN. 1 plan. 24 p. RP 550.

Moblan Technical Report Summary, Quebec, Canada
Girard, R., Desbiens, S. 2008. 2007 Drilling Campaign, Moblan Project. GlobeStar Mining Inc. IOS Services Géoscientifiques Inc.

Girard, R. 1995. Géologie, pétrographie et géochimie des roches encaissant l’indice Tortigny Extension ceinture de Troilus. Ressources MSV Inc. 1 plan. 141 p. GM 55573.

Girard,m.J.2001. Rapport des travaux 2000, campagne de forages, propriété Monique. Inco Ltee. 3 plans. 66 p. GM 59005.

Girard, T., Lavoie, J. 2014. Technical report and recommendations, till sampling program, Assinica project. Mines Virginia Inc. 62 p. GM 68513.

Girard, R. 2004. Étude des minéraux lourds provenant d’échantillons de dépôts meubles de surface dans le cadre de l’exploration pour le diamant, projet Savignac. Claims Bouchard, Claims Simard, Claims Leblanc. 97 p. GM 61746.

Girard, J. 2017. Concentration et analyse de l'or provenant de sédiments glaciaires, projet Chemin Troilus. Ressources Sphinx Ltee. 1 plan. 168 p. GM 70085.

Glackmeyer, K. 1971. Report on test geophysics, Odon Lake area. Cerro Mining Co. of Canada Ltd. 5 plans. 8 p. GM 27664.

Goodman, N. Diamond drill record, Frotet Lake area. Fundy Bay Copper Mines Ltd. 1 plan. 14 p. GM 09316-B.

Gosselin, C. 1993. Géologie de l’extrémité Nord-Est de la bande volcanosédimentaire de frote-Troilus. MRN. 3 plans. 39 p. MB 93-03.

Gosselin, C. 1994. Géologie de l’extrémité Nord-Est de la bande volcanosédimentaire de Frotet-Troilus. MRN. 1 plan. 20 p. MB 94-06.

Gosselin, C. 1996. Synthese geologique de la region Frotet-Troilus. Ministère des Ressources naturelles, Quebec. 23 p. ET 96-02.

Gosselin, C. 1996. Synthese geologique de la region Frotet-Troilus. Ministère des Ressources naturelles, Quebec. 23 p. ET 96-02.

Gourcerol, B., Gloaguen, E., Melleton, J., Tuduri, J., Galegue, X. 2019. Re-assessing the European lithium resource potential – A revew of hard-rock resources and metallogeny. Ore Geology Reviews 109, 494-519.

Government of Canada, Environment and, Weather, Climate and Hazard website: "https://climate.weather.gc.ca/climate_normals/Quebec/Chapais2"

Grammatikopoulos T. et al. (2008). An Investigation into QEMSCAN Mineralogy of Six Composite Samples (4, 5, 6, 7, 8 & 9) from the Moblan Deposit, Quebec; SGS Lakefield Research Limited; Project 11963-001.

Moblan Technical Report Summary, Quebec, Canada
Grammatikopoulos T. et al. (2017). Quantitative characterisation of spodumene ore by automated mineralogy from the Moblan Rare metals pegmatite deposit, Quebec, Canada; Advanced Mineralogy Facility, SGS Mineral Services, Lakefield Site.

Granger, B. 1996. Levé de polarisation provoquée, propriété Brigitte. Corporation Lithos. 28 plans. 16 p. GM 55493.

Granger, B., Poirier,m. 1997. Levés magnétométrique et d’EMH-MaxMin, propriété Mesiere (363) et Oudiette (364). Mines et Exploration Noranda Inc. 6 plans. 12p. GM 55502.

Grégoire, Normand, Eng., November 23, 2009; Genivar; “Moblan Pegmatite Project Technical Advice Technical and Economic Assessment of the West Moblan Pegmatite Project”.

Grenier, L., Savard,m., Archer, P. 2007. Technical report and recommendations,

reconnaissance program, Assinica project. Mines D’Or Virginia Inc. 6 plans. 72p. GM 63299.

Grenier, L., Archer, P. 2009. Technical report and recommendations, reconnaissance, and trenching program, Assinica project. Mines Virginia Inc. 9 plans. 189 p. GM 65034.

Grenier, L., Chapdelaine,m., Archer, P. 2005. Technical report and recommendations,

reconnaissance program, Assinica project. Mines D’Or Virginia Inc. 2 plans. 43p. GM 63298.

Guérin-Tremblay, H., Tague, P.D., Stephens,m. 2018. Statutory report, summer 2018 fieldwork on the Troilus-Tortigny Property. Ressources Beaufield Inc. 246 p. GM 71261.

Guérin-Tremblay, H., Arguin, J.-P., Bernard, J. 2019. Prospecting, channel sampling and drilling on the Larabel Property, Troilus project, 2019 exploration program. Urbangold Minerals Inc. 181 p. GM 71808.

Guimond, J.L. 1983. Rapport de campagne de forage, propriété Boulder. Compagnie Minière Yorbeau Inc. 6 plans. 41 p. GM 40875.

Gunter, W.L. 1973. Geology of the Bueil Lake area, Abitibi and Mistassini Territories. MRN. 1 plan. 9 p. DP 137.

Gunter, W.L. 1977. Région du lac Bueil. MRN. 1 plan. 124 p. RG 189.

Hansen, N., Hansen, J.E. 2009. Ground magnetic field survey report on Troilus Metal project. Ressources unifies Beaufield Inc. 7 plans. 24 p. GM 64512.

Hasan,m., Tardif, Y. 1985. Report on diamond drilling program, Lake Gariteau Property. Mines Northgate Inc., Exploration Nord-Ouest Ltee. 3 plans. 15 p. GM 42166.

Moblan Technical Report Summary, Quebec, Canada
Hashimoto, T. 1978. A summary of certain exploration work done in the area of the main copper-showing on the Lake Odon Property. Monexco Resources Ltd., Cerro Mining Co. of Canada Ltd. 1 plan. 17 p. GM 33503.

Hogan, H.R. 1959. Summary report on geological and electromagnetic surveys, Frotet Lake properties. Dadson Lake Chibougamaum L. 7 p. GM 09011.

Hashimoto, T. 1971. Interim report on Lake Odon Property. Cerro Mining Company of Canada Ltd. 29 p. GM 58936.

Henriksen, G.N. 1988. Report on the VLF-electromagnetic and magnetic surveys, Lac Frotet Property. Exploration Moisson D’Or Inc. 8 plans. 32 p. GM 46960.

Hocq,m., Verpaelst, P., Clark, T., Lamothe, D., Brisebois, D., Brun, J., Martineau, G. 1994. Géologie du Québec. MRNF. 172 p. MM94-01.

Hubert, J.M. 2016. Levé magnétique, propriété Lac Mineray. Explorateurs-Innovateurs de Québec Inc., Claims Bosum. 2 plans. 11 p. GM 70131.

Hubert, J. 2018. Technical survey report, quadrimag and VLF geophysical survey, Pyrox Property. Entreprises Minières Globex Inc. 17 plans. 45 p. GM 70961.

Hutchinson, R.D. 1959. Report on a geophysical survey. Canadian Northwest Mines+Oil L. 2 plans. 7 p. GM 08757.

Hutchison, R.D. 1959. Report on a geophysical survey. Bibis Yukon Mines Ltd. 2 plans. 5p. GM 08879.

Hutchinson, R.D. 1959. Report on electromagnetic survey. Carbec Mines Ltd. 1 plan. 5p. GM 09402.

Hutton, D.A. 1972. Report on work, Claim Group No.23, Lac Coulombe Property. Claims Bosun, Muscocho Explorations Ltd., Selco Mining Corp. Ltd. 10 plans. 12 p. GM 27671.

Hutton, D.A. 1972. Geophysical report. Claim Group 7, Troilus Lake area. Selco Exploration Co. Ltd. 2 plans. 7 p. GM 27890.

Hutton, D.A. 1972. Report on exploration work, Claim Groups 1 and 2, Troilus Lake area.

Selco Mining Corp. Ltd. 4 plans. 8 p. GM 27999.

Hutton, D.A. 1972. Report on exploration work Grid 50-1, Lac Oudiette. Selco Mining Corp. Ltd. 3 plans. 16 p. GM 28298.

Hutton, D.A., Reed, L.E. 1972. Report of magnetic and electromagnetic surveys on the Lessard Claim Group. Selco Mining Corp. Ltd. 20 plans. 27 p. GM 28356.

Moblan Technical Report Summary, Quebec, Canada
Hutton, D.A. 1973. Report on geophysical surveys, Grids 40-21-B, 40-22-A and B. Selco Mining Corp. Ltd. 4 plans. 6 p. GM 29170.

Hutton, D.A. 1974. Report on geophysical surveys. Selco Mining Corp. Ltd. 2 plans. 5 p.GM 29583.

Hutton, D.A. 1974. Geophysical surveys report, Lac Mesiere area. Selco Mining Corp.Ltd. 34 plans. 34 p. GM 30038.

Hutton, D.A. 1974. Geophysical surveys report, Lac Mesiere area. Société de Développement de la Baie-James, Selco Mining Corp. Ltd. 56 plans. 28 p. GM 34064.

Ibrango, S. 2018. Condemnation Drilling report. Guo Ao Lithium Ltd. 39 p. Internal report.

Ilieva, T., Kruse, S., Damjanovic, B. 2014. Technical report for the Tortigny polymetallic project southern James Bay municipality Quebec, Canada. Beaufield Resources Inc. 213 p.

Innovexplo, 2023. Basis of estimate for the FS. Moblan Project Feasibility Study. SAMO- 0200-ESBOE-0001.

Innovexplo, 2023. Caractérisation géomécanique du massif rocheux et analyses de stabilité du projet Moblan. SAMO-1001-MNER-0001-C00.

Innovexplo, 2023. Plan d’estimation de l’étude. Étude PFS/FS Projet Moblan. SAMO- 0200-ESKA-0001.

Innovexplo, 2023. Plan d’exécution de projet (PEP). Étude PFS/FS Projet Moblan. SAMO-0014-PMPLN-0001.

Innovexplo, 2023. Plan de main d’oeuvre. Étude PFS/FS Projet Moblan. SAMO-0022- EMPLN-0001.

InnovExplo, 2023. Caractérisation géomécanique du massif rocheux et analyses de stabilité du projet Moblan

Jacques, C. 2003. Sampling program on claim cells, James Bay. Entreprises minières Globex Inc. 55 p. GM 60616.

Jamieson,m.D., Grenier, L. 2010. Report on soil sampling, Assinica Property. Mines Virginia Inc. 49 p. GM 65227.

Jeckell, A.W. 1959. Preliminary report. Bibis Yukon Mines Ltd. 10 p. GM 08728.

Jeckell, A.W., Moorehouse, W.W., Flanagan, J.T. 1959. Diamond drill holes. Candian Northwest Mines+Oil L. 14 plans. 51 p. GM 09159.

Jourdain, V. 2005. Campagne de sondage 2005, propriété Dileo-Nord. SOQUEM Inc. 12 plans. 81 p. GM 62264.

Keller, G., Wiltsey, W.J. 1962. 9 DDH logs. Noranda Exploration Co. Ltd., Noranda Mines Ltd. 1 plan. 14 p. GM 12657.

Moblan Technical Report Summary, Quebec, Canada
Kennedy, D.R. 1975. Diamond drill record, Coulombe lake. Muscocho Explorations Ltd. 1 plan. 29 p. GM 30707.

Kennedy, I.A. 1984. Rapport de levés VLF, MAG, géologique, propriété Lac Gariteau. Explorations Nord-Ouest Ltee. 4 plans. 9 p. GM 40779.

Kindle, E D; Riley, G C. 1958. La rivière Brock, territoires d'Abitibi et de Mistassini et comté d'Abitibi, Québec; Commission géologique du Canada, carte 1060A.

Kloeren, C.J. 1973. Report on the Crab Lake Group. Yorbeau Mines Inc. 1 plan. 3 p. GM 28475.

Kloeren, C.J. 1974. Interim report on the Boulder Group. Yorbeau Mines Inc. 14 plans. 3p. GM 29495.

Kloeren, C.J. 1974. Interim report on the Crab Lake Group. Yorbeau Mines Inc. 7 plans.3 p. GM 29507.

Koskitalo, L.O. 1974. Report on HLEM surveys, Crab Group. Campbell Chibougamau Mines Ltd., Yorbeau Mines Inc. 3 plans. 2 p. GM 30524.

Koskitalo, L.O. 1974. Diamond drill records, Boulder Group. Yorbeau Mines Inc. 1 plan. 25 p. GM 30525.

Krause, C.A. 1959. Brosnan A Group plans. Chibougamau Mining & Smelting Co. Inc. 2 plans. GM 09296.

Krause, C.A. 1961. Report on magnetic and electromagnetic surveys. Chibougamau Mining & Smelting Co. Inc. 18 plans. 3 p. GM 11695.

Krause, C.A. 1962. Sampling record, Brosnan A Group Property. Chibougamau Mining & Smelting Co. Inc. 13 p. GM 12481.

Laforest, J. 2015. Rapport de travaux 2013-2014, propriété Chemin Troilus. Les Ressources Tectonic Inc. 42 p. GM 69082.

Laforest, J. 2017. Rapport de travaux de prospection et d'échantillonnage de till, projet Chemin Troilus. Ressources Sphinx Ltee. 2 plans. 38 p. GM 70084.

Laforest, J. 2018. Rapport de travaux de forage au diamant, projet Chemin Troïlus.Ressources Sphinx Ltee. 194 p. GM 70733.

Lambert, G. 1997. Rapport sommaire sur des travaux géophysiques au sol: Levés magnétiques et E.M.H. MaxMin II, propriété Chaloneau. Inco Ltee. 5 plans. 11p. GM 54986.

Lambert, G. 1997. Rapport sommaire sur des travaux géophysiques au sol: Levés magnétiques et E.M.H. MaxMin II, propriété Chaloneau. Inco Ltee. 5 plans. 11p. GM 54986.

Lambert, G. 1997. Rapport sommaire sur des travaux géophysiques au sol: levés E.M.H. Maxmin II, projet Odon. SOQUEM, Mines Lyon Lake Ltee. 3 plans. 12 p. GM 55788.

Moblan Technical Report Summary, Quebec, Canada
Lambert, G. 1998. Levés magnétiques et EMH MaxMin II, propriété Mélanie (1233). SOQUEM Inc. 5 plans. 12 p. GM 56563.

Lambert, G. 2017. Report on total field ground magnetometer surveys and MaxMin horizontal-loop EM surveys, Pyrox Property. Entreprises Minières Globex Inc. 6 plans. 13 p. GM 70296.

Lamothe, G., Lambert, G. 1993. Rapport sommaire sur l’interprétation de levés magnétiques et électromagnétiques au sol, propriété Dileo. Explorations Noranda Ltee. 4 plans. 10 p. GM 52250.

Lamothe, G. 1995. Rapport sommaire sur l’interprétation de levés magnétiques et électromagnétiques MaxMin, propriété Waconichi. Mines Lyon Lake Ltee. 5 plans. 9 p. GM 53518.

Lamothe, G., Lambert, G. 1994. Rapport sommaire sur l’interprétation de levés magnétiques et électromagnétiques MaxMin, propriété de Maures Ouest. Mines et Exploration Noranda Inc. 4 plans. 10 p. GM 53953.

Lamothe, G., Lambert, G. 1994. Rapport sommaire sur l’interprétation de levés magnétiques et électromagnétiques VLF, propriété Odon Est. Mines et Exploration Noranda Inc. 3 plans. 9 p. GM 53954.

Langton, J. 2018. 43-101 report, Sirmac lithium property. Vision Lithium inc. 55 p. GM 72793.

Lauzier, S. 2018. Evaluation report 2017, Frotet exploration property. Kenorland Minerals Ltd. 457 p. GM 71168.Lavoie, C. 1976. Report on geophysical surveys on part of the property, Chibougamau project, Assinica Lake. Falconbridge Nickel Mines Ltd. 2 plans. 9 p. GM 33169.

Leduc,m. 1999. Résultats d’analyse du molybdène des échantillons de sédiments de lac, secteur de la Baie-James. MRN. DP-99-02.

Leduc,m.J., Gilbert, F. 1983. Travaux a effectués sur la propriété du lac à la pluie. MER. 5 plans. 71 p. GM 40438.

Leduc,m.J. 1984. Évaluation du potential en molybdène de la portion orientale de la ceinture de Frotet-Evans: Géochimie de sédiments de ruisseaux. MRN. 3 plans. 153 p. MB 84-18.

Leduc,m.J. 1984. Évaluation du potentiel en molybdène de la portion orientale de la ceinture de Frotet-Evans: Géochimie de sols. MRN. 2 plans. 111 p. MB 84-19.

Légaré, Nathalie; 25 avril 2002; Les minéralisations de zinc-cuivre du secteur Frotet- Troilus, Chibougamau, Québec; Mémoire présenté à l'Université du Québec à Chicoutimi comme exigence partielle de la Maîtrise En Sciences de la Terre.

Legein, P., Diorio, P. 1987. Orientation grid and reconnaissance exploration report for the 138 Caim group, Lac St-Poncy Property. Mines Utah Ltee. 31 plans. 185 p. GM 45797.

Moblan Technical Report Summary, Quebec, Canada
Legein, P., McRoberts, G. 1989. Report on the Lac St Poncy Property, diamond drill program. Mine BHP-UTAH Ltee. 2 plans. 154 p. GM 49263.

Lesher, C.M. and Keays R.R., 2002, Komatiite-associated Ni-Cu-PGE deposits: Geology, Mineralogy, Geochemistry and Genesis. in L Cabri, ed., The Geology, Geochemistry, Mineralogy and Mineral Beneficiation of the Platinum-Group Elements. 54 edn, Canadian Institute Mineral Metallurgy Petroleum, pp. 579 - 618.

Levesque, P., Speidel, F. 1993. Rapport de cartographie géologique, projet Troilus Sud. Minnova Inc. 6 plans. 55 p. GM 52167.

Levesque, P., Ramsay, E. 1993. Rapport de cartographier géologique, projet Troilus sud. Corporation Minière Metall. 8 plans. 93 p. GM 52290.

L’Heureux,m. 2008. Exploration work for 2007 at Sirmac Property. Everton Resources Inc. 27 p. GM 63472.

Liss, A.H. 1959. Report on a combined airborne geophysical survey. Chibougamau Mining & Smelting Co. Inc., Claims Porteous. 3 plans. 2 p. GM 09103.

Liss, A.H. 1959. Report on combined airborne geophysical survey. Ranworth Explorations Ltd. 5 plans. 2 p. GM 09299.

London, D. 2014. A petrologic assessment of internal zonation in granitic pegmatites. Lithos 187-187, 74-104.

London, D. 2018. Ore-forming processes within granitic pegmatites. Ore Geology Reviews 101, 349-383.

Lortie, P. 1992. Magnetic (Total field) and induced polarization surveys, Frotet A-474 project. Placer Dome Inc. 72 plans. 19 p. GM 51643.

Lortie, P., Turcotte, R. 1993. Geophysical survey, Boulder Property. Inco Ltee. 6 plans.8 p. GM 52212.

Lortie, P., Boileau, P. 1995. Levé Pulse-EM DEEPEM, projet Dileo-Ext. 95. Mines et exploration Noranda Inc. 2 plans. 10 p. GM 53526.

Lortie, P. 1995. Levés géophysiques, projets PD-95-1 et PD-95-2, secteur du Lac Frotet. Mines et Exploration Noranda Inc. 10 plans. 13 p. GM 53961.

Lortie, P. 1996. Geophysical surveys, Garevan Property. Cominco Ltee. 7 plans. 10 p.GM 54979.

Lura Corp. Ltd. 1959. Geological Plan. 1 plan. GM 09622.

Mackie, Stephen, Ph. D.; Todd, Iain, Ph. D.; June 26, 2012; SGS Lakefield; An Investigation into the Preparation of a Market Sample of Lithium Carbonate.

Moblan Technical Report Summary, Quebec, Canada
Maguran, D., Buro, Y.A., Cunningham, R., Ibrango, S., Pérez, P., Saint-Amour,m. 2019. Moblan Lithium project – Feasibility Study. Guo Ao Neotec Lithium (Quebec) Ltd. 557

Maneta, V., Baker, D.R. 2019. The potential of lithium in alkali feldpsars, qurtz and muscovite as geochemical indicator in the exploration for lithium-rich granitic pegmatites: A case study from the spodumene-rich Moblan pegmatite, Quebc, Canada.

McCann, J.A. 1993, Étude sectorielle, Lithium, SOQUEM Inc.

Martin, R. F. & De Vito, C. 2005. The Patterns of Enrichment in Felsic Pegmatites Ultimately Depend on Tectonic Setting; the Canadian Mineralogist, 43 (6): 2027- 2048.

Masterman, P.C. 1969. Sirmac lithium prospect drilling proposal. Yorbeau Mines Inc. 15 plans. 26 p. GM 24590.

MDDEP, 2012. Directive 019 sur l’industrie minière. Ministère du Développement durable, de l'Environnement et des Parcs du Québec.

MELCC, 2020. Guide de caractérisation de résidus miniers et du minerai, Ministère de

l’Environnement et de la Lutte contre les Changements Climatiques, 52 p.

Mills, J.P. 1971. Lake Odon project. Cerro Mining Co. of Canada Ltd. 5 plans. 15 p. GM 27663.

Moreau,m.J. 1960. Electromagnetic and magnetic surveys, Troilus Lake area property. Claims Radisics, Sirmac Grubstake Synd. 2 plans. 2 p. GM 11155.

Morgan, J.H. 1959. Geological report, Fundy Bay Copper Mines. Fundy Bay Copper Mines Ltd. 11 p. GM 08477.

Morgan, J.H. 1959. Report on magnetometer and electromagnetic surveys, Fundy Bay Copper Mines. Fundy Bay Copper Mines Ltd. 2 plans. 12 p. GM 08922.

Morgan, J.H. 1959. Geology and Mag-EM results, Frotet Lake area. Chibougamau Jaculet Mines Ltd., Tache Lake Mines Ltd. 4 p. GM 08850.

Morgan, J.H. 1962. Geological report: Frotet Lake area. Labrador Nickel Mining Corp. 5 p. GM 14159.

Morgan, J.H. 1965. Report on properties. Tache Lake Mines Ltd. 18 p. GM 16249. Morgan, J.H. 1966. Geological report. Claims Bouchard, Tache Lake Mines Ltd. 16 p. GM 18254.

Morgan L.A., and Schulz K.J., Physical Volcanology of Massive Sulfide Deposits in Shanks III, P. and Thurston, R., eds., 2012, Volcanogenic Massive Sulfide Occurrence Model: U.S. Geological Survey Scientific Investigations Report 2010–5070–C, 345 p.

Moyer, P.T. 1961. Brock – St-Urcisse area, Abitibi and Mistassini Territories, Quebec. MRN. 2 p. DP 073.

Moblan Technical Report Summary, Quebec, Canada
Moyer, P.T. 1961. Rapport préliminaire sur la region de St-Urcisse, territoire de Mistassini. MRN. 1 plan. 13 p. RP 460.

Murphy, D.L. 1962. Région du lac Frotet, territoires d'Abitibi et de Mistassini; MRN. 1 plan. 14 p. RP 476.

Murphy, D.L. 1963. Région du lac Troilus, territoire d'Abitibi. MRN. 1 plan. 17 p. RP 508. Murphy, D.L. 1966. Région des lacs Frotet et Troilus, térritoires d’Abitibi et de Mistassini. MRN. 1 plan. 51 p. RG 123.

Nadeau-Benoit, V., Tremblay, E., Carrier, A., Boudreau, S., Cunningham, R. 2023. NI 43- 101 Technical Report and Mineral Resource Estimate for the Moblan Lithium Project, Moblan James-Bay Group of Properties, Eeyou Istchee James Bay territory, Quebec, Canda. 313 p.

North American Asbestos co. Ltd., Packard Pershing Mines Ltd. 1959. Geological plan.1 plan. GM 09620.

Olson, A.E., FAusIMM; September 2012; Perilya, Moblan Project Scoping Study Internal Study Report.

Orta,m. 2006. Report on a helicopter-borne versatile time domain electromagnetic (VTEM) geophysical survey, nine survey blocks. Falconbridge Ltee. 18 plans. 33 p. GM 62861.

Orta,m. 2006. Report on a helicopter-borne versatile time domain electromagnetic (VTEM) geophysical survey, nine survey blocks. Falconbridge Ltee. 18 plans. 44 p. GM 62955.

Orta,m. 2004. Report on a helicopter-borne, time domain electromagnetic geophysical survey, Domergue Property. SOQUEM Inc. 2 plans. 19 p. GM 62302.

Ortie, P. 1992. Electromagnetic (MaxMin I & II), magnetic (Total field) and induced polarization surveys, Frotet A-474 project. Placer Dome Inc. 77 plans. 15 p. GM 51642.

Otis,m. 1976. Projet, Géochimie de sédiments de lac. Société de développement de la Baie-James. 39 p. GM 34169.

Otis,m.B. 1985. Géochimie des sols – Région du Lac Troilus. MRN. 1 plan. 48 p. MB 85- 44.

Otis,m.B. 1985. Géochimie des sols – Région du Lac Troilus. MRN. 1 plan. 29 p. MB 85- 45

Otis,m.B. 1985. Géochimie des sédiments de ruisseau – Région du Lac Frotet. MRN. 1 plan. 17 p. MB 85-55.

Palmer,m. 1973. Geological investigations, Lac Mesiere project. SDBJ, Selco Mining Cop. Ltd. 6 plans. 21 p. GM 34062.

Panneton, G., Gaudreault, D., Lambert, G. 1993. Report on a drill program, project 474 A (Frotet A), Frotet-Troilus Lake area. Placer Dome Inc. 14 plans. 177 p. GM 52168.

Moblan Technical Report Summary, Quebec, Canada
Paquin, P. 1988. Journal de sondage, propriété: De Maures 101038. SOQUEM Inc. 12 plans. 56 p. GM 58639.Parent, R. 1995. Journal de sondage, projet Tortigny. Mines et Exploration Noranda Inc. 1 plan. 17 p. GM 54111.

Pearse, Gary H.K. 2008. Technical and Economic Assessment of the West Moblan Pegmatite Project, Chibougamau District, Quebec, NTS 32J/10. Equapolar Resource Consultants, Globestar Mining Corp. (Filed on Sedar on March 24, 2010).

Pearson,m. 2012. Geophysical survey report, Airborne magnetic and helitem survey, Troilus-Tortigny project, project 12055. Ressources unifies Beaufield Inc. 158 plans. 71 p. GM 66885.

Pelletier, Y. 1978. Géochimie de fonds de lacs 1976, Contrôle des analyses. Société de développement de la Baie-James. 100 p. GM 34187.

Percival, J.A., 2007, Geology and metallogeny of the Superior Province, Canada, in Goodfellow, W.D., ed., Mineral Deposits of Canada: A Synthesis of Major Deposit-Types, District Metallogeny, the Evolution of Geological Provinces, and Exploration Methods: Geological Association of Canada, Mineral Deposits Division, Special Publication No.5, p. 903-928.

Phaneuf, C. 2018. Logistics and interpretation report, OreVision IP, Sirmac project. Vision Lithium Inc. 10 plans. 17 p. GM 72791.

Plante, L. 1992. Geophysical surveys – HEM & MAG, Troilus project. Inco Ltee. 10 plans. 22 p. GM 52213.

Plante, L. 2002. Levés géophysiques – P.P. et MAG, projet Moblan. Limtech Lithium Metal Technologies Inc, Corporation TGW. 22 plans. 20 p. GM 59603.

Poitras, S. 1995. Rapport de travaux d’exploration, propriété Lac Coulombe. Inco Ltee. 5 plans. 9 p. GM 53488.

Potvin, H. 1998. A report on geophysical surveys, Garevan Property. Cominco Ltee. 5 plans. 9 p. GM 55991.

Pouliot, G. 1961. Report on the property. Falconbridge Nickel Mines Ltd. 3 p. GM 11764. Pouliot, G. 1962. Geological report: Frotet area. Campbell Chibougamau Mines Ltd., Canadian nickel co. Ltd. 1 plan. 4 p. GM 12817.

Pouliot, J.F. 1996. Rapport annuel d’exploration, propriété Odon (4243). SOQUEM, Mines Lyon Lake Ltee. 8 plans. 48 p. GM 54407.

Pouliot, J.-F. 2001. Rapport annuel d’exploration 2001, propriété Dompierre (1328). SOQUEM Inc. 3 plans. 96 p. GM 59723.

Pouliot, J.-F. 2002. Rapport annuel d’exploration 2002, propriété Albanel (1341), secteur Frotet. SOQUEM Inc. 6 plans. 78 p. GM 59756.

Moblan Technical Report Summary, Quebec, Canada
Poulsen, K.H., Robert, F., and Dubé B., 2000, Geological Classification of Canadian Gold Deposits, Geological Survey of Canada, Bulletin 540, 113 p PWC, 2023. PwC Market Analysis_Moblan PFS_20231031.

Pritchard, R.A. 1993. DIGHEM V survey, Boulder/Claudette area. Inco Ltee. 11 plans. 92p. GM 52211.Pudifin, A.D. 1963. Geological report. Muscocho Explorations Ltd. 7 p. GM 13147.

Pudifin, A.D. 1965. Geological report. Muscocho Explorations Ltd. 3 plans. 15 p. GM 13660.

Pudifin, A.D. 1964. Report on mining properties. Muscocho Explorations Ltd. 4 plans. 10p. GM 14330.

Press Release, (February 21st, 2023). VISION LITHIUM PEA ON SIRMAC BOASTS A PRE-TAX 839% IRR, C$183M PRE-TAX NPV5% AND LESS THAN ONE YEAR PAYBACK

Quebec, 1998. James Bay and Northern Quebec Agreement and Complementary Agreements. Government of Quebec.

Quebec, 2015. Projet de parc national Assinica, La culture eenou grandeur nature. État des connaissances. Quebec, Ministère des Forêts, de la Faune et des Parcs, Direction des Parcs nationaux.

Quebec – CNG, 2002. Entente concernant une nouvelle relation entre le Gouvernement du Québec et les Cris du Québec. Government of Quebec – Cree Nation Council.

Radicics, G.M. 1959. Report covering examination made of Sirmac Crubstake Syndicate’s spodumene discovery. Claims Bibeau, Claims Kereluk, Claims Radisics, Claims Thompson, Sirmac Mines Ltd. 9 p. GM 09428.

Radisics, G.M. 1960. Summary report covering operations. Sirmac Mines Ltd. 4 plans.41 p. GM 10551.

Raffle, K.J. 2012 Assessment report on the Lezai Property. Habanero Resources Inc., Claims Brown, Claims Arshad. 6 plans. 116 p. GM 67156.

Reed, L.E. 1972. Report of the magnetic and electromagnetic survey, Regnault area, Grid 50-6. Selco Mining Corp. Ltd. 2 plans. 10 p. GM 28282.

Reed, L.E. 1972. Report of the magnetic and electromagnetic survey, Regnault area, Grid 50-8. Selco Mining Corp. Ltd. 2 plans. 9 p. GM 28283.

Reed. L.E. 1973. Report of the magnetic and electromagnetic surveys, Troilus Lake area, Group 26. Selco Mining Corp. Ltd. 2 plans. 9 p. GM 28309.

Relevés Géophysiques Inc. 1981. Levé EM aérien par INPUT MK-VI – Région de la rivière Broadback. 48 plans. DP-83-17.

Relevés Géophysiques Inc. 1983. Levé EM aérien par INPUT MK-VI – Région de Troilus- Frotet. 32 plans. DP-84-48.

Moblan Technical Report Summary, Quebec, Canada
Richard, L.-P., Levesque Michaud,m., Caron, Y., Pearse, Gary.H.K. 2011. Travaux de prospection 2010-2011, propriété Sirmac. Exploration Nemaska Inc. 7 plans. 190 p. GM 65953.

Richard, L.-P., Levesque Michaud,m. 2013. Travaux de prospection 2013, propriété Sirmac. Nemaska Lithium Inc. 3 plans. 93 p. GM 67675.

Richard, L.-P., Levesque Michaud,m., Aghamirian,m., Imeson, D. 2013. Travaux de forage et décapage 2012, properiété Sirmac. Nemaska Lithium Inc. 138 plans. 917 p. GM 68109.

Richelieu Hydrogéologie Inc., 2023. Étude Hydrogéologique. Sayona Nord Inc. - Projet Moblan.

Richer-Laflèche,m. 2017. Report on the 2015 ground geophysical surveys performed on the Decouverte Property. Durango Resources Inc. 46 p. GM 70668.Rivest, H. 2008. Horizontal loop electromagnetic survey, logistics and interpretation report, Troilus project. Ressources unifies Beaufield Inc. 42 plans. 25 p. GM 64513.

Rondot, J. 1963. Géochimie des sédiments de ruisseau: Région du Lac Regnault (Nouveau-Québec). MRN. 1 plan. 5 p. DP 385.

Rondot, J. 1972. Région du Lac Regnault, Territoire d’Abitibi. MRN. 1 plan. 61 p. RG 149. Rondot, J. 1964. Géologie de la region du Lac Regnault, Territoire d’Abitibi. MRN. 1 plan.21 p. RP 519.

Rougerie, Y. 1999. Rapport des travaux de sondages sur la propriété J.G. St-Pierre. Claims St-Pierre. 3 plans. 83 p. GM 58108.

Roy, C., Shareck, A. St-Michel, R., Bourdon, S., Butler, C., St-Gelais, D., Thibault, R. 1983. Partie orientale de la région des Lacs Frotet et Domergue. MRN. 3 plans. DP-83-24.

Roy,m. 1982. Rapport de levés magnétométrique et électromagnétique sur la propriété Boulder. Compagnie du nickel du Canada, Ressources Camchib Inc., Compagnie minière Yorbeau Inc. 30 plans. 16 p. GM 39158.

Salamis, C., Goulet, G. 1993. Report on the Moblan Property. Corporation Abitibi Lithium.1 plan. 32 p. GM 52770.

Salmon, B., ing.: McDonough, B., P.Geo.; May 1, 2011; Roscoe Postle Associates Inc.; Perilya Canada Limited; Report for JORC; Technical Report on the Moblan Project, near Chibougamau, Québec, Canada.

Samson, P. 1993. Report of activities, Summers 1991 and 1992, Boulder Lake Property (BM). Inco Ltee. 8 plans. 65 p. GM 52209.

Samson, P. 1993. Report of activities, Winter 1993 Exploration program, Troilus project, Boulder Lake Property. Inco Ltee. 7 plans. 133 p. GM 52210.

Moblan Technical Report Summary, Quebec, Canada
Samson, P. 1994. Report of activities June 1st to October 1st, 1992, Claudette Property. Inco Ltee. 2 plans. 110 p. GM 52828.

Samson, P. 1995. Diamond drilling report, Lac Chaloneau Property. Inco Ltee. 1 plan. 37p. GM 53487.

Samson, P. 1993. Report of activities, Lac Chaloneau Property. Inco Ltee. 1 plan. 33 p.GM 52266.

Samson, P. 1993. Rapport préliminaire, projet Claudette / Boulder Lake. Inco Exploration and Technical Services Inc. 2 plans. 17 p. GM 55061.

Samson, P. 1993. Final report for the Boulder Lake and Lac Claudette properties. Inco Exploration and Technical Services Inc. 9 plans. 169 p. GM 55068.

Savard, C. 2023. Rapport de forage de condamnation 2023 Secteur du Parc Nord-Ouest Projet Moblan Lithium, Groupe de propriétés Moblan Baie-James, Territoire Eeyou Istchee Baie-James. Prepared by InnovExplo Inc. For Sayona Québec Inc. Internal Report, 54 p.

Sawyer, E. W. & Benn, K., 1993. Structure of the high-grade Opatica Belt and adjacent low-grade Abitibi Subprovince, Canada: An Archaen mountain front. Journal of Structural Geology, 15, 1443-1458.

Sawyer, E. W., 1998. Formation and evolution of granite magmas during crustal reworking: the significance of diatexites. Journal of Petrology, 39, 1147-1167.

Sayona, Moblan Boosted by Significant Increase in Lithium Resource, April 16, 2023.

Schmitt, Laury, ing.; Mars 2005; Rapport d’exploration 2004, District de Chibougamau, Secteur de Frotet, Propriété Moblan (1331), SNRC 32 J/10, Canton 1222; GM 62239.

Schmitt, L., Pouliot, J.-F. 2002. Rapport annuel d’exploration 2002, propriété Dompierre. SOQUEM Inc. 6 plans. 228 p. GM 59962.

Schmitt, L., Lapointe, I. 2004. Rapport annuel d’exploration 2004, propriété Armagnac, secteur Frotet-Troilus. SOQUEM Inc. 5 plans. 122 p. GM 61312.

Schmitt, L., D’Amboise, P., Tremblay, L. 2004. Rapport d’exploration 2003-2004, propriété Dileo-Nord. SOQUEM Inc. 6 plans. 183 p. GM 61980.

Schmitt, L. 2005. Rapport d’exploratio 2004, propriété Moblan. SOQUEM Inc. 4 plans. 49p. GM 62239.

Seeber, O.A. 1962. Geologist’s report: Frotet Lake area. Claims Coulombe, Muscocho Explorations Ltd. 1 plan. 4 p. GM 14085.

Société Générale de Surveillance (SGS), 2022. Various ongoing studies regarding Material Characteristics, HLS data, DMS data, Flotation data. Internal reports, 40 p.

Moblan Technical Report Summary, Quebec, Canada
Société Générale de Surveillance (SGS), 2023. Various ongoing studies regarding Material Characteristics, HLS data, DMS data, Flotation data. Internal reports, 23 p.

Société Générale de Surveillance (SGS), 2019. Technical Report: An Investigation into Metallurgical Testwork on Samples from the Moblan Property, Project: 16998- 01, Final Report, April 4, 2019.

Shaw, G. 1942. Assinica Lake, Abitibi and Mistassini Territories, Québec. Commission géologique du Canada, Carte 712A.

Sheridan, J.P. 1959. Report on electromagnetic survey. Claims Beaudoin, Claims Simard, Dadson Lake Chibougamaum L, Pennbec Mining Corp. 3 plans. 7 p. GM 09401.

Sial Geosciences Inc. Traitement des données géophysiques (aéromagnétiques), Lac Armagnac, 32J/09. 2 plans. 1 p. DV 93-11.

Sial Geosciences Inc. Traitement des données géophysiques (aéromagnétiques), Lac Regnault, 32J/10. 2 plans. 1 p. DV 93-12.

Sial Geosciences Inc. Traitement des données géophysiques (aéromagnétiques), Lac Assinica, 32J/11. 2 plans. 1 p. DV 93-13.

Sial Geosciences Inc. Traitement des données géophysiques (aéromagnétiques), Rivière Coigne, 32J/14. 2 plans. 1 p. DV 93-16.

Sial Geosciences Inc. Traitement des données géophysiques (aéromagnétiques), Lac Troilus, 32J/15. 2 plans. 1 p. DV 93-17.

Sial Geosciences Inc. Traitement des données géophysiques (aéromagnétiques), Lac Bueil, 32J/16. 2 plans. 1 p. DV 93-18.

SIGEOM: https://sigeom.mines.gouv.qc.ca

Simard, A. 1981. Carte préliminaire de la demie nord du Canton 1323, dans la partie est de la bande volcano-sédimentaire Frotet-Evans (Territoires d’Abitibi et de Mistassini). MRN. 1 plan. DP 843.

Simard, A. 1987. Géologie de la région du Lac de Maures – partie orientale de la bande volcano-sédimentaire Frotet-Evans – rapport préliminaire. MRN. 4 plans. 48 p. DP-87-20.

Simard, A. 1979. Quart sud-est du Canton de Clairy (Comté d’Abitibi-est) – Rapport géologique intérimaire. MRN. 1 plan. 25 p. DPV 686.

Simard, A. 1980. Quart nord-ouest du Canton de Clairy et quart nord-est du Canton 1222– Rapport intérimaire. MRN. 1 plan. 24 p. DPV 756.

Simard, A. 1985. Évolution du volcanisme archéen dans la région du lac Troilus. MRN.51 p. ET 83-18.

Moblan Technical Report Summary, Quebec, Canada
Simard, A. 1987. Stratigraphy et volcanisme dans la partie orientale de la bande volcano- sedimentaire archeenne Frotet-Evans. Ministère de l’Energie et des Ressources, Quebec. 320 p. MB 87-17.

Simard, G., Madore, L., Langlais, L. 1993. Rapport sur les travaux d’exploration, projet Dileo. Explorations Noranda Ltee. 2 plans. 61 p. GM 52272.

Simard, J. 1995. Rapport sur un levé de polarisation provoquée, Projet Waconichi (50607). Mines Lyon Lake Ltee. 23 plans. 20 p. GM 53517.

Simoneau, D. 1975. Diamond drilling, Assinica Lake area. Falconbridge Nickel Mines Ltd. 10 plans. 48 p. GM 32937.

Simoneau, P., Gaucher, E. 1993. Levés magnétométrique et MaxMin effectués sur les propriétés Claudette et Monique. Inco Ltee. 8 plans. 8 p. GM 52861.

Simoneau, P., Gaucher, E. 1994. Levé de Pulse EM sur la propriété Troilu sud. Explorations Muscocho Ltee., Corporation Minière Metall. 34 plans. 99 p. GM 52922.

Smith, D.L., Dubé, J. 2017. 2016, 2017, and 2018 Q1 exploration of the Sirmac-Clapier Property. Lithium Metals Tech Sirmac Inc., Claims Asitho. 4 plans. 48 p. GM 70732.

SLR, 2023. Open Pit Overburden Slopes Design. Moblan Project Feasibility Study Support. SAMO-1001-MNRE-0004-C00.

SNC-Lavalin, 2023a. Rapport géotechnique pour le site industriel: Snc-Lavalin 2023a. Avis technique sur les recommandations géotechnique préliminaire. Document number: 693010-4G-L02-00.

SNC-Lavalin, 2023b. Rapport factuel phase 1: SNC-Lavalin 2023b. Rapport factuel des investigations géotechnique – phase 1. Document number: 693010-4G-L03-PA.

SNC-Lavalin, 2023c. Caractérisation géochimique des matériaux miniers du projet minier Moblan Lithium, Reference no. 693385-0002-4EER-0001_PB, 268 p.

SNC-Lavalin, 2023d. Design Report of the Co-disposal pile and water management structures. In progress.

SNC-Lavalin, 2023e. Feasibility Study – Risk Analysis Report, Project Moblan Feasibility Study.

SNC-Lavalin, 2023f. Analyse des options de transport du concentré de spodumène. Projet Moblan – Étude de faisabilité. SAMO-0508-TRRE-0001_C00

Société de développement de la Baie-James. 1976. Géochimie de fonds de lac, région Fire-Mistanao. 136 p. GM 34172

Société de développement de la Baie-James. 1976. Projet géochimie, Région Kinglet. 90 plans. 22 p. GM 34173.

Moblan Technical Report Summary, Quebec, Canada
Solgadi, F. 2017. Nouveau levé géochimique de sédiments de fond de lac dans le secteur du lac Assinaca, province du Supérieur, Québec. 18 plans. 16 p. DP 2017-07.

Solgadi, F. 2022. Nouveau levé géochimique de sédiments de fond de lac dans le secteur Mistassini Ouest, Province du Supérieur. 19 plans. DP 2022-01.

SOQUEM Inc., Investissement Québec, Sayonna Nord Inc. 2023. Acte de cession, contrat de coentreprise Moblan. 10 p.

Stephens,m., Rivard, D.F., Thibert, F., Rousseau, G. 2013. Drilling report 2010-2011, Tortigny deposit, Troilus Property. Ressources Unifiées Beaufield Inc. 19 plans. 2347 p. GM 68108.

Stewart, D.B. 1978. Petrogenesis of lihtium-rich pegmatites. American Mineralogist 63, 970-980.

St-Hilaire, C. 1999. Levé aéromagnétique et spectrométrique, région de Troilus. Corporation Minière Inmet. 35 plans. 23 p. GM 59389.

St-Hilaire, C. 2018. Rapport d'interprétation et de compilation géoscientifique - Modélisation 3D et inversion 3D d'un levé magnétique à très haute résolution, propriété Sirmac. Vision Lithium Inc. 95 p. GM 72795.

Szetu, S.S. 1959. Report on ground geophysical surveys. Claims Sabourin. 2 plans. 14p. GM 08467.

Szetu, S.S. 1959. Report on magnetometer survey and electromagnetic survey, Lac Frotet area. North American Asbestos Co. Ltd., Packard Pershing Mines Ltd. 1 plan. 10 p. GM 08651.

Szetu, S.S. 1959. Report on reconnaissance magnetometer survey and electromagnetic survey. North American Asbestos Co. Ltd. 1 plan. 8 p. GM 08777.

Tache Lake Mines Ltd. 1962. 3 diamond drill logs. 1 plan. 7 p. GM 12901. Tache Lake Mines Ltd. 1965. 1 plan of DDH location. 1 p. GM 18023.

Tache Lake Mines Ltd. 1966. 1 location sketch of surface works. 1 p. GM 18072. Tough, S. 1959. Report on magnetic survey. Carbec Mines Ltd. 4 plans. 2 p. GM 09407.

Tough, S. 1959. Report on magnetometer survey, Lac Des Maures Property. Claims McQuade, Claims Poitras, Pennbec Mining Corp. 2 plans. 5 p. GM 09409.

Tremblay, L. 2003. Traitement d’échantillons de till minéraux accompagnateurs kimberlitiques, projet Savignac. Claims Leblanc, Claims Bouchard. 26 p. GM 60817.

Tremblay,m., Marleau, R.A. 1973. Étude de la géologie et du potentiel minéral du territoire de la Baie-James. Société de Développement de la Baie-James. 102 plans. 1146 p. GM 34001.

Tremblay, L. 2003. Analyses à la microsonde électronique de minéraux extraits du till, projet savignac. Claims Leblanc, Claims Bouchard. 23 p. GM 60818.

Moblan Technical Report Summary, Quebec, Canada
Troop, A.J. 1962. Report on electromagnetic survey. Icon Synd., Tache Lake Mines Ltd.1 plan. 2 p. GM 12671.

Tshimbalanga, S. 2004. Levés de polarisation provoquée et de magnétometrie effectués sur la propriété Armagnac située dans la région de Troilus. SOQUEM Inc. 22 plans. 13 p. GM 61311.

USEPA, 1994. Method 200.2: Sample Preparation Procedure for Spectrochemical Determination of Total Recoverable Elements. United States Environmental Protection Agency, 1994. Revision 2.8.

Vermette, D. 1995. Rapport sur les travaux d’exploration, Été 1995, propriétés Robert 1,2, 3. Placer Dome Canada Ltee., Mines et Exploration Noranda Inc. 5 plans. 127p. GM 53468.

Vermette, D., Parent, R., Dessureault,m. 1995. Rapport sur les travaux d’exploration 1994-1995, secteur de Frotet-Troilus, propriété Dileo (Projet 356). Mines et Exploration Noranda Inc. 7 plans. 188 p. GM 53927.

Vermette, D., Bolton, O. 1996. Journal de sondage et rapport sur un levé Pulse-EM, propriété Dileo-Inmet. Corporation Minière Inmet. 2 plans. 31 p. GM 54596.

Voormei, J.D., Boilard, D. 2018. Drilling report 2018, Découverte project. Durango Resources Inc. 491 p. GM 71492.

Watson, D. 1971. Airborne magnetic survey report, Muscocho option, Troilus Lake area. Muscocho Explorations Ltd., Selco Exploration Co. Ltd. 2 plans. 4 p. GM 26973.

Watson, D. 1971. Airborne magnetic survey report, Troilus Lake. Claims Chevalier, Claims Wapachee, Selco Expl. Co. Ltd., Troilus Mines Ltd. 2 plans. 6 p. GM 27094.

WBCSD-WRI, 2004. The Greenhouse Gas Protocol. A Corporate Accounting and Reporting Standard. World Business Council for Sustainable Development and World Resources Institute, March 2004. Revised edition. ISBN 1-56973-568-9.

Woodard, J.A. 1959. Loop-frame electromagnetic survey, De Maure Lake project. Claims McQuade, Claims Poitras, Pennbec Mining Corp. 3 plans. 5 p. GM 09404.

Woodard, J.A. 1962. Report on electromagnetic survey. Icon Synd., Tache Lake Mines Ltd. 1 plan. 5 p. GM 12670.

Woodard, J.A. 1962. Report on Electromagnetic Survey: Frotet Lake Property. Noranda Exploration Co. Ltd., Noranda Mines Ltd. 1 plan. 5 p. GM 12705-A.

Woodard, J.A. 1962. Report on electromagnetic Survey: Frotet Lake Property. Noranda Exploration Co. Ltd. 1 plan. 6 p. GM 12705-B.Wright, C.M. 1960. Mineralogical examination of a suite of pegmatite samples. Sirmac Mines Ltd. 41 p. GM 11470.

Moblan Technical Report Summary, Quebec, Canada
25.	RELIANCE ON INFORMATION SUPPLIED BY REGISTRANT

25.1	GENERAL

The authors of the Definitive Feasibility Study relied upon information provided by experts who were not authors of the Report.  The authors of the various sections of the Report believe that it is reasonable to rely upon these experts, based on the assertion that the experts have the necessary education, professional designation, and related experience on matters relevant to the technical report.

The authors have assumed, and relied on the fact, that all the information and existing technical documents listed in Chapter 24 (References) of this Report are accurate and complete in all material aspects.  While the authors reviewed all the available information presented, we cannot guarantee its accuracy and completeness.  The authors reserve the right, but will not be obligated, to revise the Report and conclusions, if additional information becomes known subsequent to the date of this Report.

The statements and opinions expressed in this document are given in good faith and in the belief that such statements and opinions are neither false, nor misleading at the date of this Report.  A draft copy of the Report has been reviewed for factual errors by Sayona Quebec.  Any changes made because of these reviews did not involve any alteration to the ultimate conclusions made.

25.2	MINERAL CLAIMS AND SURFACE RIGHTS

The authors have not independently reviewed ownership of the Project area and any underlying property agreements, mineral claims, surface rights or royalties.  The authors have fully relied upon, and disclaimed responsibility for, information derived from Sayona Quebec.  Further information on property ownership and agreements can be found in Chapter 3.